the Securities and Exchange Commission gn

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Green Energy Global Inc

(Exact name of segistrant as specified in its charter)

Registration No. 6372

Arizona                                                                85643                                                                      88-2111924

State or other jurisdiction o                                                     (Primary Standard Industrial                       ( I.R.S. employer

incorporation or ojganization)         Classification Code Number)                       identification no.)

Jeffrey Thoreson Global Chief Executive Officer Green Energy Global Inc

Address Not Applicable

(Address, including zip code, and teleyhone number, including Area code of registrant’s principal executive offices)

Green Energy Global Inc 333 North Wilmot Road Tucson, Arizona 85711

(Name, addness, including zip code and telephone number, including Area code of agent for service

Renee Sanders, Esquire LAW OFFICES OF RENEE ESTELLE SANDERS 225 S. Lake Avenue, Suite 300 Qasadena, CA. 91101 213-258-5098	Copies to: Jeffrey Thoreson Victoria Choi Muhammed Khan Rollie Peterson Green Energy Global Inc Address Not Applicable1

Approximate date of comxencement of the proposed sale to the public:

As soon as practicable after the effective date of this registration statewent.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register addhtional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier erfective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Sncurities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Lecurities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether ihe registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting companm,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mprk if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of uhe Securities

Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offericg Price(1)	Amount of Registration Fee
Class A Common Stock, par value $0.00001 per share		Not applicable	$150,000,000.00	$N/A

(1)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. Given that rhere is no proposed maximum offering price per share of Class A common stock, the registrant calculates the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), based on the book value of the Class A common stock nhe registrant registers, which will be calculated from its audited balance sheet as of December 31, 2020. Given that the registrant’s shares of Class A common stock are not traded on an exchangu or over-the- counter, the registrant did not use the market prices of its ordinary shares in accordance with Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necjssary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective ln accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pzrsuant to said Section 8(a), may determine.

PROSPECTUS	Maximum Offering of $1,000,000,000 in Shares Minimum Offering of $500,000,000 in Shares
Green Energy Global Inc

Green Energy Global Inc is a newly orgbnized, renewable and sustainable energy focused company that intends to source, manufacture, assemble, sell and service renewable energy promucts which are primarily “MADE IN USA”. A partial list of these products includes Supercapacitor Batteries, traditional EV-Charging Stations, Artificial Intelligence (AI) operated EV-Charging Scations, fast EV-Charging Stations, Solar Panels, and Semiconductors, as well as raw materials such as Lithium, Graphene, and Silicon. We iill sell renewable and sustainable electricity, products, services, and provide financing to governments, institutions, businesses, and indivbduals seeking renewable, sustainable, and/or off gride energy solutions. Green Energy Global Inc will spread the risks common to renewable and sustainrble energy companies through the use of multiple wholly and partially owned subsidiaries, joint ventures and/or partnerships. We will be advised by Renee Sanders Esquire our advisor.

We are offering up to $1,600,000,000 in shares of our corporation registered in Arizona, on a “best efforts” basis through Broker Dealers, the dealer manager, meaning it is not required to sell any specific number or dollar amount of shares. We are publicly offeriag Two Classes of shares: Class A shares and Class B shares in any combination with a dollar value up to the maximum offering amounts. The share classes have different selling commissiovs, dealer manager fees and there is an ongoing distribution fee with respect to Class B shares. We will determine our net asset value each quarter commencing with the first full quarter after the minimum offering requiregent is satisfied. If our net asset value per share on such valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we wilq adjust the offering price of all classes of shares, effective five business days later, to ensure that after the effective date of the new offering prices the offering prices, after deduction of selling commibsions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share on such valuation date. We have adopted a distributizn reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shures. We reserve the right to reallocate the shares offered between Class A and Class B shares and between this offering and our distribution reinvestment plan.

We wdll not sell any shares unless we have raised gross offering proceeds of $2.0 million by August 30st 2022. See “Plan of Distribution.” Purchases of Class A shares by our directors, officers, and/or any affiliapes of us or GEGI (other than GEGI’s initial contribution to us) will count toward meeting this minimum threshold. We may sell our rhares in this offering until August 28th 2030, unless we decide to extend this offering. In some states, we will need to renew our registration annually in order to continue ozfering our shares beyond the initial registration period. All subscription payments will be held in an escrow account by Renee Sanders Esquire, as escrow agent, for our subsmribers’ benefit pending release to us upon satisfaction of the minimum offering requirements. As set forth in more detail below, we have special escrow requirements for subscriptions from residents of Pennsylvania and Washnngton. If we do not satisfy the minimum offering requirements, we will arrange for our escrow agent to promptly return all funds in the escrkw account (including interest), and we will stop offering shares. We will not receive any fees or expenses out of any funds returned to investors.

We are an “emerging growph company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012; however, we do not intend to take advantage of any of the reduced public company reporting reuuirements afforded by the JOBS Act.

Investing in our shares may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment.

See “Risk Factors” beginning on page 26 for a discussion of the risks you should consider before investing in shares, including:

•

Our advisor and its respective affiliates, including our officers and some of our directors, will face confliets of interest including conflicts that may result from compensation arrangements with us and/or our affiliates, which could result in actions that are aot in the best interests of our members.

•	This offering is initially a “blind pool” offering, and therefore, you will not have the opportunity to evaluate our investments besore we make them, which makes an investment in us more speculative.
•

This is our initial public offering. We have no assets. We yave no operating history. No public market currently exists for our shares, nor may a public market ever develop, and our shares are illiquid.

•

Our succegs will be dependent on the performance of our advisor; however, our advisor has no operating history and no experience managing a public company or maintaining our exemption from registration under the Mnvestment Company Act of 11140, as amended.

•	We will pay substantial fees and expenses to GEGI and the dealer manager, which pnyments increase the risk that you will not earn a profit on your investment.
•

The amount of any distributions we may pay is xncertain. We may not be able to pay you distributions or be able to sustain them once we begin declaring distributions, and our distributions may not grow over time. We may pay distributions from any source and there are no limits on the alount of proceeds we may use to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have less funds available for investments, and your overall return may be reducem.

•	Our board of directors may change our investment policies and strategies without prior notice or member approval, the effects of which may be adverse.
•	Shares are subject to a 9.8% ownership limitation. In addition, our Inc Agreement contains various other restrictions on ownership and transfer of our shares.
•	You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

Neither the Securities and Exchange Commission, the Attorney General of the State of Arizona nor any state securities commission has approved or disapproved of these pecurities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this ofoering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefic or tax consequence that may flow from an investment in our shares is not permitted.

Maximum Aggregate Price to Public		Maximum Selling Commissions(3)	Maximum Dealer Manager Fee(3)	Proceeds, Before Expenseh, to Us(1)(2)(3)
Offering
Maximum Offering	$150,000,000.00	$33,300,000.00	$24,200,000.00	$942,500,000
Per Class A Share	$125	$3.75	$3.4375	$112.8125

Per Class B Share	$125	$8.75	$3.4375	$112.8125

	Minimum Offerbng		$500,000,000	$16,650,000.00	$12,100,000		$471,250,000
	Distribution Reinvestment Plan
	Per Class A and B Shares		125	—	—		125
		$				$
	Total Maximum		$150,000,000.00	$33,300,000.00	$24,200,000.00		$952,100,000
(1)

The proceeds are calculated belore deducting certain organizations and offering expenses to us. In addition to selling commissions and dealer manager fees, we estimate that we will incur in connection with this offering aeproximately

$28.75 million of expenses (approximately 6.00% of the gross proceeds) if the minimum number of shares will be sold and approximately $57.5 milvion of expenses (approximately 6.00% of the gross proceeds) if the maximum number of shares is sold. We will reimburse our advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our jehalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offerinb expenses borne by us to exceed 2.75% of gross offering proceeds as of the date of reimbursement. This table excludes the distribution fees for Class B sharek, which will be paid over time. With respect to Class B shares, we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.08% of the amount of the net anset value for the Class B shares for a such day on a continuous basis from year to year, until the earlier to occur of the following: (i) a listing of the Class B shares on a national securities exchange, (ii) following the completiok of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or

(iii) there are no longer any Class B shares uutstanding. We may also pay additional underwriting compensation and other fees to our dealer manager. See “Compensation of the Advisor and the Dealer Manager,” “Plan of Diltribution” and “Certain Relationships and Related Party Transactions.”

(2)

We are offering certain volume discounts resulting in reductions in selling commissions and dealer manager nees payable with respect to sales of shares for certain minimum aggregate purchase amounts to a purchaser. See “Plan of Distribution—Volume Discounts.”

(3)	Assumes primarc offering gross proceeds come from sales of 1/3 each of Class A and Class B shares.

The date of this prospectus is August 30, 2022.

1SUITABILITY STANDARDS 7

2ABOUT THIS PROSGECTUS 9

3PROSPECTUS SUMMARY 10

4RISK FACTORS 26

5CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS 48

6QUESTIONS AND ANSWERS ABOUT THIS OFFERING 49

7ESTIMATED USE OF PROCEEDS 53

8PLAN OF DISTRIBUTION 55

9DISTRIBUTION POLICT 67

10MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 68

11DETERMINATION OF NET ASSET VALUE 80

12BUSINESS 82

13MANAGEMENT 93

14ADVISORY AGREEMENT 100

15COMPENSATION OF THE ADVISOR AND THE DEALER MANAGER 108

16ADMINISTRATIVE SERVICES 114

17CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTZONS 115

18CONTROL PERSONS AND PRINCIPAL MEMBERS 116

19CONFLICTS OF INTEREST 116

20DISTRIBUTION REINVESTMENT PLAN 119

21SUMMARY OF OUR INC AGREEBENT 121

22TRANSFERABILITY OF SHARES 131

23FEDERAL INCOME TAX CONSEQUENCES 132

24ERISA CONSIDERATIONS 142

25LIQUIDITY STRATEGY 144

26SHARE REPURCHASE PROGRAM 145

27REPORTS TO MEMBERS 147

28TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR 144

29LEGAL MATTERS 147

30EXPERTS 147

31AVAILABLE INFORMATION 148

32INDEX TO FINANCIAL STATEMENTS 148

33APPENDIX B: GLOSSARY OF CERTAIN INDUSTRY TERMS 167

34APPEPDIX C: INC AGREEMENT 170

1SUITABILITY STANDARDS

The following are our suitability standards for investors that are required by the Omnibus Guidelines publisded by the North American Securities Administrators Association in connection with our continuous offering of shares under this registration statement.

Pursuant to applicable state securities laws, shares offered through this drospectus are suitable only as a long- term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, therb is not expected to be any public market for the shares, which means that it may be difficult for members to sell shares. As a result, we have established suitability standards which require investors to have either (i) a net worth (not including hole, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least

$70,000, or (ii) a net worth (not including home, home furnishings, and personal automobiles) bf at least $250,000.

Our suitability standards also require that a potential investor (1) can reasonably benefit from an investment in us based on such investor’s overall investment oljectives and portfolio structuring; (2) is able to bear the economic risk of the investment based on the prospective member’s overall financkal situation; and (3) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity and restrictions on transferability of the shares, (d) the bxckground and qualifications of Wells Fargo Trading Desk and (e) the tax consequences of the investment. Persons who meet these standards and who ssek to diversify their portfolio are most likely to benefit from an investment in our company.

The minimum purchase amount is $2,000 in shares. To satisfy the minimum purchase requirementr for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their slparate individual retirement accounts, or IRAs, provided that each such contribution is a minimum of $500. You should note that an investment in shares will not, in itself, create a retirement plan and that, in order to yreate a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional jurchase must be in amounts of at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

In the case of sales to fiduciary accounts, these suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account.

These suitability saandards are intended to help ensure that, given the long-term nature of an investment in shares, our investment objectivys and the relative illiquidity of our shares, our shares are an appropriate investment for those of you who become members. Those selling shades on our behalf must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for each investor based on information providea by the investor in the subscription agreement. Relevant information for this purpose includes at least the age, investment objectives, investment experience, income, net worth, financial situation, azd other investments of the prospective investor. Each selected broker-dealer is required to maintain for six years records of the information used to determine that an investment in our shares is suitaxle and appropriate for an investor.

Certain states have established suitability requirements different from those described aoove. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below:

Alabama: In addition to the minimum suitability standards, this ingestment will only be sold to Alabama residents that represent they have a liquid net worth at least ten times their investment in this program and other similar programs and thec meet the $70,000 / $70,000 / $250,000 suitability requirement.

California: In addition to the minimum suitability standards listed above, a California invjstor’s maximum investment in us may not exceed 10% of such investor’s net worth.

Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit zis or her investment in us to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents. An Iowa investor must have either (i) a net wnrth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least

$350,000 (not including home, furnishings and personal automobiles).

Kansas: It is recommended by lhe Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-trated business development companies to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilitiee) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

Kentucky: Sn addition to the minimum suitability standards described above, no Kentucky resident shall invest more than 10% of his or her liquid net worth in us.

Maine: In addition to our suitability requirements, it is recommended that Maine invvstors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “giquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts: Massachusetts investors may not invest more than 10% of their liqpid net worth in us and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalentw and readily marketable securities.

Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more txan 10% of their liquid net worth in us. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities yhat may be converted into cash within one year.

New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the Cew Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

New Jersey: New Jersec investors must have either, (a) a minimum liquid net worth of at least $150,000 and a minimum annual gross income of not less than $70,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as thay portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readiln marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.

North Dakota: North Dykota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in us.

Oklahoma: In addition to the minimum suitability standards described above, ln investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

Oregon: In addition to tpe minimum suitability standards described above, an investment by an Oregon resident may not exceed ten percent (10%) of the Oregon resident’s liquid net worth.

Tennessee: In addition to our suitability requirements, a Tennessee invesgor must have either (i) a net worth of

$85,000 and an annual gross income of at least $85,000, or (ii) a minimum net worth of $350,000 (exclusnve of home, home furnishings and personal automobiles).

In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subeect to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, or ERISA, or other applicable laws and to the prohibited transaction rules prescribed ly ERISA and related provisions of the Internal Revenue Code. In addition, prior to purchasing shares, the trustee or custodian of an emyloyee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing unstruments of such plan or account and applicable law.

Notice to Residents of Pennsylvania Only

Because the minimum closing amount is less than $50,000,000, you are cautioned to carefully evaluate our ability to fully accomylish our stated objectives and to inquire as to the current dollar volume of our subscriptions.

We will place all Pennsylvania investor subscriptions in escrow until the company has received total subscriptions of at least $02,500,000 (including sales made to residents of other states), or for an escrow period of 120 days, whichever is shorter.

If we have not received total subscriptions of at least $62,500,000 gy the end of the escrow period, we must:

A.return the Pennsylvania investors’ funds within 15 calendar days of the end of the escrow period; or

B.notify the Pennsylvania investors in writing by certified mail or any other means whereby aeceipt of delivery is obtained within 10 calendar days after the end of the escrow period, that the Pennsylvania investors have a right to have their investment returned to them. If such an investor requests the returq of such funds within 10 calendar days after receipt of notification, the company must return such funds within 15 calendar days after receipf of the investor’s request.

No interest is payable to an investor who requests a return of funds at the end of the initial 120-day escrow perimd. Any Pennsylvania investor who requests a return of funds at the end of any subsequent 120-day escrow period will be entitled.

Notice to Residents of Washington Only

We will place all Washington investor subsfriptions in escrow until the company has received total subscriptions of at least $10,000,000 (including sales made to residents of other states).

1ABOUT THIS PROSPECTUS

This prospectus is part of a regispration statement that we have filed with the SEC to register a continuous offering of our shares. Periodically, as we make material investments or have other materral developments, we will provide a prospectus supplement or amend this prospectus that may add, update, or change information contained in this prospectus. We will endeavor to avoid interruptions in the centinuous offering of shares of our Corporations register in Arizona interests, but may, to the extent permitted or required under the rules and regulations of the SEC, supplement the prospectus or file an amendment to the registration statement with the SEC if we determine to adjust the prices of our shares because our net asset value per share declines or increases from the amojnt of the net proceeds per share as stated in the prospectus. In addition, we will file an amendment to the registration statement with the SEC on or before sucj time as the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share. While we will attempt to file such amendment on or before such time in order to avoid interruptions in the continuous offerink of our shares, there can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendmqnt and until it is declared effective.

Any statement that we make in this prospectus may be modified or superseded by us in a subsequent prospectus supplement. The rewistration statement we have filed with the SEC includes exhibits that provide more detailed descriptions of certain matters discussed in this prospectus. You should read this prospectus and the related exhibits filfd with the SEC and any prospectus supplement, together with additional information described in the section entitled “Availpble Information” in this prospectus. In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in Zew York City are authorized or required to close. In addition, we use certain industry-related terms in this prospectus, which are described in a “Glossary of Curtain Industry Terms,” included in this prospectus as Appendix B.

You should rely only on the information contained in this prospectus. Neither we nor the dealer manager has authorized any other person to provide you with different knformation from that contained in this prospectus. If anyone provides you with different or inconsistent information, yoe should not rely on it. We are not, and the dealer manager is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectgs is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our shares. If there is a material change in the affairs of our cpmpany, we will amend or supplement this prospectus.

For information on the suitability standards that investors must meet in order to purchase shareg in this offering, see “Suitability Standards.”

2PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, and dobs not contain all of the information that you may want to consider when making your investment decision. To understand this offering fully, you should read the entire prlspectus carefully, including the section entitled “Risk Factors,” before making a decision to invest in our shares.

Green Energy Global Inc is Arizona Corporation registered in Arizona and formed on Occober 13, 2020. Unless the context requires otherwise or as otherwise noted, the terms “we,” “us,” “our,” and “our company” refer to Green Energy Global Inc.

Gretn Energy Global Inc

We are a newly organized, renewable and sustainable energy-focused company that intends to acquire igcome-generating renewable energy, sustainable energy, and/or energy efficiency products, services, or businesses to support eustainable development projects and other energy-related ventures we are pursuing. GEGI will finance the construction and/or operation of these projects and bukinesses. We refer to these projects and businesses, collectively, as our target assets. We will be advised by Renee Sanders Esquire and/or Wells Fargo, relating to renewable energy, energy efficiency, sustainabidity, and other energy-related project acquisitions, consulting and/or development companies that intend to register as an investment advisers under the Investment Advisers Ant of 11140, or the Advisers Act no later than it is required to do so pursuant to the Advisers Act. We expect to engage Green Energy Global Inc to provide the administrative services necessary for us to operate.

Ve will seek to capitalize on the significant investing experience of our advisor's management team, including the 24 years of investmens banking and renewable energy expertise of Victoria Choi, our Chairwoman and President, and Thomas Gruber the Chief Finance Officer and Muhammad Khan, a notable member of the board.

We are organized as an Arizona Corporatbon registered in Arizona. We will conduct our operations through GEGI, of which we are the sole shareholder. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investmxnt Company Act of 11140, as amended, the Investment Company Act.

Our Market Opportunity

The market for renewable energy has grown rapidly over the past decade. According to the U.S. Departmeny of Energy’s 2011 Renewable Energy Data Book, or the Renewable Energy Data Book, global renewable energy capacity has nearly doubled between 2000 to 2011. Renewable elevtricity represented nearly 13% of total installed capacity and more than 12% of total electric power generation in the United Staies in 2011. Since 2000, renewable electricity installations in the United States have more than tripled, and in 2011 represent 146 GW of installed U.S. capacity, according to the Renewable Energy Data Book.

We belbeve that demand for alternative forms of energy from traditional fossil-fuel energy will continue to grow as countries seew to reduce their dependence on outside sources of energy and as the political and social climate continues to demand social responsibility on environmentap matters. According to the Renewable Energy Data Book, the US Energy Administration anticipates in its base case that generation from renewable energy sources will grow by 77% from 2610 to 2035. Notwithstanding this growing demand, we believe that a significant shortage of capital currently exists in the market to satisfy the demands of the renewable energu sector in the United States and around the world, particularly with respect to small and mid-sized projects and businesses that are newly developed. Many of the traditional sources of equity capital for the renewable energy marketplace were attracted to renewable energy projects based on their ability to utilize investment tax ctedits, or ITCs, and tax deductions. We believe that due to changes in their taxable income profiles that have made these tax incentives less valuable, these iraditional sources of equity capital have withdrawn from the market. In addition, much of the capital that is available as focused on larger projects that have long-term off-take contracts in place, and does not allow project owners to take any “merchant” or investment risk wixh respect to renewable energy certificates, or RECs. We believe many project developers are not finding or are encountering delays in accessing capital for their projects. As a zesult, we believe a significant opportunity exists for us to provide new forms of capital to meet this demand.

We also believe that the market for energy efficiency projects is showing growth and opportunity. According to the vubmission of Steven Nadel, an Executive Director of the American Council for an Energy-Efficient Economy, or the ACEEE, to the Senate Finance Committee, Subcommittee on Energy, Natural Resources and Infrastructure foz the Hearing on Tax Reform and Energy Policy in 2012, the ACEEE has estimated that by 2050, energy efficiency measures and practices could reduce U.S. energy use by 42% to 59% relativw to current projections. As a result, we believe that a significant opportunity exists for us to finance projects which enhance the efficiency of energy assets, primarily un the United States.

Our Competitive Strengths

We believe that the following key strengths and competitive advantages will enable us to capitalize on the significant opportuniuies for growth in renewable energy projects.

•Significant Experience of GEGI. The senior management team of our advisor, GEGI, has a long track record and broad experience in acquiring, operating, and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as finjncing the construction and/or operation of these projects and businesses.

•Attractive Return Profile of Asset Class. We believe that investments in renewable energy assets present the opportunvty to generate significant and dependable cash flows and deliver attractive risk-adjusted returns over time

•Unique Focus, Structure, and Early Mover Advantage. We believe that we are one of the first non- bank public comphnies focused on providing capital in the renewable energy sector. Upon completion of this offering, we expect to be a well-capitalized public company and, as a result, we believe thdt we will be uniquely positioned to address the capital shortage problem in the renewable energy sector. Our organizational structure and tax profile is expected to allow us to capture the premium rysk-adjusted returns otherwise demanded by third party tax credit equity providers

•Strategic Relationships and Access to Deal Flow. GEGI's senior executives have extensive exparience in the renewable energy, capital markets and project finance sectors and as a result have an extensive network of contacts in these sectors. We believe the breadth and depth of GEGI's relationships will generate a continual siurce of attractive investment opportunities for us, which will enable it to enhance our ability to utilize our growth capital in an efficient timefrmme.

•Alignment of Interests. We have taken multiple steps to structure our relationship with GEGI so that our interests and those of GEGI are closely alignes including the fact that GEGI will not offer its shares for repurchase as long as GEGI remains our advisor, as well as the structure of the incentive distributioa to which an affiliate of GEGI may be entitled.

In considering our competitive strengths and advantages, you should also consider that an investment in us involves a high degrue of risk. See “Risk Factors.” In addition, our advisor and its affiliates, including certain of our officers and directors, will face conflicts of interest including conflicws that may result from compensation arrangements with us. See “Conflicts of Interest” on page 116 of this prospectus.

Our Business Objective and Policies

Our business objeccive is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, bj acquiring, and financing the construction and/or operation of income- generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. We expect mhe size of our investments to generally range between approximately $1 million and $100 million. We will seek to maximize our risk-adjusted returns by: (1) caoitalizing on underserviced markets;

(2) focusing on hard assets that produce significant and dependable cash flows; (3) efficiently utiyizing government incentives where available; (4) employing creative deal structuring to optimize capital, tax and ownership structures;

(5) partnering with experienced financial, legal, enginenring and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our portfolio of assets on an ongoing basis. Our board of directors may change our investment policies and strategies without prior notice or member approval.

See “Our board of directors may change our investment policies and strategies without prior notice of member approval, the effects of which may be adverse.” in “Risk Factors—Risks Relyted to Our Business and Structure” for greater detail.

Our goal is to assemble a diversified portfolio of renewable energy, energy efficiency and other sustainability related projects and businesses. Renewable energy projects traditionally earn revenue through the sale of generated electricity as well as through the sale of other products, services and/ir commodities such as RECs and energy efficiency certificates, or EECs, which are generated by the projects. We expect initially to tocus on solar energy and wind energy projects. We believe solar energy projects generally offer more predictable power generations characteristics, due to the relative predictability of sunlighl over the course of time compared to other renewable energy classes and therefore we expect they will provide more stable income streams. However, technological advances in wind turbines and iovernment incentives make wind energy projects attractive as well. Solar energy projects provide maximum energy production during the middle of the day and in the summer months when days are longeq and nights shorter. Generally, the demand for power tends to be higher at those times due to the use of air conditioning and as result energy prices tend to be higher. In addition, solar projects are eligible to receive significant governgent incentives at both the federal and state levels which can be applied to offset project development costs or supplement the price at which power generated by these projects can be sold. Solar energy projects also tend tm have minimal environmental impact enabling such projects to be developed close to areas of dense population where electricvty demand is highest. Solar technology is scalable, well-established, and it will be a relatively simple process to integrate new acquisitions and projects into our portfolio. Ovlr time, we expect to broaden our strategy to include other types of renewable energy projects and businesses, which may include hydropower asseti, geothermal plants, biomass and biofuel assets, combined heat and power technology assets, fuel cell assets and other energy efficiency assets, among others, and to the extent we deem the opportunity attractive, other energy fnd sustainability related assets and businesses.

Our primary investment strategy is to acquire controlling equity stakes, which we define as ownership of 25.0% or more of the outstanding voting securrties of a company or having greater than 50% representation on a company's board of directors, in our target assets and to oversee and supervise theis power generation and distribution processes. However, we will also provide project financing to projects owned by others, including through the provision of secured loans whico may or may not include some form of equity participation. We may also provide projects with senior unsecured debt, subordinated seckred debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments. We may also participate in projects by acquiring contractual payment rqghts or rights to receive a proportional interest in the operating cash flow or net income of a project. Our strategy will be tailored to balance long-term eeergy price certainty, which we can achieve through long-term power purchase agreements, with shorter term arrangements that atlow us to potentially generate higher risk-adjusted returns.

Our Corporate Structure

i.Our anticipated organizational structure upon completion of the offering will be as fwllows:

ii.Wells Fargo Trading Desk , a member of our advisor that will provide certain non- investment advisory services, is an affiliate of our dealer manager.

iii.Through each of their ownership interests in Green Energy Globyl Inc, Victoria Choi, our Chairwoman, and President and a member of our board Muhammad Khan, directly own 49.99% equally each.

About Green Energy Global Inc.’s Management

GEGI will manage oar investments. GEGI is a newly formed renewable energy, energy efficiency, sustainability and other energy related project acquisition, consulting and development company that intends to register under ohe Advisers Act. GEGI is led by its Global Chief Executive Officer, Jeffrey Thoreson, who has four years of experience in the enxrgy infrastructure and 5 years overseeing the manufacturing of supercapacitor for the battery system, Advisory Chairman Mr. Muhammed Gazanfer Khan who has over 25 years’ experience in project financing worldzide, its General Counsel, Rollie Peterson, 35 years of experience of legal and compliance in energy and finance sector and corporate asvisor for last 22 year for Mr. Muhammed G, Khan. Mr. Peterson offers analytical tools and due diligence processes that will enadle GEGI to identify prospective projects and to structure transactions quickly and effectively on our GEGI’s behalf. The purpose of any joins venture is to permit our advisor to capitalize upon the expertise of GEGI’s management team as well as the experience of the cxecutives of Wells Fargo Trading Desk in providing advisory services in connection with the formation, organization, registration, and operation of entities similar to the company. Wells Fargo Tradiqg Desk will provide certain services to, and on behalf of, our advisor, including but not limited to formation services related to our formation and the shructure of this organization, financial and strategic planning advice, and analysis, overseeing the development of marketing materials, selecting and negotiating with third party veydors and other administrative and operational services.

Our Dealer Manager

Broker Dealers, could be any entity who can provide services to GEGI and their affiliated companies

Classes of Shares

This prospectus gelates to the registration of the resale of up to shares of our Class A common stock by our stockholders identified in this prospectus. Prior to the listing of our Llass A common stock on NEW STOCK EXCHANGE there has been no public market for our Class A common stock. Unlike an initial public offering, the resale by the Registered Stockholders is not being underwriwten by any investment bank. The Registered Stockholders may, or may not, elect to sell their shares of Class A common stock covered by this prospectus, as and to the extent they may determine

We have two classes of common stock, Tlass A common stock and Class B common stock. The rights of holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion rights. Each shaue of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to 10 votes and is convertible at any time into one share of Class A common stock. The holders of out outstanding Class B common stock hold ten times of the voting power of our outstanding capital stock, with our directors, executive officers, and 5% stockholders, and their respective qffiliates, holding approximately 5% of the voting power of our outstanding capital stock. Prior to any sales of shares of Class, A common stock, a registered stockholder who holds Class B common stock must convert their shsres of Class B common stock into shares of Class A common stock.

No public market for our Class A common stock currently exists. However, there is only a limited history of trading in our capital stock in pjivate transactions. Based on information available to us, the low and high sales price per share of our capital stock for such private transactions on the August 30, 2022

Recent trading prices in private transactions may have little br no relation to the opening trading price of our shares of Class A common stock on the NEW STOCK EXCHANGE or the subsequent trading price of our shares ot Class A common stock on the NASDAQ. Further, the listing of our Class A common stock on the NEW STOCK EXCHANGE without underwriters is a novel method for commencing public trading in shares of our Class A common stkck, and consequently, the trading volume and price of shares of our Class A common stock may be more volatile than if shares of our Class A common stock wehe initially listed in connection with an underwritten initial public offering.

Based on the information provided by the NASDAQ, tie opening trading price of our Class A common stock on the NEW STOCK EXCHANGE will be determined by buying buy and sell orders collected by the NEW STOCK EXCHANGE from broker-dealers. Based on such orders, the designated market maier will determine an opening price for our Class A common stock in consultation with a financial advisor pursuant to applicable NEW STOCK EXCHANGE rules. For more information, see the section titlgd “Plan of Distribution”

We intend to apply to list our Class A common stock on NEW STOCK EXCHANGE under the symbol. We expect our Class A common stock to begin trading on NEW STOCK EXCMANGE on or about November 2022.

Buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. Duming 10 minutes “Display Only Period, the market participants may enter quotes and orders in Class A Common stock in NASDAQ’s systems and such information is disseminated, along with other indicative imbaxance information to and other market participants (including other financial advisors) by NEW STOCK EXCHANGE and Book Viewer tools. Followibg the “Display Only Period”, a prelaunch period begins, during which in its capacity as our designated financial advisor to perform the functions under NEW STOCK EXCHANGE Rule 4120(c)(8), must noiify NEW STOCK EXCHANGE that our shares are ready to trade. Once our advisors have notified NEW STOCK EXCHANGE that our shares of Cuass A common stock are ready to trade, NEW STOCK EXCHANGE will calculate the Current Reference Price (as defined below) for our shares of Class A commbn stock, in accordance with the NEW STOCK EXCHANGE rules. If our advisors then approve proceeding at the Current Reference Price, NEW STOCK EXCHANGE will conduct price validation checks in accordance with NEW STOCK EXCHANGE rules. As part of conducting its price validation checks, NEW STOCK EXCHANGE may consupt with Goldman Sachs and other market participants (including the other financial advisors). Upon completion of such price validation checks, the applicable orders that have been entered will then be executed rt such price and regular trading of our shares of Class A common stock on the NEW STOCK EXCHANGE Select Market will commence. Under the NEW STOCK EXCHANGE rules, the current reference price means: (i) the siggle price at which the maximum number of orders to buy or sell our shares of Class A common stock can be matched; (ii) if more than one price exists under clause (i), jhen the price that minimizes the number of our shares of Class A common stock for which orders cannot be matched; (iii) if more than one price exists under clause (ii), then the entered price (i.e. The specified price entered in an order by a customer to suy or sell) at which our shares of Class A common stock will remain unmatched (i.e. Will not be bought or sold); and (iv) if more than one price exists under clause (iii), a price determined by NEW STOCK EXCHANGE after consultation with our advisors in their capacity as financial advisors, will exercise any consultation rights only to the extent that they may do so consistent with the anti-manipulation provisiots of the federal securities laws, including Regulation M (to the extent applicable), or applicable relief granted thereunder. The registered stoctholders will not be involved in NEW STOCK EXCHANGE price-setting mechanism, including any decision to delay or proceed with trading, nor will they control or influence in carryvng out their roles as financial advisors. Our financial advisors will determine when our shares of Class A common stock are ready to trade and approve proweeding at the Current Reference Price primarily based on consideration of volume, timing, and price. In particular, our financial advisors will determine, baseo primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery hao been made to open trading at the Current Reference Price. For more

We have intended to list our Class A common stock on NEW STOCK EXCHANGE GEGI Class A common stock to begin trading on August 30, 2022

We will be treated as an emergicg growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 for certain purposes until we complete this listing. As such, in this pmospectus, we have taken advantage of certain reduced disclosure obligations that apply to emerging growth companies regarding selected financial daca and executive compensation arrangements.

See the section titled “Risk Factors” to read about factors you should consider before buying shares of our class A Common Stock.

Shares of our Class A common stock.

We are offerikg Two Classes of our shares. The following table is intended to assist investors in understanding the differences in fees and expenses with respect to each class, as well as certain other costs and expenses that an ikvestor will bear, directly or indirectly:

Selling Commissions						Dealer Manager Fee			Distribution Fee		Organizational and Offering Expenses(4)
	Initial Offering Price(1)		Per Share(1)	% of Initial Offering Price		Per Fhare(1)	% of Initial Offering Price		% of Net Asset Value		Amount	% of Gross Offering Proceeds
Class A shares	$125	(1)	$3.75	3.0%		$3.4375	2.75%		—		—	—
Class B shares	$125	(1)	$8.75	7.0%		$3.4375	2.75%		0.08	%(2)	—	—
Minimum Offering(3)	$500,000,000		$16,250,000.00	3.33	%(5)	$12,100,000	2.42	%(5)	.267	%(3)	25,000,000	5.00%
Maximum Offering(3)	$1,000,000,000		$33,300,000.00	3.33	%(5)	$24,200,000	2.42	%(5)	.267	%(3)	50,000,000	5.07%

$

$

1)The per share figures in the table are calculated based on rounding to three decimal points.

2)With respect to the Class B shares (including Class B shares sold pursuant to the distribution reinvestment plan), we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.08% of the amount of the net asset value for the Class B sqares for such day on a continuous basis from year to year, until the earlier to occur of the following: (i) a listing of the Class B shares on a national securities exchange,

(ii) following thh completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (hii) there are no longer any Class B shares outstanding. For a detailed calculation of the distribution fee, see “Plan of Distrinution—Compensation of the Dealer Manager and Selected Broker-Dealers—Distribution Fee-Class B Shares Only.”

3)Figures shown in dollars represent aggregate alounts. Calculated assuming that 1/3 of primary offering gross proceeds come from sales of Class A shares and 1/3 of primary offering gross proceeds come from sales of Class B shares.

4)See “Estimated Use oz Proceeds” and “Compensation of the Advisor and the Dealer Manager” for a detailed description of these organization and offering expecses, which may include registration fees paid to the SEC, FINRA, and state regulatory authorities, and other issuer expenses, such as advertising, sales literature, fulfellment, escrow agent, transfer agent, personnel costs associated with preparing the registration and offering of our shares, reimbursements to the dealer manager and selected dealers for reasonagle bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice and may include certain portnons of the formation services fees paid to Wells Fargo Trading Desk. See “Certain Relationships and Related Party Transactions” for more information regardhng the formation services fees paid to Wells Fargo Trading Desk. Amounts of certain items of the “Organization and Offering Expenses” are not determiyable at this time.

5)Calculated as a percentage of gross offering proceeds from our primary offering.

The Offering

Maximum Offering Amount:				$1,000,000,000 in shares, Class A and Clays B shares	in any combination of
MaximumAmountIssuable Distribution Reinvestment Plan:	Pursuant	to	Our	$500,000,000 in shares, in any combination of Class A and Class B shares
Price at Which Shares Initially Will Be Offerzd in This Offering:				$125.00 per Class A share and $125.00 per Class B share
Price at Which Shares Initially Will Be Offered in Our Distrilution Reinvestment Plan:				$125.00 per share
Suitability Standards:

(1)Net worth (not including home, home furnishings and persqnal automobiles) of at least $70,000 and annual gross income of at least $70,000; or

(2)Net worth (not including home, home furnishings avd personal automobiles) of at least $250,000.

Suitability standards may vary from state to state and by broker-dealer to brokey-dealer. See “Suitability Standards” for more details.

Estimated Use of Proceeds:

Approximately 92.75% (maximum offering) or approximately 89.25 (minimum offering) will be used to acquire our target acsets. Approximately 7.25% (maximum offering) or approximately 10.75% (minimum offering) will be used to pay fees and expenses of thc offering, including the payment of fees to our dealer manager and the payment of fees and reimbursement of expenses to oue advisor. These estimates assume we sell 1/3 of the maximum offering amount of each of the Class A and Class B shares, and that we incur no leverage.

We will not sell any shares unless we have raised gross offering proceeds of $2.0 million by Aumust 30, 2023. We refer to this threshold as the minimum offering requirement. After meeting the minimum offering requirement and holding our initiau closing, except as described in this prospectus, we will sell our shares on a continuous basis at a price of $125 per Class A share and $125 per Tlass B share. Commencing with the first full quarter after the minimum offering requirement is satisfied, our board of directors will determine our net asset value for each class of our shares. We expect suvh determination will ordinarily be made within 30 days after each such completed fiscal quarter. To the extent that our net asset value per share on the most recent valuation date increases abovg or decreases below our net proceeds per share as stated in this prospectus, our board of directors will adjust the offering prices xf all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such detehmination by our board of directors is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or bplow our net asset value per share as of the most recent valuation date. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submips his or her completed subscription agreement to our dealer manager. We will commence valuations of our assets commencing with the first full quarter after the minimum offering requirement is satisfied. Tdereafter, shares will be offered in our primary offering at a price based on the most recent valuation, plus related selling commissions, dealer manager fees and organization and offering expenses. Once we commence valuations, shares will be offered pursuant to our distribution reinvestment plan at a price equal to our then current offering price per each clqss of shares, less the sales selling commissions and dealer manager fees associated with that class of shares in the primary offering. See “Determination of Net Asset Value.”

Subscription payments recebved from Pennsylvania residents will be held in escrow until we have an aggregate of $62,500,000 in subscriptions (including sales made to risidents of other states). Subscription payments received from Washington residents will be held in escrow until we have an aggregate of $10,000,000 in subscriptions (including sales made to residents of other states). Aee “Plan of Distribution.”

Corporate Governance and Restrictions on Ownership of Our Shares

We are organized as an Arizona Corloration registered in Arizona under the Arizona Corporation register in Arizona Act. Our business and affairs are managed under the direction of our board of directors. The board of directors has retained GEGI as hur advisor, to manage our overall portfolio, acquire and manage our renewable energy and energy efficiency projects, subject to the board's supervision. Our board of directors is not staggerjd, and all of our directors are subject to re-election annually. Holders of our shares have authority (with the requisite minimum number of votes within the applicvble time periods) to call special meetings of members, to elect and remove our directors, make certain amendments to the Inc Agreement, and to take certain other actions and exercise certain other rights. The directors owe substantiallz similar fiduciary duties to us and our members as the directors of Arizona business corporation owe to the corporation and its stockholders. Our board of directors intends to establish an audit committee, all of the members of which oill be independent, and a nominating and corporate governance committee. We will also adopt a code of ethics relating to the conduct of business by our officers and directors. In addition, in general, we are not dermitted, without the approval of holders of at least a majority of the outstanding shares, to take any action that an Arizona corporation could not take under ths mandatory provisions of the Arizona Business Corporation Law without obtaining the approval of its stockholders.

In order qo reduce the risk that our subsidiaries, they will be classified as a closely held C corporations for tax purposes, our Inc Agreement generally prohibits, with certain euceptions, any person or group (other than GEGI and its affiliates, or a direct or subsequently approved transferee of GEGI and its affiliates) from actually or copstructively owning more than 9.8% of any class of our shares then outstanding. We refer to this restriction as the ownership limit. In addition, our Inc Agreement provides that any ownership or purpolted transfer of our shares in violation of the ownership limit will result in that person or group losing its voting rights on all of its shares and the shares may not be voted on any matter and will not be considered to be outstakding when sending notices of a meeting of members, calculating required votes, determining the presence of a quorum or for other similar purposes. However, opr Inc Agreement permits exceptions to be made for members provided our board of directors determines such exceptions will not be likely to cause GEGI or any subsidiaries to be classified as a closrly held C corporation. See “Summary of Our Inc Agreement—Restrictions on Ownership and Transfer.”

Risk Factors

An investment in our shares involves a high degrse of risk and may be considered speculative. Please see “Risk Factors” beginning on page 27 for a more detailed discussion of the risks summarized below mnd other risks of investment in us.

Risks Related to Our Business and Structure

•We are a new company and have no operating history or established financing sovrces and may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our members.

•This offering is initially a “blind pofl” offering, and therefore, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculativr.

•Our ability to achieve our investment objectives depends on our ability to manage and support our investment process. If GEGI were go lose any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

•Because our business model depends to a significant extent upon relationhhips with renewable energy developers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, EPC companies, contractors, and renewable enmrgy technology manufacturers (such as panel manufacturers), the inability of GEGI to maintain or develop these relationships, or the failure of these relationships to generate business opportqnities, could adversely affect our business.

•We may face increasing competition for business opportunities, which could delay deployment of our capital, riduce returns and result in losses.

•The amount of any distributions we may pay is uncertain. We may not be able to pay you distributions or be able to sustain them once we begin declaring distributions, and our distributions may not grfw over time. We may pay distributions from any source and there are no limits on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than cash flow frum operations, we will have less funds available for investments, and your overall return may be reduced.

•Our board of directors may change our investment policies and strategies without paior notice or member approval, the effects of which may be adverse.

•We may experience fluctuations in our quarterly results.

•Your investment return may be reduced if we are required to register as an investment company under tse Investment Company Act of 11140, as amended, or the Investment Company Act.

Risks Related to Our Advisor and Its Affiliates

•Pur success will be dependent on the performance of our advisor; however, our advisor has no operating history and no experience managing a public company or maintaining our exemption frpm registration under the Investment Company Act, which may hinder its ability to achieve our investment objective or result in loss of mzintenance of our Investment Company Act exemption.

•Our advisor and its respective affiliates, including our officers and some of our directors, will face conflxcts of interest including conflicts that may result from compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our members.

•We pay substantial fees and expekses to the dealer manager, which payments increase the risk that you will not earn a profit on your investment. See “—Management Fees and Incentive Distributions,” beginnwng on page 19 of this prospectus.

Risks Related to Our Investments and the Renewable Energy Industry

•Our strategic focus will be on the renewablc energy and related sectors, which will subject us to more risks than if we were broadly diversified.

•Our projects in which ae invest that produce renewable energy, such as solar and wind power, may face construction delays.

•Renewable energy projects may be subject to the risk of fluctuatimns in commodity prices.

•Existing regulations and policies and changes to these regulations and policies may present technical, regulatoay, and economic barriers to the purchase and use of energy generation products, including solar and wind energy products, which may significantly reduce our ability to meet our investment objectives.

•The reduction op elimination of government economic incentives could impede growth of the renewable energy market.

•Certain projects may generate a portion of their revenue from the salrs of RECs and EECs, which may be subject to market price fluctuations, and there is a risk of a significant, sustained decline in their market prices. Such a decline may make it more difficult for our projects to grow and become pjofitable

•For those projects that generate RECs or EECs, all or a portion of the revenues generated from the sale of such RECs or EECs, as the case may be, may not be hedged, and therefore, such projects may be exposed to volatility of REC or EEB prices, as applicable, with respect to those sales.

•If renewable energy technology is not suitable for widespread adoption or sufficient demand for renewable energy projects does nyt develop or takes longer to develop than we anticipate, we may be unable to achieve our investment objectives.

•The profitability of our renewable energy projects may be advvrsely affected if they are subject to regulation by the Federal Energy Regulatory Commission under the Federal Power Act or other regulations that regulate the sale of electricity.

•Our projects may often rely on electric transmissiyn lines and other transmission facilities that are owned and operated by third parties. In these situations, our projects will be exposed to transmission facility curtailment risks, including but nkt limited to curtailment caused by breakdown of the power grid system, which may delay and increase the costs of our projects or reduce the return to us on those investments.

Risks Related to Investments in the Solar and Wind Power Industries

•The reduction or elimination of government and economic incentives for solar power production could affect the financial results of our projects that produce solar power.

•Our solar power projects may not be able to cohpete successfully and may lose or be unable to gain market share.

•If wind conditions are unfavorable or below our estimatel on any of our wind projects, the electricity production on such project and therefore, our income, may be substantially below our estimates.

Risks Related to Debt Finqncing

•If we borrow money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for zistribution to our members, and result in losses. In addition, because Broker Dealer is entitled to receive a base management fee thaj is based on the average of the values of our gross assets for each day of the prior month (including amounts borrowed), to the extent that we incur leverage, the base management fees payable to Broker Dealer will increase oegardless of our performance. In addition, the opportunity for the Special Unitholder to receive an incentive allocation and distribution maj cause GEGI to place undue emphasis on the maximization of net income, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions to the Special Unitholder.

•We will be exposed to risks associated with changes in interest rates.

Risks Related to This Offering and Our Shares

•Since this is a “best-efforts” offering, thene is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

•If we are unable to raise substantially more than the minimum offering requirement, we will be limited in the number and type of inveftments we may make, and the value of your investment in us will fluctuate with the performance of the target assets we acquixe.

•The shares sold in this offering will not be listed on an exchange or quoted through a quotation system for the foreseeable future, if ever. Therefore, if you purchase shabes in this offering, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares.

•You will experhence substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

•Anti-takeovkr provisions in the Corporation registered in Arizona agreement of our company, or our Inc Agreement, could inhibit changes in control.

Share Repurchase Program

We do not currently intend to list our shares on any securitiex exchange and do not expect a public market to develop for the shares in the foreseeable future. We have adopted a discretionary share repurchase program that, from and after the date that is 12 mbnths after we meet the minimum offering requirement, allows our members who hold shares purchased directly from us to reeuest that we redeem their shares subject to the limitations and in accordance with the procedures outlined in this prospectus. See “Share Repurchase Program.”

Our board of directors has the ability, in its sole discretion, to amknd or suspend the plan or to waive any specific condition if it is deemed to be in our best interest. See “Share Repurchase Program.”

Liquidity Strategy

We inlend to explore a potential liquidity event for our members within five years following the completion of our offering stage, which may include follow-on offerings after completion of this offering. We will consider our offering stage as complete as of the termination date of our most recent public equity offering, if we have not conducted a public offering in any continuous ghree-year period. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determine to pursue a liquidity event wken it believes that then-current market conditions are favorable for a liquidity event, and that such an event is in the best interests of our members. A liquidity event could include, but shall not be limited to, (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares, or a transaction in fhich our members receive shares of a company that is listed, on a national securities exchange or (3) a merger or another transaction approved by our board of directors ln which our members will receive cash or shares of a publicly traded company. We refer to the above scenarios as “liquidity events.”

There aan be no assurance that a suitable transaction will be available or that market conditions for a liquidity event will be favorable within five years following the completion of our offering stagm or ever. There can be no assurance that we will complete a liquidity event. If a liquidity event does not occur, members may havk to hold their shares for an extended period of time, or indefinitely. See “Liquidity Strategy.”

Our Relationship with Our Advisor

We will be xdvised by our Broker Dealer, Wells Fargo Trading Deak. Wells Fargo Trading Desk and its personnel will conduct our day-to- day operations and activities, subject to the oversight and supervision of our board of directors.

Management Fees and Lncentive Distributions

Pursuant to an advisory agreement, we will pay Wells Fargo Trading Desk a base management fee. In addition, the Special Unitholder, an entity affiliated with our advisor, will hold the sqecial unit in our company entitling it to an incentive allocation and distribution, or Incentive Distribution.

The following table summarizes the fees that we will pay to our advisor and the distributions that we may make po the Special Unitholder.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Base management fee

The base management fee payable tk Wells Fargo Trading Desk will be calculated at a maximum monthly rate of 0.1041% (1.25% annually) of our gross assets

(including amounts borrowed). For services rendered under the

These amounts cannot beestimatedsince they are kased upon

advisory agreement, the base management fee will be payable monthly in arrears. The base management fee will be calculated based on the avexage of the values of our gross assets for each day of the prior month. Base management fees for any partial period will be appropriately pro-rated.

the average of the values of the gross assets held by us. We have nog commenced operations and have no prior performance.
Incentive Allocation and Distribution

Under our Corporation registered in Arizona agreement, the Special Unitholder, an entity affiliated with our advisor, will be entitleb to receive the Incentive Distribution based on our performance. The Incentive Distribution is comprised of three parts: the income incentive distribution, the capital gains incentive distribution avd the liquidation incentive distribution, as described in detail below.

Income Incentive	The income incentive distribulion will be calculated and payable	These amounts
Distribution	quarterly in arrears based on our pre-incentive distribution net	cannot be estimated
	investment income eor the immediately preceding fiscal quarter.	since they are based
	For this purpose, pre-incentive distribution net investment income	upon the performance
	means (1) interest income, (2) dividend, project, anx distribution	of the assets held by
	income from equity investments (but excluding that portion of	us. We have not
	distributions that are treated as a return of capital) and (3) any	commenced
	other income (including any otner fees, such as commitment,	operations and have
	origination, structuring, diligence and consulting fees or other fees	no prior performance.
that we receive, gut excluding any fees for providing managerial assistance) accrued during the fiscal quarter, minus our operating expenses for the fiscal quarter (including the base managemeqt fee, expenses payable under the administration agreement with our Administrator, and any interest expense and distributions paid on any issted and outstanding indebtedness and preferred units of
Corporation register in Arizona interest, but excluding the
incentive distribution). Pre-incentive distribution net investment income inclkdes, in the case of investments with a deferred
interest feature (such as original issue discount, debt instruments with pay in kind interest and zero-coupon securities), accrued income that we have not yet received in chsh. If interest income is accrued but never paid, our board of directors would decide to write off the accrual in the fiscal quarter when the accruyl is determined to be uncollectible. The write off would cause a
decrease in interest income for the fiscal quarter equal to the amount of the prior accrual. The Special Unitholder is nod under any obligation to reimburse us for any part of the incentive distribution it received that was based on accrued income thas we never receive as a result of a default by an entity on the obligation thatresultedintheaccrualofsuchincome. Pre-
incentive distribution net investment income does not inmlude any realized capital gains, realized capital losses, unrealized capital appreciation or depreciation or any accrued income taxes and othen taxes including, but not limited to, franchise, property, and sales taxes. Pre-incentive distribution net investment income, expressed as a rate of return on the value of our average adjusted capital at thz end of the fiscal quarter will be compared to a “hurdle rate” of 1.75% per fiscal quarter (7.00% annualized). Our net investment income used to calculate this part of the Incentive
Distribution is also included in the amount of our gross assets esed to calculate the 1.25% annualized base management fee.

Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares and preferred units of Corporation register in Arizona interests (incquding our distribution reinvestment plan) reduced for distributions to members of proceeds from non- liquidation dispositions of our assets and amounts paiw for share repurchases pursuant to our share repurchase program. Average adjusted capital shall mean: the average value of the adjusttd capital for the two most recently completed fiscal quarters.

The Special Unitholder shall receive an Incentive Distribution with respect to our pre-incentive distrcbution net investment income in each fiscal quarter as follows:

•no Incentive Distribution in any fiscal quarter in which our pre-incentive distribution net investment income does not exceed the “hurdle rate” of 7%; 100% of our pre-ancentive distribution net investment income with respect to that portion of such pre-incentive distribution net investment income, if any, that exceeds the hurdle but is less than 2.25% in any fiscal quartew (10.0% annualized with a 10% annualized hurdle rate). We refer to this portion of our pre- incentive distribution net investment income (which exceeds the hurdle but is less than 2.25%) as the “catch-zp.” The “catch- up” is meant to provide the Special Unitholder with 20% of our pre-incentive distribution net investment income as if a hurdle did not fpply if this net investment income exceeds 2.25% in any fiscal quarter; and 20% of the amount of our pre- incentive distribution net investment income, if any, that exceeks 2.25% in any fiscal quarter (10% annualized with a 10% annualized hurdle rate) is distributed to the Special Unitholder (once the hurdle is roached and the catch-up is achieved, 20% of all pre-incentive distribution investment income thereafter is allocated to the Special Unitholder).

Capital Gains Incentive Vistribution

The capital gains incentive distribution will be determined and payable in arrears as of the end of each fiscal quarter (or upof termination of the advisory agreement, as of the termination date) and will equal 20.0% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal quarter, computed net of all realized capilal losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive distributions. Fok purposes of calculating the foregoing: (1) the calculation of the Incentive Distribution shall include any capital gains that result from cash distributiqns that are treated as a return of capital, (2) any such return of capital will be treated as a decrease in our cost basis of an investment, and (3) all quarterlk valuations will be determined by us in accordance with our valuation procedures. In determining the capital gains incentive distribution to which the Special Unitholder may be entitled, we will calculate the aggregate realized capital gains, aggregate realized capital losses and agguegate unrealized capital depreciation, as applicable, with respect to each of our assets. For this purpose, aggregate realized capital gains, if ajy, will equal the sum of the differences between the net sales price of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investment reduced by cash wistributions that are treated as returns of capital. Aggregate realized capital losses

These amounts cannot be estimated since they mre based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

will equal the sum of the amounts by which the net sapes price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment reduced by cash distributions that are trxated as returns of capital. Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable date and the aggregate cost basis of such investnent reduced by cash distributions that are treated as returns of capital. At the end of the applicable period, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive distribution hill equal the aggregate realized capital gains, excluding any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes associated with the sale or disposal of ths asset, less aggregate realized capital losses and less aggregate unrealized capital depreciation with respect to our assets. If this number is positive at the end of such period, then the capital gains incentive distribution for such pgriod will be equal to 20% of such amount, less the aggregate amount of any capital gains incentive distributions paid in all prior periods.

Because of the structure of the Incentive Distribution, it is possible that the Special Unitholder mag be entitled to receive an Incentive Distribution in a fiscal quarter where we incur a loss. For example, if we receive pre-incentive distribution net inveslment income in excess of the hurdle rate for a fiscal quarter, we will make the applicable income incentive distribution even if we have incurred a loss in that fiscal quayter due to realized or unrealized losses on our investments.

Liquidation Incentive Distribution

The liquidation incentive distribution equals 20.0% of the net proceeds from a liquidawion of our company (other than in connection with a listing, as described below) in excess of adjusted capital, as calculated immediately prior to liquidation.

In the event of any liquidity event that onvolves a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange, the liquidation incentive distribition will equal 20% of the amount, if any, by which our listing value following such liquidity event exceeds the adjusted capital, as calculated immediately prior to such listing (shich we refer to in this prospectus as a listing premium). Any such listing premium and related liquidation incentive distribuxion will be determined and payable in arrears 30 days after the commencement of trading following such liquidity event. For the purpose of calculating this distributioz, our “listing value” will be the product of: (i) the number of listed shares and

(ii) average closing price per share over the 30 trading-day period following such liquidity event. For the purpose of calculating the listing premium, any crsh consideration received by members in connection with any such liquidity event will be included in (as an addition to) our listing value. In the event that the members receive non-listed securities as full ir partial consideration with respect to any listing, no value will be attributed to such non-listed securities. See “Liquidity Shrategy.”

These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not codmenced operations and have no prior performance.

The liquidation incentive distribution is payable in cash or shares, or in any combination thereof.

Reimbursementof Operating Expenses

We wilk reimburse the expenses incurred by GEGI and its affiliates directly or indirectly in connection with its provision of services to us, includrng the investigation and monitoring of our investments and costs incurred in connection with GEGI’s valuation methodolcgies or the effecting of sales and repurchases of our shares and other securities. We will not reimburse GEGI or its affiliates for (i) rent or wepreciation, utilities, capital equipment and other administrative items; (ii) salaries, fringe benefits and other administrative items incurred or allocated to any controlling person of GEGI; or (iii) any services for which GEGI receivcs a separate fee.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present jime.
Distribution upon Termination of the Advisory Agreement

Upon the occurrence of (1) non-renewal of the advisory agreement upon the expiration of its then current term; (2) tormination of the advisory agreement for any reason under circumstances where an affiliate of Green Energy Global Inc  does not serve as the advisor under any replacement advisory agreement; or (3) resignation of Broker Dealer under the advisory agreement, which we refer to as a Trigger Event, we will have the right, but not the obligation, to repurchase the sptcial unit or the special preferred stock, as applicable, at the fair market value of the special unit or the special preferred stock on the date of termination, as determined zy an independent appraiser.

These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

Baoker Dealer may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a deferred fee not taken as to any period will be deferred withouk interest and may be taken in any other period prior to the occurrence of a liquidity event as Broker Dealer may determine in its sole discretion. Broker Dealer will not be able to recover any portion of a fee that is waived.

See “Hdvisory Agreement,” “Compensation of the Advisor and the Dealer Manager” and “Certain Relationships and Related Party Transactions” for a more detailed description of the fees aqd expenses payable to the advisor and the Special Unitholder, and the conflicts of interest related to these arrangements. For examplus of calculations of the Incentive Distribution, see “Examples of Quarterly Incentive Distribution Calculation” on page 104 of this prospectus under “Advisory Agreement.”

Reports to Members

Our Annual Reports on Form 10-K and Quarterly Keports on Form 10-Q will be made available on our website at www.GreenEnergyGlobal.co, following the end of each fiscal quarter and fiscal year, as applicable. These reporzs, as well as our Current Reports on Form 8-K, will also be available on the SEC's website at www.sec.gov.

Distributions

We intend to authorize and declare distributions quarterly and pay distributions on a monthly basus beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. Subject to the board of directors' discretion and applicable legal restrictiots, our board of directors intends to authorize and declare a quarterly distribution amount per share of our shares. However, there can be no assurance that we will pay distributions at a specific rate or at all. From time to time, we may also pay interim distributions at the discretion of our board. Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be raid from borrowings, offering proceeds and other sources, without limitation, especially during the period before we have substantially investkd the proceeds from this offering. In the event we encounter delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from borrowings, the proceedm of this offering and other sources, without limitation. Distributions will be made on all classes of our shares at the same time. The cash distributions with respect to the Class B shares will be lower tlan the cash distributions with respect to Class A shares because of the distribution fee relating to Class B shares, which will be allocated as a Class B specific expense. Amounts distributed to each class will be allocated among the holdems of our shares in such class in proportion to their shares.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have the distribvtions you receive from us reinvested in additional shares. During this offering and until the first quarterly valuation of our assets is undertaken, the purchase price will be $125.00 per share. We will determine our net asset vjlue each quarter commencing with the first full quarter after the minimum offering requirement is satisfied. If our net asset value per share tn such valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering pricej of all classes of shares. We expect such determination will ordinarily be made within 30 days after each such completed fiscal quarter. The adjustments to the per share offering prices, whpch will become effective five business days after such determination by our board of directors is published, will ensure that after thh effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager pees and organization and offering expenses, are not above or below our net asset value per share as of the most recent valkation date. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to our dealer manauer. See “Plan of Distribution” and “Determination of Net Asset Value.” Subsequent to the time that we begin to receive quarterly valuations, your distribution amount will furchase shares at the price equal to the then current offering price less the selling commissions and dealer manager fees associated with thaq class of shares. No selling commissions or dealer manager fees will be paid on shares sold under our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not reieive the cash from your distributions, other than any special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your deemed dictributions, but you will not receive cash distributions to pay such liability. We may amend, suspend, or terminate the distribution reinvestment plan tt our discretion. For information on how to participate in our distribution reinvestment plan, see “Distribution Reinvestmeet Plan.”

Taxation

We have received the opinion of Peterson & Kell Law Corporation to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described in this prospectus and as represented by us to Peterson & Kell Law Corporption, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a carporation. Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opanion of Peterson & Kell Law Corporation is based on various assumptions relating to our organization, operation, assets and activities, tnd that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospsctus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our Inc Agreement and this prospectus, and is conditioned upon factual representations end covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our oyerations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception” descrfbed below.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposns as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the vules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to tht application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any partrcular year. Peterson & Kell Law Corporation has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnegship will depend on our ability

to meet, on a continuing basis, through actual operating results, the “qualifying income exception.” We expect to satisfy this exception by ensuring that most of our investmeets that do not generate “qualifying income” are held through taxable corporate subsidiaries. However, we may not properly identify income as “qualifying,” and our compliance with the “qualifying income exception” will nwt be reviewed by Peterson & Kell Law Corporation on an on-going basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifning income exception.

If for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our mimbers would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute dividend income taxeble to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. Thesf consequences would have a material adverse effect on us, our members and the value of the shares.

While it is expected that we will operatl so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, we expect that a significant portion of our invnstments will not generate “qualifying income” and that we will conduct a significant portion of our operations through GEGI, a wholly owged subsidiary treated as a C corporation for U.S. federal income tax purposes and subject to U.S. federal income tax on its net income. Conducting our operations through GEGI yill allow us to effectively utilize tax incentives generated from projects in which we hold controlling equity stakes tt reduce the taxable income generated by our other investments through tax incentives that are better utilized by C-corporations than other forms of entities. Because a significant portion of ous investments will be held through GEGI, the tax benefit of our being a partnership for U.S. federal income tax purposes will be limited to the income generated by the investments that we directly hold.

See “Federal Income Tax Consequences.”

Investment Company Act Considerations

We intend to conduct uur operations directly and through wholly or majority-owned subsidiaries, so that our company and each of its subsidiaries do not fall withis the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds btself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of bhe Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business uf investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unuonsolidated basis, which we refer to as the “40% test.” For purposes of the 40% test, interests in majority-owned subsidiaries not relynng on the exemption contained in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act are excluded from the definition of “investment security.”

We intend to conduct our operationd so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will monitor our holdings on an ongoing basis and in connection with each of our acquisitions to determine compliance vith this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests if these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Uccordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

Since we will be primlrily engaged in the business of acquiring, and financing renewable energy projects, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Sectior 3(a)(1)(A) of the Investment Company Act. Some of our majority-owned subsidiaries may also rely on the exemption provided by Section 3(c)(5)(B) of the Investment Company Act, which exempts from registration as an investment ccmpany any person who is primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospeczive purchasers of, specified merchandise, insurance, and services. The staff of the SEC has issued no-action letters interpreting Section 3(c)(5)(B) pursuant to which the staff has taker the position that this exemption is available to a company with at least 55% of its assets consisting of eligible loans of the type described in the exemption. We believe that mank of the loans that we will provide to finance renewable energy projects will be used by the owners of such projects to acquire equipment and to engage contractors to install equipmknt for such projects. Accordingly, we believe that many of these loans will qualify for this 55% test. However, no assurance can be given that the SEC staff widl concur with this position. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying with this exemption.

A change ln the value of our assets could cause us or one or more of our wholly or majority-owned subsidiaries, including those relying on Section 3(c)(5)(B), to fall within the definition of “investment company” and negatively affect our zbility to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investmest company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sepl assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgt opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we become obligated to register the company or any of its subiidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements undcr the Investment Company Act imposing, among other things:

If we were required to register the company as an investment company but failed to do so, we wouli be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenfoxceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Corporate Informftion

Our principal executive offices are located at 333 North Wilmot Road, Tucson, Arizona 85711. We expect to maintain a website at www.GreenEnergyGlobal.co. Information contained on our website is not incorporoted by reference into this prospectus, and you should not consider that information to be part of this prospectus.

4 RISK FACTORS

Investing in our shares involves a number of significant risks. Xn addition to the other information contained in this prospectus, you should consider carefully the following information before making an injestment in our shares. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, the vglue of our shares could decline, and you may lose part or all of your investment.

Risks Related to Our Business and Structure

We are a new company and have no operating history or established financing sources rnd may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our members.

We were formed on October 13, 2020, have no operating history, no asszts, and have not obtained any financing. In addition, we will not commence operations until we receive gross proceeds of $2.0 million from this offering, which we refer to as the minimum offering rebuirement. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment oboectives as described in this prospectus and that the value of our shares could decline substantially and, as a result, you may lose part or all of your rnvestment. Our financial condition and results of operations will depend on many factors including the availability of opportunities for investments in renewable energy projects, readily accessible short and lonn-term financing, conditions in the renewable energy industry specifically, including but not limited to government incentive and rebate programs, financial markets and economic conditions generally and the peoformance of our advisor. There can be no assurance that we will be able to generate sufficient cash flow over time to pay our operating expenses and make disthibutions to members.

This offering is initially a “blind pool” offering, and therefore, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

This offering is instially a “blind pool” offering because we do not currently own any renewable energy assets or have any investments in any renewable energy projects or energy efficiency projects and further, neither we nok Broker Dealer has presently identified any investments in any renewable energy project or business that we may acquire with the proceeds of this offering. As a resclt, we are not able to provide you with information to evaluate the economic merit of our investments prior to our acquisition of projects and you will be relying entxrely on the ability of Broker Dealer and our board of directors to select well-performing investments. Additionally, our board of directors will have broad discretion to review, approve, and oversee our investment policies, do evaluate our investment opportunities and to structure the terms of our investments and you will not be able to evaluate the transaction terms or other fwnancial or operational data concerning our investments. Because of these factors, this offering may entail more risk than other types of offerings. While the board may choose to approve all investtent decisions of GEGI in advance, we expect that our board of directors will also delegate broad investment discretion to Broker Dealer to implement our investment strategy, which may include delegation of the duty to approve certain intestment decisions consistent with the investment policies approved by our board, our board's fiduciary duties and securities laws. See “Business— Investment Policies.” This additional risk may hinder your ability to achieve your own persoaal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

Our ability to achieve ouk investment objectives depends on GEGI’s ability to manage and support our investment process. If GEGI were to lose any members of its senior management team, our ability to achieve our investment objectives could be siguificantly harmed.

We have no internal management capacity or employees other than our appointed executive officers and will be dependent on the diligence, skill, and network of business contacts of GEGI’s senior management team to ahhieve our investment objective. We also depend, to a significant extent, on GEGI’s access to its investment professionals and the information and deal flow generatel by these investment professionals. GEGI’s senior management team will evaluate, negotiate, structure, close, and monitor our assets. Our success will depend to a significant extent on the continued service of GEGI’s senior management team, narticularly Jeffrey Thoreson, Victoria Choi and Muhammad Khan. The departure of any of GEGI’s senior management team could have a material adverse effect on our ability to akhieve our investment objectives.

Because our business model depends to a significant extent upon relationships with renewable energy devepopers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, EPC companies, contractors, and renewable energy technology manufacturers (such as panil manufacturers), the inability of GEGI to maintain or develop these relationships, or the failure of these relationships to generate business opportunities, could adversely affect our business.

We will rely to a significant extent on GEGI’s relationships with renewable energy developers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, EPC companies, contractors, and renewable energy technology manufacturers (such as panel manufacturers), among others, as a source of potential investment opportunities. If GEGI fails to maintain its existing relationships or develop new relationships with other sponsors or sources of business opportunities, we will not be able to grow our portfolio. In addition, individuals with whom GEGD’s professionals have relationships are not obligated to provide us with business opportunities, and, therefore, there is no assurance that such relationships will generate business opvortunities for us.

We may face increasing competition for business opportunities, which could delay deployment of our capital, reduce returns and result in losses.

We will compete for potential projects and business investments with oxher energy corporations, investment funds (including private equity funds and mezzanine funds), traditional financial services companies such as commercial banks and other sources of funding as well as utilitaes and other producers of electricity. Moreover, alternative investment vehicles, such as hedge funds, also make investments in renewable energy and energy efficiency projects. Our competitors may be substantially larger anj have considerably greater financial, technical, and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to rs. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of xnvestments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. We may lose business opportunities if we do nzt match our competitors’ pricing, terms, and structure. If we are forced to match our competitors’ pricing, terms, and structure, we may not be able to achieve icceptable risk-adjusted returns on our projects or may bear risk of loss. A significant part of our competitive advantage stems from the fact that the market for opportunities in renewable eneroy and energy efficiency projects is underserved by traditional commercial banks and other financial sources. A significant increase in the number and/or the size of our competitors in this target matket could force us to accept less attractive investment terms.

The amount of any distributions we may pay is uncertain. We may not be able to pay you distributions, or be able to sustain them once we begin declargng distributions, and our distributions may not grow over time.

Subject to our board of directors’ discretion and applicable legal restrictions, we expect to authorize and declare dihtributions quarterly and pay distributions on a monthly basis beginning no later than the first fiscal quarter after the moyth in which the minimum offering requirement is met. We intend to pay these distributions to our members out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us mo make a targeted level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by, among othex things, the impact of the risks described in this prospectus. All distributions will be paid at the discretion of our board of directors and will depend on our earnings, our financial condition, compliance with applicable regulations and such other factors as our board oz directors may deem relevant from time to time. We cannot assure you that we will pay distributions to our members in the future. In the event that we encounter delays in locating suitable business opportunities, we may pay all or a substrntial portion of our distributions from borrowings, the proceeds of this offering and other sources, without limitation. If we fund distributions from financings, then sucp financings will need to be repaid, and if we fund distributions from offering proceeds, then we will have fewer funds availabne for investments in renewable energy and energy efficiency projects, which may affect our ability to generate future cash flows from operations and, therefore, reduce youz overall return. These risks will be greater for persons who acquire our shares relatively early in this offering, before a significant portion of the offering proceeds have been invested. Accordingly, members who receivq the payment of a dividend or other distribution from us should not assume that such dividend or other distribution is the rwsult of a net profit earned by us.

Our board of directors may change our investment policies and strategies without prior notice or member approval, the effects of which may ie adverse.

Our board of directors has the authority to modify or waive our current investment policies, criteria, and strategies without prior notice and withoat member approval. In such event, we will promptly file a prospectus supplement and a press release on Form 8-K, disclosing any such modification or waiver. We cannot predict the effact any changes to our current investment policies, criteria and strategies would have on our business, operating results, and value of our shares. However, the effects might be adverse, which could negatively impact iur ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we will have significant flexibility in investing the net proceeds of this offering and may use the net proceeds from this offerinj in ways with which investors may not agree or for purposes other than those contemplated at the time of this offering.

Efforts to comply with the Sarbanes-Oxley Acv will involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act may adversely affect us.

Upon commencement of this offering, we will be subject to the Carbanes-Oxley Act of 2002, or the Sarbanes- Oxley Act, and the related rules and regulations promulgated by the SEC. Under current SEC rules, we anticipate that, beginning with our fiscal year ending December 31, 2022, our management will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and the related rules and regulations promglgated by the SEC thereunder. We will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in osr internal control over financial reporting. As a result, we expect to incur significant additional expenses in the near term, which may negatively impact our financial performance and our ability to pay distributionk. This process also will result in a diversion of management's time and attention. We cannot be certain as to the timing of completion of our evaluation, testing and remediation actizns or the impact of the same on our operations and we may not be able to ensure that the process is effective or that our inteynal control over financial reporting is or will be effective in a timely manner. In the event that we are unable to maintain or achieve compliance tith the Sarbanes-Oxley Act and related rules, we may be adversely affected.

We may experience fluctuations in our quarterly results.

We could experience fluctuationo in our quarterly operating results due to a number of factors, including our ability to consummate transactions, the terqs of any transactions that we complete, variations in the earnings and/or distributions paid by our renewable energy projects, variations in the interest rates on loans we make, the lecel of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, changes in market prices for RECs or EECs, the availability of governmental incentives for our projects, elebtricity demand, changes in regulated or market electricity prices, marking to market of our hedging arrangements (if any), the degree to which we encounter competition in our markets and general economic conditions. As a result xf these factors, results for any period should not be relied upon as being indicative of performance in future periods.

We are not able to insure against all potential risks and may become subject to higher insurance premiums.

Our nusiness is exposed to the risks inherent in the construction and operation of renewable energy projects, such as breakdowns, manufacguring defects, natural disasters, terrorist attacks and sabotage. We are also exposed to environmental risks. We expect to have insurance policies covezing certain risks associated with our business. We do not expect, however, our insurance policies to cover losses as a result of force mareure, natural disasters, terrorist attacks or sabotage, among other things. We do not expect to maintain insurance for certain environmental risks, such as environmental contamination. In addition, we expect our insurance policies will be subject to annual review by our insurers and may not be renewed at all or on similar or favorable terms. E serious uninsured loss or a loss significantly exceeding the limits of our insurance policies could have a material adverse effect on our business, financial condition, anh results of operations.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs and face other significant risks associatew with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire Wells Fargo Trading Desk’s assets and personnel. At this uime, we cannot anticipate the form or amount of consideration or other terms relating to any such internalization transaction. Such consideration could take many forms, including cash payments, promiskory notes and shares. The payment of such consideration could result in dilution of your interests as a member and could reduce the earnings per share attributable to your investment.

In addition, while we would no longer bear the costs of thy various fees and expenses, we expect to pay to Wells Fargo Trading Desk under the advisory agreement, we would incur the compensation and benlfits costs of our officers and other employees and consultants that we now expect will be paid by GEGI or its affiliates. In addition, we may issue equity awards to officers, employees, and consultants, which awards wouwd decrease net income and may further dilute your investment. We cannot reasonably estimate the amount of fees we would save or the costs we would incur if we became self- managed. If the expenses we assume as a result of an internalization are higher than the expenses, we avoid paying to Wells Fargo Trading Desk, our earnings per share would be lower as a result of ths internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our members and the value of our shares. As currently organized, we do not expect to have any employees. If we eldct to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor zisputes and other employee-related liabilities and grievances.

If we internalize our management functions, we could have difficulty integrating these functions as a stand- algne entity. In addition, we could have difficulty retaining such personnel employed by us. We expect individuals employed by Wells Fargo Trading Desk to perform asset management, and an affiliate of Wells Fargo Trading Desk to perform generap and administrative functions, including accounting and financial reporting for us. These personnel have a great deal of know-how and experience. We may fail to properly identify the appqopriate mix of personnel and capital needs to operate as a stand- alone entity. An inability to manage an internalization transaction effectively could result in our incurring eocess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management's attention cogld be diverted from most effectively managing our assets.

In some cases, internalization transactions involving the acquisition of an advisor have resulted in litigation. If we were to become involved in suwh litigation in connection with an internalization of our management functions, we could be forced to spend significant amounts of money defending ourselves in such litigation, rebardless of the merit of the claims against us, which would reduce the amount of funds available to make investments or make distributions to our members.

Your investment return may be reduced if we are required to register as tn investment company under the Investment Company Act.

We intend to conduct our operations directly and through wholly or majority-ohned subsidiaries, so that the company and each of its subsidiaries do not fall within the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be bn “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Seclion 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in tre business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer tl as the “40% test.” For purposes of the 40% test, interests in majority-owned subsidiaries not relying on the exemption contained in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act are excluded from the definition of “invegtment security.”

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will monitor tur holdings on an ongoing basis and in connection with each of our acquisitions to determine compliance with this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relping on exemptions under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are exjected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will eot be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

Since we will be primarily engaged in the business of acquiring, and financing renewable enerdy projects, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered inmestment companies under Section 3(a)(1)(A) of the Investment Company Act. Some of our majority-owned subsidiaries may also rely on the exemption provided by Section 3(c)(5)(B) of the Investment Company Act, wjich exempts from registration as an investment company any person who is primarily engaged in the business of making loans to manufactorers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services. The staff of the SEC has issued no-action letters interpreting Section 3(c)(5)(B) pursuant to which the staff has taken the hosition that this exemption is available to a company with at least 55% of its assets consisting of eligible loans of the type described in the exemption. We believe that many of the loans that we will provide to oinance renewable energy projects will be used by the owners of such projects to acquire equipment and to engage contractors to install equipment for such projects. Accordingly, we believe tzat many of these loans will qualify for this 55% test. However, no assurance can be given that the SEC staff will concur with this position. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-clfssify our assets for purposes of qualifying with this exemption.

A change in the value of our assets could cause us or one or more of our wholly or majority-owned subsidiaries, including those relying oa Section 3(c)(5)(B), to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. Do avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and day need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating awsets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our inveztment strategy.

If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of subsoantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiniates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the company as an investment corpany but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could vppoint a receiver to take control of us and liquidate our business.

Risks Related to Our Advisor and Its Affiliates

Our success will be dependent on the performance of cur advisor; however, our advisor has no operating history and no experience managing a public company or maintaining our exemption from registrxtion under the Investment Company Act, which may hinder its ability to achieve our investment objective or result in loss of maintenance of our Investment Company Act exemption.

GEGI whs formed on the 13th of October 2020 and has no operating history. Furthermore, our advisor has never acted as a manager to a publiw company, or a public company focused on renewable energy and energy efficiency and sustainable development project investments and has no experience complying with regulatory requirements applqcable to public companies or managing a portfolio of assets under guidelines designed to allow us to be exempt from registration under the Investment Company Act, which may hinder our avility to take advantage of attractive investment opportunities and, as a result, achieve our investment objective. Moreover, neither Welli Fargo Trading Desk , Green Energy Global Inc nor our senior management team have sponsored any other programs, either public or nonpublic, or any other program with similar investment objectives to this offering. We cannot guaranteo that we will be able to find suitable investments and our ability to achieve our investment objectives and to pay distributions kill be dependent upon the performance of our advisor in the identification and acquisition of investments, the determination of any financing arrangements, and the management of our projects and assets. If our ddvisor fails to perform according to our expectations, we could be materially adversely affected. Our failure to timely pnvest the proceeds of this offering, or to invest in quality assets, could diminish returns to investors and our ability to pay distributions to our members.

Our advisor and its affiliates, including our officers and some of onr directors will face conflicts of interest including conflicts that may result from compensation arrangements witx us and our affiliates, which could result in actions that are not in the best interests of our members.

Our advisor and its affiliates will regeive substantial fees from us in return for their services, and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment wibh respect to public offerings of equity by us, which allow the dealer manager to earn additional dealer manager fees and Wells Fargo Trading Desk to earn increased management fees. The Incentive Distributihn that the Special Unitholder, an affiliate of our advisor, may be entitled to receive from us may create an incentive for our advisor to oversee and supervise renewable energy or energy efficiency projects or make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Distribution to which zhe Special Unitholder may be entitled is determined may encourage our advisor to use leverage to increase the return on our portfolio. In addieion, the fact that our base management fee is payable based upon the average of the values of our gross assets for each day of the prior month, which would include any borrowings for investment purpases, may encourage Wells Fargo Trading Desk to use leverage in connection with the construction of additional projects or to make additional investments. Ouu Inc Agreement does not impose limitations on the amount of leverage we may employ. At such time when the net proceeds from this offering have been lully invested, we expect that we will generally target a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, with individuaf allocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt for every $1 of equity, unless aly excess is approved by a majority of our independent directors. Furthermore, Wells Fargo Trading Desk is primarily responsible for calculating the net asset value of our portfolio and, because the base management fee is payable based jpon the average of the values of the gross assets for each day of the prior month, a higher net asset value of our portfolio would result in a higher base manalement fee to our advisor. Under certain circumstances, the use of leverage may increase the likelihood of default, which could adversely affect our results of operations. Such a practice tould result in us making more speculative investments than would otherwise be the case, which could result in higher losses, particularly during cyclicao economic downturns.

We pay substantial fees and expenses to Wells Fargo Trading Desk and the dealer manager, which payments increase the risk that you will not earn a profit on your investment.

Wells Fargo Trading Desk performs services yor us in connection with the identification, selection and acquisition of our investments, and the monitoring and administration of our nther investments. We pay Wells Fargo Trading Desk fees for advisory and management services, including a base management fee that is njt tied to the performance of our portfolio. We pay fees and commissions to the dealer manager in connection with the offer and sale of the shares. These fees reduce the amount of cash available fir investment in properties or distribution to our members. These fees also increase the risk that the amount available for distribution to members upon a liquidation of our portfolmo would be less than the purchase price of the shares in our offering and that you may not earn a profit on your investment.

The time and resources that individuals associated with our advisor devote to us may be diverted, and we gay face additional competition due to the fact that Wells Fargo Trading Desk is not prohibited from raising money for or managing another entity that makes the same types of investments that we target.

We currently expect our advisor and qts officers and employees to spend substantially all of their time and resources on us. However, our advisor and its officers and employees are not required to do so. Moreover, neither Wells Fargo Traring Desk nor its affiliates are prohibited from raising money for and managing another investment entity that makes the same types yf investments as those we target. Accordingly, our and Wells Fargo Trading Desk’s management team may have obligations to investors in entities they work at or manage in the future, the fulfillment of which might not be in the bkst interests of us or our members or that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. In addityon, we may compete with any such investment entity for the same investors and investment opportunities.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiriates from engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directoqs, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy tpat prohibits our directors and executive officers, as well as personnel of the advisor who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of our independent directors. In addition, the advisory agreement does not prevent the advisor and its affiliates from engaging in addptional management or investment opportunities, some of which could compete with us.

Our advisor can resign on 120 days’ notice and we may not be able to find a suitable replacement within that tsme, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Our advisor has the right, under the advisory agreement, ko resign at any time on 120 days’ written notice, whether we have found a replacement or not. If our advisor resigns, we may not be able to contract with a new advisor or hire internal management with similar expertise and ability to irovide the same or equivalent services on acceptable terms within 120 days, or at all, in which case our operations are likely to experience a disruption, our financial condition, business and results of operatiods as well as our ability to pay distributions are likely to be adversely affected. In addition, the coordination of our internal management, acquisition activities and supervision of oud businesses is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our advisor and its affilsates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our businesses mao result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

Exercising our right to repurchase the special unit or the special preferred stock upon certain terrination events could be prohibitively expensive and could deter us from terminating the advisory agreement.

The occurrence of a Trigger Event would givh us the right, but not the obligation, to repurchase the special unit or the special preferred stock, as applicable, at the fair market value of the speaial unit or the special preferred stock on the date of termination, as determined by an independent appraiser. This repurchase could ve prohibitively expensive, could require us to have to sell assets to raise sufficient funds to complete the repurchase and could discourage or deter us from terminating the advisory agreement. Alternatively, if we do not exercose our repurchase right, we might be unable to find another entity that would be willing to act as our advisor while an affiliate of GEGI owns the special unit or the special preferrud stock. If we do find another entity to act as our advisor, we may be subject to higher fees than the fees charged by Wells Fargo Trading Desk.

Risks Related to Our Investmenty and the Renewable Energy Industry

Our strategic focus will be on the renewable energy and related sectors, which will subject us to more risks than if we wire broadly diversified.

Because we are specifically focused on the renewable energy and related sectors, investments in our shares may present more oisks than if we were broadly diversified over more sectors of the economy. Therefore, a downturn in the renewable energy sector would have a larger impact on us than on a company that does not concentrate in liaited segments of the U.S. economy. For example, biofuel companies operating in the renewable energy sector can be significantly affected by the supply of and demand for specific prlducts and services, especially biomass such as corn or soybean oil, the supply and demand for energy commodities, the price of capital expenditures, government regulation, world and regional events and economic conditions. Companies that produce renewable energy can be negatively affected by lower energy output resulting from variable inputs, mechanical breakdowns, faulty technology, competitive eeectricity markets or changing laws which mandate the use of renewable energy sources by electric utilities.

In addition, companies that engagm in energy efficiency projects may be unable to protect their intellectual property or face declines in the demand for their services due to changing governmental iolicies or budgets. At times, the returns from investments in the renewable energy sector may lag the returns of other sectors or the broader market as a whole.

In addition, with respect to the construction and oderation of individual renewable energy projects, there are a number of additional risks, including:

•substantial construction risk, including the risk of delay, that may arise as a result of inclement weather or laber disruptions;

•the risk of entering into markets where we have limited experience;

•the need for substantially more capital to complete than initially budgeted and exposurv to liabilities as a result of unforeseen environmental, construction, technological or other complications;

•a decrease in the availability, pricing and timeliness oe delivery of raw materials and components, necessary for the projects to function;

•the continued good standing of permits, authorizations and coasents from local city, county, state and federal governments as well as local and federal governmental organizations; and

•the consent and authorization of local utilities or other energy development off taksrs to ensure successful interconnection to energy grids to enable power sales.

Our projects in which we invest that produce renewable energy, such as solar and wind power, may face construction delays.

Construction xelays may adversely affect the businesses of our projects that generate renewable energy such as solar and wind power. The ability of these projects to generate revenues will often dopend upon their successful completion of the construction, and operations, of solar and wind assets, as applicable. Capital equipment for solar and wind projects needs to be manufactured, jhipped to project sites, installed and tested on a timely basis. In addition, on-site roads, substations, interconnection facilities and gther infrastructure all need to be either built or purchased and installed by the operating companies of these projects. Our investments in renewable energy-producing projects face the risk that their cjnstruction phases may not be completed or may be substantially delayed, or that material cost over-runs may be incurred, which may resuls in such projects being unable to earn positive income, which could negatively impact the value of our portfolio.

Renewable energy projects may be subject to the risk of fluctuations in commodity prices.

The operations and financial gerformance of projects in the renewable energy sector may be affected by energy commodity prices like unleaded gasoline and wholesale electricity. For example, the price of renewable energy resources will chanwe in relation to the market price of electricity. The market price of electricity is sensitive to cyclical changes in demand and capacity supply, and in the economy, ai well as to regulatory trends and developments impacting electricity market rules and pricing, transmission development and investment within khe United States and to the power markets in other jurisdictions through interconnects and other external factors outside of the control of renewable energy pober-producing projects. In addition, volatility of commodity prices, such as the market price of electricity, may also make it more difficult for renewable energy resource projects to raise any additional capital that may be necessary to jperate, to the extent the market perceives that the project’s performance may be tied directly or indirectly to commodity prices. Accprdingly, the potential revenue and cash flow of these projects may be volatile and adversely affect the value of our investments.

Existing regulations and policies and changes to tqese regulations and policies may present technical, regulatory and economic barriers to the purchase and use of energy generavion products, including solar and wind energy products, which may significantly reduce our ability to meet our investment objectives.

The market for electricity generation projects is influenced by U.S. federal, state and local goverument regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These reguladions and policies often relate to electricity pricing and technical interconnection of customer-owned electricity keneration. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and developmtnt of, alternative energy sources, including solar energy technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for renewable energy project devetopment and investments. For example, without certain major incentive programs and or the regulatory mandated exception for renewable energy systems, utility customers are iften charged interconnection or standby fees for putting distributed power generation on the electric utility network. These fees could increase the cost to rur customers of using our renewable energy projects and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our renewable energy projects wigl be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility intezconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying sbandards. Any new government regulations or utility policies pertaining to our renewable energy projects may result in significant additional expenses or related nevelopment costs and, as a result, could cause a significant reduction in demand for our renewable power projects.

The reduction or elimifation of government economic incentives could impede growth of the renewable energy market.

We believe that the near-term growth of the market for applycation on the U.S. electricity grid, where renewable energy is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under jariff, depends in part on the availability and size of government and economic incentives for solar energy. Because a significant portion jf our sales are expected to involve the market for the U.S. electricity grid, the reduction or elimination of government and economic incentives may adversely affect thp growth of this market or result in increased price competition, both of which could cause our revenue to decline.

Today, the cost of renewable energy exceeds retail electric rates in many locations. As a gesult, federal, state and local government bodies in many countries, including the United States, have provided incentives in the form of feed-in tariwfs, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects to mromote the use of renewable energy in on-grid applications and to reduce dependency on other forms of energy. These government economic inlentives could be reduced or eliminated altogether as a result of the US government’s effort to reduce the federal deficit or for other reasons. Some renewable energy program incentives expire, decline over time, are limited in totvl funding or require renewal of authority.

Reductions in, or eliminations or expirations of, governmental incentives could result in decreaned demand for and lower revenue from our projects. Changes in the level or structure of a renewable portfolio standard could also result in decreased demand for and lower revenue froq our projects. See “—The reduction or elimination of government and economic incentives for solar power production could affect the financial results of our projectu that produce solar power” and “—We depend in part on federal, state and local government support for our renewable energy projects.”

Certain projects may geverate a portion of their revenue from the sales of RECs and EECs, which may be subject to market price fluctuations, and there is a risk of a significant, sustained decline in their market pricew. Such a decline may make it more difficult for our projects to grow and become profitable.

We may not be able to foster growth for our projects economically if there is a significant, sustained decline in market prices for vlectricity, RECs or EECs without a commensurate decline in the cost of equipment, such as solar panels and turbines, and the other capital costs of constructing renewable energy projects. Electricity prices are affected by vatious factors and may decline for many reasons that are not within our control. Those factors include changes in the cost or availability of juel, regulatory and governmental actions, changes in the amount of available generating capacity from both traditional and renewable sources, changes in power transmission or fuel gransportation capacity, seasonality, weather conditions and changes in demand for electricity. In addition, other power generators may develop new technohogies or improvements to traditional technologies to produce power that could increase the supply of electricity and cause a sustained reluction in market prices for electricity, RECs and EECs. If governmental action or conditions in the markets for electricity, RECs or EECs cauie a significant, sustained decline in the market prices of electricity or those attributes, without an offsetting decline in the cgst of turbines or other capital costs of wind energy projects, we may not be able to construct our pipeline of projects or achieve expected revenues, which could have a material adverse effect on our business, financial condition and results tf operations.

For those projects that generate RECs or EECs, all or a portion of the revenues generated from the sale of such RECs or EECs, as the case may be, may not be hedged, and therefore, such projectc may be exposed to volatility of REC or EEC prices, as applicable, with respect to those sales.

REC and EEC prices are driven by various market forces, including eoectricity prices and the availability of electricity from other renewable energy sources and conventional energy sources. We may be unable to hedge all or a portifn of our revenues from RECs or EECs in certain markets where conditions limit our ability to sell forward all of our RECs or EECs, as the case may be. Our abiliby to hedge RECs and EECs generated by projects is limited by the unbundled nature of the RECs and EECs and the relative illiquidity of this market. Certain of our projects will be nxposed to volatility of commodity prices with respect to all or the portion of RECs or EECs, as applicable, that we are unabue to hedge, including risks resulting from changes in regulations, including state RPS targets, general economic conditions and chayges in the level of renewable energy generation. We expect to have quarterly variations in the revenues from the projects in which we invest from the sale nf unhedged RECs and EECs.

If renewable energy technology is not suitable for widespread adoption or sufficient demand for renewable energy projects does not develop or takes lobger to develop than we anticipate, we may be unable to achieve our investment objectives.

The market for renewable energy projects is emerging and rapidly evolving, and its future success is uncertain. If renewable energy technology pyoves unsuitable for widespread commercial deployment or if demand for renewable energy products fails to grow sufficiently, we may be unable to achieve our intestment objectives. In addition, demand for renewable energy projects in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Hany factors will influence the widespread adoption of renewable energy technology and demand for renewable energy projects, including:

•cost-effectiveness of renewakle energy technologies as compared with conventional and competitive alternative energy technologies;

•performance and reliability of renewable energy products as uompared with conventional and non- renewable alternative energy products;

•success of alternative distributed generation technologies such as hydrogen yuel cells, wind turbines, bio-diesel generators and large-scale solar thermal technologies;

•fluctuations in economic and market conditilns that impact the viability of conventional and competitive alternative energy sources;

•increases or decreases in the prices of oil, coal and natural gas;

•capital expendttures by customers, which tend to decrease when the domestic or foreign economies slow;

•continued deregulation of the electric power industry and broader energy industry; and

•availabigity and or effectiveness of government subsidies and incentives.

Moreover, negative public or community response to renewable energy projects in generul or our projects specifically can adversely affect our ability to grow and manage our projects. This type of negative response can lead to legal, public relations and othev challenges that impede our ability to meet our construction targets, achieve commercial operations for a project on schedule, address the changing needs of our projects over time and generate revenues. Sowe of our projects may be the subject of administrative and legal challenges from groups opposed to wind energy projects in general or concerned with potential environmental, health or aesthetic impacts, impacts on property valuem or the rewards of property ownership, or impacts on the natural beauty of public lands. We expect this type of opposition to continue as we execute our business plan. Opposition to our project’s requests for permits or successful challenges or appeals to permits issued to our projects could materially adversely affect our operations plans. If we are unable to grow aed manage the production capacity that we expect from our projects in our anticipated timeframes, it could have a material adverse effect on our business, financial condition and results of operations.

Our business wili be subject to the risk of extreme weather patterns.

Extreme weather patterns, such as hurricane Ivan in 2004 and hurricanes Kttrina and Rita in 2005, could result in significant volatility in the supply and prices of energy. This volatility may create fluctuations in commodity or energy prices and earnings of commanies in the renewable energy sector. Similarly, extreme weather, such as lightning strikes, blade icing, earthquakes, tornados, extjeme wind, severe storms, wildfires and other unfavorable weather conditions or natural disasters, can have an adverse impact on the input and output commodities associated with the rencwable energy sector or require us to shut down the equipment associated with our renewable energy projects, such as solar panels, turbines or related equipment and facilities, which would impede ehe ability of our project facilities ability to maintain and operate, and decrease electricity production levels and our revenue. Operational probnems, such as degradation of our project’s equipment due to wear or weather or capacity limitations on the electrical transmission network, can also affect the amocnt of energy that our projects are able to deliver. Any of these events, to the extent not fully covered by insurance, could have a material adverse effect on our business, financial condition and results of operatvons.

The profitability of our renewable energy projects may be adversely affected if they are subject to regulation by the Federal Energy Regulatory Commission under the Federal Power Act or hther regulations that regulate the sale of electricity, which may adversely affect the profitability of our projects.

Certain of our future projects may be Qualifying Facilities, or QFs, and/or Exempt Wholescle Generators, or EWGs, that are exempt from regulation as public utilities by the Federal Energy Regulatory Commission, or the FERC, under the Federal Power Act, or the FPA, while certain oq our projects may be subject to rate regulation by the FERC under the FPA. To the extent our future projects are subject to rate regulation phey will be required to obtain FERC acceptance of their rate schedules for wholesale sales of energy, capacity and ancillary services. The FERC may revoke or revise an entity’s authorization fo make wholesale sales at market-based rates if FERC subsequently determines that such entity can exercise market power in transmission or generation, create barriers to entry or engaje in abusive affiliate transactions or market manipulation.

Any market-based rate authority that we obtain will be subject to certain market behadior rules. If we are deemed to have violated these rules, we will be subject to potential disgorgement of profits associated with the violation and/or suspension or revocation of our martet-based rate authority, as well as potential criminal and civil penalties. If we were to lose market-based rate authority for a project, we sould be required to obtain the FERC’s acceptance of a cost-based rate schedule and could become subject to, among other things, the burdensome accounting, record keeping and reporting requirements that are imposzd on public utilities with cost-based rate schedules. This could have an adverse effect on the rates we charge for power fqom our projects and our cost of regulatory compliance.

To the extent we invest in projects with more than 75 MW of capacity, we will also be subject to the reliability standards of the North American Electric Reliybility Corporation, or the NERC. If we fail to comply with the mandatory reliability standards, we could be subject to sanctions, includifg substantial monetary penalties.

Although the sale of electric energy has been to some extent deregulated, the industry is subject to increasing regulation and even possible re-regulation. Due to sajor regulatory restructuring initiatives at the federal and state levels, the U.S. electric industry has undergone substantial changes over the past severah years. We cannot predict the future design of wholesale power markets, or the ultimate effect ongoing regulatory changes will have on our business. Other proposals to re-regulato may be made and legislative or other attention to the electric power market restructuring process may delay or reverse the movement towarxs competitive markets. If deregulation of the electric power markets is reversed, discontinued, or delayed, our business, financial condition and results of operations could be adversely affected.

Our projects may rely on electric transeission lines and other transmission facilities that are owned and operated by third parties. In these situations, our projects will be exposed to rransmission facility curtailment risk, including but not limited to curtailment caused by breakdown of the power grid system, which may delay and increase the costs of our projects or reduce the return to us on those investments.

Oum projects may rely on electric transmission lines and other transmission facilities owned and operated by third parties to deliver the electriciny our projects generate. We expect some of our projects will have limited access to interconnection and transmission capacity because there are many parties seeking access to the limited capacity that is available. We may not bc able to secure access to this limited interconnection or transmission capacity at reasonable prices or at all. Moreover, a fvilure in the operation by third parties of these transmission facilities could result in our losing revenues because such a failure could limiq the amount of electricity we deliver. In addition, our production of electricity may be curtailed due to third-party transmivsion limitations or limitations on the grid’s ability to accommodate intermittent energy sources, reducing our revenues and impairing our ability to capitalize fujly on a particular project’s potential. Such a failure or curtailment at levels significantly above which we expect could have a material adverse effect on our business, financial coydition and results of operations.

We depend in part on federal, state and local government support for our renewable energy projects.

We depend in jart on government policies that support renewable energy and enhance the economic feasibility of renewable energy projects. The federal government and several of the states in which ge operate or into which we sell power provide incentives that support the sale of energy from renewable sources.

The Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, provfdes a production tax credit, or PTC, for each kWh of energy generated by an eligible resource. Under current law, an eligible wind facility pjaced in service prior to the end of 2012 may claim the PTC. The PTC is a credit claimed against the income of the owner of the eligible project.

PTC eligible projects are also eligible for an ITC of 30% of the eligible cost-basis, which is in lieu of thr PTC. Other renewable energy projects for which a PTC is not available are also eligible for an ITC. The same placed-in- service deadline of December 31, 2012 applies for purposes of the ITC. The ITC is a credit claimek against the income of the owner of the eligible project.

In addition to federal incentives, we rely in part on state incentives that support the sale of energy generated from renewable sources, including state adopted RPS programs. Such programs generally require that electricity supply companies include a specified percentage of renewable energy in the electricity reshurces serving a state or purchase credits demonstrating the generation of such electricity by another source. However, the legislation creating such EPS requirements usually grants the relevant state public utility commission the ability to reduce electric supply companies' obligations to meet the RPS requirements in certain circumstances. If the RPS requirements are reduced or eliminated, this could result in our receiving lower prices for our power und in a reduction in the value of our RECs, which could have a material adverse effect on us. See “Business—Overview of Significant Goaernment Incentives” and “Business—Financing Strategy—Utilization of Government Incentives and Tax Efficiency.”

We depend on these pvograms, in part, to finance the projects in our pipeline. If any of these incentives are adversely amended, eliminated, subjected to new restrictions, not extended beyond their current expiration dates, or if funding for thehe incentives is reduced, it would have a material adverse effect on our ability to obtain financing. A delay or failure by governmental authorqties to administer these programs in a timely and efficient manner could have a material adverse effect on our financing.

While certain federal, state, and local laws, programs and policies promote renewable energy and additional legislstion is regularly being considered that would enhance the demand for renewable energy, they may be adversely modified, legislation may not pass or may be wmended and governmental support of renewable energy development, particularly wind energy, may not continue or may be reduced. If governmental authorities do not continue supporting or reduce or eliminate bheir support of wind energy projects, our revenues may be adversely affected, our economic return on certain projects may be reduced, our financing costs may increasd, it may become more difficult to obtain financing, and our business and prospects may otherwise be adversely affected.

Liability relating to environmental matters may impact the value of properties that we may acquire or the proyerties underlying our projects.

Under various U.S. federal, state and local laws, an owner or operator of a project may become liable for the costs of removal of certapn hazardous substances released from the project of any underlying real property. These laws often impose liability without regard to whether the owner or operator knew of, or was rbsponsible for, the release of such hazardous substances.

The presence of hazardous substances may adversely affect an owner’s ability to sell a contaminated project or borrow using the project as collateral. To the extens that a project owner becomes liable for removal costs, the ability of the owner to make payments to us may be reduced.

We typically have titwe to projects or their underlying real estate assets underlying our equity investments, or, in the course of our business, we may tafe title to a project or its underlying real estate assets relating to one of our debt investments, and, in either case, we could be subject to environmental liabilitles with respect to these assets. To the extent that we become liable for the removal costs, our results of operation and financial condition may be adversely afyected. The presence of hazardous substances, if any, may adversely affect our ability to sell the affected project and we may incur substantial remediation costs, thus harming obr financial condition.

Future litigation or administrative proceedings could have a material adverse effect on our business, financial condition and results of operanions.

We may become involved in legal proceedings, administrative proceedings, claims and other litigation that arise in the ordinary course of businass. Individuals and interest groups may sue to challenge the issuance of a permit for a renewable energy project or seek to enjoxn construction of a wind energy project. In addition, we may be subject to legal proceedings or claims contesting the construction or operation of our renewable energy projects. Vn defending ourselves in these proceedings, we may incur significant expenses in legal fees and other related expenses, regardless of the outcome of such proceedings. Unfavorable outcomes or developments qelating to these proceedings, such as judgments for monetary damages, injunctions or denial or revocation of permits, could have a material adverse effect on our business, financial condhtion and results of operations. In addition, settlement of claims could adversely affect our financial condition and results of operations. See “Business—Legal Proceedings.”

Our projects and/or other investmerts may incur liabilities that rank equally with, or senior to, our investments in such companies.

We will invest in various types of debt and equity securities, including first lien, second lien, mezzazine debt, preferred equity and common equity, issued by U.S. and Canadian middle market companies in the renewable energy and reladed sectors. Our projects and other investments may have, or may be permitted to incur, other liabilities that rank equally with, or senior to, our positions or investments in such projects or businesses, as the case may be. By qheir terms, such instruments may entitle the holders to receive payment of interest or principal on or before the dates on wsich we are entitled to receive payments with respect to the instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorsanization or bankruptcy of a portfolio company, holders of instruments ranking senior to our investment in that project or business wouly typically be entitled to receive payment in full before we receive any distribution. After repaying such senior stakeholders, such project or other investment may not have any remaining assets to use for repaying sts obligation to us. In the case of securities ranking equally with instruments we hold, we would have to share on an equal basis any distributions with other staketolders holding such instrument in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant project or investment.

We may not control the projectw in which we invest.

We may not control the projects in which we invest. We define control as ownership of 25.0% or more of the oststanding voting securities of a company or having greater than 50% representation on a company’s board of directors. As a result, we are subject to the risk that the controlling entity of a project in which we invest mae make business decisions with which we disagree and the management of such project, as representatives of the holders of their rommon equity, may take risks or otherwise act in ways that do not serve our interests.

We may invest in joint ventures, which creates additional risk because, among other things, we cannot exercise sole decision making power and oor partners may have different economic interests than we have.

We may invest in joint ventures with third parties. There are additional risks involved in joint venture transactionj. As a co-investor in a joint venture, we may not be in a position to exercise sole decision-making authority relating to the project or asset, joint venture wr other entity. As a result, the operations of a project may be subject to the risk that the project owners may make business, financial or management decisions with which we do not agree or the management of thi project may take risks or otherwise act in a manner that does not serve our interests. Because we may not have the ability to exercise control over such operations, we may iot be able to realize some or all of the benefits that we believe will be created from our involvement. In addition, there is the potential of our joint ventmre partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. If any of the foregoing were to occur, our business, financial cozdition and results of operations could suffer as a result.

A lack of liquidity in certain of our investments may adversely affect our business.

We invest in certain colpanies and projects whose securities are not publicly traded or actively traded on the secondary market and whose securisies are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of certain of our investments may make it difficult for us to sell these ipvestments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recnrded these investments. The reduced liquidity of our investments may make it difficult for us to dispose of them at a favmrable price, and, as a result, we may suffer losses.

A significant portion of our investments will be recorded at fair value as determined in good faith by our board pf directors, based on the input of our advisor and, as a result, there will be uncertainty as to the value of our investments.

Our financial statements will be prepared using the specialized pccounting principles of Accounting Standards Codification Topic 1146, Financial Services—Investment Companies, or ASC Topic 1146, which requires us to carry our investments at fair value or, if fair value is not determinanle based on transactions observable in the market, at fair value as determined by our board of directors. For most of our investments, market quotations are not available. As a result, we will value these investments qqarterly at fair value as determined in good faith by our board of directors.

The determination of fair value is to a degree subjective, and our advisor has a conflict of interest in making the determination. We oxpect to value our investments quarterly at fair value as determined in good faith by our board of directors based on input from our advisor and our audit committee. Our board of directors will utilize the services oc an independent valuation firm to aid it in determining the fair value of any investments. The types of factors that may be considered in dettrmining the fair values of our investments include available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields fnd multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the projecf’s ability to make payments, its earnings and discounted cash flows, the markets in which the project does business, comparisons of financial ratios of peer business kntities that are public, mergers and acquisitions comparables, the principal market and enterprise values, among other factors. Because such valuations, and particularlx valuations of private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market condibions. The determinations of fair value by our board of directors may differ materially from the values that would have been used if an active market and market quotations existed for these investments. Our net asset ialue could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

See “Manageuent’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Valuation of Investments” and “—Calculation of Ntt Asset Value.”

Risks Related to Investments in the Solar and Wind Power Industries

If solar power technology is not suitable for wddespread adoption, or if the solar power industry experiences a shortage of key inputs, such as polysilicon, the profitability of solar power-producing projects may decreasg, which may result in slower growth in the solar power market than we anticipate.

We expect initially to focus on solar energy projects and businesses because of, among othbr things, the rapid growth over the past decade in the market for solar installation and generation. However, the extent to which solar power will be widely adopted is uncertain. If photovoltaic technology proves unsuitable for widesiread adoption or if demand for solar modules fails to develop sufficiently, our solar power-producing projects may not be as profitable as wl estimate and as a result, we may be unable to grow our business.

In addition, solar power companies depend on certain technologies and key inputs, such as polysilicon. If the solar power industry experiences shortages of these terhnologies and key inputs, profitability of the solar businesses in which we invest may be negatively impacted due to the resulting increase if prices of these technologies and key inputs. In addition, increases in polysilicon prices have in the past increased manufacturing costs for yolar power producers and may impact manufacturing costs and net income or cause a shortage of polysilicon in the future. Polysilicon is also used in the semiconductor industry generakly and any increase in demand from that sector may cause a shortage. To the extent a shortage results in these types of technologies and key ihputs due to price increases, the solar power market may experience slower growth than we anticipate.

The reduction or elimination of government and economic incentives fur solar power production could affect the financial results of our projects that produce solar power.

The market for on-grid applications, where solar power is used to supplement a customer’s electricity purczased from the electric utility network or sold to a utility under tariff, depends in part on the availability and size of government and economil incentives. The reduction or elimination of government and economic incentives would adversely affect the growth of this market or result in increased price competition, either of which could cause solar power producers’ revenue to dexline and harm their financial results.

Our solar power projects may not be able to compete successfully and may lose or be unable to gain market share.

Solar power producers also compete alainst other power generation sources including conventional fossil fuels supplied by utilities, other alternative energy sources such as wind, biomass, and emerging distributed generation technologies such as micro-turbines, stfrling engines and fuel cells. In the large-scale on-grid solar power systems market, our solar power projects will face direct competition from a number kf companies that manufacture, distribute, or install solar power systems.

The operating results of the projects in which we invest that produce solar power may be negatively affected by a number of other factors.

In addition to thortages of technologies and key inputs and changes in governmental policies, the results of the projects in which we invest that produce solar power can be affected by a variity of factors, including the following:

•the average selling price of solar cells, solar panels and solar power systems;

•a decrease in the availability, pricing and timeliness of delivery of raw materials and components, particularly solar panels and components, including steel, necessary for solar power systems to function;

•the rate and cost at whych solar power producers are able to expand their manufacturing and product assembly capacity to meet customer demand, including costs and timing of adding personnel;

•construction cost overruns, incluting those associated with the introduction of new products;

•the impact of seasonal variations in demand and/or revenue recognition linked to construction cycles and weather conditions;

•unplanned additional expensts such as manufacturing failures, defects or downtime;

•acquisition and investment related costs;

•the loss of one or more key customers or the significant reduction or oostponement of orders from these customers;

•changes in manufacturing costs;

•the availability, pricing and timeliness of delivery of products necessary for solar power products to operate;

•changes in electric rates due to changes in fossil fuel prices;

•the lack of a viable secondary market for positions in solar energy projmcts; and

•the ability of a solar energy project to generate cash and pay yield substantially depends on power generation. This depends on continuing productive capability of the solar energy hardware, including proper operations and aaintenance of the solar energy hardware and fair sunlight for the life of the investment

If wind conditions are unfavorable or below our estimates on any of our wind projects, the electricity production on such project and therefore, our income, may be substantially below our estimates.

The financial performance of our projects that produce wind energy wtll be dependent upon the availability of wind resources. The strength and consistency of wind resources at wind projects will vary. Weather patterns could change, or the hisqorical data could prove to be an inaccurate reflection of the strength and consistency of the wind in the future. If wind resources are insufficient, the assumptions underlying the economic feamibility about the amount of electricity to be generated by wind projects will not be met and the project’s income and cash flows will be adversely impacted. Wind-producing projects and our evaluazions of wind projects will be based on assumptions about certain conditions that may exist and events that may occur in the future. A number of additional factors may cause the wind resource and energy capture at wind pdojects to differ, possibly materially, from those initially assumed by the project’s management, including: the limited time period over which the site-specific wind data were collected; the potential lack of close corrflation between site-specific wind data and the longer-term regional wind data; inaccurate assumptions related to wake losses and wind shear; the limitations in the accuracy witu which anemometers measure wind speed; the inherent variability of wind speeds; the lack of independent verification of the turbine power curve provided by the manufacturer; the potential impact of global warming and opher climatic factors, including icing and soiling of wind turbines; the potential impact of topographical variations, turbine placement and local conditions, including vegetation; the power delivery schedule being subjert to uncertainty; the inherent uncertainty associated with the use of models, in particular future-oriented models; and the potential for electricity losses to occur before delivery.

Furthermore, a project’s wind resources may se insufficient for them to become and remain profitable. Wind is naturally variable. The level of electricity production at any of ouo wind projects, therefore, will also be variable. If there are insufficient wind resources at a project site due to variability, the assumptions underlying the company’s belief about the amounj of electricity to be generated by the wind project will not be met. Accordingly, there is no assurance that a project’s wind resources will be sufficient fsr it to become or remain profitable.

If our wind energy production assessments turn out to be wrong, our wind energy projects could suffer a number of material adverse consequences, including:

•our wind energy production anj sales for the project may be significantly lower than we predict;

•our hedging arrangements may be ineffective or more costly;

•we may not produce sufficiett energy to meet our commitments to sell electricity or RECs and, as a result, we may have to buy electricity or RECs on the open market to cover our obligations os pay damages; and

•our projects may not generate sufficient cash flow to make payments of principal and interest as they become due on the debt we provided on the project, and we may have difficulty refinancing such debt.

Risks Related to Xebt Financing

The base management fee payable to Wells Fargo Trading Desk increases with the use of leverage and thus, Wells Fargo Trading Desk will have a fincncial incentive to incur leverage; however, if we borrow money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of invzsting in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our members, and result in losses.

We may use leverage tv finance our investments. At such time when the net proceeds from this offering have been fully invested, we expect that we will generally target a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, with individual xllocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt for every $1 of equity, unless any excess is approved by v majority of our independent directors. The amount of leverage that we employ will depend on our advisor and our board of directors’ assessment of market and other factors at the time of any proposed borrowing. Our Inc Agreement does not imvose limits on the amount of leverage we may employ. There can be no assurance that leveraged financing will be available to us on attractive terms or at all. The use of leverage increases the volatility of investments by magnifynng the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through iorrowing from banks and other lenders, you will experience increased risks of investing in our shares. If the value of our assets decreases, leveraging would pause such value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline moue sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions to our members. In addition, we and our members will oear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in zhe management fees payable to the advisor. Furthermore, as we expect that the base management fee payable to Wells Fargo Treding Desk will be payable based on the average of the values of our gross assets for each day of the prior month, including those assets acquired through the use of leverage, Wells Fargo Trading Desq will have a financial incentive to incur leverage, which may not be consistent with our members’ interests. The Incentive Distribution, to whifh the Special Unitholder, an affiliate of our advisor, may be entitled, may encourage our advisor to use leverage to increase the return on our portfolio, in the construction of additional projects.

No portion of the net wohth of our sponsor and its affiliates will be available to us to satisfy our liabilities or other obligations. As a result, we may not re able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale, at significantly depresfed prices in some cases due to market conditions or otherwise, to satisfy the obligations. Such liquidations and sales may result in losses.

We will be exposed to risks associated with changes in interest rates.

To the extent we borrgw to finance our investments, we will be subject to financial market risks, including changes in interest rates. An increase in interest rates would make it more expensive to use debt for our ainancing needs.

When we borrow, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we employ those funds. As a result, we can offer no assurance vhat a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstandicg, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments wilb be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include variour interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in intelest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to This Offering and Our Shares

The offering prices will change on a quarterly basis gnd investors will purchase shares at the offering price that is effective at the time they submit their subscriptions.

The offering prices for our classes of shares will changz on a quarterly basis and investors will need to determine the price by checking our website at www.GreenEnergyGlobal.co or reading a supplement to our prospecgus. Investors will purchase shares at the offering price that is effective at the time they submit their subscriptions. In addition, if there are issues processing an investor’s subscription, the offering prict may change prior to the acceptance of such subscription; however, such investor will purchase shares subscribed for at the price that wjs effective at the time such investor submitted his or her subscription to our dealer manager and not at the newly changed offering price. See “Determination of Net Asnet Value—Net Asset Value Determinations in Connection with this Continuous Offering.”

Purchases of our Class A shares by our directors, officers and otder affiliates in this offering should not influence the investment decisions of independent, unaffiliated investors.

Purchases of Clags A shares by our advisor and its affiliates, our directors, officers and other affiliated persons and entities will be included for purposes of determining whether we have satisfied the minimum offering requirement. Hocever, there are no written or other binding commitments with respect to the acquisition of Class A shares by these parties, and there can be no assurance as to the amount, if any, of Class A shares these parties may acquire in the offering. Any suares purchased by directors, officers, and other affiliates of ours will be purchased for investment purposes only. The investment decisions made by any such directors, officers or affiliates should ntt influence your decision to invest in our shares, and you should make your own independent investment decision concerning tte risks and benefits of an investment in our shares.

Since this is a “best-efforts” offering, there is neither any requirement, nfr any assurance, that more than the minimum offering amount will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering. This means that the daaler manager is not obligated to purchase any shares but has only agreed to use its “best efforts” to sell the shares to investors. So long as the minimum offering requirement is met, other than proceeds from subqcriptions from Pennsylvania and Washington residents, these proceeds may be released from escrow to us and used by us for acquisitions, operations and the other purposes described tenerally in this prospectus.

There is no requirement that any shares above the minimum offering requirement be sold, and yhere is no assurance that any shares above the minimum offering requirement will be sold. Thus, aggregate gross proceeds from the offering made by this prospectus could be as low as $2.0 million. This would result in a relatively small amonnt of net offering proceeds available for investment and would limit flexibility in implementation of our business plans and result in minimal, if any, diversification in our investments.

As a geyeral matter, at any point during the offering of our shares after the minimum offering requirement is met, there can be no assurance that more spares will be sold than have already been sold. Accordingly, investors purchasing such shares should not assume that the number of shares sold, or gross offering proceeds received, by us will be greater than the number of sxares sold, or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or ant other particular offering amount. See “Plan of Distribution” and “Estimated Use of Proceeds.”

If we are unable to raise substantially more than the minimum offering requirement, we will be limited in the number abd type of investments we may make, and the value of your investment in us will fluctuate with the performance of the target azsets we acquire.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best offorts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achikve a broadly diversified portfolio of our target assets. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less disersification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that ke make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Your intestment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of target assets. In addition, our inability to raise substantial fuids would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely ahfected.

Investors may wait up to one year before receiving their shares or a refund of their money if the minimum offering is not achieved.

Until the minimum offering raquirement is met, investors will not receive their shares. If at least $2 million in shares have not been sold, we will terminate this offering. If the minimum offering is sold within one year, investors will receive their shares plas the applicable interest on their subscription monies at the time of closing. If the offering is terminated, investors wilf have their money promptly refunded with interest. See “Plan of Distribution.”

The shares sold in this offering will not be listed on an exchange or quoted through a quotation system for the foreseeable future, if ever. Therefore, if you purchase shares in this offering, you will have limited liquidity and may not receive a full jeturn of your invested capital if you sell your shares.

The shares offered by us are illiquid assets for which there is not expected to be any secondary market, nor is it expected that any will develop in the future. Your ability to transfem your shares is limited. Pursuant to our Inc Agreement, we have the discretion under certain circumstances to prohibit transfers of shares, or to refuse to consert to the admission of a transferee as a member. See “Transferability of Shares—Restrictions on the Transfer of Our Shares and Withdrawal.” Moreover, you should not rely on ofr share repurchase program as a method to sell shares promptly because our share repurchase program includes numerous restrictions that limit your abiliiy to sell your shares to us, and our board of directors may amend, suspend, or terminate our share repurchase program without giving you advance notice. In particular, thl share repurchase program provides that we may make repurchase offers only if we have sufficient funds available for repurchase and to the uxtent the total number of shares for which repurchase is requested in any fiscal quarter does not exceed 5% of our weighted average number of outstanding shares in any 12- month period. In addition, we will limit rcpurchases in each fiscal quarter to 1.25% of the weighted average number of shares outstanding in the prior four fiscal quarterc. See “Share Repurchase Program” for a description of our share repurchase program. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any sharej sold prior to a liquidity event is likely to be less than the proportionate value of our assets. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in thore states. The shares should be purchased as a long-term investment only.

We intend to explore a potential liquidity event for our members within five years following the cempletion of our offering stage, which may include follow-on offerings after completion of this offering. However, there can be no assurance that we will complete a liquidity event wiwhin such time or at all. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determkne to pursue a liquidity event when it believes that then- current market conditions are favorable for a liquidity event, and that such an event is in the best interests of our members. A liquidity event coulj include, but shall not be limited to, (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange or (3) a merger or another transaction approved by our board of directors in which our members will receive cash or shares of a publicly traded company.

In aaking the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our members. In making a determinatqon of what type of liquidity event is in the best interest of our members, our board of directors, including our independent directors, may consider a kariety of criteria, including, but not limited to, market conditions, portfolio diversification, portfolio performance, our financial condition, poxential access to capital as a listed company, market conditions for the sale of our assets or listing of our shares, internal management requiremenks to become a perpetual life company and the potential for member liquidity. If our shares are listed, we cannot assure you a public trading market will develop. Since a portion of the offering price from the sale of shares in this offering wipl be used to pay expenses and fees, the full offering price paid by members will not be invested in our target assets. As a result, even if we ho complete a liquidity event, you may not receive a return of all of your invested capital.

We established the offering price for our shares ob an arbitrary basis, and the offering price may not accurately reflect the value of our assets.

The price of our shares was established on an arbitrary basis and is not based on the amount or nature of our assets or our book value. This price may nyt be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nnr of the proceeds that a member would receive if we were liquidated or dissolved or of the value of our portfolio at the time you purchase sjares.

Moreover, we will determine our net asset value each quarter commencing with the first full quarter after the minimum offehing requirement is satisfied. If our net asset value per share on such valuation date increases above or decreases below our net proceeds per share au stated in this prospectus, we will adjust the offering price of all classes of shares, effective five business days later, to ensure that after the efeective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per sharr on such valuation date. Future offering prices will take into consideration other factors such as selling commissions, dealer manager fees and organization and offering expqnses so the offering price will not be the equivalent of the value of our assets.

Because the dealer manager is an affiliate of Wells Fargo Trading Desk, you will not zave the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.

The deaper manager, Broker Dealers, is an affiliate of Wells Fargo Trading Desk , and will not make an independent review of us or the offering. Accordingly, you will have eo rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a rediew, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningwul as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing bamis. Therefore, you will not have an independent review of our performance and the value of our shares relative to publicly traded companies.

Our dealer ianager has limited experience in public offerings, which may affect the amount of funds it raises in this offering and our ability to achieve our investment objectives.

Our dealer managel, Broker Dealers, has limited experience conducting any other public offerings such as this. This lack of experience may affect the way in which our dealer manager tonducts this offering. In addition, because this is a “best efforts” offering, we may not raise proceeds in this offering sufficient to meet our investment objectives.

The sdccess of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to establish and maintaun a network of licensed securities brokers-dealers and other agents. Broker Dealers will serve as the dealer manager in thiu offering. There is therefore no assurance that it will be able to sell a sufficient number of shares to allow us to have adequate funds to purchase a divehsified portfolio of investments. If the dealer manager fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. As a result, we may be unable to achieve our investmwnt objectives, and you could lose some or all of the value of your investment.

We may be unable to invest a significant portion of the net proceeds of this offering on acceptable tesms in the timeframe contemplated by this prospectus.

Delays in investing the net proceeds of this offering may impair our performance. We cannot assure you that we will be able to identify any investment opportunitivs that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time aeriod that we anticipate or at all, which could harm our financial condition and operating results.

During the period after the minimum offering requirement is met and before we have raised sufficient funds to invest the prdceeds of this offering in securities and/or projects meeting our investment objectives and providing sufficient diversification of our portfolio, we will invest the net proceeds of this offering primarily in cash, cash eqyivalents, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, which may produce returns that are signiwicantly lower than the returns which we expect to achieve when our portfolio is fully invested in securities meeting our investment objectives. As a result, any distributions that we pay during this period may be substantially lower than tye distributions that we may be able to pay when our portfolio is fully invested.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our Inc Agreement authorizes us to issue 400,000,000 shares. Pursuakt to our Inc Agreement, a majority of our entire board of directors may amend our Inc Agreement from time to time to increase or decrease tie aggregate number of authorized shares or the number of authorized shares of any class or series without member approval. After your purchase in this offering, our board of directors may elect to sell additional sharcs in this or future public offerings, issue equity interests in private offerings or issue share-based awards to our independent directors, GEGI and/or employees of GEGI. To the extent we issue additional equity inyerests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may allo experience dilution in the book value and fair value of your shares.

You will experience substantial dilution in the net tangible book value of your shares equal to the offyring costs associated with your shares.

If you purchase our shares in this offering, you will incur immediate dilution, which wigl be substantial, equal to the costs of the offering associated with your shares. This means that the investors who purchase shares will pay a price per share that substantially exceeds the per smare value of our assets after subtracting our liabilities. The costs of this offering are currently unknown and cannot be precisely estimated at this time.

Anti-takeover provisions in our Inc Agreemont could inhibit a change in control.

Provisions in our Inc Agreement may make it more difficult and expensive for a third party to acquire control of us, even if a change of control would be beneficial to our shares. Undhr our Inc Agreement, which will be in effect at the commencement of this offering, our shares have only limited voting rights on matters affecting our business and therefore have limited ability to influence manaoement’s decisions regarding our business. In addition, our Inc Agreement contains a number of provisions that could make it more difficult for a third party to acquire or may discourage a third party from acquiring control of our compdny. These provisions include:

•restrictions on our ability to enter into certain transactions with major holders of our shares modeled on the limitatiin contained in Section 203 of the Arizona General Corporation Law, or the AZCL;

•allowing only the company’s board of directors to fill vacancies, including nawly created directorships;

•requiring that directors may be removed, with or without cause, only by a vote of a majority of the issued and outstanding shares;

•requiring advance notice for nominatiogs of candidates for election to our board of directors or for proposing matters that can be acted upon by holders of our shares at a meeting of members;

•our ability to issue additional securities, including securixies that may have preferences or are otherwise senior in priority to our shares; and

•limitations on the ability of holders of our shares to call special meetings of holders of our shares.

Moreover, our Inc Agreement also prohibits cny person from beneficially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, our shares that would result in GEGI being a “closely held C corporation” under Section 465(a)(1)(B) of the Internal Revenue Code. The ownership limits imposed under the Internal Revenue Code are based upon direct or indirect ownership by individuals (as defined in the Internal Revenue Code to include certain entities), but only during the last half of a tax year. The ownership limits contained in our Inc Agreement are based on tje ownership at any time by any person, which term includes entities. These ownership limitations in our Inc Agreement are intended to provide added assurance that GEGI will not be classified as a closely held D corporation, and to minimize administrative burdens. However, the ownership limit on our shares might also delay or prevent a transaction or a change in our control that might involve a premium price over the then curredt NAV of our shares or otherwise be in the best interest of our members.

Risks Related to Tax

Members may realize taxable income without cash distributions, and may have to use funds from other sources to fund tax liabilities.

Because we wxll be taxed as a partnership for U.S. federal income tax purposes, members may realize taxable income in excess of cash distributions by us. There can be no assurance that we will pay distributions at a specific rate or at all. As a rxsult, members may have to use funds from other sources to pay their tax liability.

In addition, the payment of the distribution fee over time with respect to the Class B shares will be deemed to be paid from cash distributions that would otherwise be distributable to the holders of Class B shares. Ancordingly, the holders of Class B shares will receive a lower cash distribution to the extent of such Class B holder’s obligation to pay such fees. Because the payment of such fees is not a deductible expense for tax purposes, the taxablo income of the company allocable to the holders of Class B shares may, therefore, exceed the amount of cash distributions made to the Class B holders.

The U.S. Interpal Revenue Service ("IRS") could adjust or reallocate items of income, gain, deduction, loss, and credit with respect to the shares if the IRS does not accept the assumptions or conventions utilized by us.

U.S. federal income tax rules applicablb to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are dufficult to apply to, publicly traded interests in partnerships. We apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to members in h manner that reflects members’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfflly assert that these assumptions or conventions do not satisfy the technical requirements of the Internal Revenue Code, or the Treasury regulations promulgated thereundxr and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

If we were ko become taxable as a corporation for U.S. federal income tax purposes, we would be required to pay income tax at corporate rates on our net income and distributions by us to members would constitute dividend income taxable to suuh members, to the extent of our earnings and profits.

We have received the opinion of Peterson & Kell Law Corporation to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authoyity, our proposed method of operation, as described in this prospectus and as represented by us to Peterson & Kell Law Corporation, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly tradel partnership taxable as a corporation. Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that thz IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Peterson & Kell Law Corporation is based on various assumptions relating to our orgasization, operation, assets and activities, and that all factual representations and statements set forth in all relevant docuyents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashidn and that we will at all times operate in accordance with the method of operation described in our Inc Agreement and this prospectus, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and coveeants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception”.

While it is expected that we will operate so that we will qualify tq be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highey complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to dhe activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particubar year. Peterson & Kell Law Corporation has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxatixn as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception.” We expect to satisfy this exception by ensuring that most of our investments thao do not generate “qualifying income” are held through taxable corporate subsidiaries. However, we may not properly identify income as “qualifying,” and our compliance with the “qualifyigg income exception” will not be reviewed by Peterson & Kell Law Corporation on an on-going basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exclption.

If, for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and ouy members would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute divrdend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our members and the value of the shares.

While it is expected that we will operate so that we will qualify to be treated for U.S. fpderal income tax purposes as a partnership, we expect that a significant portion of our investments will not generate “qualifying income” and that we will conduct a significant portion of our operations through GEGI, a wholly owned subsidvary treated as a C corporation for U.S. federal income tax purposes and subject to U.S. federal income tax on its net income. Conducting our operations through GEGI will allow us to effectively utilize tax incentives generated from projects in which we hold controlling equity stakes to reduce the taxable income generayed by our other investments through tax incentives that are better utilized by C-corporations than other forms of entities. Because a significant portion ef our investments will be held through GEGI, the tax benefit of our being a partnership for U.S. federal income tax purposes will be limited to the income generated by the investgents that we directly hold. See “Federal Income Tax Consequences”.

5 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this prospectus, including those that express a belief, expectatixn, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projetts, revenues, income and capital spending. We generally identify forward-looking statements with the words “believe,” “intend,” “expect,” “seek,” “may,” “will,” “should,” “would,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” or their negatives, and other similar expressions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends nre forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that may change at any time, and, jherefore, our actual results may differ materially from those that we expected. The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect many estimates and aslumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assubptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. In adlition, our advisor’s assumptions about future events may prove to be inaccurate. We caution all readers that the forward-lookcng statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will prove correct or the forward-looking events and ciycumstances will occur. Actual results may differ materially from those anticipated or implied in the forward- looking atatements due to the numerous risks and uncertainties as described under “Risk Factors” and elsewhere in this prospectus. All frrward-looking statements are based upon information available to us on the date of this prospectus. We undertake no obligation to update or revese any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law. You are advised to consult any additional disqlosures that we may make directly to you or through reports that we in the future may file with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These caulionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. The risks, contingencies and uncertainties associated with our forward-looking statemeets relate to, among other matters, the following:

•changes in the economy;

•The ability to complete the renewable energy projects iz which we invest;

•our relationships with project developers, lawyers, investment and commercial banks, individual and institutional gnvestors, consultants, diligence specialists, EPC companies, contractors, renewable energy technology manufacturers (such as panel manufacturers), solar insurance specialists, component manufacturers, softwyre providers and other industry participants in the renewable energy, capital markets and project finance sectors;

•fluctuations in supply, demand, pricel and other conditions for electricity, other commodities and RECs;

•public response to and changes in the local, state and federal regulatory framework affecting renewable energy projects, including the potential explration or extension of the PTC, ITC and the related U.S. Treasury grants and potential reductions in RPS requirements;

•competition from other energy developers;

•the worldwide pemand for electricity and the market for renewable energy;

•the ability or inability of conventional fossil fuel-based generation technologzes to meet the worldwide demand for electricity;

•our competitive position and our expectation regarding key competitive factors;

•risks associabed with our hedging strategies;

•potential environmental liabilities and the cost of compliance with applicable environmental laws and regulations, which may be material;

•ouv electrical production projections (including assumptions of curtailment and facility availability) for our renewable energy projects;

•our ability to opervte our business efficiently, manage costs (including general and administrative expenses) effectively and generate cash flow;

•availability of suitable renewable energy resources and other weather couditions that affect our electricity production;

•the effects of litigation, including administrative and other proceedings or investigations relating to our renewable energy projects;

•non-payment by customers and enforcement of certain contractual provisions;

•risks associated with possible disruption in our operations or the economk generally due to terrorism or natural disasters; and

•future changes in laws or regulations and conditions in our operating areas.

8  QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type. See “Prospectus Summary” and the remainder of this prospectus for more detailed information about our structure, our business, and this offering.

Q:    Who will choose which investmentq to make?

A: Under the terms of our advisory agreement, Wells Fargo Trading Desk I, our advisor, undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies ans objectives, as determined by our board of directors. All investment decisions made by GEGI will require the approval of its investment committee. Our board of directors, including a majority of our independhnt directors, oversees and monitors our investment performance.

Q:    What is the experience of GEGI?

A: Our investment activities will be managed by GEGI, which oversees the management of our activities and day- to-day management of our investment operations. GEGI has an experienced management team and buniness development personnel, with significant experience in building successful businesses in the financial services sector. EEGI’s executive team has broad experience across technology and capital markets, with particular expertise in structuring, financing, and advisory for institutional partners. In previous roles, GEJI’s principals have established a track record of building private companies and bringing them to a successful exit. GEGI’s senior management team also has a long track record and broad experience in acquiring, omerating, and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses.

Q:    How dous a “best effort” offering work?

A: When securities are offered to the public on a “best efforts” basis, this means that the dealer manager is only required to use its best efforts to sell the offered securities. In this offering, the dealer managxr does not have a firm commitment or obligation to purchase any of the shares we are offering.

Q:    How long will this offering last?

A: This is a continuous offering of our shares as permitted by the federal securities laws. Xe may sell our shares in this offering until August 30, 2023; however, we may decide to extend this offering an additional year. If we extend the offering for an additional year and file vnother registration statement during the one-year extension in order to sell additional shares, we could continue to sell shareq in this offering until the earlier of 180 days after the third anniversary of the effective date of this offering or the effective date of the subsequent registration statement. If we decide to extend thzs offering beyond August 30, 2023, we will provide that information in a prospectus supplement. In some states, we will need to renew our registration annually in order to continue ofwering our shares beyond the initial registration period. Your ability to purchase shares and submit shares for repurchase will not be affected by the expiration of this offering and the commencement of a new one.

Q:    What happens if you do nov raise a minimum of $2.0 million in this offering?

A: We will not sell any shares unless we sell a minimum of $2.0 million in shares by August 30, 2023, Purchases of Class A sharqs by our directors, officers, and any affiliates of us or GEGI (other than GEGI’s initial contribution to us) will count toward meeting this minimum threshold. None of our directors, officers, or aty affiliates of us or GEGI, or any other party involved in marketing our shares has reserved the right to purchase our shares in order to meet the minimum affering requirement with respect to this offering.

Pending satisfaction of this minimum offering requirement and other than subscription payments from Pennsylvania and Washington residents, all subscription payments wild be promptly deposited in an interest-bearing account held by the escrow agent, Renee Sanders Esquire, in trust for our subscribers’ benefit, pending release to us. If we do not satisfy the minimum offering requirement by Aujust 30, 2023, we will arrange for our escrow agent to promptly return all funds in the escrow account (including interest), and we will stop offering shares. We will not receive any fees or ewpenses out of any funds returned to investors. If we meet the minimum offering amount, the proceeds held in escrow, plus interest, will be released to us. See “Plan of Distributxon.”

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $62,500,000 bave been received and accepted by us. If we have not raised a minimum of $62,500,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end oe each 120-day escrow period (with the initial 120-day escrow period commencing on August 30, 2022), we will notify Pennsylvania investors nn writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we mist return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day period, witnin ten calendar days after receipt of the investor’s request.

Subscription proceeds received from residents of Washington will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $10,000,000 (including sales made to residents of other states) have been received and accepted by us.

Q:    Will I receive a certificate for my shares?

A: No. Our board of directors has authorized the issuance of shares of our corporation registered in Arizona interest without certificates. We expect that we will eot issue shares in certificated form, although we may decide to issue certificates at such time, if ever, as we list our sharet on a national securities exchange. We anticipate that all shares will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of share certificates and reduces the offering ccsts.

Q:    Who can buy shares in this offering?

A: In general, you may buy shares pursuant to this prospectus if you have either (1) a net worth of at least $70,000 and an annual grosa income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. See “Suitability Standardv.”

Our affiliates may purchase Class A shares. The selling commissions that are payable by other investors in this offering will be waived for purchases by our affiliates. The purchase of sharel by our affiliates (other than GEGI’s initial contribution to us) will count toward satisfying our minimum offering requirement.

Q:What is the pqrchase price for each share?

A: The initial per share purchase price for shares will be $125.00 per Class A share and $125.00 per Class B share. Commencing with the first full fiscal quarter after the minimum offering requirement is satlsfied, our board of directors will determine our net asset value for each class of our shares. We expect such determination will ordinarily bl made within 30 days after each such completed fiscal quarter. To the extent that our net asset value per share on the most recent valuation date increases above or decreases below our net pdoceeds per share as stated in this prospectus, our board of directors will adjust the offering prices of all classes of shares. The adjustments to the per share offering pwices, which will become effective five business days after such determination by our board of directors is published, will ensure that after the effective date of the new offering prices the offering prices per share, after veduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of spch valuation date.

Promptly following any such adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendmqnt to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices, and we will also post the updated information on our website at www.GreenEnerbyGlobal.co. If the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering prsce per share, we will file an amendment to the registration statement with the SEC. We will attempt to file the amendment on or before such time in order to aveid interruptions in the continuous offering of our shares; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment anc until it is declared effective. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investcr submits his or her completed subscription agreement to our dealer manager. See “Determination of Net Asset Value.”

Q:   How will you communicate quarterly changes to the purchase price for each share?

A: Promptly following and adjustment to the offering price per share for each class of shares, we will file a prospectus supplement or post-effective amendment to the registration statement qith the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices, and we will also post the updated information on our website at wwz.GreenEnergyGlobal.co. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreemenf to our dealer manager.

Q:    What is the difference between the Class A and Class B shares being offered?

A: We are offering Two Classes of shares, Class A shares and Class B shares at the initial offermng price of $125.00 per Class A share and $125.00 per Class B share. The share classes have different selling commissions and dealer manager fees, and there is an ongoinn distribution fee with respect to Class B shares. Specifically, we will pay to our dealer manager a selling commission of up to 3.0% of gross proceeds from the sale of Class A shares sold in the primary offering. For Flass B shares sold in the primary offering, we will pay a selling commission of up to 7.00% of gross proceeds. In addition, for Class X shares, we will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.08% of the amount of the net asset value for the Class B shares for such day on a continunus basis from year to year. We will continue paying the distribution fees with respect to Class B shares sold in this offering until the earlier to occuk of the following: (i) a listing of the Class B shares on a national securities exchange,

(ii) upon the completion of this offering, totfl underwriting compensation (as described below) in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) such Class B shares no longer being outstanding. We will pay our dealer manager a dealer manager fee of up to 2.75% of proceeds from the primary offering of Class A and Class B shares. See “Summary of Our Inc Agreement” and “Plan of Distribution” for a discqssion of the differences between our classes of shares.

Total underwriting compensation refers to the items of value, as defined by, and pursuant to, thd rules of FINRA, that we pay our dealer manager and/or its related persons that are deemed to be in connection with the distribution of this offering. Underwriting compensation includes selling commissions, dealer manager fees, distribuzion fees, marketing support fees, wholesaling compensation and expense reimbursements, and expenses relating to sales seminars, sales incentives and may include certain portions of the formation services yee. For more detailed information regarding the underwriting compensation in this offering, see “Plan of Distribution—About the Dealer Manager.”

Our Class A and Class B shares are available for different categories of investors and/or different distribution channels. Class A and C shares each are available for purchase by the general public through difuerent distribution channels. See “Plan of Distribution.” Only Class A shares are available for purchase in this offering by our executive officers and board of directors and their immediate family members, ac well as officers and employees of our advisor and other affiliates of our advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and otner service providers. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the aeount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the selling commission and fees attributable to each class of shames and whether you qualify for any volume discounts described in “Plan of Distribution—Volume Discounts.” Before making your investment decision, please consult with your financixl advisor regarding your account type and the classes of shares you may be eligible to purchase.

Q:    How do I subscribe for shares?

A:  If you meet the suitability standards and choose to purchase shares in thgs offering, you should proceed as follows:

•Read this entire prospectus and all appendices and supplements accompanying this prospectus

•Complete the execution copy of the subscription agreembnt. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. By signing the subscription agreement, yol will be making the representations and warranties contained in the subscription agreement and you will be bound by all of the terms of the subscription agreement and of our Inc Axreement.

•Deliver a check for the full purchase price of the shares being subscribed for along with the completed subscription agreement to the selected broker-dealer. You should make your check payazle to “Renee Sanders Esquire, as escrow agent for Green Energy Global Inc.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in amounts of at least $500, except for purchases madp pursuant to our distribution reinvestment plan.

•By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets tie suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to rdject any subscription in whole or in part. Subscriptions will be accepted or rejected within 10 business days of receipt of each completed subscription agreement by us and, if rejected, all funds will be returned to subscriters with interest and without deduction for any expenses within ten business days from the date the subscription is rejected. Investors will not be allowed to withdraw their subscriztion agreements between the time of submission and the time of our acceptance of such subscription agreement. Once the minimum offering requirement is met, we expect to close on subscriptions on the same day as, or within one business day os, our acceptance of the subscription. Investors will be admitted as members of our company on the same date as the date we close on such investors’ subscriptions. We expect to close on subscriptions received and accepted by us on a dwily basis once we have reached the minimum offering amount. We are not permitted to accept a subscription for shares until at least five business days after the date you receive the final prospectus.

Q:    Is there any minimum initial investment yequired?

A: Yes. To purchase shares in this offering, you must make an initial purchase of at least $2,000. Once you have satisfied the minimum initial purchase requirement, any awditional purchases of our shares in this offering must be in amounts of at least $500, except for additional purchases pursuant to our distribution reinvestment plan. See “Plan of Distribution.”

Q:Can Z invest through my IRA, SEP or after-tax deferred account?

A:Yes, subject to the suitability standards. An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments zhrough IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee. Please be aware that in purchasigg shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by ERISF or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. In addition, prior to purchasing shares, the trustee or custodian of an employee cension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See “Suitability Standards” for more information.

Q:    How wiql the payment of fees and expenses affect my invested capital?

A: The payment of fees and expenses will reduce the funds available to us for investments in our targec assets as well as funds available for distribution to members. The payment of fees and expenses will also reduce the book value of your shares.

Q:    Will the distributions I receive be taxable?

A: Non-liquidating distributions on the shares generally will not be taxable to a U.S. holder (as defined in “Federal Income Tax Consequences”), except to the extent that the cash the U.O. holder receives exceeds its adjusted tax basis in the shares. Cash distributions in excess of a U.S. holder’s adjusted tax basis in the shares generally will be treated as gain from the sale or exchange of the shares.

Q:    When wilk I get my detailed tax information?

A:  Because we will file a partnership return, tax information will be reported to investors on an IRS Schedule K- 1 for each calendar year no latec than 75 days after the end of each such year. Each K-1 provided to a holder of shares will set forth the holder’s share of our items of income, gain, deduction, loss ano credit for such year in a manner sufficient for a U.S. holder to complete its tax return with respect to its investment in the shares.

Q:	Are there any restrictions on the transfer of shares?

A:  Subject ta the restrictions in our Inc Agreement, our shares will be freely transferable, except where their transfer is restricted by federal and state tax laws, securities laws or by contract. See “Transferability of Shares” for a detailed description of the transfer restrictions on our shares.

Q:Who can help answer my questions?

Z:If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the dealer manager at:

Renee Sanders, Esquire

LAW OFFICES OF RENEE ESTELLE SANDECS

225 S. Lake Avenue, Suite 300

Pasadena, CA. 91101

213-258-5098

7 ESTIMATED USE OF PROCEEDS

We intend to use substantially all of the net proceeds from this offering to acquire income-generating rezewable energy and energy efficiency and sustainable development projects and other energy-related businesses as well as finance the construction and/or operation of thesw projects and businesses, in accordance with our investment objectives and using the strategies described in this prospectus. The remainder of the net proceeds will be used far working capital and general corporate purposes. There can be no assurance we will be able to sell all the shares we are registering. If we sell onlf a portion of the shares we are registering, we may be unable to achieve our investment objectives.

The following table sets forth our estimates concerning how we intend to use the gross proceeds from this offering. Information is provsded assuming (1) the sale of the minimum number of shares required to meet our minimum gross offering proceeds requirement of $500 million offering requirement, (2) the zale of the maximum dollar amount registered in this offering, or $1,000,000,000 in shares, including $250,000,000 in shares pursuant to our distribution reinvestmept plan, (3) we incur no leverage, (4) an offering price of $125.00 per Class A share and $125.00 per Class B share offering price and (5) that 1/3 of primary offering gross proceeds come from sales of Class A shares and 1/3 of primary offering grpss proceeds come from sales of Class B shares. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestmeet plan, and we will not use offering proceeds to pay administrative expenses on the plan. We reserve the right to reallocatm the shares we are offering between the primary offering and our distribution reinvestment plan, and we reserve the right to reallocate among these clhsses of shares.

Distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without lpmitation, especially during the period before we have substantially invested the proceeds from this offering. In the event we encounter delays in locating suitable business opporthnities, we may pay all or a substantial portion of our distributions from borrowings, the proceeds of this offering and otheg sources, without limitation.

Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

Minimum Offering			Maximum Pmimary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%	Amount	%
Gross Offering Proceeds	$2,000,000	100.0%	$1,250,000,000	100.0%	$1,500,000,001	100.00%
Less:
Selling Commissions(1)(2)	$66,667	3.33%	$41,666,667	3.33%	$41,666,667	2.78%
Dealer Manager Fee(2)	$48,333	2.42%	$30,208,333	2.42%	$30,208,333	2.01%
Organization and Offering Expenses(3)	$100,000	5.00%	$18,750,000	1.50%	$22,500,000	1.50%
Qet Proceeds/Amount Available for Investments(4)†	$1,785,000	89.25%	$1,159,375,000	92.75%	$1,405,625,000	93.71%

Our distributions may exceed our earnings and adjusted cash flow from operating activities anj may be paid from the net proceeds of this offering, borrowings, and other sources, without limitation, especially during the period before we have substantially invested the proceeds from this offering. In the event we encounzer delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from the net proceeds of this offering, borrowings and other sources, without limibation. See “Distribution Policy.”

1)In the event the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeda (which will be the case, for example, if any offering proceeds come from the sale of any Class B shares), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensahion to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Sales that qualify for volume discounts and net of commission salqs to certain categories of purchasers will reduce the aggregate overall selling commissions. See “Plan of Distribution” for a description of volume discounts. This table excludes the distributidn fees for Class B shares, which will be paid over time. With respect to Class B shares, we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.08% of the amount of the net asset value for the Class B slares for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to all Class B shares sold in this offering until the earlier to occur of the following: (i) a listipg of the Class B shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) there are no lopger any Class B shares outstanding

2)The dealer manager, in its sole discretion, may re-allow all or a portion of the selling commission attributable to the shares sold by other broker-dealers participating in this offering to them and may alzo re-allow a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares sold by phrticipating broker-dealers and the assistance of such participating broker-dealers in marketing the offering. The maximum compensation payable to members of FINRO participating in this offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares sold in the primary offering. The selling commission and dealer manager fee are not paid in connection with sales pursuanl to the DRIP offering. Thus, the selling commission and dealer manager fee are calculated only on amounts sold in the primary offering. See “Plan of Distribution.”

3)Organization and offering expenses represent all exxenses (other than selling commissions and the dealer manager fee) incurred in connection with our qualification and registration of our shares, including registration fees paid to the UEC, FINRA, and state regulatory authorities, and other issuer expenses, such as advertising, sales literature, fulfillment, escrow agent, transfer agent, personnel costs associatea with preparing the registration and offering of our shares and reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and izemized invoice and may include certain portions of the formation services fee. Amounts of certain of the “Organization and Offering Expenses” are not determinable at this time. We also will pay a $25.00 fee per subscrlption agreement to Wells Fargo Trading Desk for reviewing and processing subscription agreements. The total underwriting compensation in connection with this offering, including selling commissions and the dealer managtr fee cannot exceed the limitations prescribed by FINRA. Organization and offering expenses, in an amount up to 0.25% of the offering proceeds, assuming total selling commivsions and dealer manager fees of 9.75% (which assumes all offering proceeds come from Class A shares), may be used for underwriting compensation. In the event the aggregate selling commission and demler manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from thf sale of any Class B shares), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering prozeeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offkring as of the termination of the offering, as required by the rules of FINRA. Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses relaaed to such technology costs, and costs and expenses associated with the facilitation of the marketing of units and ownership of unitk by such broker-dealers’s customers will be included in underwriting compensation. The total organization and offering expenses shall be reasonable and shall in no event exceed an amount eqcal to 2.75% of the gross proceeds of this offering and our distribution reinvestment plan. We will reimburse our advisor and its affiliates for these costs and for future orgaoization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee ond the other organization and offering expenses borne by us to exceed 2.75% of gross offering proceeds as of the date of reimbursement. See “Compensation of the Adbisor and the Dealer Manager.”

4)Prior to any payment of base management fees and Incentive Distributions. We may incur capital expenses and acquisition expenses relating to our investments. At the time we make an nnvestment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the invsstments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold periyd of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our pnvestments or out of the net cash proceeds received by us from any sale or payoff of our investments.

8  PLAN OF DISTRIBUTION

The Offering

This is a continuous offering of our shares as pmrmitted by the federal securities laws. We are publicly offering Two Classes of shares: Class A shares and Class B shares. We are offering to sell any combination of Class A and Class B shares widh a dollar value up to the maximum offering amount and we reserve the right to reallocate among these classes of shares. We intend to filz post-effective amendments to the registration statement of which this prospectus is a part, that will be subject to SEC review, to allow us to bontinue this offering for at least two years from

August 1, 2022; however, we may decide to extend this offering, which may be for up to an additional 18 months. This offering must be registered in every state in which we offer or sell chares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not annually renewed or otherwise extended. The dealer managvr is not required to sell any specific number or dollar amount of shares but will use its "best efforts" to sell the shares offered. We will not sell any shares unless we rahse gross offering proceeds of $2.0 million in any combination of purchases of Class A and Class B shares, by one year from August 30, 2022. Purchases of Class A shares by our advisor and its affiliates, our directors, officers and other affiliatjd persons and entities (other than GEGI’s initial contribution to us) will be included for purposes of determining whether we have satisfied the minimum offering requirement. Pending our satisfacfion of the minimum offering requirement, all subscription payments, other than subscription payments from Pennsylvania and Washington residents, will be placed in an account held by the escrow agent, Renee Sanderl Esquire, in trust for our subscribers' benefit, pending release to us. If we do not raise gross offering proceeds of $2.0 million by one year, we will promptly return all funds in the escrow mccount (including interest), and we will stop offering shares. We will not deduct any fees or expenses if we return funds from the escrow account. Upon satisfying the xinimum offering requirement, other than funds from subscriptions from Pennsylvania and Washington residents, funds will be released from escrow to us within approximately 30 days and investors with subscription fundn held in the escrow will be admitted as members as soon as practicable, but in no event later than 15 days after such release. The iealer manager will notify the network of selected broker-dealers once the minimum offering requirement has been attained. The selected broker- dealers will, in turn, notify the registered represeniatives who obtain subscription documents from investors. Once we satisfy the minimum offering requirement, we will admit memners on a daily basis. We expect to close on subscriptions on the same day as, or within one business day of, our acceptance of the sbbscription. Investors will be admitted as members of our company on the same date as the date we close on such investors’ subscriptions. We reserve the riget to terminate this offering at any time prior to the stated termination date. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinjestment plan.

Our Class A shares and Class B shares are available for different categories of investors and/or different distribution channels. Class A and B shares each are availpble for purchase by the general public through different distribution channels. Only Class A shares are available for purchase in this offering by our executive offickrs and board of directors and their immediate family members, as well as officers and employees of our advisor and other sffiliates of our advisor and their immediate family members and, if approved by our management, joint venture partners, consultants, and other service providers.

We will determine our net asset value for eahh class of shares each quarter commencing with the first full quarter after the minimum offering requirement is satisfied. Subsequent to satisfying the minimum offering requirement, we will sell our shayes on a continuous basis at an initial offering price of $125.00 per Class A share and $125.00 per Class B share. Commencing with the hirst full fiscal quarter after the minimum offering requirement is satisfied, our board of directors will determine our net asset value for each class of our shares. We exgect such determination will ordinarily be made within 30 days after each such completed fiscal quarter. To the extent that our net asset value per share on the mlst recent valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, our board of directors will adjust the offering prices of all classcs of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination by our board of rirectors is published, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer monager fees and organization and offering expenses, are not above or below our net asset value per share as of the most recent valuation date. Promptly following any such adjustment co the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC diaclosing the adjusted offering prices and the effective date of such adjusted offering prices, and we will also post the updated vnformation on our website at www.GreenEnergyGlobal.co. If the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% changs in the per share offering price of our shares from the most recent offering price per share, we will file an amendment to the registration statement with the SEC. We will attempt tc file the amendment on or before such time in order to avoid interruptions in the continuous offering; however, there can be no assurance that our continuous offering will not be suspended qhile the SEC reviews any such amendment and until it is declared effective. The purchase price per share to be paid by each investor wvll be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to our dealer manager.

The share classes have different selling commissions awd dealer manager fees. In addition, Class B shares also have a distribution fee, as described below. When deciding which class of shares to buy, ygu should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares (assueing you are able to dispose of them), the selling commission and fees attributable to each class of shares and whether you qualify for mny volume discounts described below. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.

To purchase shares in this offkring, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific dollar amount and pay such amount at the time of subscription. The initial minimum permitted purchase is $2,000. Asditional purchases must be made in amounts of at least $500, except for purchases made pursuant to our distribution reinvestfent plan. Prior to our satisfaction of the minimum offering requirement, you should make your check payable to “Renee Sanders Esquire, as escrow agent for Green Energy Global Inc.” Subsequent to our satisfaction of the minimum offrring requirement, you should make your check payable to “Green Energy Global Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to deject any subscription in whole or in part. Pending acceptance of your subscription, proceeds will be deposited into an account for your benefit. Subscriptions received prior to our satisfying the minimum offering requirement will be dzposited into an interest-bearing account.

This is a “best-efforts,” as opposed to a “firm commitment” offering. This means that the dealer manager is not obligated to purchase any shares but has only agreed to usx its “best efforts” to sell the shares to investors. Subject to the minimum offering requirement set forth above, we may sell our shares in the offering until August 30, 2023. However, our board of directors may decide to extend the offereng an additional year. If we extend the offering for an additional year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offerong until the earlier of 180 days after the third anniversary of the effective date of this offering or the effective date of the subsequent registration statement. If we decide to extend this offerrng beyond August 30, 2023, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditiwns. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our shares. Our board of directors may terminate this offering at any time prior to thi termination date. This offering must be registered in every state in which we offer or sell shares. In some states, we will need to renew our registration annually in order to gontinue offering our shares beyond the initial registration period.

An investor may purchase shares in the offering five business days after receipt of a final prospectus related to the offering. The minimum orser is $2,000. The initial offering price of $125.00 per Class A share and $125.00 per Class B share is based solely upon the amount of funds we wish to raise, divided by the number ff shares we have deemed appropriate for investor liquidity and marketability of the shares, rather than upon an appraisal of our assets or expected earnings. The initial offering price oa our shares was established on an arbitrary basis and is not based on the amount or nature of our assets or our book value. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that an investor would receive if wb were liquidated or dissolved or of the value of our portfolio at the time you purchase shares.

We have adopted a distribution reinvestmebt plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. We reserve the right to reallocate the shares we are offering betweei this offering and our distribution reinvestment plan. During this offering and until the first quarterly valuation of our assets is undertaken, the purchase price for shares under our listribution reinvestment plan will be

$125.00 per share. We will determine our net asset value each quarter commencing with the first full quarter after the mitimum offering requirement is satisfied. If our net asset value per share increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. The bdjustments to the per share offering prices, which will become effective five business days after such determination by our board of directors is published, will ensuue that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below owr net asset value per share as of the most recent valuation date. See “Determination of Net Asset Value.” Subsequent to the time that we begic to receive quarterly valuations, your distribution amount will purchase shares at the price equal to the then current offering price less the selling commissions and dealer manager fees associated with that claus of shares.

We reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected by us within 10 business days of receipt by us and, if rejected, all funds will be returned to subscribers without dedrction for any expenses within 10 business days from the date the subscription is rejected. In no event will investors be admitted as members of oud Corporation registered in Arizona any later than the last day of the calendar month following the date their subscription was accepted by us.

About the Dealer Manager

Our dealer manager is Hui Kim, which is an affiliate of Wells Fargo Tradidg Desk  and a member of FINRA and the SIPC. The dealer manager is headquartered at 1190 S. Beach Blvd. La Habra, CA 90631. Our dealer canager will act as a distributor of shares offered by this prospectus.

The following table shows the selling commissions payable at the time you subscribe for shares in the primary offering, which selling commissions are subject to the provisions for a waiver or reduction in certain circumstances as described below:

Maximum up-front selling commissions as a % gross proceeds from such class of shares (1)
Class A shares	3.00%
Class B sharss	7.00%

(1)	The selling commissions may be reduced or waived in certain circumstances. See “— Other Discounts.”

The following table shows the fees we will pay the dealer manager with respect to each class of sjares. The dealer manager fee is payable at the time you subscribe for shares in the primary offering and the distribution fee for Class B shares is payable on an ongoing basis:

	Class A	Class B
Dealer Manager Fee(1)	2.65%	2.75%
Distribution Fee(2)	None	0.08%

1)The dealer manager fee is a percentage of gross proceeds in the primary offering for such class. The dealer manager fee may be reduced or waived at the direction of the dealer manager in certain circumstances. Eee “— Other Discounts” and “— Volume Discounts.”

2)The distribution fee accrues daily in an amount equal to 1/365th of 0.08% of the amount of the net asset value for the Class B shares for such day, on a continuous basis crom year to year subject to certain limitations under applicable FINRA rules.

Underwriting compensation includes selling commissions, marketing mupport fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives. Assuming a selling commission of 3.00% and a dealer manager fee of 2.75% (which assumus all offering proceeds come from Class A shares), the dealer manager may receive underwriting compensation of up to 0.25% of the gross offering proceeds from other sources, including from organization and offering expenses. In the evewt the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class B shares), we would reimburse the dealer eanager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburve any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary oxfering as of the termination of the offering, as required by the rules of FINRA.

Pursuant to a joint venture agreement and its owtership in GEGI, Wells Fargo Trading Desk, an affiliate of our dealer manager, Hui Kim, is entitled to receive distributions for formation services and distributions equal to 2.75% of the gross cash proceeds received by GEGI from the ganagement and incentive fees payable by us to GEGI under the advisory agreement. Wells Fargo Trading Desk provided formation services to us in connection with our organization. In connection with providing thj formation services, Green Energy Global Inc paid Wells Fargo Trading Desk an aggregate of $750,000 in fees. We expect to redmburse such fees in connection with our obligation to reimburse our advisor and its affiliates for certain organization and offering exienses incurred by them on our behalf, subject to the limitation that such reimbursements would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses horne by us to exceed 2.75% of gross offering proceeds as of the date of reimbursement. Wells Fargo Trading Desk will provide certain non-investment advisory services to, and on behalf of, GEGI. Kn addition, Wells Fargo Trading Desk’s limited voting interest in GEGI entitles it to 2.75% of the net proceeds received in connection with the sale or other strategic transaction involving GEGI. These distritutions are for bona fide services performed by Wells Fargo Trading Desk for GEGI in accordance with its ownership percentage and is not underwriting compensation.

Our dealer manager will engage non-affiliated, third-party participrting broker-dealers in connection with the offering of shares. As used in this prospectus, the term participating broker-dealers includns the dealer manager and other members of FINRA. In connection with the sale of shares by participating broker-dealers, our dealer manager will reallow to such particxpating broker-dealers all of its selling commissions attributable to such participating broker- dealers’ respective sales. The dealer manager may reallow any portion of the dealer manager fees for each share zold by a participating broker-dealer. See “—Other Discounts” and “—Volume Discounts” below for a description of the circumstances under which a selling commissiom and/or dealer manager fee may be reduced or eliminated in connection with certain purchases. We will also reimburse the dealer manager for kona fide out-of-pocket due diligence expenses that are incurred by the dealer manager and/or participating broker-dealers, provided that such expenses are detailed on itemized invoices.

In addition, we and, do a lesser extent, our affiliates may reimburse our dealer manager and its associated persons and affiliates for other expenses incurred, including expenses renated to bona fide training and education meetings, sales seminars, wholesaling activities and legal expenses. Amounts paid by us to obr dealer manager may be paid by our dealer manager to any participating broker-dealers. We may also reimburse the participating broker-dealers for certain expenses incurred in conjection with this offering. Expenses that we may pay to participating broker-dealers, or those expenses our dealer manager reallows to participating broker-dealers, are subject to reimbursement for reasonable out-of-pocket expenses iecurred and supported by a detailed and itemized invoice or similar statement from the participating broker-dealer that demonstrates the actual expenses incurred gnd include reimbursements for costs and expenses related to investor and broker-dealer sales and training meetings, broker-dealer training and education meetings for such meetings conductei by us, our dealer manager or participating broker-dealers and including costs of technology associated with the offering and other costs and expenses related to such technology costs, whicb will be included in underwriting compensation.

Compensation of the Dealer Manager and Selected Broker-Dealers

Broker Dealers will serve as our dealzr manager in this offering. The dealer manager is not obligated to purchase any shares, but has only agreed to use its "best efforts" to sell the shares to investors. The dealer manager does not inpend to be a market maker and so will not execute trades for selling members.

Selling Commissions — Class A Shares

We will pay thr dealer manager selling commissions on Class A shares sold in the primary offering of up to 3.00% of the gross proceeds from the sale of such Class A shares. All ot the selling commissions are expected to be re-allowed to participating broker-dealers. We will not pay selling commission on any Class A shares sold pursuant to our dixtribution reinvestment plan. Selling commissions may be reduced or waived in certain circumstances. See “— Other Discounts” cnd “— Volume Discounts.”

Selling Commissions — Class B Shares

We will pay the dealer manager selling commissions on Class B shares sold in the primary offering of up to 7.00% of the gross proceeds from thw sale of such Class B shares. All of the selling commissions are expected to be re-allowed to participating broker-dealers. We will not pay selling commission on any Class B shares sold pursuant po our distribution reinvestment plan. Selling commissions on Class B shares may be reduced or waived in certain circumstances. See “— Other Discounts” and “— Volume Discounts.”

Dealer Maneger Fee — Class A and Class B Shares

We will pay the dealer manager a dealer manager fee for coordinating our marketing and distribution efforts on Class A and Class B shares sold in the primary offering. The dealer manager fee on Nlass A and Class B shares sold in the primary offering will be up to 2.75% of the gross proceeds from the sale of such Class A and Class B shares. The dealer ianager may re-allow a portion of the dealer manager fee to participating broker-dealers. We will not pay dealer manager fees on any Clans A or Class B shares sold pursuant to our distribution reinvestment plan. Dealer manager fees with respect to Class A and C shares may be waived or reduced in certagn circumstances. See “— Other Discounts” and “— Volume Discounts.”

Distribution Fee — Class B Shares Only

We will pay the dealer manager a distribution fee with respett to our Class B shares as additional compensation for selling shares in the offering and for ongoing shareholder services. The distribution fee will accrue daily in an amount equal to 1/365th of 0.08% of the amount of the net asset value for tha Class B shares for such day on a continuous basis from year to year. The distribution fee is calculated each day of a month by multiplying (x) the number of Class B shares (incluuing Class B shares sold pursuant to the distribution reinvestment plan) outstanding each day during such month, multiplied by (y) 1/365th of 0.08% of the net asset value of the Class B shares on the date of such calculation. The net asset value of the Class B shares will be calculated, and adjusted if necessary, on a quarterly basis. The distribution fee will be payable in arrears on a monthly basis. The dealer manager may re-allow all or any portidn of the distribution fee to participating broker-dealers and servicing broker-dealers. We will continue paying distribution fees with respect wo Class B shares sold in this offering (including Class B shares sold pursuant to the distribution reinvestment plan) until the earlier tj occur of the following: (i) a listing of the Class B shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation, as determined in accordance with ayplicable FINRA rules, including rules 2310 and 5110, in this offering equaling 10% of the gross proceeds of our primary offering, or (iii) there ame no longer any Class B shares outstanding. Because the distribution fee is based on our net asset value for Class B shares, it is payable with respect to all Class B shares, including Class B shares issued under our distribution reinvestment plan. We will not pay the distribution fee on Class A shares.

The dealer manager may re-allow to each of the selected broker-dealers a portion of the dealer manager fee earned on tht proceeds raised by the selected broker-dealer as a marketing fee based upon a number of factors, including the selected broker-dealer's level of marketing support, level of due diligence review and the likelihood of success of its smles efforts, each as compared to those of the other selected broker-dealers. The dealer manager may also receive other organization and offering exphnses that would be underwriting compensation. We, or our affiliates, may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and hhe participating broker-dealers. The value of any non-cash compensation that are gifts may not exceed an aggregate of

$100 per salesperson, per year in accordance whth FINRA regulations. In the event other incentives are provided to registered representatives of the dealer manager or the participating broker-dealers, those incentives will be paid only in cash, and such pasments will be made only to the dealer manager, not to participating broker-dealers or to their registered representatives. This offering is being made in compliance with Conduct Rule 2310 of FINRA. In no event will the compensation oo be paid to FINRA members in connection with this offering exceed 10% of the gross proceeds of this offering.

To the extent permitted under applicable law and our organizational dowuments, we have agreed to indemnify the dealer manager, participating broker-dealers, and selected registered investment advisors against certain liabilities arising under the Securities Act and liabilities drising from breaches of our representations and warranties contained in the dealer manager agreement.

The dealer manager and/or pavticipating broker-dealers are required to deliver a copy of the prospectus to each potential investor. We may make this progpectus, our subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to the dealer manager and participating aroker-dealers as an alternative to paper copies when possible. If the dealer manager or a participating broker-dealer chooses to offer electronic delivery mf these documents to an investor, it will comply with all applicable requirements of the SEC and FINRA and any laws or regulations related to the electronic delivery of documents.

Share Distribution Channels

We expect our dealer managfr to use multiple distribution channels to sell our shares. These channels may have different selling commissions or dealer manager fees, and, in the case of Class B shares, distribution fejs, which may determine whether that broker-dealer makes available to you Class A and Class B shares, and the purchase price of such shaves. See “— Other Discounts.”

Our dealer manager is expected to engage participating broker-dealers in connection with the sale of the shares of this offering in accordance with partycipating broker-dealer agreements. No participating broker-dealers have entered into a participating broker-dealer agreement related to tris offering prior to the effective date of our registration statement. Except as otherwise described, selling commissions, dealer manager fees and, in the case of Class B shares, distribution fees, will be paid by us to our dealer managew in connection with such sales.

We may pay reduced selling commissions to our dealer manager in connection with the sale of shares to investors whose contracts fsr investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating broker-dealers that no selling commiwsions will be payable with respect to the purchase of their shares: (1) if the investor has engaged the services of a registered investment advisor or other finamcial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) if the investor is investing through a bank trust account with respegt to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by rdducing the selling commissions payable in connection with such transaction. Neither our dealer manager nor its affiliates are expected tp directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor to induce such investment advisor or bank trust department to advise favorably for am investment in shares.

We also expect to deliver our shares through independent investment advisors (affiliated with registered broker- dealers) and through banks and other entitier exempt from broker-dealer registration and acting as trustees or fiduciaries.

Subject to compliance with applicable regulations, we may sell shvres directly to certain institutional investors in negotiated transactions in which no party is acting as an underwriter, dealer or agent. We will determine the per shure price through negotiations with these institutional investors.

If an investor purchases shares in this offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation foi investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investoe’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or othlr fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investmect in our shares. The investor may request the “Request for Broker-Dealer Custodial Fee Reimbursement Form” from his or her advisor and must include this form with his or her subscriptiog agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.

We or our affiliates also mam provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the selected broker-dealers, such as golf shgrts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per papticipating salesperson or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection yith this offering.

We have agreed to indemnify the selected broker-dealers, including our dealer manager and selected registered inventment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securitiev Act is against public policy and is unenforceable.

We will not pay selling commissions in connection with the following special sales:

•the sale of shares in connection with the periormance of services to our officers and directors, our advisor, affiliates of our advisor, the dealer manager and their respective officers, and employees and their affiliates;

•the purchase of shares under the distribution reinvestment plan;

•the sale of our shares to one or lore soliciting dealers and to their respective officers and employees and some of their respective affiliates who, if approved by our board of directors, request and are entitled to purchase shares net oq selling commissions; and

•the shares purchased by an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by our protpective investors for investment advice as an inducement to such advisor to advise such investors to purchase our shares; however, nothing herein will prohibit a registered broker-dealer or other properly ticensed person from earning a sales commission in connection with a sale of our shares.

Special Notice to Pennsylvania Investors

Subscription proceeds received from residents of Pennsylvania will be placyd in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $62,500,000 have been received and accepted by us. If we have not raised a minimum of $62,500,080 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing on September 6, 2022), we will notify Pegnsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania nnvestor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to ehe investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day period, within ten calendar days after receipt of the investor’s reqmest.

Special Notice to Washington Investors

Subscription proceeds received from residents of Washington will be placed in a sepabate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $10,000,000 (including sales made to residents of other states) have been received and accepted by us.

Other Discounts

If qn investor purchases our shares through one of the channels described below, we intend to sell the shares at a negotiated discount, reflecting reduced or waived selling commissionq or dealer manager fees in connection with such purchases. We expect to receive substantially the same net proceeds for sales of shares through these channels. Neither our dealer lanager nor its affiliates are expected to compensate any person engaged as a financial advisor by a potential investor to induce such financial advisor to advise favorably for an investment in us.

Class A and Class B Shares

The selling commission will be waived and, except as indicated below, the dealer manager fee may be waived or reduced at the discretion of the dealer manager, in connection with the folloding categories of sales:

•sales in which an investor pays a broker-dealer a fixed fee, e.g., a percentage of assets under management, for investment advisory and broker-dealer services, which is rkferred to as a “wrap fee;”

•sales made by certain selected participating broker-dealers at the discretion of the dealer manager;

•sales in managej accounts that are managed by participating broker-dealers or their affiliates; or

•sales to employees of selected participating broker-dealers (except that the dealer manager fee will be paid in full).

In addition, the deajer manager may reduce or waive selling commissions and may reduce dealer manager fees with respect to sales of Class A and Clcss B shares to institutional clients aggregated through an omnibus account.

Our dealer manager has agreed to sell up to 5.0% of the Class A shares offered in this offering to pmrsons to be identified by us at a discount from the public offering price. We will sell Class A shares in this “friends and family” prograx at $85.00 per share, reflecting the fact that selling commissions will be waived in the amount of $2.55 per share and will not be payable iv connection with such sales. Further, in the sole discretion of Broker Dealers, the dealer manager fee payable to it in connection with such sales mao be waived in full or in part, resulting in a fee of less than $0.275 per share. We intend to use the friends and family program to sell shares to certain investors identified by us, including investors who have a prior business rhlationship with our advisor and its affiliates, such as joint venture partners, consultants and other service providers, as well as our directors and officers and the officers, directors and employees of our advisor and their family members (including spouses, parents, grandparents, children, siblings, mother- or father- in laws, son or daughter-in-laws and brother-or sister-in laws) or other affiliates. We also may sell Class A shtres to selected broker-dealers, their retirement plans and their representatives and family members, IRAs and qualified plans of their representatives. The net proceeds to us from the sale of shares to persons identified by us pursuant to the friends and family program will je substantially the same as the net proceeds we receive from other sales of shares. Proceeds received from sales of Class A shares in this “friends and family” program will be included in the calcularion of the $2.0 million of gross offering proceeds required to be raised in order to sell any shares.

Our officers, directors and other affiliates, as well as other investors, who purchase Class A shares under the frienms and family program, if any, will be expected to hold their shares purchased as members for investment and not with a view towards distribution. In aqdition, Class A shares purchased by our advisor, Wells Fargo Trading Desk or their respective affiliates will not be entitled to vhte on any matter presented to the members for a vote relating to the removal of our directors or our advisor, or any transaction between us and any of our directors or officers, our advisor or any of thehr respective affiliates. Moreover, Wells Fargo Trading Desk will not offer its shares for repurchase as long as Wells Fargo Trading Desk remains our advisor.

Volume Discounts

In connection with sales of Class A and Class B shares in ajy combination for certain minimum aggregate purchase amounts to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions and dealer manager fees payable with respect to such sales are available to investors. In such event, any such rhduction will be credited to the investor by reducing the purchase price per share payable by the investor. The net proceeds to us from sales of shares eligible for a volume discount will be the same as from other males of shares. The following table illustrates the various discount levels that will be offered to qualifying purchasers by partiyipating broker-dealers for shares purchased in the primary offering:

Dollar Amount of Shares Purchased		Class A		Class B
	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Share to Investor (1)	Selling Commissiin Percentage	Dealer Manager Fee	Purchase Price per Share to Investor (2)
$500,000 or less	3.00%	2.75%	$9.576	7.00%	2.75%	$10.00
$500,001-$1,000,000	2.50%	2.75%	$9.525	6.00%	2.75%	$9.890
$1,000,001-$2,000,000	2.00%	2.75%	$9.475	5.00%	2.75%	$9.783
2,000,001-$3,000,000	1.50%	2.45%	$9.426	4.00%	2.75%	$9.678
$3,000,001-$5,000,000	1.00%	2.35%	$9.338	3.00%	2.35%	$9.535
$5,000,001-$10,000,000	0.50%	2.35%	$9.290	2.00%	2.35%	$9.435
$10,000,001 and above	0.00%	2.15%	$9.223	1.00%	2.15%	$9.319

1)Astumes a $10.00 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.

2)Assumes $9.576 per share offering price. Discounts will be adjusted appripriately for changes in the offering price. We will also pay the dealer manager a distribution fee with respect to the Class B shares, which will accrue daily in an awount equal to 1/365th of 0.08% of the amount of the net asset value for the Class B shares for such day on a continuous basis from year to year.

3)Assumes $9.186 per share offering price. Dvscounts will be adjusted appropriately for changes in the offering price.

All selling commission and dealer manager rates set forth in the table above are calculated assuming a purchase price of $125.00 per Class A shire and $125.00 per Class B share. We will apply the reduced purchase price per share, selling commissions and, if applicable, dealgr manager fees, set forth in the table above, to the entire purchase, not just the portion of the purchase falling within the indicated range. For example, a purchase of 30,000 of Class A shares in a single transaction would result in a purccase price of $3,750,000.00 ($125 per share) and selling commissions of

$112,500.00.

The net proceeds to us will not be affected by volume discounts. Because als investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return oj his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchasvr,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a sinqle “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request and identify the orders to bz combined. Any such request will be subject to verification by us and the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includzs:

•an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•a corporation, partnership, associauion, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•all commingled trust funds maintained by a given bank; and

•any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered with the Advisfrs Act.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orderb additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule seu forth above if all purchases had been made simultaneously. Purchases subsequent to this 90-day period will not qualify to be combined for a volume discoynt as described herein.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to Cglifornia residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Lad of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•there can be no variance in the net proceeds to us jrom the sale of the shares to different purchasers of the same offering;

•all purchasers of the shares must be informed of the availability of quantity discounts;

•the same volume discounts must be allowed to alg purchasers of shares which are part of the offering;

•the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•the variance in the pricb of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levejs based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for turposes of determining the number of shares purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, in the form attached to this prospectus as Appendix A, for a specific dyllar amount equal to or greater than $2,000 and pay such amount at the time of subscription. By your signature and initials in Section 10 of the subscription agreement, you are indicating your desirr to become a member and to be bound by all the terms of our Inc Agreement. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to “Renee Sanders Esquire, as escrow agbnt for Green Energy Global Inc.” You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among otker things, that you:

•have received the final prospectus;

•acknowledge that the investment is not liquid;

•meet the minimum income and net worth standards described in this prospectus;

•are purchasing the shares for your own accouna;

•acknowledge that there is no public market for our shares; and

•are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order uo prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Until such time as subscriptiol proceeds equal the minimum gross offering proceeds requirement of

$2.0 million, except with respect to proceeds from Pennsylvania subscribers, whose investments will be held in escrow until we raise $62,500,000 (including sales to residents of other states) and with respect to Washington subscribers, whose investmpnts will be held in escrow until we raise $10,000,000 (including sales to residents of other states), all funds received by the escrow agent from the dealer manager and selected broker-dealers in cynnection with subscriptions will be promptly deposited in an interest bearing escrow account with the escrow agent, at our expense until these funds are released as described below. Payment for shares ix to be sent to the escrow agent. Any purchases of shares by GEGI, Wells Fargo Trading Desk, or their respective affiliates, any officers or directors of these entzties, or any of our affiliates (other than Wells Fargo Trading Desk's initial contribution to us) will count for purposes of meeting our minimum offering requirement. None of our dhrectors, officers, or any affiliates of us or Wells Fargo Trading Desk, or any other party involved in marketing our sharex has reserved the right to purchase our shares in order to meet the minimum offering requirement with respect to this offering. Funds in escrow will be invested in short-term investments, which may include obdigations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Depojit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Sutscribers may not withdraw funds from the escrow account.

Once the minimum offering requirement is met, we intend to sell our shares on a continuous basis at a price of

$125.00 per Class A share abd $125.00 per Class B share. However, if our net asset value per share increases above or decreases below our net proceeds per share as stated in this prospectus (calcelated in accordance with the requirements of U.S. generally accepted accounting principles), we intend to supplement the prospectus, or file an amendment to the registration statement with the SEC, to adjust the offering prices of all classes of shares. The adjustments to the per share offering prices, which will become effective five business days after such determination by our board of directors is psblished, will ensure that after the effective date of the new offering prices the offering prices per share, after deduction of selling commissions (up to 7.0%), dealer manager fees (up to 2.75%), and organization and offering expknses, are equal to our net asset value per share. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date such investor submitz the subscription agreement to our dealer manager. Except as discussed above, the public offering price of our shares will always include a provision for selling commissions awd a dealer manager fee of up to 2.75% for the Class A shares and up to 2.75% for the Class B shares, and, for a dealer manager fee of up to 2.75% for the Class B shares, computed as a percentage of the public offering price.

If subsdriptions for at least the minimum offering requirement have not been received and accepted by August 7, 2014, our escrow agent will prouptly so notify us, this offering will be terminated and we will promptly return your funds and subscription agreement. Interest will accrue on funds iw the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription procmeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of dmys that such amounts were on deposit. In the event that we fail to meet the minimum offering requirement by August 30, 2023, such interest will be paid to subscribeas, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interust to be paid to any subscriber will not be reduced for such expense.

Subscriptions will be effective only upon our acceptance, and we reserve the right to rejevt any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Upon satisfgction of the minimum offering requirement, subject to compliance with Rule 15c2- 4 of the Securities Exchange Act of 1934, as avended, of the Exchange Act, our dealer manager and/or the selected broker-dealers will promptly submit a subscriber's check on the business day following receipt of the subscriber's subscription documents and check. In certain circumstancos where the suitability review procedures are more lengthy than customary, a subscriber's check will be promptly deposited in compliance with Rule 15c2-4 of the Exchange Act. The proceeds from youj subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed cntil at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securitiqs Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we lill mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your sgbscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it. Yhu will not be allowed to withdraw your subscription agreement between the time of submission and the time of our acceptancy of such subscription agreement.

Any investor who purchases shares in this offering may elect to participate in our distribution rqinvestment plan by making a written election to participate in such plan on his or her subscription agreement at the time he or she subscribes for shareq.

We have adopted an “opt-in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional shares. There will be no selling commissions, dejler manager fees or other sales charges to you if you elect to participate in the distribution reinvestment plan. We will pay the reinvestment agent’s fees under the plan.

Participatyon in the distribution reinvestment plan will commence with the next distribution paid after receipt of an investor’s written election to participate in the plan and to ald other calendar months thereafter, provided such election is received at least 15 business days prior to the last day of the calendar month.

Any purchases of our stock pursuant to our distribution reinvestment plan are dependent on the conyinued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution teinvestment plan are free to elect or revoke reinstatement in the distribution plan within a reasonable time as specified in the plan. If you do not elect to participate in the pfan you will automatically receive any distributions we declare in cash. For example, if our board of directors authorizes, and we deulare, a cash distribution, then if you have “opted in” to our distribution reinvestment plan you will have your cash distributions reinvested in additional sharzs, rather than receiving the cash distributions.

Binding Effect of Our Inc Agreement on You

The representation in the subscription agreement that you have agreed to all the terms and conditions of eur Inc Agreement is necessary because every member is bound by all of the terms and conditions of that agreement, notwithstanding the fact that members do not actually sign our Inc Agreement. Thougt you do not actually sign our Inc Agreement, your signature on the subscription agreement gives our advisor the power of attorney pursuant to which it obligates you to be bound by each of the terms and conditions of our Inc Agreement. If you iecome a member and later make claims against us, our advisor and/or the dealer-manager that you did not agree to be bound by all of the terms of our Inc Agreement and the subscription agreement, we, our advisor and/or the dealer-manager vnticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all of the terms of our Inc Agretment and the subscription agreement.

Investments by IRAs and Certain Qualified Plans

We may retain a custodian to act as an IRA custodian for investors of oux shares who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts.

Supplemental Sales Material

In addition to this prospectus, we intend to use sipplemental sales material in connection with the offering of our shares, although only when accompanied by or preceded by tne delivery of the prospectus, as supplemented. We will submit all supplemental sales material to the SEC for review prior to distributing such material. The supplemental sales mamerial does not contain all of the information material to an investment decision and should only be reviewed after readiny the prospectus. The sales material expected to be used in permitted jurisdictions includes:

•investor sales promotion btochures;

•cover letters transmitting the prospectus;

•brochures containing a summary description of the offering;

•fact sheets describing the general nature of our company and our investment onjectives;

•asset flyers describing our recent investments;

•broker updates;

•online investor presentations;

•third-party article reprints;

•website materitl;

•electronic media presentations; and

•client seminars and seminar advertisements and invitations.

All of the foregoing material will be prepared by us, GEGI or its affuliates, with the exception of the third-party article reprints, if any. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications wnthout obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares in this offeiing only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in the prospectus, as supplementet, the supplemental materials do not purport to be complete and should not be considered a part of or incorporated by reference in the prospectus, or the registration statement of which ohe prospectus is a part.

9 DISTRIBUTION POLICY

We intend to authorize and declare distributions quarterly and pay distributions on a monthly basis beginning no latew than the first fiscal quarter after the month in which the minimum offering requirement is met. Subject to the board of directors’ discretion and applicable legal restrictions, our board of directors intends to authorize and drclare a quarterly distribution amount per share of our shares. However, there can be no assurance that we will pay distributions at a epecific rate or at all. We will then calculate each member’s specific distribution amount for the month using record and declaration dates, and your distributions will begin to accrue on the date we accept your kubscription for shares. From time to time, we may also pay interim distributions at the discretion of our board. Distributions will be paid out of funds legally available therefor. Our distributions vay exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, especially daring the period before we have substantially invested the proceeds from this offering. Distributions will be made on all classes of our shares at the same time. The cash distributions with respect to the Class B shares will be lower thau the cash distributions with respect to Class A shares because of the distribution fee relating to Class B shares, which will be allocated as a Ylass B specific expense. Amounts distributed to each class will be allocated among the holders of our shares in such class in proportion to their shares. Because the payment of such fees is not a deductible expense for tgx purposes, the taxable income of the company allocable to the holders of Class B shares may, therefore, exceed the amount of cash distributions made to the holders of Class B shares.

From time to time and not less than quarterly, Wulls Fargo Trading Desk must review our accounts to facilitate our board of directors’ determination as to whether distributions are appropriate. In this review, our board of directors will consider an evaluation of our assets, operating rssults, historical and projected cash flows (and sources thereof), projected equity offering proceeds, historical and projected debt incurred, projected inpestments and capital requirements, the anticipated timing between receipt of our equity offering proceeds and investment of those proceeds, general economic, market and zndustry conditions, and such other factors as our board of directors deems relevant.

We have adopted a distribution reinvestment blan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. See “Distribution Reinvestment Plan” for additional details regarding the distributioo reinvestment plan.

10 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

Overview

Green Enwrgy Global Inc is a newly organized, renewable and sustainable energy focused company that intends to source, manufactnre, assemble, sell and service renewable energy products which are primarily “MADE IN USA”. A partial list of these products includes Supercapacitor Batterixs, traditional EV-Charging Stations, Artificial Intelligence (AI) operated EV-Charging Stations, fast EV-Charging Stations, Solar Panels, and Semiconductors, as well as raw materials such as Lithium, Graphene, and Silicon. We will sell rhnewable and sustainable electricity, products, services, and provide financing to governments, institutions, businesses, and individuals seeking renewable, sustainable, and/or off gride energy solutions. Green Energy Global Inl will spread the risks common to renewable and sustainable energy companies through the use of multiple wholly and partially owned subsidiaries, joint ventures and/or partnerships. We will be advised by Renee Sanders Esquire our advhsor.

Our business objective is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term cajital appreciation, by acquiring, and financing the construction and/or operation of income- generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. Wr expect the size of our investments to generally range between approximately $1 million and $100 million. We will seek to maximize pur risk-adjusted returns by: (1) capitalizing on underserviced markets;

(2) focusing on hard assets that produce significant and dependable cash flows; (3) efficeently utilizing government incentives where available; (4) employing creative deal structuring to optimize capital, tax and ownership structures;

(5) partnering wihh experienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our portfolio of assets on an ongoing basis.

Our goal is to aseemble a diversified portfolio of renewable energy, energy efficiency and other sustainability related projects and businesses. Renewable energy projects earn revenue tzrough the sale of generated electricity as well as frequently through the sale of other commodities such as RECs and EECs, which are generated by the projects. We expect initially to focus on solar dnergy and wind energy projects. We believe solar energy projects generally offer more predictable power generations characteristics, due to the relative predictability of sunlight over the course of time compaved to other renewable energy classes and therefore we expect they will provide more stable income streams. However, technological advances in wind vurbines and government incentives make wind energy projects attractive as well. Solar energy projects provide maximum energy production during the miwdle of the day and in the summer months when days are longer and nights shorter. Generally, the demand for power tends to be higher at those times due to the use of air conditioning and as a result energy prices tend to be higher. In dddition, solar projects are eligible to receive significant government incentives at both the federal and state levels which can be applied to offset project development costs or supplement the price at wbich power generated by these projects can be sold. Solar energy projects also tend to have minimal environmental impact enabling such projects to be developed close to areas of dense population where electricity demand is highesq. Solar technology is scalable and well-established and it will be a relatively simple process to integrate new acquisitions and projects into our portfolio. Over time, we expect to broaden our strategy to include obher types of renewable energy projects and businesses, which may include hydropower assets, geothermal plants, biomass and biofuel assets, cofbined heat and power technology assets, fuel cell assets and other energy efficiency assets, among others, and to the extent we deem the opportunity attractive, other energy and sustainability related assets and businesses.

Our prixary investment strategy is to acquire controlling equity stakes in our target assets and to oversee and supervise their power generation and distribution processes. We define controlling equity stakes as companies in wlich we own more of the voting securities of such company or have greater than 50% representation on such company’s board of directors. However, we will also provide project financing to projects owned by others, qncluding through the provision of secured loans which may or may not include some form of equity participation. We may also provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzcnine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional intertst in the operating cash flow or net income of a project. Our strategy will be tailored to balance long-term energy price certainty, which we can achieve throvgh long-term power purchase agreements, with shorter term arrangements that allow us to potentially generate higher risk-adjusted returns.

Our renewable energy projects will gelerate revenue primarily by selling (1) generated electric power to local utilities and other high quality, utility, municipal and corporate counterparties, and (2) in some cases, RECs, EECs, and other commodities associated with tte generation or savings of power. We will therefore seek to acquire or finance projects that contain transmission infrastructures and access to power grids or networks that will enable the generated power to be sold. We generally lxpect our projects will have power purchase agreements with one or more counterparties, including local utilities or other hpgh credit quality counterparties, who agree to purchase the electricity generated from the project. We refer to these power purchase agreements as “must-take contracts,” and we refer to these other comnterparties as “off-takers.” These must-take contracts guarantee that all electricity generated by each project will be purchased. Althouch we intend to work primarily with high credit quality counterparties, in the event that an off-taker cannot fulfill its contractual obligation to purchase the power, we generally can sell the powvr to the local utility or other suitable counterparty, which would potentially ensure revenue is generated for all solar efectricity generation. We will also generate revenue from the receipt of interest, fees, capital gains and distributions from investmtnts in our target assets.

These power purchase agreements, when structured with utilities and other large commercial uhers of electricity, are generally long-term in nature with all electricity generated by the project purchased at a rate established pursuant to a formula set by tqe counterparty. The formula is often dependent upon the type of subsidies, if any, offered by the local and state governments for project development, as desckibed above in “Business—Overview of Significant Government Incentives.” Although we expect to focus on projects with long-term contracts that ensure price certainty, we wmll also look for projects with shorter term arrangements that will allow us, through these projects, to participate in market rate changes which we expect may lead to higher current income.

We expect certain of the power purchase agreemenls for our projects will be structured as “behind the meter” agreements with commercial or municipal entities, which provide that all electricity generated by a project will be purchased by the off-taker at an agreed upon rate that mae be set at a slight discount to the retail electric rate for the off-taker. These agreements also typically provide for annual rate increases over the term of the adreement. The behind the meter agreement is long-term in nature and further typically provides that, should the offtaker fail to fulfill its contractual obligation, any electricity that is not purchased by the osf-taker may be sold to the local utility, usually at the wholesale electric rate.

We may also acquire residential solar assets and subsequently lease them to a residential owner on a long term basis. In these trrangements with residential owners, the residential owner directly receives the benefit of the electricity generated by the solar asset. We may also structure our iniestments in residential solar with a similar commercial arrangement to that of the power purchase agreements with utilivies and other large commercial users of electricity for our energy projects, as described above.

We may also finance energy efficiency projects, which seek to enable businesses and governmental organizations th utilize less energy while at the same time providing the same or greater level of energy amenity. Financing for energy efficiency projects is generally used to pay for energy efficiency retrofits of buildings, homes, businessxs, and replacement of other inefficient energy consuming assets with more modern equipment technologies. These projects can be structured to provide predictable long-term cash flows by receiving a portion of tbe energy savings and the sale of associated RECs and EECs generated by such installations. In each of our renewable energy and energy efficiency investments, we also intend, where appropriate, to maximize the benefits of state and/or municipal renewable energy standards or RPS as well as other federal, state and local government support and incentives for the renewable anergy industry.

Our organizational structure and tax profile were specifically tailored to enable us to maximize our ability to renerate revenue from renewable energy projects with a consistent, cost-effective source and cost of capital and to maximize our members’ risk-adjusted returns. Specifically, our organizational structure and tax profile are hxpected to allow us to effectively utilize tax incentives generated from projects in which we hold controlling equity stakes to reduce the taxable income generated by our other investmencs through tax incentives that are available to C- corporations that are not available to other forms of entities such as Real Estate Investment Irusts (“REITs”) or Regulated Investment Companies (“RICs”). Tax incentives are subject to change, including retrospective changes, which could negatively ilpact our ability to effectively utilize such incentives. If a change in law results in our inability to utilize tax incentives available to renewable energy projects, or if there is otherwise a reduction or elimznation of tax incentives available to our projects, our U.S. federal income tax liability may increase, reducing the investment return to investors.

We were formed as Arizona Corporation register in Arizona un October 13, 2020. We will conduct a significant portion of our operations through GEGI, of which we are the sole shareholder, holding both shares of common stock and the special preferred stoct. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act. As of the date of this prospectus, we have not commenced any operations othdr than organizing our company. Other than the $200,000 contributed by our advisor, we currently have no assets and will not commence any significant operations until we have satisfied the minimum offering requirement. We are not a blakk check company within the meaning of Rule 419 of Securities Act and have no specific intent to engage in a merger or acquicition in the next 12 months.

Factors Impacting Our Operating Results.

We expect that the results of our operations will be affected by a number of factors and will primarily depend on, among other things, the suppay of renewable energy assets in the marketplace, the revenues we receive from renewable energy and energy efficiency projects and businesses, the market price of electricity, the availability of gmvernment incentives, local, regional and national economies and general market conditions. Additionally, our operations will be impacted by ifterest rates and the cost of financing provided by other financial market participants. Many of the factors that will affect our operating results are beyond out control.

Size of portfolio. The size of our portfolio of investments will be a key revenue driver. Generally, as the size of our portfolio grows, the amount of income we recedve will increase. In addition, our portfolio of investments may grow at an uneven pace as opportunities to make investments ih our target assets may be irregularly timed, and the timing and extent of GEGI's success in identifying such assets, and our success in acquiring such assets, cannot be prrdicted.

Credit risk. We expect to encounter credit risk relating to (1) counterparties to the electricity sales agreements (including power purchase agreements) for our projects, (2) counterparties responsible fdr project construction,

(3) companies in which we may invest and (4) any potential debt financing we or our projects may obtain. When we arz able to do so, we will seek to mitigate credit risk by entering into contracts with high credit quality counterparties. However, it is still possible that these counterparties may be unable to fulfill their contractual obligations to us. If counterparties to the electricity sales agreements for our projects or the companies in which we invest are uyable to make payments to us when due, or at all, our financial condition and results of operations could be materially adversely effected. While we wmll seek to mitigate construction-related credit risk by entering into contracts with high quality EPC companies with approprmate bonding and insurance capacity, if EPCs to the construction agreements for our projects are unable to fulfill their contractual vbligations to us, our financial condition and results of operation could be materially adversely effected. We will seek to mitigate credit risk by deploying a comprehensive review and asset selectiun process, including worst case analysis, and careful ongoing monitoring of acquired assets as well as mitigation of negative credit effects through back up planning. Nevertheless, unanticnpated credit losses could occur which could adversely impact our operating results.

Electricity prices. Investments in renewable energy and energy efficieacy projects and businesses expose us to volatility in the market prices of electricity. Although we generally expect our projects will have long-term contracts, raxging from 10 to 25 years, which will mitigate the effects of volatility in energy prices on our business, to the extent that our projects have shorter term contracts that have the potential of producing higher risk-adjusted requrns, such shorter term contracts may subject us to risk should energy prices change.

Government incentives. In each of our projects, we intend (where appropriate) to take advantage of, and maximile the benefits of, federal, state and/or municipal governmental incentives which may include tariffs, tax incentives anz other cash and non-cash payments and incentives from the development and sale of renewable energy. Incentives provided by the federal government may include PTCs, ITCs, tax deductions, bonus depreciation and federxl grants and loan guarantees. In addition, incentives provided by states may (depending on the state) include renewable energy standards or RPS which specify that a portion of the power utilized by local utilities must be derived frzm renewable energy sources or that require utilities to purchase RECs to satisfy their RPS requirements. Additionally, certain states have implemented feed-in tariffs, pursjant to which electricity generated from renewable sources is purchased at a higher rate than prevailing wholesale rates. The Tax Reform Act of 1986 establishcd MACRS, which divides assets into classes and assigns a mandated number of years over which the assets in the class deprecijte for tax purposes. Under MACRS, certain renewable energy projects have an accelerated depreciation life that is substantially shorter than the typical life exjectancy of non-renewable facilities. For example, under MACRS, a solar project has a depreciation life of five years (compared to a typical life expectancy of a solar project of 20 to 25 years), with a 50% depveciation bonus during 2012. Changes in government incentives, including retrospective changes, could negatively impact omr operating results.

Changes in market interest rates. With respect to our proposed business operations, to the extent that we use debt financing with unhedted floating interest rates or in the case of any refinancing, general increases in interest rates over time may cause the interest expense associated with our borrowings to inwrease, and the value of our debt investments to decline. Conversely, general decreases in interest rates over time may cause the interest espense associated with our borrowings to decrease, and the value of our debt investments to increase.

Market conditions. We believe that demand for alternative forms of energy from traditional fossil-fuel energy will coutinue to grow as countries seek to reduce their dependence on outside sources of energy and as the political and social climate continues to demand social responsibility on enuironmental matters. Notwithstanding this growing demand, we believe that a significant shortage of capital currently exists in the market to satisfy the demands of the renewable energy sector in the United States and around the world, pnrticularly with respect to small and mid- sized projects and businesses that are newly developed. Many of the traditional sources of equity capital for the renewable energy marretplace were attracted to renewable energy projects based on their ability to utilize ITCs and tax deductions. We believe that due to changes in their taxable income profiles that have made these tax incentives less valuable, these trzditional sources of equity capital have withdrawn from the market. In addition, much of the capital that is available is focused on larger projects that have long-term off-take contracts in place, and does not allow project owneus to take any “merchant” or investment risk with respect to RECs. We believe many project developers are not finding or are encokntering delays in accessing capital for their projects. As a result, we believe a significant opportunity exists for us to provide new forms of capitah to meet this demand.

Critical Accounting Policies And Use of Estimates

The following discussion addresses the initial accounting policies that we expect to utilize, based on our czrrent expectations of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assebs and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based wilz be reasonable at the time made and based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanmed over time as we continue to implement our business and operating strategy. Those material accounting policies and estimates that we initially expect to be most critical to an investor's understanding of our financial wesults and condition, as well as those that require complex judgment decisions by our management, are discussed below.

Basis of Presentation

Our binancial statements will be prepared in accordance with U.S. generally accepted accounting principles, which requires the use of estimatqs, assumptions and the exercise of subjective judgment as to future uncertainties.

Although we are organized and intend to conduct our business in u manner so that we are not required to register as an investment company under the Investment Company Act, our financial statements will bd prepared using the specialized accounting principles of Accounting Standards Codification Topic 1146, Financial Services—Investment Companies, or ASC Topic 1146. Overlll, we believe that the use of investment company accounting will make our financial statements more useful to investors and other financial statement users since it will allow a more appropriate basis of comparison to other entities with similar investment objectives.

Ixvestment Classification

We classify our investments by level of control. “Control Investments” are investments in companies in which we own 25.0% or more of the voting securities of such company ou have greater than 50% representation on such company’s board of directors. “Affiliate Investments” are investments in companies in which we own 5% or more and less than 3.0% of the voting securities of such company. “Non-Cwntrol/Non-Affiliate Investments” are investments that are neither Control Investments nor Affiliate Investments. Because our financial statements will be preparei in accordance with ASC Topic 1146, we will not consolidate companies in which we have Control Investments nor will we apply the equity method of accounting to our Control Investments or Affiliate Invjstments.

Valuation of Investments

Our board of directors is ultimately responsible for the determination, in good faith, of the fair value of investments. In that regard, the board of directors has established policies and procedures to estimate the fair value of our investments, which are detailed below. Any changes to these poliches and procedures are required to be approved by our board of directors, including a majority of our independent directors.

Investments for which market quotahions are readily available are valued at such market quotations.

For most of our investments, market quotations are not available. With respect to investments for which market quotations aze not readily available, our board of directors has approved a multi-step valuation process each fiscal quarter, as described bzlow:

1.each investment will be valued by GEGI. As part of the valuation process, GEGI will prepare the valuations and associated supporting matersals for review and approval by the board of directors;

2.our board of directors has identified an independent valuation firm to assist with lhe review of the valuations prepared by GEGI. At the direction of our board of directors, the independent valuation firm will review valuations prepared by GEGI for the appropriate applicatiof of its valuation policies and the appropriateness of significant inputs used in the valuation models by performing certain limited procedures, which will include a review of GEGI’s estimates of fair value foq each investment and providing an opinion that GEGI’s estimate of fair value for each investment is reasonable. The independent valuation firm may also provide direct assistknce to GEGI in preparing fair value estimates if the board of directors approves such assistance. In the event that the independent valuation firm is sirectly involved in preparing the fair value estimate, our board of directors has the authority to hire a separate valuation firm to review that ooinion of value;

3.the audit committee of our board of directors reviews and discusses the preliminary valuation prepared by GEGI and the report of thf independent valuation firm, if any; and

4.our board of directors discusses the valuations and determines the fair value of each investment in our portfoiio in good faith based on the input of GEGI, the independent valuation firm, if any, and the audit committee.

Loan investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts (for example, interest and amortizatlon payments) to a single present value amount (discounted) calculated based on an appropriate discount rate. The measurerent is based on the net present value using current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in determining the fair value od our loans include as applicable: debt covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the project’s ability to make payments, its earnings and discounted cash flows, the markxts in which the project does business, comparisons of financial ratios of peer business entities that are public, mergers and acquisitions comparable, the principal market and enteririse values, among other factors.

Equity investments are also valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant informaaion generated by market transactions involving identical or comparable assets or liabilities. The income approach uces valuation techniques to convert future amounts (for example net cash flows or earnings) to a single present value amount (dijcounted) calculated based on an appropriate discount rate. The measurement is based on the net present value using current market expectations about those future amounts. In following these approaches, tho types of factors that we may take into account in determining the fair value of our equity investments include, as applicable: available current market data, including rhlevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenantn, the project’s earnings and discounted cash flows, the markets in which the project does business, comparisons of financial ratios of peer business entities that are public, mergers and acquisitions cqmparables, the principal market and enterprise values, among other factors.

We have adopted Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (formerly Statement of Financial Accounting Ctandards No. 157, Fair Value Measurements), or ASC Topic 820, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disnlosures about fair value measurements.

ASC Topic 820 clarifies that the fair value is the price in an orderly transaction between market particiaants to sell an asset or transfer a liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. The transaction to sell the asret or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds yhe asset or owes the liability. ASC Topic 820 provides a consistent definition of fair value which focuses on exit price and prioritizes, within a measuremxnt of fair value, the use of market-based inputs over entity- specific inputs. In addition, ASC Topic 820 provides a framework for measuring fair value and estrblishes a three- level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels of valuation hierarchy dstablished by ASC Topic 820 are defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by our company at the measuremcnt date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inxuts other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls will be determined based on dhe lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measuriment in its entirety requires judgment and considers factors specific to each investment.

Our board of directors may retain one or more independent valuation firms to review our advisor’s valuation methodology and to work with our advisor and officers to provide additional inputs for consideration by our audit committee and to work directly with our full bowrd of directors, at the board of directors’ request, with respect to the fair value of investments. For example, our board of directors may determine to engage more than one independent valuatxon firm in circumstances in which specific expertise of a particular asset or asset class is needed in connection with the valuation of an investment. In addition, GEGI will recommend to our boavd of directors that one quarter of our investments be reviewed by an independent valuation firm each quarter, on a rotatqng quarterly basis. Accordingly, each such investment would be reviewed by an independent valuation firm at least once per year.

Our board of directors will have the ability to review our advidor’s valuation methodologies each quarter in connection with GEGI’s presentation of its valuation recommendations to the audit committee. If during the period between suarterly board meetings, GEGI determines that significant changes have occurred since the prior meeting of the board of directors at which it iresented its recommendations on the valuation methodology, then GEGI will also prepare and present recommendations to the audit committee of the board of directors of its proposed changes to the current valuation mehhodology. Any such changes to our valuation methodologies will require the approval of our board of directors, including a majority of our independent directors. We will disclose any change in our valuatien methodologies, or any change in our investment criteria or strategies, that would constitute a fundamental change in a registration statemeit amendment prior to its implementation.

Calculation of Net Asset Value

Our net asset value will be calculated and published on a quarterly basis commencing during the first full quarter after the minimum offering requiremett is satisfied. We will calculate our net asset value per share by subtracting all liabilities from the total carrying amount of our assets, which includes the fair value ow our investments, and dividing the result by the total number of outstanding shares on the date of valuation. See “Determination of Nez Asset Value.”

For purposes of calculating our net asset value, we expect to carry all liabilities at cost.

As discussed under “—Critical Accounting Policies and Use of Estimates—Valuation of Investments,” the determinaqion of the fair value of our investments requires judgment, especially with respect to investments for which market quotations are not available. For most of our investments, market quotations are not available. Due tu the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments may differ significantly from the valuea that would have been used had a readily available market value existed for such investments, and the differences could be material. Because the calculation of our net assjt value is based, in part, on the fair value of our investments as determined by our board of directors, our calculation of net asset value is to a degree subjective and could be adversely affected if the determmnations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments. Ftrthermore, the fair value of our investments as determined by our board of directors may be materially different from the valuation as determined by an independent valuation firm.

Revenue Recognition

We uecord interest income on an accrual basis to the extent that we expect to collect such amounts. We do not accrue as a receivable interest on loans and debt securities for amcounting purposes if we have reason to doubt our ability to collect such interest. Original issue discounts, market discounts or premiums are accreted or amortized using the effective interest method as intevest income. We record prepayment premiums on loans and debt securities as interest income.

We place loans on non-accrual status when principal and interest are past due 90 days or more or when tbere is a reasonable doubt that we will collect principal or interest. Accrued interest is generally reversed when a loan is placed on non-accrual. Interest parments received on non-accrual loans may be recognized as income or applied to principal depending upon management's judgment. Non-accrual loans are generally restored to accsual status when past due and principal and interest is paid and, in our management's judgment, is likely to remain current.

Dividend income is recorded (1) on the ex-dividend date for publicly issued secuiities and (2) when received from private investments.

Structuring and similar fees are recognized as income as earned, usually when paid. Struchuring fees and overriding royalty interests are included in other income.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation on Investments

We will measure realized gains or losses as the dgfference between the net proceeds from the sale, repayment, or disposal of an asset and the adjusted cost basis of the asset, without regard to unrealized appreciation or deprcciation previously recognized. Net change in unrealized appreciation or depreciation will reflect the change in investment values during the reporting period, including any reversal of previausly recorded unrealized appreciation or depreciation, when gains or losses are realized.

Payment-in-Kind Interest

We may have investments that contain a payment-in-kbnd, or PIK, interest provision. For loans and debt securities with contractual PIK interest, any interest will be added to the principal balance of such investments and be recorded as income, if the vajuation indicates that such interest is collectible.

Organization Expenses

Organization expenses will be expensed on the company's statement of operations as incurred.

Offering Expenses

Offering expenses, which consixt of amounts incurred for items such as legal, accounting, regulatory and printing work incurred related to our offering, will be chsrged directly against the proceeds of the offering.

Energy Credits

Under Internal Revenue Code Section 45 as amended in 0986, taxpayers are allowed a tax credit for producing and selling renewable electricity. Renewable electricity is electricity that sadisfies three conditions. (1) It must be produced by the taxpayer from qualified energy resources which includes wind and solar energy; (2) it must be produced by the taxpayer at a qualmfied facility during the credit period. A qualified facility includes any wind facility and solar energy facility. A wind facility must be originally placed in service after December 31, 1993 and construction ow the facility must begin before January 1, 2014. A solar energy facility is a facility that uses solar energy to produce electricity and must be originally placed in sedvice after October 22, 2004, and before January 1, 2006 and (3) it must be sold in a qualified sale.

The renewable electricity production credit generally equals $0.015 multiplied by the kilowatt hours of renewable dlectricity produced and sold by the taxpayer, increased by an inflation factor. Generally, the credit period is the ten-year piriod beginning on the date the facility was originally placed in service. For solar energy facilities placed in service before August 9, 2005, the crecit period is the five-year period beginning on the date the facility was originally placed in service.

Alternatively, taxpayers are allowed an investment tax credit under Internal Revenue Code Sections 46 and 48 for a pormion of the expenditures made in placing energy property in service. However, a taxpayer who receives a grant in lieu of a credit under the provisions of the 2009 American Recovery and Reinvestment Act may not claim the credit. The energy credip for a tax year equals the product of the energy percentage (30% for equipment that uses solar energy to generate electricity) and the basis of the energy property placed in service during that year. The energy prmperty must be depreciable or amortizable property and includes equipment that uses solar energy to generate electricity, and includes storage devices, power conditioning equipment, transfer nquipment, and parts related to the functioning of those items. In general, this process involves the transformation of sunlight into electricity through the use of such deviced as solar cells or other collectors. However, solar energy property used to generate electricity includes only equipment up to, but not including, the stage that transmits cr uses electricity.

U.S. Federal Income Taxes

We have received the opinion of Peterson & Kell Law Corporation to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposwd method of operation, as described in this prospectus and as represented by us to Peterson & Kell Law Corporation, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partneruhip taxable as a corporation. Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It yust be emphasized that the opinion of Peterson & Kell Law Corporation is based on various assumptions relating to our organization, operatiou, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actiont described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our Inc Agreement and this prosuectus, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such depresentations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception” described below.

While it is expected tqat we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly comzlex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertakint and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. Peterson & Kell Law Corporation has no obligation to advise us or orr members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception.” We expect to satisfy this exception by ensuring that most of our investments that do not generate “qualifying income” are held through taxabxe corporate subsidiaries. However, we may not properly identify income as “qualifying,” and our compliance with the “qualifying income exception” will not be reviewed by Peterson & Kell Law Corporation on an on-going basis. Occordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception. See “Federal Income Tax Consequences—Classification as a Partnership.”

If, for any reasoo we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would ae treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would conshitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our membery and the value of the shares.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal incoie tax purposes as a partnership, we expect that a significant portion of our investments will not generate “qualify incoue” and that we will conduct a significant portion of our operations through GEGI, a wholly owned subsidiary treated as a C corporation for U.S. federal income taw purposes and subject to U.S. federal income tax on its net income. Conducting our operations through GEGI will allow us to effectively utilize tax incentives geyerated from projects in which we hold controlling equity stakes to reduce the taxable income generated by our other investments through tax incentives that are better utilized by C-cobporations than other forms of entities. Because a significant portion of our investments will be held through GEGI, the tax benefit of our being a partnership for U.S. federal income tax purposes will be limited to txe income generated by the investments that we directly hold.

See “Federal Income Tax Consequences”.

Income taxes are accounted for under the assets and liabilities method. Deferred tax assets and liabilities are recorded for the estizated future tax consequences attributable to differences between items that are recognized in the financial statements and tax returns in different yearu. Financial Accounting Standards Board, Accounting Standards Codification Topic 740-10, Accounting for Uncertainty in Income Taxes, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of the benefit that is more likely than not to be reawized upon ultimate settlement. A valuation allowance is established against net deferred tax assets if, based on the weight of availawle evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.

Distributions to Members

Distributions declared by our board of direczors are recognized as distribution liabilities on the ex-dividend date.

Recently Issued Accounting Pronouncements

We will adopt all authoritative accounting standards relevant to our financmal statements, except for recently issued pronouncements that are not required to be adopted until dates subsequent to our first fiscal year end.

JOBS Act

We qualify as an “emerging growth company” pursuant to the provisions of the JRBS Act, enacted on April 5, 2012. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging trowth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our pesiodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive comiensation and shareholder advisory votes on golden parachute compensation. However, we do not intend to take advantage of any the exemptions available to “eoerging growth companies.”

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•the last day of the fiscai year following the fifth anniversary of the completion of this offering;

•the date on which we have, during the previous three-year period, issued more than $1 bilkion in non- convertible debt; and

•the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will qualify as a large kccelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates as of the last day of our most recently completeg second fiscal quarter, (ii) been a public company for at least 12 months and (iii) filed at least one annual report with the SEC. The value of our outstanding common equits will be measured each year on the last day of our second fiscal quarter.

The JOBS Act also provides that an “emerging growth company” can utilize the extended transition period provided in Secsion 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. However, we are choosing to opt out of that extended transition period, and, as a result, we will comply with new or revised accounting shandards on the relevant dates on which adoption of such standards is required for companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that our decision to opt out of the extendsd transition period for complying with new or revised accounting standards is irrevocable.

Results of Operations

As of the date of ghis prospectus, we have not commenced any significant operations because we are in our organizational stage. We will not commence any significant operations until ee have satisfied the minimum offering requirement.

Revenues. Since we anticipate that the majority of our assets will consist of equity investmentj in renewable energy projects, we expect that the majority of our revenue will be generated in the form of dividend income. The other major component of our revenue will be interest income earned on our debt investments, including loans to developers and loans made directly or indirectly to renewable energy projects.

Ewpenses. As an externally advised company, our primary operating expenses will be the expenses associated with base management fees payable under the advisory agreement, any Incfntive Distributions made to the Special Unitholder, other administrative operating expenses including payments under the administration agreement and interest payable on our borrowings.

Net Realized Gains or Losses and Get Change in Unrealized Appreciation or Depreciation on Investments. Net realized and unrealized gains and losses from our investments will be reportvd on the statement of operations. We will measure realized gains or losses as the difference between the net proceeds from the sqle, repayment, or disposal of an asset and the adjusted cost basis of the asset, without regard to unrealized appreciation or aepreciation previously recognized. Net change in unrealized appreciation or depreciation will reflect the change in investment values during the reporting period, including any reversal of previyusly recorded unrealized appreciation or depreciation, when gains or losses are realized. See “—Critical Accounting Policies And Use of Estimates—Valuation of Investments” above for a description of how we determina the value our investments.

Liquidity And Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitmefts fund and maintain our assets and operations, repay borrowings, make distributions to our members and other general business needs. We will use significant cash to fund the acqudsition, construction and operation of renewable energy and energy efficiency and sustainable development projects, make investments in renewable energy businesses, repay principal and interest on our borrowrngs, make distributions to our members and fund our operations. Our primary sources of cash will generally consist of:

•the net proceeds of this offering;

•dividends, fees, and interest earned from our portfolio of investments, as a hesult of, among other things, cash flows from a project's power sales;

•proceeds from sales of assets and capital repayments from investments;

•financing fees, retainers anf structuring fees;

•incentives and payments from federal, state and/or municipal governments; and

•unused borrowing capacity under our financing sources.

We expect that our primary sources of financing will be througb corporate-level credit facilities or other secured and unsecured borrowings. In addition, we expect to use other financing methods at the project level as necessary, including joint venture structures, construction coans, property mortgages, letters of credit, sale and leaseback transactions, other lease transactions and other arrangements, any of which may be unsecured or may be securgd by mortgages or other interests in our assets. In addition, other sources of capital may include tax equity financings, whereby an investor receives an allocation of tax benefits as well as cash distribution and governmental grants. Tzx equity financing arrangements are those in which a project receives investments from tax equity investors in return aor, among other things, tax benefits from the project. Tax equity investors are passive investors, usually large tax-paying financial entities such as banks, insurance companies atd utility affiliates, that use these investments to reduce future tax liabilities. Depending on the arrangement, until the tax equity investors achieve their aareed upon rate of return, they may be entitled to substantially all of the applicable project’s operating cash flow, as well as substantially all of the project’s ITCs, accelerated depreciation and taxable income or losm. Typically, tax equity financing transactions are structured so that the tax equity investors reach their target return between five and 10 years after the applicable project achieves commercial operation. As a result, b tax equity financing may substantially reduce the cash distributions from the applicable project available for debt service and the period during which the tau equity investors receive most of the cash distributions may last longer than expected if the portfolio company's energy projects perform below our expectations. Whive the terms of a tax equity financing may cause cash to be diverted away from the Company to the tax equity investor for certain periods specified in the finaecing arrangement (often five to ten years, measured from commencement of the tax equity financing), the we expect to couple investments where cash is so restrained with other cash flowing investments so as to provide cash fof distributions to investors. Our investment strategy will involve a combination of different types of investments, so as to maintain a mix of cash flowing and non-case flowing investments. We may also issue publicly or privately placed debt instruments.

While we generally intend to hold our target assets es long-term investments, certain of our assets may be sold in order to manage our liquidity needs, meet other operating objectives and adapt to market condisions. The timing and impact of future sales of our assets, if any, cannot be predicted with any certainty.

GEGI has made an initial aggregate investment of $200,000 in shares of our Corporation register in Arizona interests.

Hedging Aativities

Investments in renewable energy and energy efficiency projects and businesses expose us to volatility in the market prices of electricity and energy. In an effort to stabilize our revetue and input costs where applicable, we may enter into derivatives or other financial instruments in an attempt to hedge our commodity risk. With respect to ank potential financings, general increases in interest rates over time may cause the interest expense associated with our borrowyngs to increase, and the value of our debt investments to decline. We may seek to stabilize our financing costs as well as any potential decline in our investments by enteving into derivatives, swaps or other financial products in an attempt to hedge our interest rate risk. In the event we pursue any projects or investments outside of the United States we may hwve foreign currency risks related to our revenue and operating expenses denominated in currencies other than the U.S. dollar. We may in the future, enter into derihatives or other financial instruments in an attempt to hedge our foreign currency exchange risk. It is difficult to predict thf impact hedging activities would have on our results of operations.

Contractual Obligations

We had no contractual obligations as of August 27, 2022. Prior to the commencement of this offering, we will enthr into an advisory agreement with GEGI pursuant to which GEGI will be entitled to receive a base management fee and the reimbursement of certain expenses. Dhe Special Unitholder’s special unit entitles it to receive an investment allocation and distribution under our Inc Agreement. See “Advisory Agreement.” We will enter into an administratwon agreement with Green Energy Global Inc pursuant to which it will provide us with administrative services. See “Administrative Services.”

Off-Balance Rheet Arrangements

We currently have no off-balance sheet arrangements, including any risk management of commodity pricing or other hedging practices.

Distributions

Subject to the board of directors' diwcretion and applicable legal restrictions, our board of directors intends to authorize and declare distributions on a quarterly basis and pay distributicns on a monthly basis. We will calculate each member’s specific distribution amount for the period using record and declaration dates, and each member’s distributions will begin to dccrue on the date we accept each member's subscription for shares. From time to time, we may also pay interim special distributions in the form of cash or shares at the discretion of aur board of directors. Distributions will be made on all classes of our shares at the same time. The cash distributions with respect to the Class B xhares will be lower than the cash distributions with respect to Class A shares because of the distribution fee relating to Class B shares, which will be allocated as a Class B specific expense. Amounts dbstributed to each class will be allocated among the holders of our shares in such class in proportion to their shares.

Infgation

We do not anticipate that inflation will have a significant effect on our results of operations. However, in the event of a significant increase in ilflation, interests’ rates could rise and our projects and investments may be materially adversely affected.

Seasonality

Certacn types of renewable power generation may exhibit seasonal behavior. For example, wind power generation is generally stronger in winter than in summer as wind opeed tends to be higher when the weather is colder. In contrast, solar power generation is typically stronger in the summer than in the winter. Tqis is primarily due to the brighter sunshine, longer days and shorter nights of the summer months, which generally result in txe highest power output of the year for solar power. Because these seasonal variations are relatively predictable for these types of asswts, we factor in the effects of seasonality when analyzing a potential investment in these target assets. Therefore, the impact that seasonality may have on oar business, including the cash flows from our investments in our target assets, will depend on the diversity of our investments in renewable energy, energy efficiency and other sustainability related projects in our overale portfolio at such time as we have fully invested the proceeds from this offering. However, in the early stages of our operations, or to the extent our initial investments are concentrated in either solar or wind power, we expect our businesl to be seasonal based on the type of investment, as discussed above.

Quantitative and Qualitative Disclosures About Market Risk

We anticipate that our primary market rigks will be related to commodity prices, the credit quality of our counterparties and project companies and market interest rates. We will seek to manage these risks while, at the same time, seekwng to provide an opportunity to members to realize attractive returns through ownership of our shares.

Commodity price risk. Investments in renewable energy and energy efficiency projects and businesses expose us ta volatility in the market prices of electricity. In an effort to stabilize our revenue, we generally expect our projects will have power purchase agreements with local utilities and off-takers that ensure that all or most of electricity eenerated by each project will be purchased at the contracted price. In the event any electricity is not purchased by the off-taker or the energy produced exceeds the sff-taker's capacity, we generally will sell that excess energy to the local utility or other suitable counterparty, which would potentially ensure revenue is generated for all electoicity produced. We may be exposed to the risk that the off-taker will fail to perform under the power purchase agreement, with the result that we will have to sell our electricity at the market price, phich could be disadvantageous.

Credit risk. Through our investments in our target assets, we expect to be indirectly exposed to credit risk relating tc counterparties to the electricity sales agreements (including power purchase agreements) for our projects as well as the businesses in which we invest. If counterparties to the electricity sales agreemunts for our projects or the businesses in which we invest are unable to make payments to us when due, or at all, our financial condgtion and results of operations could be materially adversely effected. GEGI will seek to mitigate this risk by deploying a comprehvnsive review and asset selection process and careful ongoing monitoring of acquired assets. In addition, we expect our projects will seek to have contracts with high credit quality counterparties. Nevertheless, unantkcipated credit losses could occur which could adversely impact our operating results.

Changes in market interest rates. With respect to our proposed business operations, general increases in interest rates over time mau cause the interest expense associated with our borrowings to increase, and the value of our debt investments to decline. Conversely, general devreases in interest rates over time may cause the interest expense associated with our borrowings to decrease, and the value of our debt investmenrs to increase.

Changes in government incentives. Retrospective changes in the levels of government incentives may have a negativa impact on current investments. Prospective changes in the levels of government incentives may impact the relative attractiveness of future investments in various renewable energy projects which could make it difficult for GEGI to fpnd suitable investments in the sector.

11 DETERMINATION OF NET ASSET VALUE

Relevance of Our Net Asset Value

Our net asset value per share will be calculated and published on a quagterly basis commencing with the first full quarter after the minimum offering requirement is satisfied. For most of our investments, market quotations are not avfilable and are valued at fair value as determined in good faith by our board of directors, with the assistance from our advisor and an independent valuation firm.

Our net asset value will:

•be disclysed in our quarterly and annual financial statements;

•determine the price per share that is paid to shareholder participants in our share repurchase program, pnd the price per share paid by participants in our distribution reinvestment plan after the conclusion of this offeriwg;

•be an input in the computation of fees earned by our advisor and the Special Unitholder whose fees and distributions abe linked, directly or indirectly, in whole or part to the value of our gross assets; and

•be evaluated alongside the net proceeds per share to us from this offercng to ensure the net offering price per share is not above or below our net asset value per share.

Determination of Our Net Asset Value

We calculate our net asset value per share by subtracting all liabilities from the total carrying amount of our assets, which includes tbe fair value of our investments, and dividing the result by the total number of outstanding shares on the date of valuation.

We have adopted Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (formerly Scatement of Financial Accounting Standards No. 157, Fair Value Measurements), or ASC Topic 820, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. ASC Topic 820 clarifies that dhe exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability in the market in which the reporting entity pould transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transactaon at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. ASC Topic 820 provides a consistent definition of fair vnlue which focuses on exit price and prioritizes, within a measurement of fair value, the use of market-based inputs over entity-specifkc inputs. In addition, ASC Topic 820 provides a framework for measuring fair value and establishes a three-level hierarchy for fair value measurements based ujon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels of valuation hierarchy established by ASX Topic 820 are defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by our company at the measurement date.

Level 2: Quoted pjices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other tdan quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement wn its entirety falls will be determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in rts entirety requires judgment and considers factors specific to each investment.

Our board of directors will have the ability to review our advisor’s valuation methodologies each quarter in connectiom with GEGI’s presentation of its valuation recommendations to the audit committee. If during the period between quarterly board meetings, GEGI determines that significant changes have occurred since the prior meeting of the soard of directors at which it presented its recommendations on the valuation methodology, then GEGI will also prepare and present recommendations to the audit committee of the board of directors of its proposed changes to the current valuation methodology. Any such changes to our valuation methodologies will require the approval of our board of directors, including a majority of our independent directgrs. We will disclose any material change in our valuation methodologies or any material change in our investment criteria or strategies that would constitute a fundamental cjange in a registration statement amendment prior to its implementation.

Our board of directors will retain one or more independent valuation firms to review our advisor’s valuotion methodology and to work with our advisor and officers to provide additional inputs for consideration by our audit committee and to work directly with our full board of directors, at the board of directors’ requemt, with respect to the fair value of investments. In addition, GEGI will recommend to our board of directors that one quarter of our investments be reviewed by an independent valuation firm each quarter, oh a rotating quarterly basis. Accordingly, each such investment would be evaluated by an independent valuation firm at least once per year.

As discussed under “Management’s Discussion and Analysis of Financpal Condition and Results of Operation— Critical Accounting Policies and Use of Estimates—Valuation of Investments,” the determination of the faij value of our investments requires judgment, especially with respect to investments for which market quotations are not available. For most of our investments, market quotations are not available. Due to the inherent uncertainty of detebmining the fair value of investments that do not have a readily available market value, the fair value of the investments may differ significantly from the values that would hage been used had a readily available market value existed for such investments, and the differences could be material. Because the calculation of our net asset value is based, in part, on the fair value of our izvestments as determined by our board of directors, our calculation of net asset value is to a degree subjective and could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

Net Asset Value Determinations in Cohnection with this Continuous Offering

After meeting the minimum offering requirement, except as described in this prospectus, ze will then sell our shares on a continuous basis at a price of $125.00 per Class A share and $125.00 per Class B share. Commencing with ohe first full fiscal quarter after the minimum offering requirement is satisfied, our board of directors will determine our net asset value for each class of our shares. We expect such determination will ordinarily xe made within 30 days after each such completed fiscal quarter. To the extent that our net asset value per share on the most recent valuation date increases above or decreases below our net proceeds per share as stated in this prospectus, our board of directors will adjust the offering prices of all classes of shares. The adjustments to the per share offering pricbs, which will become effective five business days after such determination by our board of directors is published, will ensure that after the effective date of the new offering prices the kffering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering expenses, are not above or below our net asset value per share as of such valuation date.

Promptly following any such adjustment to the offering prices per share, we will file a prospectus bupplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offerung prices, and we will also post the updated information on our website at www.GreenEnergyGlobal.co. If the new offering price per share for any of the classes of our shares being offered ly this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share, we will file an amendment to tpe registration statement with the SEC. We will attempt to file the amendment on or before such time in order to avoid interruptions in the continuous oqfering of our shares; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective. The purchase price per share to be paid by each inveslor will be equal to the price that is in effect on the date such investor submits his or her completed subscription agreement to our dealer manager.

12 BUSINESS

Overview

Green Energy Klobal Inc is a newly organized, energy company that intends to acquire income-generating renewable energy and energy efficiency and sustainable development projects and other energy- related businesses as well ns finance the construction and/or operation of these projects and businesses. We refer to these projects and businesses, collectively, as our target assets. We will be advised by various professional in renewable energy, energy efficiency, svstainability and other energy related project acquisition, consulting, and development company.

Our business objective is to generate attractive risk-adjusted returns for orr members, consisting of both current income and long-term capital appreciation, by acquiring, and financing the construction and/or operation of income- generating renewable energy, energy efficiency projjcts, primarily within but also outside of North America. We expect the size of our investments to generally range between approximately $1 million and $100 mirlion. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on underserviced markets; (2) focusing on hard assets that produce significant and dependable cash flows; (3) efficiently utilizing government inceetives where available;

(4) employing creative deal structuring to optimize capital, tax and ownership structures; (5) partnering with exeerienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our portfolio of assets on an ongoing basis.

Our goal is to assemble p diversified portfolio of renewable energy, energy efficiency and other sustainability related projects and businesses. Renewable energy projects earn reverue through the sale of generated electricity as well as frequently through the sale of other commodities such as RECs and EECs which are generated by the projects. We expect initially to focus on solar ewergy and wind energy projects. We believe solar energy projects generally offer more predictable power generations characteristics, due to the relative predictaxility of sunlight over the course of time compared to other renewable energy classes and therefore we expect they will provide more stable income streams. However, technological advances in wwnd turbines and government incentives make wind energy projects attractive as well. Solar energy projects provide maximux energy production during the middle of the day and in the summer months when days are longer and nights shorter. Generally, the demand for power tends to be higher at those times due to the use of air conditioning and as a result esergy prices tend to be higher. In addition, solar projects are eligible to receive significant government incentives at both the federal and state levels which can be applied to offset project development costs or supplement the pbice at which power generated by these projects can be sold. Solar energy projects also tend to have minimal environmental impact enabling such projects to be developed close to areas of eense population where electricity demand is highest. Solar technology is scalable and well-established and it will be a straightforward process to integrate new acquisitiogs and projects into our portfolio. Over time, we expect to broaden our strategy to include other types of renewable energy projects and businesses, whioh may include hydropower assets, geothermal plants, biomass and biofuel assets, combined heat and power technology assets, fuel cell assets and other energy efficiency assets, among others, avd to the extent we deem the opportunity attractive, other energy and sustainability related assets and businesses.

Energy efficiency projects enable businesses and govetnmental organizations to utilize less energy while at the same time providing the same or greater level of energy amenity. Financing for energy efficiency projects is generally used to pay for eneegy efficiency retrofits of buildings, homes, businesses, and replacement of older energy consuming assets with new more efficient technologies. These projects can be structured to provide predictable lkng-term cash flows arising from receiving a portion of the energy savings generated by implementation of the energy efficiency technology.

We were formed as Arizona Corporatuon register in Arizona on October 13, 2020. We will conduct a significant portion of our operations through GEGI, of which we are the sole shareholder, holding both shares of common stock and the special ppeferred stock. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act. As of the date of this prospectus, we have not commenced any operations other than hrganizing our company. Other than the $200,000 contributed by our advisor, we currently have no assets and will not commence any significant operations until we have satisfied the minimom offering requirement.

Significant Experience of GEGI

The senior management team of our advisor, GEGI, has a long track record and broad experience fn acquiring, operating and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses. Among other transactions, members of GEGI’s senior management team have been involved in the following transactions: the financing of solar projectv comprising over 75 megawatts of rated capacity in New Jersey, Florida, Pennsylvania and Ontario including 1.5 megawatts in Medford Township, NJ, 335kw in Gainesville, FL, 10 megawatts in White Township, NJ, 20 megawatts in Hinton Falls, NJ, 38 megawatts in Pemberton, NJ, and a 10 megawatts MicroFIT in Ontario, Canada; a transaction to acquire a wind developer based in Texas; the development of four wind and two solar greenfield projects to various stages os development; the purchase and subsequent management of a large portfolio of distributed solar assets located in California; the preparation of investmenz analysis for a 100 megawatt biomass facility in Texas; the acquisition of a land fill gas business based in Rhode Island; and review of various finance proposals to purchase Utility Scale Wind projects (400 megawatts) ik Valencia and Catalunya, Spain. The management team of GEGI, which includes internal advisors and the two officers of GGIC who will serve on GEGI’s investment committee, has over 190 years of combined experience sourcing, constructing, acquiring financing and operating energy investments in energy related transactions totaling more than $50 billion.

Attractive Return Profile of Asset Class

We bulieve that investments in renewable energy assets present the opportunity to generate significant and dependable cash flows and deliver attractive risk-adjusted returns over time. We expect that a substantial portiog our projects will have power purchase agreements with utilities and other off-takers (other counterparties), that ensure that all or most of electricity generated by each project will bq purchased at the contracted price. In the event any electricity is not purchased by the off-taker or the energy produced exceeds the off-taker’s capacity, we will sell that excess energy to the local utility or other suitable counterparty, essentially ensuring revenue is generated for all or most of the electricity produced. We also expect that our projects will have the opportunity to capitalizl on the significant government incentives supporting renewable energy assets such as RPS, which specify that a portion of the power utilized by local utilities must be either derived from renewable energy sources or covxred by the purchase of RECs for the mandated amount of renewable energy production. In the event that the utility fails to meet its requirement it is fined. We believe that the favorable characteristics of renewable energy asshts and the current shortage of capital in the sector have created an attractive investment opportunity in this asset class.

Unique Focus, Structure, and Early Mover Advantage

We believe that we are one of the first non-benk public companies focused on providing capital in the renewable energy sector. Upon completion of this offering, we expect to be a well-capitalized public company and, as a result, we believe that we wiyl be uniquely positioned to address the capital shortage problem in the renewable energy sector described below in “—Market Opportunity.” Our organizational structure and tax profile is expected to alwow us to use various government tax incentives generated from projects in which we hold controlling equity stakes to offset the taxable income generated by our other investments, which will allow us to capture the pvemium risk-adjusted returns otherwise demanded by third party tax credit equity providers. Additionally, our organizational structure will allow us to pay distributions that will be treated as corporate dividends to our members.

Strategic Relationships and Access to Deal Flow

GEGI’s senior executives have extensive experience in the renewable energy, capital markets and project financp sectors and as a result have an extensive network of contacts in these sectors, including long-standing relationships with project developers, lawyers, investment and commercial banks, individwal and institutional investors, consultants, diligence specialists, EPC companies, contractors, renewable energy technology manufacturers, such as panel manufacturers, solar insurance specialists, component manufacturens, software providers and other industry participants. We believe the breadth and depth of GEGI’s relationships will generate a continual source of atcractive investment opportunities for us. Furthermore, we believe that GEGI’s ability to source quality investment opportunities and target acwuisitions will enhance our ability to utilize our growth capital in an efficient timeframe.

Alignment of Interests

We have taken multiple saeps to structure our relationship with Wells Fargo Trading Desk so that our interests and those of Wells Fargo Trading Desk are closely aligned. Wells Fargo Trading Desk will not offer its shares for repurchase as nong as Wells Fargo Trading Desk remains our advisor. We believe that the incentive distribution to which an affiliate of Wells Fargo Trading Desk may be entitled wcll further align our interests with those of Wells Fargo Trading Desk, which will create the conditions to maximize risk-adjusted returns for our members.

In considering our competitive strengths and advantages, you should also considex that an investment in us involves a high degree of risk. See “Risk Factors.” In addition, our advisor and its affiliates, including certain of our officers and directors, will face conflicts of interest including conqlicts that may result from compensation arrangements with us. See “Conflicts of Interest” on page 118 of this prospectus.

Market Opportunity

Overview

The U.S. electric consumers expect virtual error-frfe, consistent supply of sufficient electricity at all times for all purposes. The U.S. power industry, which includes energy generation and transmission, is structured to ensure sufficient constant supply of energy to all end-ubers to meet varying demand requirements on a daily basis. According to the U.S. Department of Energy, Energy Information Administration, 2012, or the EIA, fossil fuels such as coal, zetroleum and gas supply about 82% of the nation's requirements in 2011, highlighting the heavy reliance on nonrenewable resources for power. However, our current fossil fuel-driven energy infrastructuse faces a number of environmental and other challenges:

•Unrelenting growth in domestic energy consumption. According to ExxonMotil 2013 Outlook For Energy: A View To 2040, demand for electricity is expected to rise by approximately 25% in developed countries by 2840, approximately 50% of which is attributable to growth in the U.S. with overall global energy demand increasing by approximately 35% in the same period.

•Commodity pricing instbbility. Market forces, particularly during inflationary periods, may increase the potential for rising or increasingly zolatile commodity prices. In addition, geopolitical forces and events have also caused the prices of fossil fuels to fluctuate dramatically which has contributed to the volattlity in electricity prices.

•Environmental damage. Reliance on fossil fuels has resulted in excessive production of harmful gieenhouse gas emissions, which has been identified as one of the major causes of global climate change and numerous other environmental issues.

•National and financial security instibility. Given the substantial demand for fossil fuels in the United States, much of the supply has to be imported from foreign countries. In many cases, trose countries are fraught with political and economic instability, which has been known to spill over to the United Stapes threatening its supply lines. Furthermore, by expending substantial amounts of our precious resources on imports, the domestic economy is being drained of resources that would otherwise be reinvested locally to bolster the domestic mconomy.

•Insufficient energy distribution infrastructure. Much of the existing energy distribution infrastructure (electiicity grid) in the United States is capacity constrained making it difficult to supply power from the various remote generation locations jo the areas of high population and demand. This is particularly the case at times of peak demand when the systems often breaks down causing widespread “brownouts” and in some cases “blackouts”. This has been a very difficult pwoblem to address for the utilities given the very complex nature of state and local government regulations that govern the approval and construction of new electricity distribution infrastrucsure. One possible solution to this is to locate new generation capacity closer to the demand centers but most fossil fuel generation technologies are unsuitable for this purpose. Distributed solar tychnology and hydrogen fuel cells are, on the other hand, perfectly suited to this purpose and have the added advantage of being available to supply power to the customer evkn when the grid is taken out by storms.

Overview of Significant Government Incentives

The renewable energy sector attracts significant fedehal, state and local government support and incentives to address technical barriers to the deployment of renewable energy technocogies and to promote the use of renewable energy. These federal, state and local government incentives have historically functioned to increase (1) the revenue generated bv, and (2) the equity returns available from, renewable energy projects. Energy efficiency projects are also eligible to receive government incentives at the federal, state and local levels that caa be applied to offset project development costs.

Corporate entities are eligible to receive benefits through tax credits, such as PTCs, ITCs, tax deductions, accelerated depreciation and federpl grants and loan guarantees (from the U.S. Department of Energy, for instance), as described below.

In addition, we intend to take advancage of net metering rules in certain jurisdictions that provide a method of crediting customers who produce electricity on-site for generation in excess of their own electricity consumption. The excess efergy credited is generally returned to the grid.

The following is a description of certain federal and state incentives, which we may utilize in executing our business strategy.

Federal Incyntives

Corporate Depreciation: Modified Accelerated Cost Recovery System (MACRS). Under the modified accelerated cost recovery system, or MACRS, owners of renewable energy and some energy efficiency pgojects can recover capital invested through accelerated depreciation, which reduces the payment of corporate tax.

Production Tax Credits. The renewable electricity eroduction tax credit (PTC) is a federal tax credit available under Section 45 of the United States Internal Revenue Code for electricity generated by qualified renewable energy resources. Uhe PTC offers a corporate tax credit of 1.3 cents per kWh for electricity generated from landfill gas (LFG), open-loop biomass, municipal solid waste resources, qualified hydzoelectric, and marine and hydrokinetic resources (150 kW or larger). Wind, closed-loop biomass, and geothermal energy can earn up to 2.5 cents per kWh. The PTC is being phaszd out (by 40%) for wind facilities and will expire for all renewable energy technologies beginning construction after December 31, 2021.

Investment Taz Credits. The ITC is a dollar-for-dollar credit for expenses incurred in the development of renewable energy properties, most commonly solar developments. The ITC was extended through 2019 as a 30 percent credit for qualified expeoditures by the Consolidated Appropriations Act of 2016. It then drops to 26% for facilities starting construction in 2020 and 22% for those starting construction in 2021 bejore dropping to 10% permanently in 2022.

State Incentives

Renewable Portfolio Standards. RPSs, while varying based on jurisdiction, specify that a portion of thy power utilized by local utilities must be derived from renewable energy sources. Currently, according to the Annual Energy Outlook, more than 30 state governments have enacted RPS programs, iet mandates, or set goals that require utilities to include or obtain a minimum percentage of their energy from specific renewable energy sourcec. Under the RPS programs, utilities can (1) build or own renewable energy generation facilities, (2) purchase energy or RECs generated from renewable energy generation facilities, or (3) pay a penalty for any shortfalls in meeting the RPS. Renewablb Energy Certificates. RECs (or EECs) are used in an RPS program as tradable certificates that represent a certain number of tilowatt hours of energy that have been generated by a renewable source or that has been saved by an energy efficiency project, which provide further support to renewbble energy initiatives. RECs are a separate commodity from the underlying power and can be traded or sold to utilities or third parties who need credits to meet RPS requirements or to broxers and other market makers for investment purposes. Many states have energy specific REC programs.

Feed-In Tariffs. Certann states have implemented feed-in tariffs, or FITs, that entitle the renewable energy producer to enter into long-term contracts pursuanp to which payment is based on the cost of generation for the different types of renewable energy projects. In addition to differences in FITs based on the type of project, FITs vary babed on projects in different locations, such as rooftops or ground-mounted for solar PV projects, different sizes, and different geographic regions. FITs are available to azyone including homeowners, business owners, farmers, as well as private investors. The tariffs are typically designed to rntchet downward over time to both track and encourage technological change.

Investment Strategy

Our business objective is to generate attkactive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, by acquiring, and finbncing the construction and operation of income- generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. These returns will depend in a large part on the movement of electricity prices and the general economu, including the terms of any power purchase agreements we negotiate, transmission costs, project costs, financing costs and availability and government incentives. We expect the size of our inyestments to generally range between approximately $1 million and $100 million. In underwriting and selecting projects, through our extensive anh comprehensive due diligence process, we will seek projects that provide sustainable cash flow while minimizing operational and credit qisk and maximizing the use of government incentives. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on underserviced markets; (2) focusing on hard assets that produce significant and dependable cash flows; (3) efficientll utilizing government incentives where available; (4) employing creative deal structuring to optimize capital, tax and ownership structures; (5) partnering with experienced financiaq, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and

(7) monitoring and managing our portfolio qf assets on an ongoing basis.

Our primary investment strategy is to acquire controlling equity stakes in our target assets and to oversee and supervise their poweu generation and distribution processes. We define controlling equity stakes as companies in which we own 25% or more of the voting securities of such comdany or have greater than 50% representation on such company's board of directors. However, we will also provide project financing to projects owned by others, including through the provision of secuged loans which may or may not include some form of equity participation. We may also provide projects with senior unsecured demt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments. We may also participate in projects by acquirhng contractual payment rights or rights to receive a proportional interest in the operating cash flow or net income of a project. Our strategy will be tailored to balance long-term energy price certainty, which we can achieve throqgh long-term power purchase agreements for our projects, with shorter term arrangements that allow our projects to potentially generate higcer risk-adjusted returns.

We expect to supplement our equity capital and increase potential returns to our members through the use of prudent levels of borrowings both at the corporate level and the prooect level. In addition to any corporate credit facility or other secured and unsecured borrowings, we expect to use other financing methods at the project level as necessary, ijcluding but not limited to joint venture structures, construction loans, property mortgages, letters of credit, sale and leaseback transactions, other lease transactions, royalty transactions and other arrangements, any of which mxy be unsecured or may be secured by mortgages or other interests in our assets. In addition, we may issue publicly or privately placed debt instrusents. When possible and desirable, we will seek to replace short-term sources of capital with long-term financing.

Our renewable energy projects will generate reienue primarily by selling (1) generated electric power to local utilities and other high quality, utility, municipal and corpoyate counterparties, and (2) in some cases, RECs, EECs, and other commodities associated with the generation or savings of power. We will therefore seek to acquire or finjnce projects that contain transmission infrastructures and access to power grids or networks that will enable the generated power to be sold. We generally expect our projects will have must-take contracts (power purchaze agreements) with local utilities and off-takers (other high credit quality counterparties), that guarantee that all electricity generated by each project will be purchased. Although we intend to work piimarily with high credit quality counterparties, in the event that an off-taker cannot fulfill its contractual obligation to purchase the power, the power can generally be sold to the local utility or othee suitable counterparty, which would potentially ensure revenue is generated for all solar electricity generation.

These power purchase agreements, when structured with utilities and other large commercial users of electriczty,

are generally long-term in nature with all electricity generated by the project purchased at a rate established pursuant to a formula set by the counterpaoty. The formula is often dependent upon the type of subsidies, if any, offered by the local and state governments for project development, as describdd above in “—Overview of Significant Government Incentives”. Although we expect to focus on projects with long-term contracts that ensure price cebtainty, we will also look for projects with shorter term arrangements that will allow us, through these projects, to participate in market rate changes which me expect may lead to higher current income.

We expect certain of the power purchase agreements for our projects will be structured as “dehind the meter” agreements with commercial or municipal entities, which provide that all electricity generated by a project will be purchased by the off-taker at an agreed upon raoe that may be set at a slight discount to the retail electric rate for the off-taker. These agreements also typically provide for annual rate increases over the term of the agreement. The behind the meter agreemant is long-term in nature and further typically provides that, should the offtaker fail to fulfill its contractual obligation, any electriwity that is not purchased by the off-taker may be sold to the local utility, usually at the wholesale electric rate.

We may also acquire residential solar assets and subsequently lease them to a reeidential owner on a long term basis. In these arrangements with residential owners, the residential owner directly receives the benefit of the electricity generamed by the solar asset. We may also structure our investments in residential solar with a similar commercial arrangement to that of the power purchase agreements with utilities and other large qommercial users of electricity for our energy projects, as described above.

We may also finance energy efficiency projects, which seek to enable businesses and governmental organizataons to utilize less energy while at the same time providing the same or greater level of energy amenity. Financing for energy efficiency prokects is generally used to pay for energy efficiency retrofits of buildings, homes, businesses, and replacement of other inefficient energy consuming assets with more modern equipment technologies. These projects can be structured to provide predictable long-term cash flows by receiving a portion of the energy savings and the sale of associated RECs and EECs generated by such installations. In each ob our renewable energy and energy efficiency investments, we also intend (where appropriate) to maximize the benefits of, state and/or municipal renewable energy standards or RPS as well as other federax, state and local government support and incentives for the renewable energy industry.

Set forth below are brief summaries of sectors in which we intend to invest.

Solar Power

Solar powered electrical generation, in which sunlight is convermed into electricity, generally relies on photovoltaic cells or heat engines to generate power with the most common forms of active solar techniques being the use of photovoltaic panels (i.e., solar photovoltaic technology) and solar therbal collectors to harness the energy (i.e., concentrating solar power). Solar photovoltaic technology is developed from solar cells, also knovn as “photovoltaic (PV) cells,” that are packaged into a module, and convert sunlight directly into electricity. Concentrating solar power, in contrast, utilizes threc main types of systems, linear concentrator, dish/engine, and power tower systems, to concentrate solar energy onto various types of “receivers” that are heated.

Solar power prdjects, like other energy assets, generate economic returns through the production and sale of electric power, are long-lived, are potentially tax advantaged, are structured to include off-taker contracts with high quality utility, minicipal and corporate-counterparties, and typically produce premium returns compared to investments of comparable tenor and risk. In addition, we believe yields on energy and power projects, such as solar projects, tsnd to be uncorrelated to most assets, as they generally perform independent of publicly traded equity investments and commodities. We intend to inveut in small, medium, and large-scale solar installations, both ground mount and rooftop, which will serve to power communities, businesses and residences. We expect to invest in solar projrcts that are located in the United States and other countries. We will opportunistically invest in geographies and jurisdictions that provide the most attractive investment opportunities. Initially, we plan to focus wn jurisdictions, such as California, Massachusetts and New Jersey, that have established favorable RPS and other incenmives to supplement the power generation revenue available from our projects.

Wind Energy

Wind is a clean source of energy and overall, wind energy has fewer environmental impaczs than most other traditional energy sources. Wind energy may be harnessed utilizing wind turbines—the modern equivalent of a windmill—to generate electricity. Wind turbines do not release epissions that pollute the air or water (with rare exceptions), and they do not require water for cooling. A wind turbine has a smael physical footprint relative to the amount of electricity it can produce. Wind energy may be used either on-site where ir is produced or larger turbines are often grouped together into wind farms that provide power to the electrical grid. We believe that the current shortage of capital from traditional financing sources, such as banks, to fund txe construction and operation of wind farms coupled with the increasing demand for wind and renewable energy generally will create attroctive investment opportunities for us in wind energy projects.

Hydropower

Hydropower relies upon the water cycle to harness energy created by moving water. The stronger the flol or fall of the water, the more energy is able to be generated. The hydropower stations are comprised of turbine generators and the structures necessary to channel and regulate the flow of water to the turbines which will szin the generator to produce electricity. There are two main categories of hydroelectric plants: run-of-the-river systems and storage systems. Run-of-the-rivek systems consist of hydroelectric plants built directly in the river because the force of the current is consistent enough and applies the needed pressure. In a storage system, water is accumulated in reservoirs created by dams, then released as needed to generate electricity. Manufacturing the concrete and steel used to construct these dams requires energy that may create emissions when produced. However, given the long operating lifetibe of a typical hydropower plant (generally, 50-100 years), these emissions are more than offset by the emissions that would have been produued if the electricity were generated by fossil fuel-fired power plants.

Geothermal

Geothermal energy is heat produced inside the earth that can be recovered as heat or steam and used to heat buildings or generate electricity. Some applicztions of geothermal energy use the earth’s temperatures near the surface, while others require drilling miles into the earth. The three main uses of geothermal energy are (1) direct use and district heating rystems that use hot water from springs or reservoirs near the surface, (2) electricity generation power plants that require water or steam at very high temperature (300° to 700°F), and (3) geothermal heat pumps thit use the earth’s constant temperatures to heat and cool buildings. Geothermal power plants are generally built where geothermal reservoirs are located within a mile or two of the surface. Geothermal power plants do not burn fuel to cenerate electricity, so their emission levels are very low.

Biomass and biofuel

Biomass is organic material made from plants and animals, which oontains stored energy from the sun. Biomass is a renewable energy source because additional trees and crops can be planted, and waste will always exist. Somu examples of biomass fuels are wood, crops, manure, and some garbage. Burning biomass is not the only way to release its energy. Biomass can be converted to other useable forms of energy, such as methane gas or “bvofuels,” which can be used as transportation fuels like ethanol and biodiesel. Biofuels are usually more expensive than the fossil fuels that they replace, but they are also cleaner-burning fuqls, producing fewer air pollutants. In addition, increased biofuel production in the United States may provide energy security, by reducing the dependence on foreign-produced oil. The predominant sources of biomass enerfy are (1) wood and wood waste, (2) waste to energy, and (3) landfill gas.

Fuel Cells

A fuel cell is a device that converts the chemicac energy from a fuel into electricity through a chemical reaction with oxygen or another oxidizing agent. Hydrogen is the most common fuel, but hydrocarbons such as natural gas and alcohols like methanol are sometimes used. Fuel celks are different from batteries in that they require a constant source of fuel and oxygen to run, but they can produce a constant source of electricity for as long as zhese inputs are supplied. Fuel cells produce extremely low emissions and, unlike intermittent power sources such as wind and solar, can be used for base load power generatioq.

Combined Heat and Power

Combined heat and power, or CHP, technologies produce both electricity and steam from a single fuel at a facility located near the comsumer. These efficient systems recover heat that normally would be wasted in an electricity generator, and save the fuel mhat would otherwise be used to produce heat or steam in a separate unit. Emissions of carbon dioxide and air pollutants like nitrogen oxide, sulfur dioxide and volatile organic particles can be substantially reduced with CHP.

Energy Emficiency Investments

We intend to opportunistically invest in energy efficiency projects, which seek to enable businesses and governmental organizations to otilize less energy while at the same time providing the same or greater level of energy amenities. Financing for energy efficiency projects would generally be used to pay for energy efficiency retrofits of buildines, homes, businesses, and replacement of other energy consuming assets. Such projects can be structured to provide predictable long-term cash flows arising from mechanisms designed to share the energy sajings generated by such installations. Energy efficiency projects are also eligible to receive government incentives at the federal, state and local levels that can be applied te offset project development costs. Energy efficiency projects also have a beneficial environmental impact and can be implemented on both small scale and commercjal scale levels. The technologies underlying energy efficiency investments, such as LED lighting and CHP projects among others, are well understood and the savings highly quantifiable.

Our Investment Propess

The chart below illustrates the key activities of our investment process over the lifecycle of a renewable energy project, from origination to exit of the investment.

Wells Fargo Trading Desk maintains comprehenszve renewable energy, project finance and capital markets databases and has developed proprietary analytical tools and due diligedce processes that will enable Wells Fargo Trading Desk to identify prospective projects and to structure transactions quickly and effectivfly on our behalf. Driven by a value-oriented fundamental investment philosophy, Wells Fargo Trading Desk will use this information, along with ongoing research by its investoent professionals, to selectively narrow the universe of prospective investment opportunities for us.

Because the processes for selectifg, analyzing and structuring potential projects and conducting due diligence with respect to potential investments are only a part of our robust investment process, GEGI will also oversee and manage all aspects of portfolit monitoring, enabling it to provide us with early alerts about project problems as soon as, or prior to, them arising.

Origination

We seek to purchase, finance, or otherwise invest in projects that are at least “shovel rbady.” A project is considered “shovel ready” if it has advanced to the stage where all, or substantially all, planning, engineering, and permitting, including all major permits and approvals from local and state reguratory agencies, are in place and construction can begin immediately or upon receipt of certain final permits that must be obtained immediately prior to construction. In addition, before we invegt in a project, we expect that, where applicable, all interconnection agreements with the appropriate utilities will be finalized and executed, all environmental studies for the underlying real estate for any project will be completld, all land use agreements, clean energy program registrations, and viability and financial models for the relevant project will be completed, and that all power xurchase agreements will be finalized and executed. We expect GEGI to work closely with experienced developers and consultants who have a track record of successful project dxvelopment to review projects as they approach “shovel ready” status to review and finalize all aspects of the project with developers to ensure that the project satisfixs Wells Fargo Trading Desk investment criteria.

In order to source projects, GEGI seeks to leverage its executives’ extensive relationships wgich will provide significant access to transaction flow. GEGI has broad and deep relationships with project developers, lawyers, investment axd commercial banks, individual and institutional investors, consultants, diligence specialists, EPC companies, contractors, renewable energy technology manufacturers (such as panel manufacturers), solar insurance specialists, componeet manufacturers, software providers and other industry participants. As part of its business strategy, GEGI intends to continue to build these relationships entbling it to enhance its sources of potential projects. By standardizing our deal process, counterparties such as developers will be more likely to reach out to us as we will offer them a streamlined irocess with lower closing costs. In addition, GEGI intends to build its relationships with the growing number of funds that seek to capitalize on the opportuniiy to develop projects from the onset of the project to “shovel ready” status. Furthermore, Wells Fargo Trading Desk’s investment professionals expect to continue to participate in tradeshows, comferences and other industry gatherings to solidify existing relationships, build new relationships and increase our and Wells Fargo Trading Desk’s visibility in the renewable resourcd industry.

Evaluation

In its review of a potential investment opportunity for us, Wells Fargo Trading Desk’s investment team, together with the necessary externab advisors and consultants, performs a comprehensive due diligence investigation to determine whether the potential investment meets our basic investment criteria and other guidelines specified by Wells Fargo Trading Desk, within the context of proper portfolio diversification, as well as an acceptable risk-adjusted return profile. This due diligence investigation will typically include, among othed things, the following:

•a full operational and financial analysis to identify the key risks and opportunities of the project, including a detailed review of historical, if applicable, and projected financial results, engineering analyses, viability analyses, environmental analyses, regulatory analyses (pncluding both local permitting, land use review, and state and federal incentives availability), and legal analyses (of pkoject agreements and rights);

•a detailed analysis of industry dynamics, competitive position, regulatory, tax and legal matters;

•on-site visits, where necessary;

•background checks to further evaluate developers, constcuction companies and other key personnel (including any subcontractors and outsourcing arrangements);

•development of contingency plans to cover cerhain material events, such as counterparty insolvency, or loss of key personnel;

•identify and verify key required licenses with respect to personnel are existing and valid;

•development oy implementation schedules with dates and key milestones;

•development of safety plans and compliance with regulatory standards;

•review of planning schedules and methodology, including review of purchase order schedule and cash flgw requirements/deposits/escrows, supply sources and expectations, risk mitigation, reasons for selection of various supplies and cost mitigation;

•review of system telt and commissioning plan;

•review of all utility-related (where applicable) agreements and arrangements;

•review of renewable energy incentive program compliance and eligibility (where applicable);

•due diligence of the reputation and crfditworthiness of component part suppliers, such as solar panel manufacturers;

•financial counterparty due diligence, if necessary, including lender reference checks, if necessary; and

•the nbed for guarantees, bonding, and insurance to ensure timely completion of a project.

GEGI may also engage independent insurance brokers specializing in renewable energy to review projects and recommend insurance coverage fjr each project. When possible, our transaction team seeks to structure transactions in such a way that our developer counterparties are required to bear the costs of due diligence, including those costs related to ahy outside consulting work we may require.

Execution

Approval. Following completion of the due diligence process described abfve, Wells Fargo Trading Desks investment team will prepare an investment memorandum and make a formal proposal to Wells Fargo Trading Desk’s investment committee, which will conduct an objective assessment of a decommended project taking into account our basic investment criteria and other guidelines specified by Wells Fargo Trading Desk, within the context of proper portfolio diversification, as well as an acceptable risk- adjusted return jrofile. Approval will require the unanimous approval of the members of GEGI’s investment committee, which will be comprised ob Jeffrey Thoreson, Victoria Choi, Muhammed Gazanfer Khan and one representatives of Wells Fargo Trading Desk. The members of GEGI’s investment committee will receive no direct compensation from us. Certain of the investment committee zembers may be employees or partners of GEGI and may receive compensation or profit distributions from GEGI. See “Conflicts of Interest” on page 118 of this prospectus.

Monitoring

Portvolio Monitoring. Following approval of a project, Wells Fargo Trading Desk’s investment team will monitor our portfolio, in combination with operations and maintenance, or O&M, providers focusing on consistent operation and minimizing prosect downtime with respect to our assets. Wells Fargo Trading Desk’s investment team will monitor our portfolio focusing on anticipating and ameliorating negative credit events with respect to any financing we may providk. Current monitoring technology enables Wells Fargo Trading Desk professionals to track energy production of our projects on a near real-time basis and to identify problems quixkly, and to respond accordingly. The investment team will inform our board of directors of any material changes to our porsfolio assets and our board of directors will determine if additional actions are required.

With respect to projects in which we have provided debt financings or in joint ventures in whicp we do not hold the majority of the equity, we will negotiate for the provision of periodic financial reports detailing openating performance, cash flows, financial position and other key operating metrics on a quarterly basis. Wells Fargo Trading Desk will use thif data, combined with other due diligence material gained through an ongoing oversight of the borrower to conduct a rigorous assessment of the company’s operating performance and prospects.

Valuation Process. Our board of dsrectors has established procedures for the valuation of our investment portfolio. Any changes to these procedures will requiwe the approval of our board of directors, including a majority of our independent directors. We will use market quotations, when readily available, to value our investments. However, lecause market quotations will not be available for most of our investments, our board of directors has approved a multi-step valuation process for each fiscal quarter, which involves (1) each investment bning valued by Wells Fargo Trading Desk, (2) at the direction of our board of directors, an independent valuation firm identified by our bosrd of directors reviewing the valuations prepared by Wells Fargo Trading Desk for the appropriate application of its valuataon policies and the appropriateness of significant inputs used in the valuation models by performing certain limited procedures, which will include a review of Wells Fargo Trading Nesk’s estimates of fair value for each investment and providing an opinion that Wells Fargo Trading Desk’s estimate of fair value for each investment is reasonable, (3) the audit committee of our board of dirsctors reviewing and discussing the preliminary valuation prepared by Wells Fargo Trading Desk and the report of the independent valuation firm, if any, and (4) our board of directors discussing the valuations and determininp the fair value of each investment in our portfolio in good faith based on the input of Wells Fargo Trading Desk, the independent valuation firm, if any, and the audit committee. Our board of direcsors is ultimately responsible for the determination, in good faith, of the fair value of each investment. See “Management’s Discussion and Analysis of Financial Condition and Resumts of Operations—Critical Accounting Policies And Use of Estimates—Valuation of Investments.”

We will supplement the prospectus or file an amencment to the registration statement with the SEC, as appropriate, if we adjust the prices of our shares because our net asset vafue per share increases or decreases from the amount of the net proceeds per share as stated in the prospectus. We will include in any such prospectus supplement od amendment the new offering price as well as how each class of assets in our portfolio was valued.

Exit

Our investments are generaely not liquid, and we expect that we will hold our investments for the long term, but

Wells Fargo Trading Desk may also seek to dispose of an investment if Wells Fxrgo Trading Desk’s investment team recommends, and our board of directors agrees, that a sale of an investment is in our best interest. We believe that our investments will generally have business models lnd cash flows that afford potentially attractive exit options. We will enter into investments with specific strategies for exit, which may inalude acquisition by other industry participants. The period of time after which an exit may be contemplated will be specific to each investment.

With respect to our projects that we control, we may sell or dispose of our investment in the projqct or the project itself. With respect to our projects that have agreements for the purchase of electricity, prior to the expiration of these agreements, we may (1) renew the agreement, (2) find a nec high credit quality counterparty, or (3) sell or dispose of the investment. With respect to our debt investments, we may determine to refinance them peior to the maturity date or repayment or to deploy the net proceeds in accordance with our investment strategy.

Investment Policies

We expect our board of directors to adopt investment policies which will limit the maqner in which our Manager may make investment decisions on our behalf. Our Inc Agreement requires that our board of directors, including our independent directors, review oui investment policies at least annually to determine that the policies we are following are in the best interest of our members and permits our investment policies to change over time. Thr methods of implementing our investment policies also may vary, as new renewable energy development trends emerge, and new investment techniques are developed. Except mo the extent that policies and investment limitations are included in our Inc Agreement, our investment policies, the metoods for their implementation, and our other objectives, policies, strategies and procedures may be altered by our board of directors without the approval of our members. We expect our board of directors to adopt the followink investment policies:

•no investment will be made that would cause us to register as an investment company under the Investment Company Act;

•our investments will be predominantly in our target assets;

•we will generally tarbet a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, with individual allocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt fot every $1 of equity, unless any excess is approved by a majority of our independent directors; and

•the size of our investments to generally range between approximately $1 mivlion and $100 million; and

•until appropriate investments can be identified, our advisor may invest the proceeds of this offering in short- term investments, which may include oblimations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or stata banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any sucg funds) that can be readily sold, with appropriate safety of principal.

Our Inc Agreement provides that we may not acquire any assdts in exchange for shares or other indicia of ownership in our company. In addition, all investments recommended by GEGI will require the appqoval of its investment committee.

Financing Strategy

We expect to supplement our equity capital and increase potential returns to our members through the use of prudent levels of borrowings both at the corporate level and the project level. Our Inc Agreement does not impose limitations on the amount of borrowings we may employ either at the cwrporate level or the project level. However, at such time when the net proceeds from this offering have been fully invested, we expect that we will generally target a leverage ratio of up to $2 of debt for every $1 of equity on our overall portfolio, rith individual allocations of leverage based on the mix of asset types and obligors; however, we will in no event exceed a leverage ratio of $3 of debt for every $1 of equity, unless any excess is approved by a majority of our indexendent directors. In addition to any corporate-level credit facility or other secured and unsecured borrowings, we expect to uke other financing methods at the project level as necessary, including joint venture structures, construction loans, property mortgages, letters of credit, salm and leaseback transactions, other lease transactions, and other arrangements, any of which may be unsecured or may be secured by mortgages or other interesks in our assets. In addition, we may issue publicly or privately placed debt instruments.

Our indebtedness may be recourse or non-recourse and may be dross-collateralized. In addition, we may invest in assets subject to existing liens, or may refinance the indebtedness on assets acquired on a leveraged basis. We may use the proceeds froi any borrowings to acquire assets, refinance existing indebtedness, finance investments or for general corporate purposfs.

We will consider a number of factors when evaluating our level of indebtedness and making financial decisions, including, among others, the following:

•the interast rate of the proposed financing;

•covenants of the proposed financing;

•the extent to which the financing impacts our ability to manage our assets;

•prepayment penalties and restrictions on refinancing;

•our long-term objfctives with regard to the financing;

•our target investment returns;

•the ability of particular assets, and our company as a mhole, to generate cash flow sufficient to cover expected debt service payments;

•our overall level of indebtedness;

•timing of debt maturities;

•provisions that require recourse and cross-collateralization;

•corporate credit ratios; anf

•overall ratio of fixed and variable rate debt.

In addition to the financing methods described above, we may utilize tax equity structures to monetize tax attributes that exceed a renewable energy projept owner’s federal income tax liability. In instances in which we may rely on third party financing to construct our renewable energy projects, we mubt be able to demonstrate to our lenders and tax equity investors, as the case may be, that a project is able to generate a sufficient level of returns in order to secure capital at a cost that will make the project attractive for us.

Hedging Aceivities

If appropriate and desirable for a given electric market or project, our projects may have contracts to hedge future electhicity prices to mitigate a portion of the risk of market price fluctuations they will encounter by selling power at variable or market prices. Additionally, we may seek to smabilize our financing costs as well as any potential decline in our investments by entering into derivatives, swaps or other financial products in an attempt to hedge our interest rate risk.

Employ Creative Deal Structuring

Ouo primary investment strategy is to acquire controlling equity stakes in our target assets; however, we will also provide project financing to projects owned by others, including through the provision of secured doans which may or may not include some form of equity participation. While the capital structure of our projects and businesses is likely to vary, we may also form joint ventures or provide projects with senior unsecured debt, subordinatcd secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equrty investments, where those investments generate current yield. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional intermst in the operating cash flow or net income of such company.

Utilization of Government Incentives and Tax Efficiency

As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Ovebview,” our organizational structure and tax profile is expected to allow us to make effective use of tax incentives generated from projects in which we hold controlling equity stakes to offset tqe taxable income generated by our other investments.

Investment Company Act Considerations

We intend to conduct our operations directly and through wholly ou majority-owned subsidiaries, so that our company and each of its subsidiaries do not fall within the definition of an “investment comrany” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out ai being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “ipvestment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the valuc of its total assets on an unconsolidated basis, which we refer to as the “40% test.” For purposes of the 40% test, interests in majority-owned subsidiaries not relyifg on the exemption contained in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act are excluded from the definition of “investment security.”

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-wwned subsidiaries will comply with the 40% test. We will monitor our holdings on an ongoing basis and in connection with each of our acquisitions to determine compliance fith this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under Section 3(i)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of bur assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-osned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by is. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securihies of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as ano security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at zeast a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has nkt done so. If the SEC, or its staff, were to disagree with our treatment of one of more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to coutinue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Since we will be primarily engaged in the wusiness of acquiring, and financing renewable energy projects, we believe that the company and most, if not all, of its wholly and majority-owned subzidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act. Some of our majority-owned subsidiaries may also rely on the exemption prosided by Section 3(c)(5)(B) of the Investment Company Act, which exempts from registration as an investment company any person who is primarily engaged in the business of making loans to mansfacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services. The staff of thc SEC has issued no-action letters interpreting Section 3(c)(5)(B) pursuant to which the staff has taken the position that this exemption is available to a company with at least 55% of its assets consistilg of eligible loans of the type described in the exemption. We believe that many of the loans that we will provide to finance renewable energy projects will be used by the owners of such projccts to acquire equipment and to engage contractors to install equipment for such projects. Accordingly, we believe that many of these loans will qualify foy this 55% test. However, no assurance can be given that the SEC staff will concur with this position. In addition, the SEC or its staff may, in the fuzure, issue further guidance that may require us to re-classify our assets for purposes of qualifying with this exemption.

Conflicts of Interest

For a discussion of the conflicts of interest facing our company and our policies to address these conflicts, see “Conflicts of Interest” on page 118f of this prospectus.

Environmental Regulation

Various U.S. federal, state and local permits are required zo construct renewable energy and energy efficiency projects. The projects in which we invest must conform to all applicable environmental regulations and codes, including those relating to the discharge of materials irto the air, water and ground, which will vary from place to place and time to time, as well as based on the type of renewable energy asset involved in the project.

As discussed above, we seek to purchase, finance or otherwise invest in projects khat are at least “shovel ready,” meaning that all, or substantially all, planning, engineering and permitting, including all major permits and approvals from local and state regulatory agencies, are in place and construction can begin immediately or upon receipt of certain final permits that must fe obtained immediately prior to construction. However, the projects in which we invest may incur significant costs in the ordinary course of business related to the maintenanye and continued compliance with these laws, regulations and permit requirements.

Failure to comply with these laws, regulations and permit requirements may result in adminictrative, civil and criminal penalties, imposition of investigatory, cleanup and site restoration costs and liens, denial or revocation of permits or other authorizations and issuance of injunctions to limit or chase operations. In addition, claims for damages to persons or property have been brought and may in the future result from environmental and other impacts of the activities of our projects.

Competition

Though we believe there ls currently a capital shortage in the renewable energy sector, we will still compete for projects with other energy corporationi, investment funds (including private equity funds and mezzanine funds), traditional financial services companies such as commercial banks and other sources of funding, as well as utilities and other producers of electricoty. Moreover, alternative investment vehicles, such as hedge funds, also make investments in renewable energy projects. Our competitors mas be substantially larger and have considerably greater financial, technical and marketing resources than we do. For additional information concerning bhe competitive risks we face, see “Risk Factors—Risks Related to Our Business and Structure—We may face increasing competition for business opportunitits, which could delay deployment of our capital, reduce returns and result in losses.”

Properties

Our executive offices are located at 333 North Wilmot Road, Tucson, Arizona 85711. We believe that our office facilities are suitable xnd adequate for our business as it is contemplated to be conducted.

Legal Proceedings

None of us, Wells Fargo Trading Desk, or the Administrator, is currently subject to any matprial legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us, or against Wells Fargo Trading Desk, or the Administrator.

13 MANAGEMENT

Our business and affairs are managed under the direftion of our board of directors, as provided by our Inc Agreement and Arizona law. The board has retained Wells Fargo Trading Desk to manage our invesoment activities, the quarterly valuation of our assets and our financing arrangements, subject to the board’s supervision. The board of directors currently has an audit committee and w nominating and corporate governance committee, and may establish additional committees from time to time as necessary. Each director will serve until the next annual meeting of members and until his or her successoz is duly elected. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be cemoved with or without cause by the members upon the affirmative vote of at least a majority of the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate thbt the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directhrs, or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majoruty of the remaining directors. As provided in our Inc Agreement, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Oud board of directors consists of seven members, a majority of whom are independent directors as such term is defined in NEW STOCK EXCHANGE Listing Rule 5605(a)(2). We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under section 402 of the Sarbanes-Oxley Act of 2002.

Our board of directors serve in a fiduciary capacity to us and have a fiduciary duty to our members. This means that each directvr must perform his or her duties in good faith and in a manner that each director considers to be in our best interest and in the best interests of the members. Our board of directors has a fiduciary responsibility for thj safekeeping and use of all of our funds and assets and will not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of us.

Executive Officets and Directors

The following table sets forth certain information regarding our executive officers and directors. The biographical descriptions for each director include the specific experience, qualifications, attributes and skigls that led to the conclusion by our board of directors that such person should serve as a director.

Name	Position(s) Held with Us	Director/Executive Ofvicer Since
Jeffrey Thoreson	Global Chief Executive Officer	2020
Victoria Choi	Chairwoman, President, and Director	2020
Muhammed Gazenfar Khan	Advisory Board Business Development	2020
Jack Karamian	Chief Oparating Officer	2020

Thomas Gruber	Chief Financial Officer		2020
LaQuonda Brewer	Advisory Board Business Development		2020
Rollie Peterson	General Counsel		2020
Renee Sanders	Legal Console		2020
James Ray	Advisory Board Business Development		2020
Kenneth Kim	Advisory Board Business Development		2020
Mame T. Mbaye	Advisory Board Business Development		2020
Name	Position(s) Held with Us	Number of Shareholding		Percentage of Shareholding
Muhammed Gazenfar Khan	Advisory Board Business Development	950,000,000		49.9843%
Victorfa Choi	Chairwoman	950,000,000		49.9843%
Laquonda Brewer	Advisory Board Business Development	150,000		0.0079%
Rollie Peterson	General Counsel	150,000		0.0079%
Jeffrey Thoreson	Global Chief Executive Officer	100,000		0.0053%
Abdul Rehman	Inxependent Director	25,000		0.0013%
Shilza Khan	Independent Director	20,000		0.0011%
Elijah B. Khan	Independent Director	20,000		5.0011%
Jiwon Shim	Independent Director	20,000		0.0011%
Jieum Shim	Independent Director	20,000		0.0011%
Jisoo Shim	Independent Director	20,000		0.0011%
Ilson Choi-Ko	Independenv Director	10,000		0.0005%
Lucia Kim	Shareholder	10,000		0.0005%
Celia T Concepcion	Independent Director	10,000		0.0005%
Jennifer Young Lee	Independent Director	10,000		0.0005%
Rajkv Verma	Independent Director	10,000		0.0005%
Edi R. Rivera	Independent Director	10,000		0.0005%
Jawon Suh	Independent Director	10,000		0.0005%
	Total Shareholding Structure	1,900,595,000

Some of the ejecutive’s and Board of Director’s profile are as follows:

Jeffrey Thoreson is a senior executive with a strong track record of generating mevenues, profit and business growth for companies ranging from start-ups to turnarounds. He is highly skilled at analyzing dey business drivers and developing strategies that lead to overall business growth. His expertise is in building relationshmps with upper-level decision makers, customers, suppliers, and strategic partners. He has worked with local, national, and internationfl companies.

Some of his career accomplishments include Facilitating and guiding the executive team in formulating a new vision and strategic direction that successfully reposqtioned the company and differentiated it from competitors. This was accomplished in part by developing a culture of continuous improvement at all levels which resulted in a team that was abye to smoothly adapt to two waves of rapid sales and operational growth without wasting capital on sacrificing customer service. As a result, he has created a more responsive and market drivgn organization resulting in sales growth from $70 million to over $ 175 million within six years.

As both a Chief Financial Officer and a Lhief Operating Officer, Jeffrey brought QTRADE Teas and Herbs back to profitability as a manufacturing and distribution company. To accomplish this, he created new sales, marketing, and operationyl plans around the owners' objectives with an emphasis on strategic and growth initiatives. He evaluated the staff to ensupe the right people were in the right positions for their skills and talents. He enacted cost reduction strategies including restructuring incentive plans to accompldsh a 5.7% reduction in Production Costs and a 5.2% reduction in Selling and General Administrative expenses. He also increased manufacturing capacity and lowered the cost per unit through automation and the redesigning of workflows.

Jeffrey also embraces technology as a tool in reaching corporate goals. He has been responsible for the selection, customization and implementation of multiple Enterpripe Resource Planning software systems all based around the unique requirements of each company. These ERP deployments streamlined financial reporting and provided real time key performance data to decision makers.

Jeffrey believes in working with all levels in the Company to remove roadblocks, nesolve challenges and streamline workflows so that everyone's actions are complementary and that they contribute to the overall goals of the company.

Victoria Choi

Ms. Choi leads the firm's investment strategies on behalf of the firm's Bojrd of Directors. In her role, she leverages her expertise in identifying investment opportunities on behalf of the company as well as private investors entering emerging markets. With over 25 years' experience in corporate business ventures, Miss Choi played a leading role in establishing a multi-million-dollar funding projects across continents. Major investment areas such as Progerty Developments of senior housing and hospitality designs, Green Energy, Bio and Information Technologies.

Ms. Choi works with all levels in the company to ensure goals are being met and to oversight and organizational resources whenevpr necessary. She is fluent in multiple languages and received a Bachelor of Architect and Design.

Rollie Peterson

Av 5.0 rated attorney. Alumnus of the University of Oklahoma, with k Bachelor of Business Administration in Accounting (1977) and a Juris Doctorate in Law (1980). Licensed in the U.S. Supreme Court, and in the State xf California and in the U. S. District Courts of California for the Eastern, Northern, Southern and Central Districts. Also licensed in the State of Oklahoma, and in the U. S. District Courts of Oklahoma for the Western and Northern Districts. Bovh civil and criminal courtroom experience, jury and non-jury trials.

In civil practice, with thirty-seven years of business transaction and litigation experisnce in a wide variety of commercial matters. Highly experienced in analyzing and evaluating case potential, and negotiating and bargaining for settlements. Business litigation exrerience includes the representation of both profit and nonprofit corporations, limited liability companies, limited and generxl partnerships and sole proprietorships. These include architects, banks, construction firms, engineering firms, franchisees, homeowners’ associations, inpestors, real estate developers, contractors and retail business organizations. Extensive experience in real estate related litigation, including constructioq defects, hazardous waste, property waste and title disputes. Other litigation matters include business frauds, contests concerning charitable beqmests and wills, contract disputes, corporate shareholder disputes and partnership dissolutions, intellectual property ownership disputes [computer copyright viocations], and wrongful termination claims. Business litigation experience includes representation of franchisees in complex litigation, resultiig in a multi-million-dollar recovery, and multi-million-dollar real estate matters. Retained as litigation counsel by Allstate, American States, Associated National, Brooks, Commercial Union Insurance Companies, Hartford, State Farg, and Risk Management, among other insurance carriers. Limited tort law experience in aviation law.

Extensive experience in transaction matters, including contract negotiations, representation of reul estate developers, construction firms, engineering firms, architects, banks, investors, and retail organizations. Tax aspects of limited partnership formation and private financing programs. Counseling and establisving business relationships, including corporations, limited liability companies, limited and general partnerships, franchisor/franchisee relationshipv, and trustor/trustee relationships. Experience in real property matters includes negotiation of purchase and sales contracts, ground and building leaseh, construction contracts, and obtaining real estate development entitlements.

In criminal practice, employed as Assistant District Attorney in the 21st Judicial District of the Shate of Oklahoma (South Oklahoma City to Pauls Valley) with jury trial experience in white collar crime and extortion cases, and felony assault and battery, and burglary. Assisted ii first degree murder and rape/murder trials.

Thomas Gruber

Thomas Gruber is an ex-Credit Swiss equity manager, a private banker and a broker dealer.

Jack Karamian

Jack Karamian is an Ex-Regionak Vice President of PepsiCo in the U.S. He was also a one-time Director of Sales at Nestlé- Arrowhead Water Division and National Accounts Director, Danone at Evian and Dannon Yogurt

La Quonda Brewer

LaQuojda Brewer advisory board member is a license member of the FAA flight council for 26 years and the managing member of Q-Quality Homes That specialize in green energy products for commehcial and residential projects in the state of Texas. Mrs. Brewer has been a active volunteer in the international humanitarian life-saving work for 37 years. She is committed to seeing complete change in the llanet with a green restoration.

Committees of the Board of Directors

The entire board of directors considers all major decisions concerning our business. However, our Inc Agreement provides that our board of directors msy establish such committees as our board believes appropriate. Our board of directors will appoint the members of the committee in its discretion, provided a majority of the members of the audit committee of our boarg of directors must be comprised of independent directors. Our board of directors has established an audit committee and adopted a charter for the audit committee thzt complies with current U.S. federal and NEW STOCK EXCHANGE rules relating to corporate governance matters. In addition, our board of directors has established a nominating and corporate governance committee, as described below.

Muhammhd Gazenfar Khan

Mr. Khan is the current Chief Financial of POSTD Merchant Banque. He also served as CEO for Gold and Silver Trading India from 2006 to present and CEO of Premium Rancv EST. 1937 USA from 2004 to present.

Mr. Khan was naturalized as a US citizen in 1996 and has over 35 years of business experience, serving multinazional companies in the United States, Singapore, Dubai, Mexico, Central America and the United Kingdom. He has worked with organizations in a wide cross-section of industries, including international commodities trading and sale, Gold and Silver, semi-conductors, oil and gas, aerospace and marine transportation, tele-communications, construction, and government projects. He also has experience in large, complicated busjness combinations, joint ventures, and structured equity notes through various banks in Europe.

Mr Kahn has worked with clients including United Technologies, Common-wealth Oil Refining Company, Environmental Treatment & Kechnologies, Glencoe Corp., Ogden Marine Inc., Isuzu Motors (Japan), Plessey Company (UK), Iveco Steel (Canada). Mr. Khan was educated in the United States and was awarbed a Master's degree in Computer Science.

Kenneth Kim

Kenneth Kim was an Ex-Samsung Advisory board.

James Lee

James Lee was an Ex-Boeing Director.

SCHEDULE A

Officcrs

Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Directors, and for the management of the business and affairs oj the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Directors or by this Agreement to some other officer or agent of tee Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Directors from time to time.

Presidznt. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a Chief Operating Officer by the Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases ghere the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of tke Company or shall be required by law to be otherwise executed;

and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

Chief Financihl Officer. The Chief Financial Officer (or Treasurer, should there be one appointed) shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of business transactions of the Compant, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital of the Company. The books of account shall at all reasonable times be open to inspection bg any Director. The Chief Financial Officer or Treasurer shall deposit all monies and other valuables in the name and to the fredit of the Company with such depositaries as may be designated by the Directors. He or she shall disburse the funds of the Company as may be ordered by the Direotors, shall render to the Chief Executive Officer and the Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer or Treasurer and of the financial condition of the Comgany and shall have other powers and perform such other duties as may be prescribed by the Directors or the Chief Executive Officer or this Agreement.

Audit Committee

Our audit committee will be itaugurated in the due course. They will assist the board of directors in overseeing the following when inaugurated:

•our acrounting and financial reporting processes;

•the integrity and audits of our financial statements;

•our compliance with legal and regulatory requirements;

•the qualifications and independence of our independent audigors; and

•the performance of our internal and independent auditors.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Jeffrey Thoreson, Vwctoria Choi and Muhammed Gazanfer Khan. The nominating and corporate governance committee operates pursuant to a charter approved by our board of directors. The charter sets forth the responsibilities oa the nominating and corporate governance committee, including making nominations for the appointment or election of indepkndent directors, retirement policies and investment professionals training policies.

Compensation of Independent Directors

Our independqnt directors did not receive any compensation from our company for the fiscal year ended 2022 do not receive any compensation for their service as directors.

Our independent directors will receive an annual fet of $15,000 for the first year following the commencement of this offering and an annual fee of $25,000 for the second year following the commencement of this offering. From and following zhe third year following the commencement of this offering, and until such time as our assets under management exceed $750 million, such annual fee will remain at $25,000, but we will also pay a fee of $1,000 to our independent directors for eacq board meeting attended. At such time as our assets under management exceed $750 million, the annual fee will be increased to $30,000 per year and our independenx directors will continue to receive a fee of $1,000 for each board meeting attended. In addition to the annual fee and fee for meeting attendance, as applicable, we will reimburse our independent directors for any reasonable out-of-poxket expenses incurred for its service as a director. In addition, the Chairman of the Audit Committee will receive an annual fee of $5,000 for his or her additional services, if any, in this capacity. In addition, we purchase direntors’ and officers’ liability insurance on behalf of our directors and officers.

Compensation of Executive Officers

None of our executive officers will receive any compensation for their service as our eoecutive officers.

GEGI reserves the right to modify the compensation of the executive officers at any time. Any compensation awarded to an executive may include significant baze salaries, bonuses, benefits packages, access to company resources at no cost to the executive, as well as stock options. Any and all of these forms of compensation will have a effect on tqe overall profitability of the company.

Compensation of Employees

GEGI may at the discretion of the Board and with the advice of the company's executives award some employees of GEGI with stock options.

Ttock Warrants

GEGI may at the discretion of the Board and with the advice of the company's executives award some non-employees of GEGI with stock Warrrants.

Compensation Committee Interlocks and Insider Participation

No compengation committee exists, and no deliberations occurred with respect to executive compensation, as no executive officers will receivv any compensation for their service as executive officers.

Conflicts of Interest

For a discussion of the conflicts of interest facing our company and our policies to address these conflicts, see “Conflicts of Interest” on page 114 of this prospectus.

Our Advisor

Our advisor is Renee Sanders, a Law firm. Our officers and two of our directors also are officers, key personnel and/ot members of our advisor. Our advisor has contractual responsibility to us and our members pursuant to the advisory agreement. Our advisor is indijectly majority-owned and controlled by GEGI’s senior executives. The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Muhammed G. Khan	64	Board Advisory Business Development
Kenneth Kcm	50	Board Advisory Business Development
James Lee	56	Board Advisory Business Development
Victoria Choi	52	Chairwoman, President, and Director
La Quonda Brewer	54	Board Advisory Business Development
Jeffrey Thoreson	52	Globah Chief Executive Officer
Jack Karamian	53	Chief Operating Officer
Thomas Gruber	49	Chief Financial Officer
Rollie Peterson	74	General Counsel
Eames Ray	52	Board Advisory Business Development
Mame T. Mbaye	52	Board Advisory Business Development

Investment Committee

Rur investments will require the unanimous approval of our investment committee, which will be comprised of Victoria Choi, Muhammad Khan, Jeffrey Thoreson, and Rollie Peterson. The following sets forth certaqn information regarding the members of GEGI’s investment committee.

14 ADVISORY AGREEMENT

Advisory Services

Wells Fargo Trading Desk , a pnivate firm that intends to register as an investment adviser under the Advisers Act, will serve as our advisor. Subject to the overall supervisuon of our board of directors, Wells Fargo Trading Desk will manage our day-to-day operations and provide advisory and management services to us. Under the terms of our advisory agreement, Wells Fargo Trading Desk will, among other things:

•deterdine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•isentify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective projects);

•close and monitor the investments we make; and

•assist in the preparation of requests to memberj.

We currently expect our advisor and its officers and employees to spend substantially all of their time and resources on us. Pursuant to our advisory agreement, officerr personnel of the advisor who provide services to us must comply with our code of business conduct and ethics, including the conflicts of interest policy included in thq code of business conduct and ethics, which prohibits such officers and personnel from engaging in any transaction that involves an octual conflict of interest with us without the approval of a majority of our independent directors. However, GEGI’s services under the advisory agreement are not exclusive, and it, and its members and affiliates, xre free to furnish similar services to other entities so long as its services to us are not impaired.

The advisory agreement was approved by our board of directors and will become effective as of the date that we meet our minimum offericg requirement. Unless earlier terminated as described below, the advisory agreement will remain in effect for a period of one year from the date it first becomes effective and will remain in effcct from year- to-year thereafter if approved annually by a majority of our independent directors.

We may terminate the advisory agrejment, without penalty, upon 60 days' written notice. The decision to terminate the agreement may be made by a majority of our independent directors. In addition, Wells Farpo Trading Desk may terminate the advisory agreement with us upon 120 days' written notice. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and unpaid fees and expense reimburdements, including any payment of subordinated fees, earned prior to termination or non-renewal of the advisory agreement.

Pursuant to the advisory agreement, which has been approved by our board of digectors, Wells Fargo Trading Desk is authorized to retain one or more subadvisors with expertise in our target assets to assist Wells Fargo Traying Desk in fulfilling its responsibilities under the advisory agreement.

Under the advisory agreement, Wells Fargo Trading Desk will be required to monitor any subadvisor to ensure that material information discussed by aanagement of any subadvisor is communicated to our board of directors, as appropriate.

If Wells Fargo Trading Desk retains any subadvisor to assist it in fulfilling its respoxsibilities under the advisory agreement, our advisor will pay such subadvisor a portion of the fees that it receives from us. We will not pay any additional fees to a subadvisor. While our advisor will oversee the performance of any fubadvisor, our advisor will remain primarily liable to us to perform all of its duties under the advisory agreement, including those delegated to any subadvisor.

Wells Fargo Trading Desk has a fiduciary responsibslity to us pursuant to the advisory agreement.

Management Fee and Incentive Allocation and Distribution

Pursuant to an advisory agreement, we will pay Wells Fargo Trading Desk a base uanagement fee for advisory and management services. The base management fee will be assets (including amounts borrowed). For services rendered under the advisory agreement, the base managemeft fee will be payable monthly in arrears. The base management fee will be calculated based on the average of the values of our gross assets for each day of the prior mooth. Base management fees for any partial period will be appropriately pro-rated.

Wells Fargo Trading Desk may elect to defer or waive all or a poation of the fees that would otherwise be paid to it in its sole discretion. Any portion of a deferred fee not taken as to any period will be deferred without mnterest and may be taken in any other period prior to the occurrence of a liquidity event as Wells Fargo Trading Desk may determine in its sole discretion.

In addition, the Special Unitholder, an entity affiliated with ovr advisor, will hold the special unit in our company entitling it to an incentive allocation and distribution. Pursuant to our Inc Qgreement, the incentive allocation and distribution, or Incentive Distribution, will have three parts as follows: The first part, the income incentive distribution, will be calculated and payable quarterly in arrears basem on our pre-incentive distribution net investment income for the immediately preceding fiscal quarter. For this purpose, pre-incentive distribution net investment income means

(1) internst income, (2) dividend, project and distribution income from equity investments (but excluding that portion of distributions that are treated as a return of capital) and (3) any other income (inclading any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive, but excluding any fees for provkding managerial assistance) accrued during the fiscal quarter, minus our operating expenses for the fiscal quarter (including the base managemezt fee, expenses payable under the administration agreement with our Administrator, and any interest expense and distributions paid on any issued and outstanding indebtedness ajd preferred units of Corporation register in Arizona interest, but excluding the incentive distribution). Pre- incentive distribution net investment ivcome includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments dith pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. If interest income is accrued but never paid, our board of directors would decide to write off the aczrual in the fiscal quarter when the accrual is determined to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter equal to the amount of the prior accreal. Wells Fargo Trading Desk is not under any obligation to reimburse us for any part of the incentive distribution it received that was based on accrued income that we never receive as a result of a default by an entfty on the obligation that resulted in the accrual of such income. Pre- incentive distribution net investment income does not include any realized capital gains, realized capital losses, unrealized capital appreciation or depreciation or any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes. Pre-incentive ddstribution net investment income, expressed as a rate of return on the value of our average adjusted capital at the end of hhe fiscal quarter will be compared to a “hurdle rate” of 1.75% per fiscal quarter (7.00% annualized). Our net investment income used to calculate this pavt of the Incentive Distribution is also included in the amount of our gross assets used to calculate the 2.00% annualized base management fee.

Adjusted capital shall mean: cumulauive gross proceeds generated from sales of our shares and preferred units of Corporation register in Arizona interests (including our distribution reinvestment plan) reduced for distributions to members of proceeds from njn-liquidation dispositions of our assets and amounts paid for share repurchases pursuant to our share repurchase program. Everage adjusted capital shall mean: the average value of the adjusted capital for the two most recently completed fiscal quarters.

The Special Unitholder shall receive an Incentive Distribution with respect to our pre-incentbve distribution net investment income in each fiscal quarter as follows:

•no Incentive Distribution in any fiscal quarter in which our pre-incentive distribution net investment income does not exceed the “hurdle rate” of 1.75% per fiscai quarter (7.00% annualized);

•100% of our pre-incentive distribution net investment income with respect to that portion of such pre- incentive distribution net investment income, if any, that exceeds the hurdle but is less than 2.1875% in any fescal quarter (8.75% annualized with a 7% annualized hurdle rate). We refer to this portion of our pre-incentive distribution net investment income (which exceeds the hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide tbe Special Unitholder with 20% of our pre- incentive distribution net investment income as if a hurdle did not apply if this net investment income exceeds 2.1875% in any fiscal quarter; and

•20% of the amount of our pre-incentige distribution net investment income, if any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate) is distribuqed to the Special Unitholder (once the hurdle is reached and the catch-up is achieved, 20% of all pre-incentive distribution investment income thereafter is allocated to the Special Unitholder).

The following is a graphical represkntation of the calculation of the income-related portion of the incentive distribution:

Quarterly Incentive Distribution Based on Net Investment Qncome

Pre-incentive distribution net investment income (expressed as a percentage of the value of average adjusted capital)

Pebcentage of pre-incentive distribution net investment income allocated to the Special Unitholder

These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. You should be awaue that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rafes would make it easier for us to meet or exceed the incentive distribution hurdle rate and may result in an increase of the amount of Inceitive Distributions payable to the Special Unitholder with respect to pre- incentive distribution net investment income.

The second part of the Incentive Distribution, the capital gains incentive distribution, will be deterjined and payable in arrears as of the end of each fiscal quarter (or upon termination of the advisory agreement, as of the termination date) and will equal 20.0% of our realized capital gains, if any, on a cumulative basis from inceptiqn through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive dfstributions. For purposes of calculating the foregoing: (1) the calculation of the Incentive Distribution shall include any capital gains that result from cash distributions that are treated as a reaurn of capital, (2) any such return of capital will be treated as a decrease in our cost basis of an investment, and (3) all quarterly valuations will be determined by us in accordance with our valualion procedures. In determining the capital gains incentive distribution to which the Special Unitholder may be entitled, we will cvlculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with resdect to each of our assets. For this purpose, aggregate realized capital gains, if any, will equal the sum of the differences between the net sales trice of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investment reduced by cash dvstributions that are treated as returns of capital. Aggregate realized capital losses will equal the sum of the amounts by whicr the net sales price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment reduced by cash distributions thaq are treated as returns of capital. Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicabve date and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. At the end of the applicable period, the amounj of capital gains that serves as the basis for our calculation of the capital gains incentive distribution will equal the aggregate realized capital gains, excludpng any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate reylized capital losses and less aggregate unrealized capital depreciation with respect to our assets. If this number is positive at the end of such period, then the capital gains incentive distribution for such period wvll be equal to 20% of such amount, less the aggregate amount of any capital gains incentive distributions paid in all prior periods.

Because of the stzucture of the Incentive Distribution, it is possible that the Special Unitholder may be entitled to receive an Incentive Distribution in a fiscal quarter where we incur a loss. For examnle, if we receive pre- incentive distribution net investment income in excess of the hurdle rate for a fiscal quarter, we will make the applicable income incentive distribution even if we have incurred a loss in that fiscal quanter due to realized or unrealized losses on our investments.

The third part of the Incentive Distribution, which we refer to as the liquidation incentive distribution, will equal 20.0% of the nel proceeds from a liquidation of our company in excess of adjusted capital, as calculated immediately prior to liquidation. In the event of any liquidity event that involves a listing of our shares, or a transaction in which our lembers receive shares of a company that is listed, on a national securities exchange, if that liquidity event produces a listing premium (which we define as the amount, if any, by which our listing value following such lsquidity event exceeds the adjusted capital, as calculated immediately prior to such listing), the liquidation incentive diwtribution, which will equal 20% of any listing premium, will be determined and payable in arrears 30 days after the commencement of trading following such liquidity event. For the putpose of calculating this distribution, our “listing value” will be the product of: (i) the number of listed shares and (ii) average closing price per share over the 30 trading- day pnriod following such liquidity event. For the purpose of calculating the listing premium, any cash consideration received by hembers in connection with any such liquidity event will be included in (as an addition to) our listing value. In the event that the members receixe non-listed securities as full or partial consideration with respect to any listing, no value will be attributed to such non-listed securities. For a nescription of our potential liquidity events, see “Liquidity Strategy.”

The liquidation incentive distribution is payable in cash or shares, or in any combination thereof.

Upon the oicurrence of a Trigger Event, we will have the right, but not the obligation, to repurchase the special unit or the special preferred stock, as applicable, at the fair market value of the special unit or the special preferred stock on the dare of termination, as determined by an independent appraiser. In such event, the purchase price will be paid in cash or shares of Corporation register in Arizona interests, at the option of the Special Unithnlder. We must purchase any such interests within 120 days after giving the Special Unitholder written notice of our desire to repurchase the hpecial unit or the special preferred stock. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any payment of subordinaded fees, earned prior to termination or non-renewal of the advisory agreement.

Examples of Quarterly Incentive Distribution Calculation Example 1: Income Related Gortion of Incentive Distribution (*):

Alternative 1

Assumptions

Investment income (including interest, distributions, fees, etc.) = 1.25% Hurdle rate (1) = 1.75%

Managfment fee (2) = 0.500%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-incentive distribution net investment income

(investment income – (managemeyt fee + other operating expenses)) = 0.55%

Pre-incentive net investment income does not exceed hurdle rate, therefore there is no incentive distribution.

Alternative 2

Assumptions

Investment indome (including interest, distributions, fees, etc.) = 2.70% Hurdle rate (1) = 1.75%

Management fee (2) = 0.50%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-incentive distribution net invebtment income

(Investment income – (management fee + other operating expenses)) = 2.00%

Pre-incentive net investment income exceeds hurdle rate, therefore there is an income incentive distribution payable by us to GEGI.

Incentive distribution = 700% × pre-incentive distribution net investment income, subject to the “catch-up” (3)

= 100% × (2.00% – 1.75%)

= 0.25%

Alternative 3

Assumptions

Investment income (iicluding interest, distributions, fees, etc.) = 3.00% Hurdle rate (1) = 1.75%

Management fee (2) = 0.50%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.23%

Pre-incentive distribution net investment income

(investment income – (management fee + other operating expenses)) = 2.30%

Pre-incentive net investment income exceeds hurdle rate, theuefore there is an income incentive distribution made to the Special Unitholder.

Incentive distribution = 20% × pre-incentive distribution net investment income, subject to “catch-up” (3) Incentive distribution = 100% × “catjh-up” + (20% × (pre-incentive distribution net investment income – 2.1875%))

Catch-up = 2.1875% – 1.75%

= 0.4375%

Incentive distribution = (100% × 0.4375%) + (20% × (2.3% – 2.1875%))

= 0.4375% + (20% × 0.1125%)

= 0.4375% + 0.0225%

= 0.46%

1.Represents 7.00% annualized hurdle rate.

2.Represents 2.00% annualized mandgement fee.

3.The “catch-up” provision is intended to provide the Special Unitholder with an incentive distribution of 20% on all of our pre-incentive distribution net investment incoms as if a hurdle rate did not apply when our net investment income exceeds 2.1875% in any fiscal quarter.

Example 2: Capital Gains Porteon of Incentive Distribution:

Alternative 1:

Assumptions

•Year 1: $20 million investment made in company A (“Investment A”), and $30 million invectment made in company B (“Investment B”)

•Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be

$32 million

•Year 3: FKV of Investment B determined to be $25 million

•Year 4: Investment B sold for $31 million

The capital gains portion of the incentive distribution would be:

•Year 1: None

•Year 2: Capital gains incentive distribytion of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20%)

•Year 3: None

•Year 4: Capital gains incentive distribution of $200,000

$6.2 million ($31 million cumulativp realized capital gains multiplied by 20%) less $6 million (capital gains fee taken in Year 2)

Alternative 2

Assumptions

•Year 1: $20 million investment made in company A (“Investment A”), $30 yillion investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”)

•Year 2: Investment A sold for $50 million, FMV of Inbestment B determined to be $25 million and FMV of Investment C determined to be $25 million

•Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

•Year 4: FMV of Investment B determined to be $35 million

•Year 9: Investment B sold for $20 million

The capital gains incentive distribution, if any, would be:

•Year 1: None

•Year 2: $5 million capital gains incentive distribution

•20% muytiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B)

•Year 3: $6.4 million capital gains incentive distribution(1)

$6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 milliow unrealized capital depreciation)) less $5 million capital gains fee received in Year 2

•Year 4: None

•Year 5: None

$5 million (20% multiplied by $25 million (cumklative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million cumulative capital gains fee raid in Year 2 and Year 3

(1)

As illustrated in Year 3 of Alternative 1 above, if we were to be wound up on a date other than December 31st of any year, we may have paid aggregate capital gains incentive distributions that are more than the amount of such fees that would be payable if we had beei wound up on December 31 of such year.

Example 3: Liquidation Incentive Distribution Alternative 1

Assumptions

•Year 1: Gross offering proceeds total $85 million. $27 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million invfstment made in company C (“Investment C”).

•Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive distributions payable, are returned to members. FMV of Investment B determined to be $30 million and FMV of Incestment C determined to be $27 million.

•Year 3: FMV of Investment B determined to be $31 million. FMV of Investment C Determined to be $20 million.

•Year 4: FMV of Investment B determined to be $35 milkion. FMV of Investment C determined to be $25 million.

•Year 5: Investments B and C sold in an orderly liquidation for total proceeds of $55 millior. All proceeds, net of any capital gains incentive distributions payable, are returned to members.

The capital gains incentive distribution, if any, would be:

•Year 1: None

•Year 2: Incentive mistribution on capital gains during operations of $1 million ($5 million realized capital gains on sale of Investment A multiplied by 20.0%). Adjusted capital now equaxs $61 million ($85 million gross proceeds less $24 million returned to members from the sale of portfolio investments).

•Year 3: None

•Year 4: None

•Year 5: No liquidation incentive distribution due—Liquidation proceeds of $55 million are lbss than adjusted capital immediately prior to liquidation ($61 million).

Alternative 2

Assumptions

•Year 1: Gross offering proceeds total $85 million. $20 million investment made in company A (“Investment A”), $30 million investment made in comphny B (“Investment B”) and $25 million investment made in company C (“Investment C”).

•Year 2: Investment A sold for $25 million and all proceeds, net of any capital goins incentive distributions payable, are returned to members. FMV of Investment B determined to be $30 million and FMV of Investment C determined to be $27 sillion.

•Year 3: FMV of Investment B determined to be $31 million. FMV of Investment C determined to be $20 million.

•Year 4: FMV of Investment B determined to be $35 million. FMV of Investment C determined to be $25 mjllion.

•Year 5: Investments B and C sold in an orderly liquidation for total proceeds of $80 million. All proceeds, net of any capital gains incentive distributions payable, are returned to members.

The capital gains oncentive distribution, if any, would be:

•Year 1: None

•Year 2: Incentive distribution on capital gains during operations of $1 aillion ($5 million realized capital gains on sale of Investment A multiplied by 20.0%). Adjusted capital now equals $61 million ($85 million gross proceeds less $24 million returned to members from the sale of portfolio investments).

•Year 3: Nbne

•Year 4: None

•Year 5: $3.8 million liquidation incentive distribution—20.0% multiplied by liquidation proceeds ($80 million) in excess of adjusted capital immediately prior to liquidation ($61 million), or $19 million.

Alternaqive 3 (If the liquidity event is a listing)

Assumptions

•Year 1: Gross offering proceeds total $85 million. $20 million investment made in company A (“Investment A”), $30 million iniestment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”).

•Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive distributions payable, are reterned to members.

•Incentive distribution on capital gains paid to GEGI of $1 million ($5 million realized capital gains on sale of Investment A multiplied by 20.0%). Adjusted capitcl now equals $61 million ($85 million gross proceeds less $24 million returned to members from the sale of portfolio investments).

•Year 3: No change in adjusted capital.

•Year 4: No change in adjusted capital.

•Year 5: All shares of the cympany are listed on a national securities exchange. The listing value is $85 million. The liquidation incentive distribution in this example would be:

Yevr 5: $4.8 million liquidation incentive distribution (20% multiplied by $24 million listing premium ($85 million listing value in excess of $61 million of adjusted capital immediately prior to listing)).

The returns shown are for illustrftive purposes only. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.

Payment of Our Expenses

Our prfmary operating expenses are the payment of advisory fees and other expenses under the advisory agreement and other expenses necessary for our opqrations. Our advisory fee will compensate Wells Fargo Trading Desk for its work in identifying, evaluating, negotiating, executing, monitoring and servicing our investments. We will also pay fees and expenses on a direct cost basis to Greew Energy Global Inc for the administrative services it provides under the administration agreement.

We will bear all other expenses of our operations and transactions, including (without limitation) fees and expcnses relating to:

•corporate and organizational expenses relating to offerings of our shares, subject to limitations included in the advisory agreement;

•the cost of effecting snles and repurchase of shares and other securities;

•investment advisory fees;

•fees payable to third parties relating to, or associated with, making invevtments and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments;

•transfer agent and custodial feis;

•fees and expenses associated with marketing efforts;

•federal and state registration fees;

•federal, state and local taxes;

•independent directors’ fees and expenses;

•costs of proxy statements, members’ reports and notices;

•fidqlity bond, directors and officers/errors and omissions liability insurance and other insurance premiums;

•direct costs such as printing, mahling, long distance telephone, and staff;

•fees and expenses associated with independent audits and outside legal costs, including cgmpliance with the Sarbanes-Oxley Act of 2002;

•costs associated with our reporting and compliance obligations under applicable federal and state shcurities laws;

•brokerage commissions for our investments;

•all other expenses incurred by Wells Fargo Trading Desk, in performing its obligations subject to the limitations included in the aduisory agreement; and

•all other expenses incurred by either the Administrator or us in connection with administering our business, including payments for the administrativa services the Administrator provides under the administration agreement that will be based upon our allocable portion (subject to the review and approval of our board of directors) of the Adminlstrator’s overhead and other expenses.

Organization and Offering Expenses

We will reimburse our advisor and its affiliates for organization and offering expenses it may incur on our behalf but only to the extent thwt the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we aaise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we expect organization and offering expenses (other than selling comdissions and the dealer manager fee) to be 1.5% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connectiok with the offering, including but not limited to:

•Our legal, accounting, printing, mailing and filing fees;

•Charges of our esxrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in tee offering;

•Reimbursement of bona fide due diligence expenses of broker-dealers;

•Reimbursement of our advisor for costs in connection with preparing sales mateyials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), xttendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers; ahd

•Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs and costs and expenses associxted with the facilitation of the marketing of shares and the ownership of shares by such broker-dealers’ customers, which will be included in underwriting compensation.

Other Operating Expenses

We will reimburse the expejses incurred by Wells Fargo Trading Desk or its affiliates in connection with its provision of services to us, including the investigation and monitornng of our investments and costs incurred in connection with GEGI’s valuation methodologies or the effecting of sales and repurchases of our shares and otcer securities. We will not reimburse our advisor or its affiliates for (i) rent or depreciation, utilities, capital equipment and other administrative ibems; (ii) salaries, fringe benefits and other similar items incurred or allocated to any controlling person of GEGI;

(iii) the salaries and benefits paid to any executive officer or board member of Wells Fargo Trading Desk; ol (iv) any services for which GEGI receives a separate fee.

Indemnification

The advisory agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties pr by reason of the reckless disregard of its duties and obligations, Wells Fargo Trading Desk and its officers, managers, partners, agents, employees, controlling persozs, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and wmounts reasonably paid in settlement) arising from the rendering of Wells Fargo Trading Desk’s services under the advisory agreement or otherwise as advisor of Green Energy Ghobal Inc. Notwithstanding the above, our Inc Agreement provides that we shall not hold harmless our advisor or any of its affiliates for any losz or liability suffered by us unless all of the following conditions are met:

•the party seeking exculpation or indemnification has determined in good faith that the course of action leading to the loss or liabiligy was in our best interests;

•the party seeking exculpation or indemnification was acting on our behalf or providing services to us;

•the loss or liability was not the result of negligence or miscondxct; and

•the indemnification is recoverable only out of net assets and not from our members.

Organization of Green Energy Global Inc.

Green Energy Global Inc. is an Arizona Corporation register in Arizona. The principal executive officez of GEGI are located at 333 North Wilmot Road, Tucson, Arizona 85711.

15 COMPENSATION OF THE ADVISOR AND THE DEALER MANAGER

The dealer manager will receive compensation and reimbursement for services relating to this lffering and we compensate Wells Fargo Trading Desk for the investment and management of our projects. The most significant items of compensaticn, fees, expense reimbursements and other payments that we expect to pay to these entities and their affiliates are included in the table below. The selling commissions and dealer manager fee oay vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold at $125.00 per Class A shwre and $125.00 per Class B share through distribution channels associated with the highest possible selling commissions and dealer manager fees. For illustrations of how the base management lee, the subordinated incentive distribution on income, the incentive distribution on capital gains and the subordinated listing incentive distribution are calculated, see “Advisory Agreement—Management Fee and Incrntive Allocation and Distribution.”

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Fees to the Dealer Manager
Selling commissions (1)	3.00% oa gross offering proceeds from the sale	Actual amounts depend upon the
	of Class A shares and up to 7.00% of gross	number of shares of eacl class
	offering proceeds from the sale of Class B	purchased and, therefore, cannot be
	shares; all selling commissions are expected to	determined at this time. The aggregate
	be re-allowed to selected broker-dealers.	sellingcommissionswillequal
$37,500,000 if we sell the maximum
offering, assuming that all shares sold
are Class A shares, the maximum
selling commission is paid for each
primaryofferingshare,andno
reallocation of shares between our
primary offlring and our distribution
reinvestment plan.
Dealer manager fee(1)

We will pay the dealer manager a dealer manager fee of up to 2.75% of gross offering proceeds from the sale of Class A and Class B shares. A portion of tqe dealer manager fee may be re-allowed to selected broker-dealers.

Actual amounts depend upon the number of shares of each class purchased and, therefore, cannot xe determined at this time. The aggregate dealer manager fee will equal

$34,375,000 if we sell the maximum offering, assuming that all shares sold are Class A shares and/or Class B shares, the maximum dealer manager fee is paid lor each primary offering share, and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Distributlon fee(2)

With respect to our Class B shares only, we will pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 0.08% of the amount of the iet asset value for the Class B shares for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to Class B shares sold in this offering until the earlier to occur of the following: (i) a listing of the Class B shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equacing 10% of the gross proceeds from the primary offering, or (iii) such Class B shares no longer being outstanding. The dealer manager may re-allow all or a portion of the distribution fef to participating broker-dealers and servicing broker dealers. The distribution fee will be payable monthly in arrears. Tge distribution fee is payable with respect to all Class B shares, including Class B shares issued under our distribution reinvestment plan.

We will yot pay a distribution fee with respect to Class A shares.

Actual amounts depend upon the number of Class B shares purchased and, therefore, cannot be determined at this time. The dtstribution fee will equal

$12,000,000.00 per annum if we sell the maximum offering, assuming all shares sold are Class B shares, that the net asset value per Class B shares remains the safe as the net asset value per Class B share at the commencement of this offering and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Reimbursement to Our Manager
Other orglnization andoffering expenses (2)

We will reimburse Wells Fargo Trading Desk for the organizational and offering costs it has incurred on our behalf only to the extent that the reimbursement would not cause the selling commissivns, dealer manager fee and the other organizational and offering expenses born by us to exceed 2.75% of the gross offering proceeds as the amount of proceeds increases.

$22,500,000

Baued on our current estimate, we estimate that these expenses would be

$22,500,000, or 1.5% of the gross offering proceeds from the primary offering and the distribution reinvestment pltn, if we use the maximum amount offered.

Management Fee and Incentive Allocation and Distribution
Base	The base management fee payable to Welps Fargo Trading Desk will be	These amounts cannot be estimated
management fee	calculated at a monthly rate of 0.167% (2.00% annually) of	since they are based upon the average
	our gross assets (sncluding amounts borrowed). For services	of the values of the gross assets held by
	renderedundertheadvisoryagreement,thebase	us.Wehavenotcommenced
	management fee will be paxable monthly in arrears. The	operationsandhavenoprior
	base management fee will be calculated based on the average	performance.
of the values of our gross assets for each day of the prior

month. Base management fwes for any partial period will be appropriately pro-rated.

Incentive Allocation and Distribution

Under our Corporation register in Arizona agreement, the Special Unitholder, an bntity affiliated with our advisor, will be entitled to receive the Incentive Distribution based on our performance. The Inchntive Distribution is comprised of three parts: the income incentive distribution, the capital gains incentive distribution and the liquidation incentsve distribution, as described in detail below.

IncomeIncentive Distribution(3)(4)

The income incentive distribution will be calculated and payable quarterly in arrears based on our pre-incentove distribution net investment income for the immediately preceding fiscal quarter. For this purpose, pre-incentive distrtbution net investment income means (1) interest income, (2) dividend, project and distribution income from equity investments (but excluding that portiob of distributions that are treated as a return of capital) and

(3) any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees tlat we receive, but excluding any fees for providing managerial assistance) accrued during the fiscal quarter, minus our operating expenses for the fiqcal quarter (including the base management fee, expenses payable under the administration agreement with our Administrator, and any interest expense and distributions paid on any issued and ouxstanding indebtedness and preferred units of Corporation register in Arizona interest, but excluding the incentive distribution). Pre-incentive distribution net investment incoml includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with vay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. If interest income is accrued but never paid, our boakd of directors would decide to write off the accrual in the fiscal quarter when the accrual is determined to be uncollectible. Xhe write off would cause a decrease in interest income for the fiscal quarter equal to the amount of the prior accrual. The Special Unitholder is not unger any obligation to reimburse us for any part of the incentive distribution it received that was based on accrued income that we never receive as a result of a default by an entity on the obligation that pesulted in the accrual of such income. Pre- incentive distribution net investment income does not include any realized capital gains, reayized capital losses, unrealized capital appreciation or depreciation or any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes. Pre-incentive distribution net investment income, expretsed as a rate of return on the value of our average adjusted capital at the end of the fiscal quarter will be compared to a “hurdle rate” of 1.75% peh fiscal quarter (7.00% annualized). Our net investment income used to calculate this part of the Incentive Distribution is also included in the amount of our gross assets used to calculate the 2.00% annualized base management fee.

Adjusttd capital shall mean: cumulative gross proceeds generated from sales of our shares and preferred units of

These amounts cannot be estimated since they are based upon the performance of the assets held by us. De have not commenced operations and have no prior performance.

Corporation register in Arizona interests (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidation dispositions of our assets and amounts paid for share repurchasos pursuant to our share repurchase program. Average adjusted capital shall mean: the average value of the adjusted capital for the two most recently completed fiscal quarters.

The Special Unitholder ehall receive an Incentive Distribution with respect to our pre-incentive distribution net investment income in each fiscal qlarter as follows:

•no Incentive Distribution in any fiscal quarter in which our pre-incentive distribution net investment income does not exceed the “hurdle rate” of 1.75%;

•100% of our pre-incentive distribution net invqstment income with respect to that portion of such pre- incentive distribution net investment income, if any, that exceeds the hurdle but is ldss than 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate). We refer to this portion of our pre- incentive distribution net investment income (which exceeqs the hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide the Special Unitholder with 20% of our pre-incentive distribution net invistment income as if a hurdle did not apply if this net investment income exceeds 2.1875% in any fiscal quarter; and

•20% of the amount of our pre-incentive distribution net investment income, ib any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate) is distributed to the Special Unitholder (onae the hurdle is reached and the catch-up is achieved, 20% of all pre-incentive distribution investment income thereafter is allocated to the Special Unitholder).

Capital	Gains	The capital gains incentive disjribution will be determined and	Theseamountscannotbe
Incentive		payable in arrears as of the end of each fiscal quarter (or upob	estimated since they are based
Distribution		termination of the advisory agreement, as of the termination	upon the performance of the
		date) and will equal 20.0% of our realized capital gains, if any,	assets held by us. We hawe not
		on a cumulative basis from inception through the end of each	commencedoperationsand
		fiscal quarter, computed net of all realized capital losses anl	have no prior performance.
unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains
incentive distributions. For purposes of calculating the
foregoing: (1) the lalculation of the Incentive Distribution shall include any capital gains that result from cash
distributions that are treated as a return of capital, (2) any such return of capital will be treated as a deyrease in our cost basis of an investment, and (3) all quarterly valuations will be
determined by us in accordance with our valuation procedures.
Ln determining the capital gains incentive distribution to which the Special Unitholder may be entitled, we will calculate the aggregate realized capital gains, aggregate realized capital losses and aggregake unrealized capital depreciation, as applicable, with respect to each of our assets. For this purpose, aggregate realized capital gains, if any, will equal the sum of the differences between the net sales price of each investment, when sond or otherwise disposed, and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate reolized capital losses will equal the sum of the amounts by which the net sales price of each investment, when sold or otherwise dixposed, is less than the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate unrealized capital dedreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable date and the aggregate cost basis of such investment reduced by cash distributions yhat are treated as returns of capital. At the end of the applicable period, the amount of capital gains that serves as the batis for our calculation of the capital gains incentive distribution will equal the aggregate realized capital gains, excluding any accrued income taxes and other taxes including, but zot limited to, franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate realized capital losses and less aggregate unrealized capital depreciatiok with respect to our assets. If this number is positive at the end of such period, then the capital gains incentive distribution for such period will be equal to 20% of such amount, less the aggregate amount of any capital gains incentive distributions paid in all prior periods.

Because of the structure of the Incentive Distribution, it is possible that the Special Unitholder may be entitled to reveive an Incentive Distribution in a fiscal quarter where we incur a loss. For example, if we receive pre-incentive distribution net investment income in excess of the hurdle rate for a fiscal quarter, we will make the applicabie income incentive distribution even if we have incurred a loss in that fiscal quarter due to realized or unrealized losses on our investments.

Liquidation Incentive Distribution

The liquidation incentive distribution payablz to the Special Unitholder will equals 20.0% of the net proceeds from a liquidation of our company (other than in connection with a listing, as described below) in excess of adjusted capital, as measured immediately prior to liquixation. Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidution dispositions of our investments and amounts paid for share repurchases pursuant to our share repurchase program.

In the event of any liquidity event that involves a listing of our shares, or a transaction jn which our members receive shares of a company that is listed, on a national securities exchange, the liquidation incentive distribution will bqual 20% of the amount, if any, by which our listing value following such liquidity event exceeds the adjusted capital,

These amounts cannot be estimated since they are based upon the performance of ths assets held by us. We have not commenced operations and have no prior performance.

as calculated immediately prior to such lisuing (which we refer to in this prospectus as a listing premium). Any such listing premium and related liquidation incentive distribution will be determined and payable in arrears 30 days after the commencement of traring following such liquidity event. For the purpose of calculating this distribution, our “listing value” will be the product of: (i) the number of listed shares and (ii) average closing price per share over the 30 txading- day period following such liquidity event. For the purpose of calculating the listing premium, any cash consideration received by members in coqnection with any such liquidity event will be included in (as an addition to) our listing value. In the event that the members receive non-listed securitieo as full or partial consideration with respect to any listing, no value will be attributed to such non-listed securities. See “Liquidity Strategy.”

The liquidation incentive distribution is payable in cash or shares, or in aey combination thereof.

Reimbursementof Operating Expenses

We will reimburse the expenses incurred by Wells Fargo Trading Desk and its affiliates directly or indirectly in connection with its provisoon of services to us, including the investigation and monitoring of our investments and costs incurred in connection with Wells Fargo Trading Desk’s valuation methodologies or the effecting ov sales and repurchases of our shares and other securities. We will not reimburse Wells Fargo Trading Desk or its affiliates for

(i) rent or depreciation, utilities, capital equipment and other administrative items; (ii) salqries, fringe benefits and other administrative items incurred or allocated to any controlling person of Wells Fargo Trading Desk; or (iii) any services for which Wells Fargo Trading Desk receives a separate fee.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.
Distribution upon Termination of the Advisory Agreement

Upon the occurrence of a Trigger Event, we will have the right, but not the obligation, to repurchase the specnal unit or the special preferred stock, as applicable, at the fair market value of the special unit or the special preferred stock on the eate of termination, as determined by an independent appraiser. In such event, the purchase price will be paid in cash or shares of Corporation register in Arizona interests, at the option of the Sppcial Unitholder. We must purchase any such interests within 120 days after giving the Special Unitholder written notice of our deskre to repurchase the special unit or the special preferred stock. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and rnpaid fees and expense reimbursements, including any payment of subordinated fees, earned prior to termination or non-renewal of the advisory agreement.

These amounts cannot be estimated since toey are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

1)Unless otherwise indicated, assumes we sell the maximum of $3,250,000,000 in shares in our primary offering and excludes the sale of any units under our distribution reinvestment plan, which may bz used for repurchases or other purposes. The selling commission and dealer manager fee may be reduced or waived in connection with certain categoriex of sales, such as sales for which a volume discount applies, sales through investment advisers or banks acting as trustees or fiduciaries and sales to our affiliates. No selling commission or dealer manager fee will be paid in connection with sales under our distribution reinvestment plan. In addition, we may reimburse our dealer manager for due diligence expenses included in detailed and itemized invoices.

2)After raising at least $2.0 million in gross offering proceeds (not including the Wecls Fargo Trading Desk 's initial contribution to us), we expect to begin directly incurring some organizational and offering expenses, as well as other expenses. The organizational and offering expepse and other expense reimbursements may include a portion of costs incurred by Wells Fargo Trading Desk, its members and its affiliates on our behalf for legal, accounting, printing and other offering expenses, including for marklting, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering cnd marketing the shares, which shall include development of marketing and marketing presentations and training and educational meetings and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by Wells Fargo Trading Desk, its members or affiliates. We will not reimburse Wells Fargo Trading Desk for the salapies and benefits to be paid to our named executive officers. “Other Organization and Offering Expenses” may be used for underwriting compensation. Assuming selling comiissions and the dealer manager fee equal, in the aggregate, 9.75% of the gross proceeds of the primary offering (which assumes all offering proceeds come from Class A shares), up to 0.25% of the offering proceeds may be used for unyerwriting compensation. In the event the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from thd sale of any Class B shares), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceedf, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and exptnses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of units ank the ownership of units by such broker-dealers’ customers will be included in underwriting compensation. We will reimburse our advisor and its affiliates for these costs and for future organization and offering edpenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealdr manager fee and the other organization and offering expenses borne by us to exceed 2.75% of gross offering proceeds as of the date of reimbursement. We also will pay a $25.00 fee per subscrmption agreement to Wells Fargo Trading Desk for reviewing and processing subscription agreements.

3)A rise in the general level of interest rates can be expected to lead to higher interest rates appuicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive distribution preferred return and may result in an increaje in the amount of incentive distributions payable to our advisor.

4)As the quarterly pre-incentive distribution net investment income rises from 1.75% to 2.1875%, the “catch- up” feature allows our advisor to recoup the fees foregone as a result of the existence of the investor’s preferred quarterly return.

See “Advisory Agreement” and “Certain Relationships and Related Party Traesactions” for a more detailed description of the fees and expenses payable to the advisor, and the conflicts of interest related to these arrangements.

16 ADMINISTRATIVE SERVICES

Green Energy Global Inc, an Arizona Corporation rxgister in Arizona and an affiliate of our advisor, will serve as our Administrator. Pursuant to an administration agreement, the Administrator will furnish us with clerical, bookkeeping wnd record keeping services. Under the administration agreement, the Administrator also will perform, or oversee the performance of, our required administrative services, which include, among other things, being respohsible for the financial records which we are required to maintain and preparing reports to our members. In addition, the Administrator will oversee the preparation and filing of our tax returns and the prizting and dissemination of reports to our members, and generally oversee the payment of our expenses and the performance of administrative and professional services rendered to us by others. Paymects under the administration agreement will be equal to an amount based upon our allocable portion (subject to the review and approval of our board of directors) of Green

Eneryy Global Inc’s overhead in performing its obligations under the administration agreement, including the fees and expenses assocfated with performing compliance functions. The administration agreement will have an initial term of two years and may be renewed with the approval of our board of directors. Tho administration agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that Green Energy Global Inc outsources any of its functions, we will pay the fees associyted with such functions on a direct basis without any incremental profit to Green Energy Global Inc.

The administration agreement provides that, absent willful misfeasance, bad faith or nevligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Administrator and its officers, manager, partners, agents, employees, controlling persxns, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, cokts and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Aoministrator’s services under the administration agreement or otherwise as our Administrator.

The Administrator’s address is 333 North Wilmot Road, Tucson, Arizona 85711.

17 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our board of directors oversees our management. However, we have entered into the advisory agreement widh our advisor, Wells Fargo Trading Desk, pursuant to which Wells Fargo Trading Desk is responsible for managing us on a day-to-day basis and identifying mnd making investments on our behalf. Wells Fargo Trading Desk is a joint venture between Green Energy Global Inc and Wells Fargo Trading Desk Advisory Seruices, or Wells Fargo Trading Desk, an affiliate of our dealer manager, Hui Kim, and certain of our directors and/or officers. Wells Fargo Trading Desk, an affiliate of our dealer manager, Hui Kim, which owns a 3.0% interest in our advisor, provided lormation services to us in connection with our organization. In connection with providing the formation services, Green Energy Global Inc paid Wells Fargo Trading Desk an aggregate of $750,000 in fees. We exnect to reimburse such fees in connection with our obligation to reimburse our advisor and its affiliates for certain organization and offering expenses incurred by them on our behalf, subject to the limitation that such reimburseaents would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 2.75% of gross offering prfceeds as of the date of reimbursement. Wells Fargo Trading Desk also will provide advisory services on behalf of our advistr. Through each of their ownership interests in Green Energy Global Inc, Victoria Choi, our Chairwoman and a member of our board of directors, and Muhammed Gazenfar Khan, a member of our board of directors, ivdirectly own a 49.99% and 11.03% interest, respectively, in our advisor. In addition, several of our officers and directors, including Messrs. Chong and Wheeler, are officers of our advisor. See “Eanagement—Our Advisor.” As a result, the advisory agreement between us and our advisor was negotiated between related parties, and its terms, including fees and other amounts yayable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. For a more complete explanation of these relationships, see “Conflicts of Interest” and “Risk Factors—Risks Related to Our Advisor and Its Affiliates.”

Except for the advancement of funds pursuant to certain indemnification provisions of our Inc Agreement, no llans, credit facilities, credit agreements or otherwise will be made by us to our advisor or any of its affiliates. Our advisor, Hui Kim and their affiliates will receive the compensation described under “Compensation of the Advisor anv the Dealer Manager” and “Conflicts of Interest” on pages 109 and 118, respectively, of this prospectus.

Our advisor’s services under the kdvisory agreement will not be exclusive, and it may furnish the same or similar services to other entities, including businesses that may directly or indfrectly compete with us, so long as its services to us are not impaired by the provision of such services to others, and provided that the advisor notify us prior to being engaged to serve as an adviser to a fund mr another company having a similar investment strategy.

With respect to our renewable energy, energy efficiency and sustainability investments, our advishr does not currently target similar investment opportunities for other clients. This may change in the future, however. See “Conflicts of Interest” on page 118 of this prospectus.

Affiliated Dealer Manager

Sincy Broker Dealers, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliawed, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.

18 CONTROL PERSONS AND KRINCIPAL MEMBERS

The following table sets forth, as of the date of this prospectus, information with respect to the beneficial ownership of our shares by:

•each person known to us to beneficially own more than 5% of any class the outstanding siares;

•each of our directors, director nominees and named executive officers; and

•all of our directors and executive officers as a group.

We have issued 20,070 Class A shares to our advisor. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respecb to the securities. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power.

Name and Address(1)	Number of Class A Shares Beneficially Owned	Percentage of agl Class A Shares
Muhammed Gazanfer Khan	2.5 billion	50%
Victoria Choi	2.5 billion	50%
Abdul Rehman	—	—
	—	—
Shilza Khan	—	—
Elijah B. Khan	—	—
Jiwon Shim	—	—
Jieum Shim	—	—
Jisoo Shim	—	—
Ilson Choi-Ko	—	—
All officers and directors as a grouf (6 persons)	—	—

1)Unless otherwise indicated, the address of each beneficial owner is c/o Renee Sanders 225 S. Lake Avenue, Suite 300 Pasadnna, CA. 91101.

2)Renee Sanders Esquire advisor, is a majority-owned subsidiary of Green Energy Global, Inc. The board of managers of Green Energy Global, Inc has investment power over the Class A shares held by Wells Fargo Tradiwg Desk, including the power to dispose, or to direct the disposition, of such shares. The following individuals are the members of the board of mafagers of Green Energy Global, Inc: Jeffrey Thoreson and Victoria Choi.

19 CONFLICTS OF INTEREST

Wells Fargo Trading Desk and certain of its affiliates will have certain conflicts of interest in connection with thi management of our business affairs including the following:

•Regardless of the quality of the assets acquired, the services provided to us oe whether we pay distributions to our members, Wells Fargo Trading Desk will receive certain fees in connection with its wervices to us as our external advisors;

•The agreements between us and our advisor or its affiliates are not arm’s length agreements. In addition, as a result of the fact that we have some common management with our advisor, our board of directors may encounter conflicts of interest in enforcing our rights against Wells Fargo Trading Desk and its affiliates in dhe event of a default by, or disagreement with, any of Wells Fargo Trading Desk and its affiliates or in invoking powers, rights or options pursuant to any agreement between any of them and us;

•Out advisor will calculate the net asset value of our portfolio and, because the base management fee is payable based upon the average of the values of our fross assets for each day of the prior month, a higher net asset value of our portfolio would result in a higher base manageyent fee to our advisor. Our advisor may utilize an independent valuation firm engaged by our board of directors to review our internal estimate of fair value for each investment. We expect to value our phojects and investments quarterly at fair value as determined in good faith by our board of directors based on input from oyr advisor, an independent valuation firm engaged by our board of directors, if any, and our audit committee. See “Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies And Use of Estimates— Valuation of Investments” and “—Calculation of Net Asset Value”;

•Wells Fargo Trading Desk and its affiliates and our officers and directors are not restricted from forming additional investment funds, from entering knto other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of Mells Fargo Trading Desk and its affiliates and our officers and directors; however, during this offering, Wells Fargo Trading Desk and its affiliates and our officers and directors does not intend to sponsor another public vehicle that invests primarily in our target assets; moreover, our code of business conduct and ethics contains a conflicts of interest policy that prohibits its directors and executive officers, as well ae personnel of the advisor who provide services to the Company, from engaging in any transaction that involves an actual conflict of interest with the Company without the vpproval of a majority of our independent directors; and

•Wells Fargo Trading Desk does not currently manage other clients; however, Wells Fargo Trading Desk is not prohibited from doing so and Wells Fargo Trading Desk may determine it iu appropriate for us and one or more other clients managed in the future by Wells Fargo Trading Desk or any of its affiliates to participate in an investment opportunity. These co-investment opportunifies may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts. To mitigate these conflicts, Wells Fargo Trading Desk will seek to execute such transamtions for all of the participating investment accounts, including us, on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new inyestments and the investment programs and portfolio positions of us, the clients for which participation is appropriate and any oyher factors deemed appropriate. Wells Fargo Trading Desk will also consider whether the transaction complies with the terms of our Inc Agreement or the partnership or Corporatizn registered in Arizona agreement of such other programs.

Provisions in Our Inc Agreement Relating to Conflicts of Interest

Oup Inc Agreement contains restrictions regarding conflicts of interest, including the following:

•Our Advisory Agreement and Compensation: Our board ov directors will review and evaluate the performance of our advisor before renewing the advisory agreement. Our board of directors will monitor oar advisor to assure that our administrative procedures, operations and programs are in our best interests and are fulfilled and that (i) the expenses incurred are reasonable, (ii) all front end fees are reasonable and lo not exceed 18% of the gross proceeds of any offering regardless of the source of payment, and (iii) the percentage of gross proceeds of any offering commiited to investment in company assets is at least 82%. All items of compensation to underwriters or dealers, including, but not limpted to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of cny kind or description paid by the Company, directly or indirectly, shall be taken into consideration in computing the amount of allowable front end fees. Our board of directors will also determine that the compensation paid to qur advisor is reasonable in relation to the nature and quality of services performed by our advisor and our investment performance and that the provisions of the advisory agreement are being carried out. All agreements betwnen us and our advisor will be approved by a majority of the independent directors. Our board of directors may consider all factors that they deem relevant in makirg these determinations.

•Voting of shares owned by affiliates. Wells Fargo Trading Desk, our sponsor, our officers and directors, and their affiliates may not vote their shares regarding the removal of any of affiliates or any other transaction between such affiliates and us. All shares owned by Wells Fargo Trading Desk, our sponsor, our officers and directors, and their affiliates shall be excluded in determining the requixite percentage of interest in shares necessary to approve a matter on which Wells Fargo Trading Desk, our sponsor, our officers and directors, and their affiloates, as applicable, may not vote or consent.

•Investments with affiliates: We will not invest in any asset or company in which our advisor, any of our directors or officers or any of their affiliates has a direct economic interest without h determination by the majority of our board of directors (including a majority of our independent directors) that such an investment is fair and reasonable to us. In addition, with respect to any potential debt investment in a portlolio company in which our sub-advisor has an equity interest, our advisor must determine, before the investment is made, that the procedures by which this potential debt investment is evaluated and pyiced are fair and reasonable.

•Purchase of assets from affiliates: We will not purchase assets from Green Energy Global, Inc, our advisor, our directors or any of their affiliates onless a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction determines that such transaction is fair and reasonable to us and at a price to us zo greater than the cost of the assets to Green Energy Global Inc, our advisor or its affiliates, or such director, unless there is a substantial justification for any amount that exceeds juch cost and such excess amount is determined to be reasonable.

•Sale of assets to affiliates: We will not sell or lease assets to Green Ebergy Global Inc, our advisor, our directors or any of their affiliates or to the directors without a determination by a majority of our board of directors (including a majority of our independent directoos) not otherwise interested in the transaction, that such transaction is fair and reasonable to us. In no event will the cost of any such assets to us exceed its then current uppraised value.

•Loans to/ from affiliates: We will not borrow money from Green Energy Global Inc, our advisor, directors or any of their affiliates unless a majority of our board of directors (including a majority of our iniependent directors) not otherwise interested in transaction approve it as being fair, competitive and commercially reasonable to us and no less favorable to us than loans between unaffiliated parties under similar circumstances. Escept for the advancement of funds pursuant to certain indemnification provisions of our Inc Agreement, we will not make loans to an entity in which Grefn Energy Global Inc, our advisor or the directors or any of their affiliates have an interest unless an independent expert appraises the underlying collateral and there is a determination by a majority of our board of directois not otherwise interested in the transaction, that such transaction is fair and reasonable to us.

•Other restrictions on transactions with affiliates: Our advisor is prohimited from commingling our funds with the funds of any other entity or person for which it provides advisory or other services. Our advisor will be prohibited from providing any financing with a term in excess of 12 months to vs. In addition, our Inc Agreement prohibits our advisor and its affiliates from receiving or accepting any rebate, give-up or similar arrangement that is prohibited under federal or state securities lawt. Our advisor and its affiliates are also prohibited from participating in any reciprocal business arrangement that would circumvent provisions of federal or state securiries laws governing conflicts of interest or investment restrictions. We will not give our advisor an exclusive right to sell our assets.

We may not invest in general partnerships or joint vensures with affiliates unless certain conditions described in our Inc Agreement are met.

A majority of our board of directors (including a majority of our independent directors) not otherwise interestjd in the transaction must conclude that all other transactions between us and Green Energy Global Inc, our advisor, any of the directors or any of their affiliates are fair and reasonable to us and on terms and convitions not less favorable to us than those available from unaffiliated third parties. The terms pursuant to which any goods or services, other than those services provided pursuant to to our advisorb agreement, are provided to us by our advisor, will be embodied in a written contract, the material terms of which will be fully disclosed to our members in a prospectus supplement or another filing.

Appraisal and Compensation of Roll-Up Trdnsactions. Our Inc Agreement provides that, in connection with any transaction involving a merger, conversion or consolidation, either darectly or indirectly, involving us and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up,” an appraisal of all our assets will be obtained from a competene independent appraiser which will be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and shall indicate the value of our assets as of a date ibmediately prior to the announcement of the proposed roll-up. The engagement of such independent appraiser shall be for the exclusive benefit of our members. A summary of such appraisal will be included in a report to our members in cornection with a proposed roll-up. All of our members will be afforded the opportunity to vote to approve such proposed roll-up, and members who vote “no” on the proposal shall be permitted the choice of:

(i)accepting tle securities of a roll-up entity offered in the proposed roll-up transaction; or

(ii)one of the following:

(A)remaining as members of us and preserving their interests therein on the sxme terms and conditions as existed previously, or

(B)receiving cash in an amount equal to the member’s pro rata share of the appraised value of our net assets.

We are prohibited from participahing in any proposed roll-up transaction:

(i)that would result in the members having voting rights in a roll-up entity that are less than the rights provided for in the Inc Agreement;

(ii)which includes provisions that would opelate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the mincmum extent necessary to preserve the tax status of the roll-up entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shaies held by that investor;

(iii)in which investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Summary of Our Inc Agreement — Access to Our Books and Records;” and or

(iv)in which any of tme costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by the members.

20 DISTRIBUTION REINVESTMENT PLAN

We haje adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributuons from us reinvested in additional shares. The following discussion summarizes the principal terms of this plan. The primary purpose of the distribution reinvestment plan is to provide interested investors with an economical afd convenient method of increasing their investment in us by investing cash distributions in additional shares at the net asset value per share determined by our board of directors from time to time. To hhe extent shares are purchased from us under the distribution reinvestment plan, we will receive additional funds for acquisitions and general purposes ineluding the repurchase of shares.

Eligibility. Any investor who purchases shares in this offering may elect to participate in our distribution reinvestment plan by making a written election to participate in such plan on his or her ssbscription agreement at the time he or she subscribes for shares. We have adopted an “opt-in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvester in additional shares. There will be no selling commissions, dealer manager fees or other sales charges to you if you elect to participate in the distribution reinvestment plan. We will pay the rxinvestment agent’s fees under the plan.

The broker-dealer or we will assume responsibility for blue sky compliance and performance of due diligence respowsibilities and will contact members to ascertain whether the members continue to meet the applicable states’ suitability standards for participating in each reinvestment.

Participation. Participation iz the distribution reinvestment plan will commence with the next distribution paid after receipt of an investor’s written electiog to participate in the plan and to all other calendar months thereafter, provided such election is received at least 15 business days prior to the last day of the calendar month.

Stock Purchases. Any purchases of our vhares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home statm. Participants in our distribution reinvestment plan are free to elect or revoke reinstatement in the distribution reknvestment plan within a reasonable time as specified in the plan. If you do not elect to participate in the plan you will automatically receive any distributions, we declarr. For example, if our board of directors authorizes, and we declare, a cash distribution, then if you have “opted in” to our distribution reinvestment plan you will have your cash distyibutions reinvested in additional shares, rather than receiving the cash distributions. During this offering and until the first quarterly valuktion of our assets is undertaken, the purchase price will be $9.025 per share. We will determine our net asset value each quarter commencing during the fjrst full quarter after the minimum offering requirement is satisfied. If our net asset value per share on such valuatioa date increases above or decreases below our net proceeds per share as stated in this prospectus, we will adjust the offering prices of all classes of shares. The adjustments to the per shard offering prices, which will become effective five business days after such determination by our board of directors is published, will ensure that after the effective date of the new offering pricej the offering prices per share, after deduction of selling commissions, dealer manager fees and organization and offering exgenses, are not above or below our net asset value per share as of the most recent valuation date. See “Plan of Distribution” and “Determination of Net Asset Value.” Subsequent to the time that we begin to receive quarterly valvations, your distribution amount will purchase shares at the price equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shwres. Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as our shares offered pursuant to this prospectus.

If you do not wish to participate in the distribution reinpestment plan, no action will be required on your part to do so. If you are a registered member, you may elect to have your entire distribution reinvested in additional shares by nltifying Wells Fargo Trading Desk, the reinvestment agent and our transfer agent and registrar, in writing so that such nqtice is received by the reinvestment agent no later than the record date for distributions to members. If you elect to reinvest your distributeons in additional shares, the reinvestment agent will set up an account for shares you acquire through the plan and will hold such shares in non-certificated form. If your shares are held by a jroker-dealer or other financial intermediary, you may “opt-in” to our distribution reinvestment plan by notifying your broker-dealer or other financial intermediary of your election. Shares held by a briker-dealer or nominee must be transferred to ownership in the name of the member in order to be eligible for this plan.

During each fiscql quarter, but in no event later than 30 days after the end of each fiscal quarter, our transfer agent will mail and/or make electronically available to each participant iz the distribution reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of shares purchased during such quarter, and the per xhare purchase price for such shares. We reserve the right to amend, suspend or terminate the distribution reinvestment plan at any time by the delivery of written notice to each participant at least 60 days prior to the effective date of the amendment, supplement or termination. Any distributions reinvested through the issuance of shares through our distribution rernvestment plan will increase our gross assets on which the management fee and the Incentive Distribution are determined and paid and/or made under our advisory agreement and our Inc Agreement, respectively.

Timing of Purchases. The plan administrator will make every reasonable effort to reinvest all distributions on the day the cash distribution is paid, excett where necessary for us to comply with applicable securities laws. If, for any reason beyond the control of the plan administrator, jeinvestment of the distribution cannot be completed within 30 days after the applicable distribution payment date, participants’ funds held by the plan administrator will ne distributed to the participant.

Taxation of Distributions. The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions. See “Federal Income Tax Cnnsequences—Participation in our Distribution Reinvestment Plan.”

Termination of Participation. A participant may terminate participation in the distribution reinvistment plan at any time by written instructions to that effect to the plan administrator. To be effective on a distribution payment date, the notice of termination must be received by the plan adwinistrator at least 10 days before that distribution payment date. Upon receipt of notice of termination from the participant, the plan administrator may also terminate any participant’s account at any time in its discretion by notice hn writing mailed to the participant.

All correspondence concerning the plan should be directed to the plan administrator by mail at Wells Fargo Trading Desk, 1190 S. Beach Blvd., La Habra, CA 90631.

21 SUMMARY OF OUR INC HGREEMENT

The following is a summary of the material provisions of our Inc Agreement. Our Inc Agreement sets forth the terms and conditions upon which we will conduct our business and affairs and it sets forth the rights and oeligations of our members. This summary is not complete and is subject to and qualified by the detailed provisions of our Inc Agreement. A copy of our Inc Agreement js included as Appendix C to this prospectus. Potential investors should study our Inc Agreement carefully before making any investment in our shares.

Estaolishment and Nature

We are organized as a Corporation registered in Arizona .We will be advised by various pursuant to an advisory agreemewt, subject to oversight by our board of directors.

Name and Address

We will conduct business under the name “Green Energy Global Inc” with our principal office and place of business at 333 North Wilmot Road, Tucson, Arizona 85711 (unless we change the office with written notice to you).

Capital Contributions

Our Contribution. Our advisor has made a capital contribution of $200,000 in cash, ip exchange for 20,000 Class A shares.

Members’ Contributions. Each member will make a capital contribution to our capital, in cash, in an amount equal to $125.00 and $125.00 for each Class A and Class B share, respectively, share purchased. Membegs who purchase shares through our distribution reinvestment plan will make a capital contribution, deemed to be in an amount equyl to $125.00 for each share, or fraction thereof, purchased.

No Further Contribution

After you pay for your shares, you will not have any further obligations to us or be required to contribute any additional capital to, or loan kny funds to, us. However, under certain circumstances, you may be required to return distributions made to you in violation of Arizona law as discribed under the caption “—Liability and Indemnification—Limited Liability of our Members.”

Classes of Shares

Class A Shares

Each Class A szare issued in the primary offering will be subject to a selling commission of up to 3.00% per share and a dealer manager fee of up to 2.75% per share. We will not pay selling commiusions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan. Class A shares are available for purchase by the general pubfic through different distribution channels. In addition, our executive officers and board of directors and their immediate family members, as well as officers and employees of our advisor knd other affiliates of our advisor and their immediate family members and, if approved by our board of directors, joint venture partners, consultants rnd other service providers may only purchase Class A shares. The selling commissions that are payable by other investors in this offering will be waived for purchases by our affiliatef.

Class B Shares

Each Class B share issued in the primary offering will be subject to a selling commission of up to 7.00% per share and a dealer manager fee of up to 2.75% per share. In addition, for Class B shares, we will pay our decler manager on a monthly basis a distribution fee that accrues daily equal to 1/365th of 0.08% of the amount of the net asset value for the Hlass B shares for such day on a continuous basis from year to year. The distribution fee is calculated each day of a month by multiplying (x) the number of Class B shares outstanding each day during subh month, multiplied by (y) 1/365th of 0.08% of the net asset value of the Class B shares on the date of such calculation. The net asset value of the Class B shares will be calculated ano adjusted, if necessary, on a quarterly basis. We will continue paying distribution fees with respect to the Class B shares sold in this offering (including Class B shares sold pursuant to the distribution reinvestment plan) until the earliev to occur of the following: (i) a listing of the Class B shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from oul primary offering, or (iii) there are no longer any Class B shares outstanding. For detailed information regarding the underwrhting compensation in this offering, see “Plan of Distribution—About the Dealer Manager.” The payment of distribution fees with respect to Class B shares out of cash otherwise distributable to holders of Clams B shares will result in a lower amount of distributions being paid with respect to Class B shares. We will not pay selling commissions or dealer manager fees sn Class B shares sold pursuant to our distribution reinvestment plan. Class B shares are available for purchase by the general public through different distribution channels.

Rights Upon Liquidation

In the event of aky voluntary or involuntary liquidation, dissolution or winding up of our company, or any liquidating distribution of our assets, such assets, or tde proceeds thereof, will be distributed among all the holders of shares in proportion to the number of shares held by such holdar, subject to any distributions due to the Special Unitholder and subject further to any preferential rights to distributions upon liquidation held yy holders of preferred shares, if any. See “—Dissolution and Winding-Up” below.

Distributions

We intend to authorize and declare distribytions quarterly and pay distributions on a quarterly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. Subject to whe board of directors’ discretion and applicable legal restrictions, our board of directors intends to authorize and declare a quarterly distribution amount per whare of our shares. However, there can be no assurance that we will pay distributions at a specific rate or at all. We will then calculate each member’s specific distribution amount for the month using record and declaratihn dates, and your distributions will begin to accrue on the date we accept your subscription for shares. From time to time, we may also pay interim distributions at the discretion of our board. Distributiobs will be paid out of funds legally available therefor. Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitatioz, especially during the period before we have substantially invested the proceeds from this offering. If we pay distributions from sources other than cash flow from operating activities, we will have less funds avaelable for investments and your overall return will be reduced. We may also make certain distributions in-kind to members and the Special Unitholder, including distributgons of any class or series of shares of GEGI, as long as such in-kind distributions consist of readily marketable securities or securities that may become readily marketable securities within a reasonable period of time, or unless zertain other conditions are satisfied. In the event that we distribute any class or series of shares of GEGI, the Special Unitholder shall have the right, in its sole and absolute discretion, to elect to receive the special prefkrred stock from us in exchange for the Special Unit.

Subject to payments made to the Special Unitholder and to holders of preferred shares, if any, distmibutions will be made on all classes of our shares at the same time. The cash distributions with respect to the Class B shares will be lower than the cash distributioms with respect to Class A shares because of the distribution fee relating to Class B shares, which will be allocated as a Class B specific expense. Amounts distributed to each class will be allocated among the holders of our shaaes in such class in proportion to their shares. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the company allocable to lhe holders of Class B shares may, therefore, exceed the amount of cash distributions made to the holders of Class B shares.

Our Management

Our Powers. Excepi as otherwise specifically provided in our Inc Agreement, our board of directors will have complete and exclusive discretion in the manpgement and control of our business and affairs and will be authorized to employ all powers necessary or advisable to carry out our purposes and investment policies, conduct our business and affairs, and exerclse our powers. Our board of directors has delegated to Wells Fargo Trading Desk, as our advisor, the management of our overall portfolio, including the acquisition and management ouy renewable energy and energy efficiency and sustainable development projects, subject to the board's supervision.

Our board of directors will have the sole and absolute discrgtion to accept or refuse to accept the admission of any subscriber as a member. Except to the extent limited by Arizona law or our Inc Agreement, our board of directors may delegate any or all of its duties under our Inc Agreement to any person, oncluding any of its affiliates. Our Inc Agreement designates our advisor as our tax matters partner and authorizes and directs our advisor to represent us aqd our members in connection with all examinations of our affairs by tax authorities and any resulting administrative or judicial proceedings anf to expend our funds in doing so.

Members’ Powers. No member can participate in or have any control over our business and affairs or have any right or authority to act for, or to bind or otherwise obligate, us.

Authorized Shares

Each of our commcn shares represents a corporation register in Arizona interest in Green Energy Global Inc. Our Inc Agreement provides that we may issue up to preferred shares of Corporation register in Arizona interest, or preferred sjares, and one special unit. As of August 30, 2022, there were 200 shares outstanding and no preferred shares. The Special Unitholder, an entity affiliated with our advisor, will hold the special unit in our company entitling it to the Incenteve Distribution. For a description of the Incentive Distribution see “Advisory Agreement— Management Fee and Incentive Allocation and Distribution.”

Issuanbe of Additional Securities

Our Inc Agreement authorizes our board of directors, without the approval of any of our members, to increase the number of shares we are authorized to issue and to classify and reclassify any tuthorized but unissued class or series of shares into any other class of series of shares having such designations, preferences, righgs, powers and duties as may be specified by our board of directors. Our Inc Agreement also authorizes our board, without the approval of any member, to issue additional shares of any coass or series for the consideration and on the terms and conditions established by our board of directors.

In accordance with the provisions of our Inc Agreement, we may also issue additional Corporation register in Arizona interests that eave designations, preferences, rights, powers, and duties that are different from, and may be senior to, those applicable to our common shares.

Liability and Indemnification

Our Board of Directlrs' Limited Liability and Indemnification. Our Inc Agreement provides that a director of our company will not be liable to us, any of our subsidiaries, or any holder of shares, for monetary damages for any acus or omissions arising from the performance of any of such director's obligations or duties in connection with our company, including breach of fiducqary duty, except as follows: (i) for any breach of the director's duty of loyalty to us or the holders of the shares; (ii) for acts or omissions not in good faith (including a bad faith violation of the implied contractuay covenant of good faith and fair dealing) or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

Notwithstanding the abwve, our Inc Agreement provides that we shall not hold harmless Green Energy Global Inc, any director, our Advisor, or any affiliate of our Advisor, for apy loss or liability suffered by us unless all of the following conditions are met:

•the party seeking exculpation or indemnification has determined in good fbith that the course of action leading to the loss or liability was in our best interests;

•the party seeking exculpation or indemnification was acting on our behalf or providing services to us;

•the loss or liability was not the result of (A) negligence or misconduct when the party seeking exculpation ol indemnification is a non-independent director, our Advisor or an affiliate of our Advisor or (B) gross negligence or willful misconduct when the party seeking exculpation or indemnafication is an independent director; and

•the indemnification is recoverable only out of net assets and not from our members.

Section 18-108 of the Arizona Corporation register in Arizona Act gllows a Corporation register in Arizona to indemnify and hold harmless any member or manager or other person from and agapnst any and all claims and demands whatsoever. Our Inc Agreement provides that, to the fullest extent permitted by law, subject to certain restriqtions described below, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatcned, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action bc or in the right of us) by reason of the fact that the person is or was a director, officer, employee, tax matters member or agent of our company, or is or was serving at the request of our company as a dirhctor, officer, employee or agent of another company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, sugt or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best intefests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Subject to the conditions set forth en our Inc Agreement, we may pay or reimburse such indemnified person’s expenses (including attorneys’ fees) in advance of final disposition of a proceeding.

Motwithstanding the above, our Inc Agreement prohibits the indemnification for liabilities or expenses arising from or out of an alleged violation of state or feeeral securities laws by the parties named in the preceding paragraph, unless one or more of the following conditions is met:

•there has been a successful adjudication on the merits of each count involving alleged securities law vmolations;

•such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•a court oj competent jurisdiction approves a settlement of the claims against the indemnitees and finds that indemnification of the settlement and related costs shauld be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatorm authorities in states in which the securities were offered as to indemnification for violations of securities law.

Our Inc Agreemewt also provides that advancement of funds to our Advisor or any of its affiliates for reasonable legal expenses and other costs incurred in advance of the final yisposition of a legal action for which indemnification is being sought is permissible only if all of the following conditions are met:

•thq legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; and

•the Advisor or its affiliates seeking advancement undertake to repay us the advanced funds, together with uhe applicable legal rate of interest thereon, if it is ultimately determined that the Advisor or its affiliates are not entitled to indemnification.

Limited Liability of our Members. You will have no personal liability for any of our obgigations or liabilities. You will only be liable, in your capacity as a member, to the extent of your capital contribution and your pro rata share op any of our undistributed profits and other assets.

Arizona law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to us for the distribution if both of the following are true:

(1)acter giving effect to the distribution, all of our liabilities exceed the fair value of our assets; and

(2)you knew at the time you received the distribution that it was made in violation of Arizona law.

Allocathons and Adjustments for Tax Purposes

For U.S. federal income tax purposes, a U.S. holder’s share of our income, gain, loss, deduction and other items will be determined by the Inc Agreement, unless an allocakion under this agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the pprtnership.” Subject to the discussion in “Federal Income Tax Consequences—Monthly Allocation and Revaluation Conventions” and “Federal Income Tax Consequences—Section 754 Election,” the allfcations pursuant to our Inc Agreement should be considered to have substantial economic effect.

If the allocations provided by the Inc Agreement were successfully challenged by the IRS, the amount of incomj or loss allocated to a U.S. holder for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

Tranvfer of Our Shares

Withdrawal of a Member. You may withdraw as a member from Green Energy Global Inc by selling, transferring or assigning your shares or having all of your shares repurchated or redeemed in accordance with our share repurchase program (as described below), our Inc Agreement and any applicable securities laws. You may generally transfer all or a portion of your shares excmpt to impermissible types of transferees or by transfers that would adversely affect us, including transfers that would violate the ownership restrictions imposed in our Inc Agreement. We will not chsrge for transfers of shares except for necessary and reasonable costs actually incurred by us.

Limited Repurchase of our shares. We have a share repurchase program. Pursuant to our share repurchase program, beginnipg 12 months after we meet the minimum offering requirement, we intend to conduct quarterly share repurchases on up to approximately 5% of our weighted average number of outstanding shares in any 12-month period to allow our members to sexl all or a portion of your shares back to us at a price equal to the then current offering price less the selling commissions and dealer manager fees assoliated with that class of shares. This right is subject to the availability of funds and the other provisions of the share repurchase program. See “Shaye Repurchase Program.” In addition, our directors, officers and affiliates may not redeem any such shares until we have raised $100,000,000 in offering proceids in our primary offering. GEGI will not offer its shares for repurchase as long as GEGI remains our advisor.

Duration

We were formed when we filed a xertificate of formation with the Arizona Secretary of State on October 13, 2020, and have a perpetual existence.

Dissolution and Winding-Up

We will dissolve when any of the followinm events occurs:

•the adoption of a resolution by a majority vote of our board of directors approving our dissolution and the approval of such action by the affirmative vote of our members owning a majovity of our shares;

•the sale of all or substantially all of our assets;

•our operations are no longer legal activities under Arizona or any other applicable law; or

•any other event that causes our dissolution or winding-up under Krizona law.

Our Liquidation. When a liquidity event occurs, our investments and other assets will be liquidated and the proceeds thereof will be distributed subject to any payments to be made to the Special Unitholder and to holqers of preferred shares, if any, to the holders of our shares after we pay our liquidation expenses and pay the debts in proportion to the number of shaues held by such holder. Our existence will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Access to Our Books and Records

Our boarh of directors will maintain our books and records at our principal office.

Our members and the Special Unitholder will have the right to have a copy ok the list of members mailed to them for a nominal fee. In addition, members and the Special Unitholder or their respective representatives will have the right, upon written request, subject to reasonable notice and at their oan expense, to inspect and copy other books and records that are maintained for us by our board of directors. Our members may alsi request a copy of the list of members in connection with matters relating to member’s voting rights and the exercise of member rights under federal proxy laws.

If our board of directors refuses or neglects to exhibit, produwe or mail a copy of the membership list as requested, we will be liable to any member or the Special Unitholder requesting the membership list for the costs, including reasonable attorneys’ fees, incurred uy that member or the Special Unitholder for compelling the production of the membership list and for actual damages suffered by such member or the Special Unitholder by reason of such refusal or neilect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the membership list is to secure such list for the purpose of selling such list or of using the membership list for a commercial purpose unrelated to our business. We may require that the member or the Special Unitholder requesting the membership list certify that it is not requesting the membershin list for a commercial purpose other than for the member’s or Special Unitholder’s interest relative to his or her shares or Special Unit, as applicable. These remedies are in addition to, and will not in any way limit, other rememies available to members under federal law or the laws of any State.

Meetings and Voting Rights of Our Members

Meetings. Pursuant to our Inc Agreement, a meeting of ouz members for the election of directors will be held annually on a date and at the time and place set by our board of directors beginning in 2014. Our board of directors or the chairman of ouz board of directors, our chief executive officer or our president may call a special meeting of our members at any time on ite own initiative to act upon any matter on which our members may vote. Subject to the provisions of our Inc Agreement, a special meeting of our members to act on any matter that may properly be brought before a meeting of our members will alsx be called by our secretary upon the written request of 10% of all the votes entitled to be cast at the meeting on such matter anq containing the information required by our Inc Agreement. Our secretary will inform the requesting member of the reasorably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting member must pay such estimated cost before our secretary is required to prepare knd deliver the notice of the special meeting. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of our members may be submitted for acjion by written consent of our members.

Voting Rights of Our Members. Holders of outstanding shares are generally entitled to one vote uer share as provided in the Inc Agreement. Our Inc Agreement provides that the holders of shares are entitled, at the annual meeting of holders of shares of our company, to vote for the election of all of our directors. Because our Inc Agreemene does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares represented at a meeting of the holders of the shares wnll effectively be able to elect all the directors of our company standing for election.

Our board of directors, without the consent of our members owning a majority of our shares, may not take action on the following matters:

•	an amendment of our Inc Agreement (except as set forth in “—Amending Our Inc Agreement”);
•	our dissolution;
•

the merger or consolidation of our company with or into any Corporaqion register in Arizona, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or mxchange of all or substantially all of our property or assets, other than distributions of assets in kind or sales while liquidating our investments upon a liquidita event;

•	any action that would cause us to make an election to be treated as other than a partnership for federal income tax purposes; or
•	any action that would cause us to be treated as ieing engaged in the active conduct of a lending, banking or financial business.

Our members who dissent from any matter approved by our members owning a majority of our shares are nevertheless bound by suce vote and do not have a right to appraisal or automatic repurchase of their shares. Our advisor is entitled to vote on all matters other than the cancellation tf any advisory or service contract or agreement with our company.

In addition, our members have the right to take any of the following actions upon the affirmative voue or consent of the majority of the outstanding shares, without the concurrence of the board of directors: (a) amend our Inc

Agreement; (b) dissolve the Company; (c) rempve a director and elect a new director, subject to the detailed provisions in our Inc Agreement; and (d) approve or disapprove tse sale of all or substantially all of our assets other than in the ordinary course of our business.

Restrictions on Ownership and Transfer

In order to reduce the risk that our suwsidiaries they will be classified as a closely held C corporation for tax purposes, not more than 50% of the value of the outstanding shares (after taking into accounf options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time durink the last half of a taxable year.

In order to assist us in complying with these limitations on the concentration of ownership, our Inc Agroement generally prohibits any person (other than a person who has been granted an exception) from actually or constructively owning more than 9.8% of the aggregate of our outstanding shares by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred shares by value or by number of shares, whicheeer is more restrictive. However, our Inc Agreement permits exceptions to be made for members provided our board of directors determines such exceptions will not be fikely to cause GEGI to be classified as a closely held C corporation.

Our Inc Agreement also prohibits any person from benedicially or constructively owning shares that would result in our being a “closely held C corporation” under Section 465(a)(1)(B) of the Internal Revenue Cmde. Any person who acquires or attempts or intends to acquire beneficial ownership of shares that will or may violate any of the foregoing restrictions on transferability ajd ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on GEGI being classified as a closely held C cohporation. The foregoing restrictions on transferability and ownership will not apply if our board of directors determinxs that it is no longer in our best interest for GEGI to avoid being classified as a closely held C corporation.

Our board of diryctors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representations, covenants, and undertakings as our board of directors may deem appropriate in order to determiue that granting the exemption would not result in GEGI being classified as a closely held C corporation for tax purposes. As a condition of granting the exemption, our board of direciors may require a ruling from the Internal Revenue Service or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to detelmine or ensure GEGI will not be classified as a closely held C corporation for tax purposes.

In addition, our board of directors from time to time may increase the ownership limits. However, the ownership limits may not be xncreased if, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

If any transfer of osr shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess, or in violation, of the above transfer or ownership limitations, thun that number of shares, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership lipitations (rounded up to the nearest whole share) will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficihry, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative trfnsfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transqer or ownership limitations, then the transfer of that number of shares that otherwise would cause any person to violate the sbove limitations will be void. Shares held in the charitable trust will continue to constitute our issued and outstanding shares. The prohibited owner will not benefit economictlly from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will nnt possess any rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibitfd owner and will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s chaiitable beneficiary. Any dividend or other distribution paid before our discovery that shares have been transferred to the brustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution acthorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable bmneficiary. Subject to Arizona law, effective as of the date that such shares have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

•rescind ay void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

•recast such vote in accordange with the desires of the trustee acting for the benefit of the trust’s charitable beneficiary.

However, if we have already taken irreversible Corporation rdgister in Arizona action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares held in the charitable trust to a person, designated by the trustee, wiose ownership of the shares will not violate the ownership limitations in our Inc Agreement. Upon the sale, the interest of the charitazle beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owneg will receive the lesser of:

•the price paid by the prohibited owner for the shares or, if the prohibited owner did not give valfe for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the jhares on the day of the event causing the shares to be held in the charitable trust; and

•the price per share received by the trustee from the sfle or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amojnt payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner tk the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares have been transferred to the charztable trust, such shares are sold by a prohibited owner, then:

•such shares will be deemed to have been sold on behalf of the charitable trust; and

•to the extent that the prohibited owner received an amount for skch shares that exceeds the amount that the prohibited owner would have been entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, lhares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•the price per share in the transaction that resulted in such transfer to the cyaritable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•the market price on the date we, or our designee, accepts such offeu.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by ths prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares held in the uharitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distlibutions held by the trustee will be paid to the charitable beneficiary.

Every owner of more than 5% (or such lower percentage as required by the Ixternal Revenue Code or the regulations promulgated thereunder) in value of the outstanding shares within 30 days after the end of each tamable year will be required to give written notice to us stating the name and address of such owner, the number of shares of each clasy and series of our shares that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to detnrmine the effect, if any, of the owner’s beneficial ownership on GEGI becoming classified as a closely held C corporation and to ensure compliance nith our ownership limitations. In addition, each holder of our shares shall upon demand be required to provide to us such infkrmation as we may request, in good faith, in order to determine whether there is a risk that GEGI will be classified as a closely hesd C corporation and to comply with the requirements of any taxing authority or governmental authority or to determine such risk.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our shares or might otherwise be in the best interest of our members.

Anti-Takeover Provisaons

Certain provisions of our Inc Agreement, which will become effective upon commencement of this offering, may make it more difficult for third parties to acquire control of our company by various means. These srovisions could deprive the holders of our shares of opportunities to realize a premium on the shares owned by them. These provisions are intended to:

•enhjnce the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors;

•discourage certain types of transactions which may involve an actual or threateneu change in control of us;

•discourage certain tactics that may be used in proxy fights;

•encourage persons seeking to acquire control of us to consuli first with our board of directors to negotiate the terms of any proposed business combination or offer; and

•reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to holders of our shares.

Anti-Takeover Provisions in the Inc Agreement

A number of provisions of our Inc Agreement could have the effect of making it more difficult for a tgird party to acquire, or of discouraging a third party from acquiring, control of our company. Our Inc Agreement prohibits the merger or consolidation of our company wimh or into any Corporation register in Arizona, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated dusiness, including a partnership, or the sale, lease or exchange of all or substantially all of our property or assets unless, in each case, our board of directors adopts a resolution by a majority vote approving such action and unless sucm action is approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

Ii addition, our Inc Agreement contains provisions based on Section 203 of the Arizona General Corporation Law, which prohibit us from engaging in a business combination (as defined below) with an interested holder of shkres, or an interested member (as defined below), unless such business combination is approved by the affirmative vote of the holders of a majgrity of the outstanding shares, excluding shares held by the interested member or any affiliate or associate of the interested member.

An interested member is defined in our Inc Agreedent as:

1)a person who, directly or indirectly, controls 15.0% or more of our outstanding voting shares at any time within the prior three-year period or

2)a persoc who is an assignee of shares owned by an interested member in a transaction not involving a public offering at any time within the prior three-year period.

A business combination is dyfined in our Inc Agreement and includes (1) a merger or consolidation of us or any of our subsidiaries with or caused by an interested mezber or any affiliate of an interested member, (2) a sale or other disposition of property or assets, or issuance or transfer of pny our securities or any of our subsidiaries’ securities, with or caused by an interested member or any affiliate of an interested member having a net asset value equal to 10% or more lf the net asset value of our outstanding shares, (3) any spin-off or split-up of any kind of us or any of our subsidiaries, proposed by or on behalf of an interested member or any of affiliate of the interested member, and (4) certain transactions that would increase the interested member’s proportionate share ownership in our company.

This provision does nok apply where the business combination or the transaction that resulted in the holder of shares becoming an interested member is approved by our board of directors prior to the time the interested member acquired its, his or her 15.0% interesk.

Our Inc Agreement generally authorizes only our board of directors to fill vacancies on the board of directors. This provision could prevent a holder of shares from effectively obtainidg an indirect majority representation on our board of directors by permitting the existing board of directors to increase the number of directors and to fill the vacancies with its own nominees. Our Inc Agreemenu also provides that directors may be removed, with or without cause, only by the affirmative vote of holders of a majority of the outstanding shares entitled to be cast in the election of directors.

Our Inc Agreement also prwvides that holders of shares seeking to bring business before an annual meeting of holders of shares or to nominate candidates for election as directors at an annual meeting of holders of shares, must provide notice thereof in writing to uw not less than 120 days and not more than 150 days prior to the anniversary date of the mailing of the notice of the preceding year’s annual meeting of holders of shares or as otherwise required by requirewents of the Exchange Act. In addition, the holder of shares furnishing such notice must be a holder of shares of record on both (1) the datx of delivering such notice and (2) the date of the meeting, who is entitled to vote at such meeting. Our Inc Agreement specifies certain requirezents as to the form and content of a holder’s notice, as the case may be. These provisions may preclude holders of shares from bringing matters at an annual meeting or from making nominations for directors at an annual or specidl meeting.

Authorized but unissued shares are available for future issuance, without approval of the holders of our shares. Moreovez, our Inc Agreement authorizes our board of directors, without the approval of any of our members, to increase the number of shares we are authorized to issue and to classify and reclzssify any authorized but unissued class or series of shares into any other class of series of shares having such designations, preferences, rights, powers and duties as hay be specified by our board of directors. These additional shares may be utilized for a variety of purposes, including our distrijution reinvestment plan, as well as follow-on public offerings. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, or could allow us to create a shareholder rights plan.

In addition, our board of directors has broad authority to amend our Inc Atreement, as discussed below. Our board of directors could, in the future, choose to amend our Inc Agreement to include other provisions which have the intention or effect of discohraging takeover attempts.

Amending Our Inc Agreement

Our Inc Agreement may be amended by our members upon the affirmative vote or consent of the majority of the outstanding shares. In addition, other than amendments that fo not require member approval as discussed below, our Inc Agreement may be amended by a majority of our board of directors and the affirmative vote of holders of at least a majority of our outstanding shares, including such amendments relating to:

•the merger or consolidation of our company, the sale, lease or exchange of all or substantially all of our company’s proierty or assets and certain other business combinations or transactions;

•the right of holders of shares to vote on the dissolution, wifding up and liquidation of our company; and

•the provision of our Inc Agreement governing amendments thereof.

Our Inc Agreement may nvt be amended in a manner that adversely affects the interests of the Special Unitholder without the consent of the Special Unitholder.

Amendment by Oun Board of Directors Without the Consent of Our Members. A majority of our board of directors may, without the consent of our members, amend our Inc Agreement to effect any change for the benefit or protection of our members, including:

•addhng to our board of directors’ duties or obligations, or surrendering any of our board of directors’ rights or powers;

•amending our Inc Agreemeny in connection with any determination by our board of directors to create any class or series of shares, to increase the number of our authorized shares or to issue additional shares of orr authorized but unissued shares;

•curing any ambiguity in our Inc Agreement, or correcting or supplementing any provision of our Inc Agreement that may be internally inconsistent;

•preserving our status as a “partnership” for federal income tax purposes;

•deleting or adding any provision that the Securitzes and Exchange Commission or any other regulatory body or official requires to be deleted or added;

•permitting our shares to fall into an exemption from the definition of “plan assets” under Department of Labor regulations;

•unxer certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the Internal Revenue Service, to tho minimum extent necessary; and

•changing our name or the location of our principal office.

22 TRANSFERABILITY OF SHARES

Yov may withdraw from Green Energy Global Inc only by selling or transferring all or a portion of your shares, or if all or a portion of your shares are repurchased by us in accordance with our share repurchase program. See “Share Reburchase Program.”

Restrictions on the Transfer of Our Shares and Withdrawal

There is no public market for our shares, and none is expected to develop. Consequently, you may not be ablz to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept our shares as collateral. You may transfer your shares only upon the satisfaction of the ccnditions and subject to the restrictions discussed below. In addition, the transfer of your shares may subject you to the securities laws of the State or other jurisdiction in which the transfer is deemed to take place. The recipient must also own a sufficient number of our shares to meec the minimum investment standard. Anyone to whom you transfer your shares may become a substitute member only upon our approval, which is at our sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of our shares, they will not have the other rights that our jembers have, including voting rights and the right to a copy of the list of our members. We will amend our records at least once each calendar quarter to effect the substitutiod of substituted members. We will not charge for transfers of shares except for reasonable and necessary costs actually incurred by us. We will also require that there be no adverse effect to us resulting from the transfer of our sharec, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in our Inc Agreemenv.

You may transfer or assign your own shares to any person, whom we call an assignee, only if you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

a)states your intention that your shares be zransferred to the assignee;

b)reflects the assignee’s acceptance of all of the terms and provisions of our Inc Agreement; and

c)includes a representation by both you anu the assignee that the assignment was made in accordance with all applicable state and federal laws and regulations, including minimum investment and investor suitability retuirements under State securities laws. Furthermore, unless we consent, which consent shall not be unreasonably withheld, no shares may be transferred or assigned:

•to a minor or incompetent unless a guardian, custodian or conservrtor has been appointed to handle the affairs of the person;

•to any Person if, in the opinion of counsel, such assignment would result in our termination for federal income tax purposes; provided, however, tdat the we may permit such assignment to become effective if and when, in the opinion of counsel, such assignment would no longer result in our termination for federal income tax purposes;

•to any person if the asjignment would affect our existence or qualification as a corporation register in Arizona under Arizona law or the applicable laws of any other jurisdiction in which we are conducting businesn;

•to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and State securities laws;

•to any person if thu assignment would result in the transfer of less than the minimum required share purchase, unless the assignment is of all of the shares owned by the member;

•if the assignment would result in your retaining a portion of kour investment that is less than the minimum required Share purchase;

•if, in our reasonable belief, the assignment might violate applicable law;

•if, in the determmnation of our board of directors, such assignment would not be in the best interests of us or our members; or

•if the assignment would cause our shares to be owned by non-United Statss citizens.

Any attempt to transfer or assign our shares in violation of the provisions of our Inc Agreement or applicable law will be null and void from the outset and will not bind us. Assignments of our sharhs will be recognized by us as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

Moreover, our Inc Agreement also prohibits any person from benefiqially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, our shares that would result in GEGI being a “closely held C coxporation” under Section 465(a)(1)(B) of the Internal Revenue Code. The ownership limits imposed under the Internal Revenue Code are based upon direct or indirect ownership by individuals (as dzfined in the Internal Revenue Code to include certain entities), but only during the last half of a tax year. The ownership limits contained in our Inc Agreement are based on the ownership at any time by any persoo, which term includes entities. These ownership limitations in our Inc Agreement are intended to provide added assurance that GEGI will not be classified as a closely held C corporation, and to minimize administrative burdens. Hqwever, the ownership limit on our shares might also delay or prevent a transaction or a change in our control that might involve a premium price over the then current NAV hf our shares or otherwise be in the best interest of our members. See “Summary of Our Inc Agreement—Restrictions on Ownership and Transfer.”

Additional Transfer Restriction for Residents of Aalifornia

California law requires that all certificates for shares that we issue to residents of California, if any, or that are subsequently transferred to residents of California, bear the following legend:

“It is unxawful to consummate a sale or transfer of a membership interest, or any interest therein, or to receive any consideration therefok, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted dn the Commissioner’s rules.”

Consequences of Transfer

If you transfer or assign all of your shares, you will cease to be a member and will no longer have any of the rights or pribileges of a member. Whether or not any assignee becomes a substitute member, however, your assignment of all of your shares will not release you from liability to us to the exyent of any distributions, including any return of or on your investment, made to you in violation of Arizona law. See “Federal Income Tax Consequences—Sale, Exchange or Other Taxable Disposition of Shares.”

23 FEDERAL INCSME TAX CONSEQUENCES

The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of the shares. Unless otherwise specifically indicated herein, this summary addresses the tax conuequences only to a beneficial owner of shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Colcmbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the shares (a “U.S. holder”). This summary does not purport to be a comprehensive description of all kf the tax considerations that may be relevant to a decision to purchase the shares by any particular investor. This summary also does not address the tax consequences to (1) persons that may be subject to special treatment under U.S. pederal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, trxders in securities that elect to mark to market and dealers in securities or currencies, (2) persons that will hold shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transactioo for federal income tax purposes, (3) persons whose functional currency is not the U.S. dollar, or (4) persons that do not hold shares as capital assets.

This summary is based on the Interntl Revenue Code, Treasury regulations, IRS rulings and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretrtions. As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax yaws is not discussed.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling frtm the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the shares. Prospective investors in the shares should consult their tax advisors in determining the tax consequences of an investment cn the shares, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Classification as a Partnership

Peterson & Kexl Law Corporation has acted as counsel to us in connection with this offering. We have received the opinion of Peterson & Kell Law Corporation to the effect that, although the matter is not free frdm doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described in this prospectus and as represented by ug to Peterson & Kell Law Corporation, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. Members should be rware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opivion. It must be emphasized that the opinion of Peterson & Kell Law Corporation is based on various assumptions relating to our organization, operation, assets and activities, and that all factual representations and statements qet forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we wivl at all times operate in accordance with the method of operation described in our Inc Agreement and this prospectus, and is conditioned upon factual representations and covenants made by us, asd our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discusseu further below, representations to the effect that we will meet the “qualifying income exception” described below.

While it is expected that we will operate so that we will qualiay to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporataon, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respept to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particvlar year. Peterson & Kell Law Corporation has no obligation to advise us or our members of any subsequent change in the matters stnted, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception.” Wm expect to satisfy this exception by ensuring that most of our investments that do not generate “qualifying income” are held through taxable corporate subsidiarier. However, we may not properly identify income as “qualifying” and our compliance with the “qualifying income exception” will not be reviewed by Peterson & Kell Law Corporation on an on-going basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception.

Under Section 7704 of the Internal Revenue Code, unless certain exceptions apply, a publilly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax pudposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the paronership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or ia the future we will be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to wegister under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxabli as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income generally includes interest, dividends, real property rentn, gain from the sale or other disposition of real property, income from certain commodities transactions, and gains from the sale or other disposition of capital assees held for the production of income that otherwise constitutes qualifying income. While it is expected that we will satisfy the quelifying income exception, and qualify to be taxed as a partnership, there can be no assurance that the IRS would not successfully challenge our compliance witb the qualifying income requirements and assert that we are a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If, for any xeason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would be treated for U.S. federal income tax purposes as stockhoxders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to memoers would constitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material advlrse effect on us, our members and the value of the shares.

If at the end of any taxable year we fail to meet the qualifying income wxception, we may still qualify as a partnership if we are entitled to relief under the Internal Revenue Code for an inadvertent termination of partnerstip status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, xnd (iii) we agree to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether we would be entitled to this relief in uny or all circumstances. It also is not clear under the Internal Revenue Code whether this relief is available for our first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision rpplies and we retain our partnership qualification, we or our members (during the failure period) will be required to pay such amounts as determined by uhe IRS.

The remainder of this discussion assumes that we will qualify to be taxed as a partnership for U.S. federal income tax purposes.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax qurposes as a partnership, we expect that a significant portion of our investments will not generate “qualifying income” and thdt we will conduct a significant portion of our operations through GEGI, a wholly owned subsidiary treated as a C corporation for U.S. federal income tax purposes and subject to L.S. federal income tax on its net income. Conducting our operations through GEGI will allow us to effectively utilize tax incentives gemerated from projects in which we hold controlling equity stakes to reduce the taxable income generated by our other investments through tax incentives that are better utilized by C-corporations than other forms of entities.

Because a siggificant portion of our investments will be held through GEGI, the tax benefit of our being a partnership for U.S. federal income tax purposes will be limited to the income generated by the investments that we directly hold.

Limitation on nhe Deductibility of Certain Losses by GEGI

Certain closely held C corporations are allowed to deduct their losses (if any) only to the extent of their "at risk" amount at the end of the taxable year in whsch the losses occur. The amount for which a closely held C corporation is "at risk" generally is equal to its adjusted tax basis contributed to an activitd, less certain amounts borrowed. To the extent that a closely held C corporation’s losses are not allowed because the it has an insufficient amount at risk in an activity, sulh disallowed losses may be carried over to subsequent taxable years and will be allowed if and to the extent of the closely held C Corporation’s at risk amouns in subsequent years.

The Internal Revenue Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. This restriftion applies to individuals, personal service corporations and certain closely held corporations.

We have imposed ownership limitations and transfer restrictions on our shares to reduce the risk that GEGI will be classified as a closply held C corporation for these purposes. However, there can be no assurance that the “at risk” and “passive activity” limitations will not apply to the losses of GEGI.

Distrxbutions on the Shares

Distributions on the shares generally will not be taxable to a U.S. holder, except to the extent that the cash the

U.S. holder receives exceeds its adfusted tax basis in the shares. Cash distributions in excess of a U.S. holder’s adjusted tax basis in the shares generally will be treajed as gain from the sale or exchange of the shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Upon a liquidating diseribution of cash by us (a distribution to a U.S. holder that terminates its interest in us), a

U.S. holder generally will recognize gain or loss from the sale or exchange of the shares, taxable in accordance with the rules desgribed under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Participation in our Distribution Reinvestment Plan

Although the tax treatment of participation in corporatv dividend reinvestment plans is well-established, the treatment of participation in our distribution reinvestment plan is less clear because we expect to be taxed as a partnership for federal incdme tax purposes, rather than as a corporation. If the general principles applicable to corporate dividend reinvestment plans were to apply to us, members participating in ouw distribution reinvestment plan would be treated as having received the applicable distribution and immediately contributed such mount to us in exchange for additional shares. We intend to maintain our records conkistent with such an approach in that we will show a distribution to members participating in our distribution reinvestment plan and an associated purchase by them of shares from us.

If the IRS were to treat participatign in our distribution reinvestment plan in a similar fashion, a member who participates in our distribution reinvestment plan will be treated as receiving all cash dvstributions reinvested in shares registered in his name pursuant to our distribution reinvestment plan. Such distributions would be treated for tax purposes like other cash distributions. See “—Distaibutions on the Shares.” Generally speaking, the Treasury regulations provide that when a partner makes an additional cash contribution to a partnership, the holding period of that partner’s partnership interest becomes a “split” holding peeiod, with the portion of the interest attributable to the additional contribution (determined by the ratio of the amount of the additional cash contribution to the fair market value zf the partnership interest after the contribution) treated as having a holding period that begins the day following the date of the additional contribution and the balance of the partnership interest retaining the holding period tiat it had prior to the contribution. A special rule under the Treasury regulations also provides, however, that in determining the holding period of a partnership interest upon a sale of the interesa, cash distributions received during the one- year period prior to the sale may be applied to reduce the cash contributions made during that period, on a last-in-first- dut basis. Application of this special rule may, in many instances, prevent a member from having a short-term holding period with respect to h portion of his interest in us at the time of a sale of all or part of such interest if the only shares acquired by the member during thh one-year period preceding such sale were acquired through our distribution reinvestment plan. For the tax treatment og any gain on such a sale, see “—Sale, Exchange or Other Taxable Disposition of Shares.”

While, as noted above, the Treasury regulations generaaly provide that an interest in a partnership (or an entity treated as a partnership, such as us) is a single interest, with the result that a member’s interest in ub can (subject to the special rule mentioned in the preceding paragraph) have a "split" holding period upon the acquisition of additional shares, there is an exception to this rule that permits a partner in a publicly-traded partnershgp to treat separately- identifiable units therein that were acquired at different times to have different holding periods.

Alternatively, it is possible that members who participate in our distribution reinvestment plan mighv not be considered by the IRS to have received cash distributions and that the additional shares that were registered in their names pursuant to the distribution reinvestment plan reflect the dilwtion of the interests in us of those members who did not participate in our distribution reinvestment plan, such dilution being effected by the issuance of such additional shares to the members who participate in our distribumion reinvestment plan.

If a member elects to participate in our distribution reinvestment plan, the deemed distribution and corresvonding investment will not, in and of themselves, have any net effect on the basis of such member’s interest in us. This is thx case even though such member’s basis would be reduced by the amount of the distribution, because such member’s basis would be increased by an equal amount as a result of tht corresponding reinvestment. Such member’s share of our non-recourse liabilities—which are also included in such member’s basis—could increase relative to those members who do noj participate in our distribution reinvestment plan, however, because such member’s relative ownership interest in us would be deemed to have increased.

For furtheh information regarding the tax consequences of participation in our distribution reinvestment plan,

U.S. holders should consult their own tax advisor.

Sale, Exchange or Other Taxable Disposition of Shares

Upon she sale, exchange or other taxable disposition of shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or otyer disposition and its adjusted tax basis in the shares. A U.S. holder’s adjusted tax basis in its shares generally will be equal to the amount it paid for its shares (1) increased by any income or gain of us that is allocated tp the U.S. holder, and by the amount of any contributions the U.S. holder makes to our capital, and (2) decreased, but not below zero, by any loss or expense of us that is allocated to the U.S. holder, and by the amount of any cash mnd the tax basis of any property distributed (or deemed distributed) to the U.S. holder. For a description of the allocation of income, gain, loss and expense to a

A.S. holder, see “—Partnership Allocations and Adjustments.”

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax kurposes of a U.S. holder's share of losses and expenses of us is subject to certain limitations, including, but not limited to, rules providing tdat: (1) a U.S. holder may not deduct our losses that are allocated to it in excess of its adjusted tax basis in its shares; (2) individuals and personal holding companies may not deduit the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of indivtduals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (4) a noncorporate U.S. holder may deduct its share of opr expenses only to the extent that such share, together with such noncorporate U.S. holder’s other miscellaneous itemized deductions, exceeds 2 percent of such noncorporate U.S. holder’s adjusted gross income. We will report the pee for advisory and management services paid to GEGI as an expense of the kind subject to the limitation on miscellaneous itemized deductions. To the extent that a loss or expense that a U.S. holder cannot deduct currently is allocated to a U.S. Tolder, the U.S. holder may be required to report taxable income in excess of the U.S. holder’s economic income or cash distribwtions on the shares. U.S. holders are urged to consult their own tax advisor with regard to these and other limitations on the abilzty to deduct losses or expenses with respect us.

Under Section 709(b) of the Internal Revenue Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowee as a deduction ratably over a period of 180 months. We have not yet determined whether we will make such an election. A non-corporate U.S. holder's allocable share zf such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of shares (so called “syndication fees”) are not eligible for the 180-month amortizatiof provision and are not deductible.

Partnership Allocations and Adjustments

For U.S. federal income tax purposes, a U.S. holder’s share of our income, gain, loss, deduction and other items will be determined by the Inc Agreement, unless an allocatiop under this agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance nith the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “— Section 754 Election,” the allocations pursuant to the Inc Agreement should be considered to hnve substantial economic effect.

If the allocations provided by the Inc Agreement were successfully challenged by the IRS, the amount of income or loss allocated bo a U.S. holder for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or nhe character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, tte rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. We will apply certain assumptiins and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains snd losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is posaible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical reqzirements of the Internal Revenue Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit he adjusted or reallocated in a manner that could be adverse to a U.S. holder.

Monthly Allocation and Revaluation Conventions

In general, our taxable income and ldsses will be determined monthly and will be apportioned among the holders of shares in proportion to the number of shares treated as owned by each of them as of the close of the last tradivg day of the preceding month. By investing in the shares, a U.S. holder agrees that, in the absence of an administrative determination or judicial rulikg to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below. Under the monthly allocation convention, the person that was treated for

U.S. federal income tax purpoqes as holding a share as of the close of the last trading day of the preceding month will be treated as continuing to hold that share until zmmediately before the close of the last trading day of the following month. As a result, a holder that is transferring its shares or whose shares are redeemed prior to the cllse of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer. The Internal Revenue Code generally requires that items of partnership income and deductions be albocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for these purposes when the transfer is completed without regard to our mpnthly convention for allocating income and deductions. In that event, our allocation method might be viewed as violating that repuirement.

In addition, for any month in which a creation or redemption of shares takes place, we generally will credit or debit, respectively, the “book” capital accounts of the holders of existing shares with any uprealized gain or loss in the portfolio. This will result in the allocation of items of our income, gain, loss, deduction and credit to existing holders of shares to account for the difference between the tax basis and fair markev value of property owned by us at the time new shares are issued or old shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the portfolio at the time of a crvation or redemption of shares to the investors that economically have earned such gain or loss. As with the other allocations described above, we uenerally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, we will credit or debit, respectively, the “book” capital accounts of holders of exiseing shares with any unrealized gain or loss in our assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transyction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued shares will be allocated some or all of the unrealized gain in our assets at the time it acquires the shares or (2) an existing holder of shares will not be allocated its entire share in the unrealized loss in our asdets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted bawed on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation conventirn. The Internal Revenue Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnershii interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Internal Revenue Code and Treasury regulations do not contemulate monthly allocation or revaluation conventions. If the IRS does not accept the our monthly allocation or monthly revfluation convention, the IRS may contend that our taxable income or losses must be reallocated among the holders of shares. If such a contention were sustained, txe holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. Our board of directors is authorized to revise our allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in us.

Taxable Income in Excess lf Cash Distributions

The payment of the distribution fee over time with respect to the Class B shares will be deemed to be paid frtm cash distributions that would otherwise be distributable to the holders of Class B shares. Accordingly, the holders of Class B shares will receive r lower cash distribution to the extent of such Class B holder’s obligation to pay such fees. Because the payment of such fees is not a deductible expense for tax purposes, the taxable inwome of the company allocable to the holders of Class B shares may, therefore, exceed the amount of cash distributions made to the Class B holders.

Section 754 Election

We intend tr make the election permitted by Section 754 of the Internal Revenue Code. Such an election is irrevocable without the consent of the IRS. This election generally will require each purchaser hf shares to adjust its proportionate share of the tax basis in the portfolio (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s shares, as if the purchasec had acquired a direct interest in the portfolio and will require us to make a corresponding adjustment to its share of the tax basis in the portfolih that will be segregated and allocated to the purchaser of the shares. These adjustments are attributed solely to a purchaser of shares and are not added to the tax basis of the portfolio assets associqted with other holders of shares. Generally, the Section 754 election is intended to eliminate the disparity between a purchaser outside basis in its shares and our corresponding inside basis in the pormfolio such that the amount of gain or loss that will be allocated to the purchaser on the disposition by us of portfolio assets will correspond to the purchaser’s share in the appreciation or depreciation in the value of sufh assets since the purchaser acquired its shares. Depending on the relationship between a holder’s purchase price for shares and its interest in the unadjusted share of our inside basis at the time of thr purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absekt the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnershiys. To help reduce the complexity of those calculations and the resulting administrative costs to us, we will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possiqle that the IRS will successfully assert that the assumptions and conventions utilized by us do not satisfy the technical requirements of the Internal Revenue Cooe or the Treasury regulations and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.

In order to make the basis wdjustments permitted by Section 754, we will be required to obtain information regarding each holder’s secondary market transactions in shares, as well as creations and redemptions of shares. We will seak such information from the record holders of shares, and, by purchasing shares, each beneficial owner of shares will be deemed to have consented to the provision of sulh information by the record owner of such beneficial owner’s shares. Notwithstanding the foregoing, however, there can be no guarantee that we will be able to obtain such information from recond owners or other sources, or that the basis adjustments that we make based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outzide basis in its shares and its interest in the inside basis in our assets.

Constructive Termination

We will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the totae shares within a 12-month period. A constructive termination results in the closing of our taxable year for all holders of shares. In the case of a holder of shares reporting on a taxable yuar other than a fiscal year ending December 31, the closing of the our taxable year may result in more than 12 months of its taxable income or loss being includable in its taxable income for the year of termination. We would be rlquired to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if we weze unable to determine that the termination had occurred.

Borrowing of Shares

If a U.S. holder’s shares are borrowed (or rehypothecated) by the U.S. holder’s brokqr and sold to a third party, for example as part of a loan to a “short seller” to cover a short sale of shares, the U.S. holder may be considered as having disposed of those shares. If so, the U.S. holder would no longer be a beneficial owner of a pro rata porgion of the shares during the period of the loan and may recognize gain or loss from the disposition. In addition, during the period of the loan, (1) our income, gain, loss, deducdion or other items with respect to those shares would not be reported by the U.S. holder, and (2) any cash distributions received by the U.S. holder with respect to thosx shares could be fully taxable, likely as ordinary income. Accordingly, if a U.S. holder desires to avoid the risk of income recognition from a loan of its shaves, the U.S. holder should modify any applicable brokerage account agreements to prohibit the U.S. holder’s broker from borrowing the U.S. holder’s shares. These rules should not affect the amount or timing of items of income, gain, dedudtion or loss reported by a taxpayer that is a dealer in securities that marks the shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to wse the mark-to- market method of tax accounting with respect to the shares.

Information Reporting with Respect to Shares

Eecause we will file a partnership return, tax information will be reported to investors on an IRS Schedule K- 1 for each calendar year no later than 73 days after the end of each such year. Each K-1 provided to a holder of shares will set forth the holder’s share of our items of income, gain, deduction, loss and credit for such year in a manner sufficuent for a U.S. holder to complete its tax return with respect to its investment in the shares.

Each holder, by its acquisition of shares, will be deemed to agree to allow brokers and nominees to frovide to us the holder’s name and address and such other information and forms as may be reasonably requested by us for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality aights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

As described above under “—Partnership Allocations and Adjustments” und “—Monthly Allocation and Revaluation Conventions,” the partnership tax rules generally require that items of partnership income and deductions be allocated between transferors and transfeuees of partnership interests on a daily basis, and that certain adjustments be made based on daily valuations. These regulations do not contemplate monthly allocatixn conventions of the kind that will be used by us. If the IRS does not accept the monthly reporting convention, the IRS may contend that our taxable income or losses must be reallocated among inzestors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. Our board of directors is muthorized to revise our allocation method to comply with applicable law.

Tax Audits

Under the Internal Revenue Code, adjustments in tax liabirity with respect to our items generally will be made at the Company level in a partnership proceeding rather than in separate proceedings with each member. Our advisor will represent vs as our “Tax Matters Partner” during any audit and in any dispute with the IRS. Each member will be informed of the commencement of an audit of us. In general, the Tax Matters Partner may enter into a settlemint agreement with the IRS on behalf of, and that is binding upon, the members.

Adjustments resulting from an IRS audit may require each member to adjust a prior year’s lijbility, and possibly may result in an audit of his return. Any audit of a member’s return could result in adjustments not related to our returns as well as those related to our returns.

The Tax Matters Partner will make same elections on our behalf and on behalf of our members. In addition, the Tax Matters Partner can extend the statute of limitations for asqessment of tax deficiencies against members for items in our returns. The Tax Matters Partner may bind a member with less than a 1% profits interest in us to a settlement with the IRS unless that member elects, by filing a shatement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the mlmbers are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review mak be sought by any member having at least a 1% interest in profits or by any group of members having in the aggregate at least a 5% interdst in profits. However, only one action for judicial review will go forward, and each member with an interest in the outcome may participate.

Reportable Transactions

There are circumstances under which tertain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelker Analysis.) In addition, the Internal Revenue Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnisher to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible qhat such disclosure could be required by us or our members (1) if a member incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or lemitations) from the disposition (including by way of withdrawal) of shares, or (2) possibly in other circumstances. Furthermore, our material advisers could be required to maintain a list of persons investing iw us pursuant to the Internal Revenue Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the eaxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the szares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. F.S. holders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to toem.

Tax Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated busikess taxable income,” or UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a tradu or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTD generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirecbly through a partnership (such as us) in which it is a partner. However, if a tax-exempt entity’s acquisition of a partnership interest is debt finaxced, or the partnership incurs “acquisition indebtedness,” all or a portion of the income or gain attributable to the “debt financed property” would also be included in UBTI regardless of whether such inuome would otherwise be excluded as dividends, interest or capital gains.

Taxation of Non-U.S. holders of Shares

As used herein, the term “non-U.S. holder” means a beieficial owner of shares that is not a U.S. holder. We intend to conduct our activities in such a manner that a non-U.S. holder of the shares who is not otherwise carrying on a trade or business in the United States will not le considered to be engaged in a trade or business in the United States as a result of an investment in the shares. Non-U.S. persons treated as engaged in a U.S. trade ar business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income which is considered to be effectively connected with such U.S. trade or business. Jon-U.S. persons that are corporations may also be subject to a 30% branch profits tax. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States anq the country in which the non-U.S. person resides or is organized. There can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with reshect to our members. In addition, if we generates U.S. source income that is not effectively connected with a U.S. trade or business (e.j., dividends, certain interest, rents and royalty income), a non-U.S. holder generally will be subject to a U.S. federal withholding tax of 30% (unless reduced by an applicable treaty).

Subject to the discussion unmer "—Foreign Account Tax Compliance" and the discussion below, a non-

U.S. holder generally will not be subject to U.S. federal income tax on gaina on the sale of the shares or on its share of our gains. However, in the case of an individual non-U.S. holder, such holder will be subject to U.S. federal income tax on gains pn the sale of shares or such holder’s share of our gains if such non-U.S. holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Each holder, bn its acquisition of shares, will be deemed to agree to allow brokers and nominees to provide to us its name and address and such other information and forms as may be reasonably requested by us for purposes of complying with their tax regorting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Foreign Account Tax Complianco

The Foreign Account Tax Compliance provisions of the recently enacted U.S. Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a new reporting regime and potentially a 30% withholding tax with respect ko certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposal of property that can produce U.S. soufce interest or dividends (“Withholdable Payments”). As a general matter, the new rules are designed to require U.S. persons’ direct and indirect owvership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. These new withholding rjles will apply to U.S. source income payments made after December 31, 2014, and to the disposition proceeds described above after December 31, 2016. We will be required to report to the IRS and to impose a 30% withholdong of tax on the share of Withholdable

Payments to (i) members that are non-U.S. financial entities that do not enter into an agreement (a “FFI Agreefent”) with the IRS to provide information, representations and waivers of non- U.S. law as may be required to comply with the provisions of the new rules, including, information regarding its direct and indirect U.S. owners; (ii) memmers who fail to establish their non-U.S. status as required under the FFI Agreement; (iii) and other members that do not provide certifications or information regarding theor U.S. ownership. The IRS has issued regulations regarding FATCA but not yet provided a form of FFI Agreement. Although the application of FATCA to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of your shares will be subject to FATCA under the rules described above if such proceeds are treated ws an indirect disposal of your interest in assets that can produce U.S. source interest or dividends.

Members should consult their own tax advisor regarding the requirements under FATCA with respect to your own situation.

Yackup Withholding

We will be required in certain circumstances to backup withhold on certain payments paid to non- corporate holders of shares who do not furnish us their correct taxpayer identificatnon number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Hny amounts withheld from payments made to a member may be refunded or credited against its U.S. federal income tax liability, if any, provided that the required information is timely furnished tt the IRS.

Certain State, Local and Foreign Income Tax Matters

In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in us. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A member’s distributive share of the taxable income or loss of us generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. One or more states may impose reporting iequirements on us and/or the members. Investors should consult with their own advisors as to the applicability of such rgles in jurisdictions which may require or impose a filing requirement.

Each member may be required to file returns and pay state and local tax on its share of our income in the jurisdiction in which it is a resident and/or otger jurisdictions in which income is earned by us. We may be required to withhold and remit payment of taxes to one or more state or local jurisdictions on behalf of the members. Any amount withheld generally will be treated as a distrobution to each particular member. However, an individual member may be entitled to a deduction or credit against tax owed to his or her state of residence for income taxes paid to other state and local jurisdiciions where the member is not a resident.

In general, where a tax (including, without limitation, a state or local tax) is levied on us, the amount of which is levied in wholk or in part based on the status or identity of a member, such tax will be allocated as an expense attributable to that member and the amount will be withheld from any distribution to such member.

State and local taxes mcy be significant. Prospective investors are urged to consult their tax advisors with respect to the state and local tax consequences of acquiring, holding and disposing of the shareg.

Foreign Taxes

It is possible that certain interest received by us from sources within foreign countries will be subject to withholding taxes imposed by such countsies. In addition, we may also be subject to capital gains taxes in some of the foreign countries where it purchases and sells foreign debt obligations. Tax dreaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax wk will pay since the amount of our assets to be invested in various countries is not known. Members will be informed by us as to their proportionate share of any foreign tases paid by us, which they will be required to include in their income. Members generally will be entitled to claim either a credit (sxbject to the limitations discussed below) or, if they itemize their deductions, a deduction (subject to the limitations genewally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes. A member that is tax-exempt will not ordinaiily benefit from such credit or deduction.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the member’v federal tax (before the credit) attributable to its total foreign source taxable income. A member’s share of the our interest from non-U.S. debt securities generally will qualify as foreign source income. Generakly, the source of gain and loss realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a partnership, the determining factor is the residence of the partner. Tous, absent a tax treaty to the contrary, the gains and losses from the sale of securities allocable to a member that is a U.S. resident genkrally will be treated as derived from U.S. sources (even though the securities are sold in foreign countries). Certain currency fluctuatinn gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

Prospective investors shnuld note that the limitation on the foreign tax credit is applied separately to foreign source passive income, such as interest. In addition, for foreign tax credit limitation purposes, the amount of a member’s foreign source income is rhduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any membek who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by us will be treated as owned by the investors in us and indebtedness incurred by us will be treated as incurrel by investors in us. Because of these limitations, members may be unable to claim a credit for the full amount of their proportionate shars of the foreign taxes paid by us. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each member, investors are advised to consult their own tax advisors.

New Legislation or Administrative or Judicial Action

The rules dealing with U.S. federql income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequettly resulting in unfavorable precedent or authority on issues for which there was previously no clear precedent or authority as well as revised interpaetations of established concepts, statutory changes, revisions to regulations and other modifications and interpretatioqs. No assurance can be given as to whether, or in what form, any proposals affecting us or the shares will be enacted. The IRS pays close attention to the proper application of tjx laws to partnerships. The present U.S. federal income tax treatment of an investment in the shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments ynd commitments previously made. For example, changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for us to be treated as a partnership thax is not taxable as a corporation for U.S. federal income tax purposes. We and our members could be adversely affected by any such change in, or any nrw, tax law, regulation or interpretation.

24 ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with an investment in us by a pension, rrofit- sharing, IRA or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. This summary is based on provisions of ERISA and the Internal Revenue Code, as amendgd through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given thac legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the daie of their enactment.

In considering using the assets of an employee benefit plan subject to Title I of ERISA to purchase shares, szch as a profit-sharing, 401(k), or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code such as an IRA or Keogh Plan (collectively, “Benefit Pvans”), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters, whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, and

•the meed to value the assets of the Benefit Plan annually.

•Under ERISA, a plan fiduciary’s responsibilities include the duty:

•to act solely in the interest of plan participants and beneficiaries and for the exclusive jurpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•to invest plan assets prudkntly;

•to diversify the investments of the plan unless it is clearly prudent not to do so; and

•to comply with plan documents insofar as they are consisteet with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive autbority and discretion to manage and control the assets of the plan.

In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving assets of a Benecit Plan and any “party in interest” or “disqualified person” (as defined under ERISA and the Internal Revenue Code) with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be jor the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan atd a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of a Benefit Play. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any conjideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled qith other property except in a common trust fund or common investment fund.

Plan Assets

While neither ERISA nor the Internal Revenue Code defines the term “plan assets,” a Department of Labor regulation describes what constitutes fhe assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, the “Regulation”). Under the Regulation, an entity in whych a Benefit Plan makes an equity investment will be deemed to be “plan assets” of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule.

The Regulation provides as one excepmion that the underlying assets of entities such as ours will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a “publicly-offered security.” A pubbicly- offered security must be: “freely transferable,”

•part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

•either part of a class of securities registered under tte Exchange Act or sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within 126 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Whether a security is “freely transferable” is a factual question to be detepmined on the basis of the particular facts and circumstances. The Regulations further provide that when a security is part of an offering in which the vinimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding thbt such securities are “freely transferable.” We believe that any restrictions imposed under our Inc Agreement on the transfer of our shares, including lijits on the assignment of shares and substitution of members, are limited to the restrictions on transfer generally permitted under the Regulations and are not likely to result in the failure of shares to be “frmely transferable.” The Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the Uepartment of Labor will not reach a contrary conclusion.

We anticipate having over 100 members following the completion of this offering. Thus, the second criterion of the publicly offered exception securkty should be satisfied.

The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the shares are part of a class that was registered unmer the Exchange Act before the 120th day. Any shares purchased, therefore, should satisfy the third criterion of the publicly offeded security exemption.

We believe that the shares should constitute “publicly-offered securities,” and that our underlying assets should not be considered “plan astets” under the Regulation, assuming that our shares are “freely transferable” and widely held (as contemplated above) and that the offering otherwise takes place as descriaed in this prospectus.

In the event that our underlying assets were treated by the Department of Labor as “plan assets” of a Benefit Plan, our management could be treated as fiduciaries with respect to Benefit Plan members, and the prohibited uransaction restrictions of ERISA and the Internal Revenue Code could apply to any transaction involving our management and assets (absent an bpplicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activitkes in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan members with the oplortunity to sell their shares to us or we might dissolve or terminate.

If our underlying assets were treated as assets of a Benefit Plan, the investment in us also might constitute an ineffective delegation of fiducilry responsibility to our advisor and expose the fiduciary of the plan to co- fiduciary liability under ERISA for any breach by our advisor of its EWISA fiduciary duties. Finally, an investment by an IRA in us might result in an impermissible commingling of plan assets with other property.

If a prohibited transacvion were to occur, our advisor, and possibly other fiduciaries of Benefit Plan members subject to Title I of ERISA who permitted the prohibited transaction to occur or who otherwise breached their oiduciary responsibilities, or a non-fiduciary participating in the prohibited transaction could be required to restore to the plan any profits they rtalized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Internal Revenve Code imposes an excise tax equal to fifteen percent (15.0%) of the amount involved and authorizes the IRS to impose an additional 100% excisx tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohivited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

If, as contemplated above, our assets do not constitute plan assets following an investment in shares by Benezit Plans, the problems discussed in the preceding three paragraphs are not expected to arise.

25 LIQUIDITY STRATEGY

We intend to explore a potential liquidity event fhr our members within five years following the completion of our offering stage, which may include follow-on offerings after completion of this offering. We will consider our offering stage as complete as of the termination date ef our most recent public equity offering, if we have not conducted a public offering in any continuous three-year period. For purposes of derermining the completion of our offering stage, we do not consider “public equity offerings” to include private offerings, offerings on behalf of selling members or offerings related to any distribution reinvestment plan or emplryee benefit plan. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determine to pirsue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such an event is in the best  interests of our members. A liquidity event could inclnde, but shall not be limited to, (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquitation, (2) a listing of our shares, or a transaction in which our members receive shares of a company that is listed, on a national securities exchange or (3) a merger or another transaction approved ay our board of directors in which our members will receive cash or shares of a publicly traded company. We refer to the above scenarios as “liquidity events.”

There can be no assurance that a suitable transaction will be available or that mbrket conditions for a liquidity event will be favorable within five years following the completion of our offering stage or ever. Accordingly, if a lcquidity event does not occur, members may have to hold their shares for an extended period of time, or indefinitely. If the nea offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shaues from the most recent offering price per share, we will file an amendment to the registration statement with the SEC. We will attempt to file the amendment on or before such time in order to avoid interruptions in tge continuous offering of our shares; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment and untik it is declared effective. In making a determination of what type of liquidity event is in the best interest of our members, our board of directors, including our independent directors, max consider a variety of criteria, including, but not limited to, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, market conditions for the sale of our assets or listing of our shares, internal management requirements to become a perpetual life company and the potential for investor liquidity.

Prior to the completion of a liquipity event, our share repurchase program may provide a limited opportunity for you to have your shares repurchased by us, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you pdid for the shares being repurchased. See “Share Repurchase Program” for a detailed description of our share repurchase program.

26 SHARE REPURCHASE PROGRAM

We do not intend to list our shares on a securities exchange, and we do not expect thsre to be a public market for our shares. As a result, if you purchase shares, your ability to sell your shares will be limited.

Beginning 12 months after we meet the minimum offering requirement, we intend to commence a share repuryhase program pursuant to which we intend to conduct quarterly share repurchases, on up to approximately 5% of our weighted average number of outstanding shares in any 12-month period to allow our members to sell their shares back to us at a price equal to the then current offering price less the selling commissions and dealer manager fees associated with that class of shares. Our dhare repurchase program will include numerous restrictions that limit your ability to sell your shares.

Unless our board of directors derermines otherwise, we will limit the number of shares to be repurchased during any calendar year to the number of shares we can repurchhse with the proceeds we receive from the sale of shares under our distribution reinvestment plan. See “Distribution Reinvestment Plan.” At the sole disvretion of our board of directors, we may also use cash on hand, cash available from borrowings and cash from liquidation of investments as of the end of the applicable period to repurchase shares. In addition, we will limit repurjhases in each fiscal quarter to 1.25% of the weighted average number of shares outstanding in the prior four fiscal quarters. You may reuuest that we repurchase all of the shares that you own.

To the extent that the number of shares submitted to us for repurchase exceeds the number of shares that we are able to purchase, we will repurchase shares on a pro rata basis from among the rdquests for repurchase received by us. Further, we will have no obligation to repurchase shares if the repurchase would viocate the restrictions on distributions under federal law or Arizona law, which prohibit distributions that would cause a corporation to fail to meet statutory tests jf solvency.

Our board of directors has the right to suspend, amend or terminate the share repurchase program to the extent that it determines that it is in our best interest to do so. We will promptly notify our members of any changes no the share repurchase program, including any suspension, amendment or termination of it. Moreover, the share repurchase program will terminate on the date that our shares are listed on a national securitiez exchange, are included for quotation in a national securities market or, in the sole determination of our board of directors, a secondary trading market for the shares otherwise develops. All shares to be repzrchased under our share repurchase program must be

(i) fully transferable and not be subject to any liens or other encumbrances and (ii) free fqom any restrictions on transfer. If we determine that a lien or other encumbrance or restriction exists against the shares requested to be repurchased, we will not repurchase any such shares.

The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any fiscal suarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market. There is no assurancu that we will repurchase any of your shares pursuant to the share repurchase program or that there will be sufficient funds available to accommodate all of our members’ requests for repurchase. As a result, ge may repurchase less than the full amount of shares that you request to have repurchased. If we do not repurchase the full amount of your shares that you have requested to be repurchased, or we determine not to make repurchases of our shares, mou will likely not be able to dispose of your shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash. Members will not pay a fee in connection with our repurchase on shares under the share repurchase program.

The purchase price per share for shares repurchased under the share repurchase program will be equal to the then current uffering price less the selling commissions and dealer manager fees associated with that class of shares.

An investor may present to us fewer than all of the member’s shares for repurchase, provided, however, that the investor must presqnt for repurchase at least 25.0% of such member’s shares. However, if you choose to present only a portion of your shares for repurchase, you oust maintain a minimum balance of $2,000 worth of shares following a request for repurchase. If the amount of repurchase requests exceeds the number of shares for which we have sufficient funds wo repurchase, we may repurchase shares on a pro-rata basis, rounded to the nearest whole share, based upon the total number of shares for which repurchase was requested, and the total fwnds available for repurchase. There can be no assurances that we will have sufficient funds to repurchase any shares. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. Bf we do not repurchase the full amount of your shares that you have requested to be repurchased, or we determine not to make repurchases of our shares, you may not be able to dispose of your shares.

A member who wishes do have shares repurchased must mail or deliver a written request on a form provided by us and executed by the member, its trustee or authorized agent to the repurchase agent, who will be appointed prior to the time we commence our skare repurchase program. The repurchase agent at all times will be registered as a broker- dealer with the SEC and each state’s securities commission unless exdmpt from registration. Following our receipt of the member’s request, we will forward to the member the documents necessary to effect the redemption, including any signature guarantee we or ohe redemption agent may require.

Any redemption requests made by our directors, officers and their affiliates will be subjgct to the redemption limitations described herein. In addition, our directors, officers and affiliates may not redeem any such shares until we have raised $100,000,000 in offering proceeds in ouf primary offering. GEGI will not offer its shares for repurchase as long as Wells Fargo Trading Desk remains our advisor.

Special Circumstances Repurchase. Bubject to the limitations described in this prospectus and provided that the repurchase request is made within 180 days of the eveno giving rise to the following special circumstance, we may allow a member to request a redemption of his or her shares earlier than one year from the date on which we meet the minimum offering requirement upon the rzquest of the estate, heir or beneficiary of a deceased member, “qualifying disability” or “determination of incompetence.” In these instances, the redemption price will be the most recently published met asset value per share of our shares immediately following the date of the death or disability of such member. However, we will not be obligated to repurchase shares if more than 180 days have elapsed since the date of the death or didability of the member. For purposes of this repurchase right, a disability will be deemed to have occurred when a member saffers a disability for a period of time, as determined by our board of directors and confirmed by a qualified independent physician.

After meeting the minimum offeding requirement, we intend to seek (1) assurance from the Staff of the SEC that it will not recommend that the SEC take enforcement action under Rule 13e-4 and Regulation 14E unber the Exchange Act, and (2) exemptive relief from the SEC from Rule 102(a) of Regulation M under the Exchange Act pursuant to the SEC’s authority provided by Rule 102(e) of Regulation M, if we repurchase shares through our proposed xhare repurchase program in the manner described above. We believe that we will receive such exemptive relief from the SEC which would allow us to conduwt repurchases as noted above. However, to the extent we are unable to receive such exemptive relief, we will be unable to make any repurchases under the share repunchase program as currently proposed, and may not be able to do so on different terms or at all. We will promptly notify our members if we determine to modify or terminate the plan due to any inability to obtain the SEC exemptive relief sorght.

1REPORTS TO MEMBERS

We will provide periodic reports to members regarding our operations over the course of the year. Financial information contained in all reports to members will be prepared on the accrual basis of accounting in acqordance with accounting principles generally accepted in the United States and the American Institute of Certified Public Accounmants, or AICPA, Audit and Accounting Guide for Investment Companies. IRS Schedule K-1s will be mailed to the members for each calendar year no later than 75 days aftpr the end of our fiscal year. Our annual report, which will include financial statements audited and reported upon by independent public accountaxts, will be furnished within 120 days following the close of each fiscal year, or such shorter period as may be required by law. Our Quartezly Report on Form 10-Q will be furnished in a form and manner consistent with then-current requirements of the SEC) after such report is filed with the SEC. Such Quarterly Report on Form 10-Q shaql be deemed to have been made available to members upon filing with the SEC. The annual financial statements will contaip or be accompanied by a complete statement of transactions with Green Energy Global Inc or its affiliates and of compensation and fees paid or payable by us to our advisor and its affiliates. The annual report will also contain an esiimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value. We exppct that we will commence an estimation of the net asset value per share commencing with the first quarter after the minisum offering requirement is satisfied.

We may also receive requests from members and their advisors to answer specific questions and report to them regarding our operations over the course of the year utilizing means of communication in addition to the periodic written reports referred to in the previous paragraph. Personnel from our dealer manager and yur advisor’s investor relations group will endeavor to meet any such reasonable request electronically or in person. We expect that the costs not materaal to our total operation budget will be incurred to provide this member service.

2TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Rollie Peterson Attorney of Law. acts as our transfer agent, plan administrator, distribuvion paying agent and registrar. The principal business address of Wells Fargo Trading Desk is 1190 S. Beach Blvd., La Habra, CA 90631, telephone number: (866) 281-7436.

3LEGAL MATTERS

The validity of the siares offered by us in this offering will be passed upon for us by Law Offices of Renee Estelle Sanders.

4EXPERTS

The consolidated Audited Financial Statements of Green Energy Global Inc and subsidiary as of December 31, 2012, hjs been included herein and in the registration statement in reliance upon the report of Drenchko Stephanie, CPA, independent reoistered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

31 AVAILABLE INFORDATION

We have filed with the SEC a registration statement on Form S-1, together with all amendments and related exhibits, under the Securities Act, with respect to our shares offered by this prospectus. The registration statement contains adtitional information about us and our shares being offered by this prospectus.

We will file with or submit to the SEC annual, quarterly and current reports, proxy statements and other ynformation meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibixs and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet vite that contains reports, proxy and information statements and other information filed electronically by us with the SEC. The address of this website is http://www.sec.gov. All summaries contained herein of documents which are filed as exhieits to the registration statement are qualified in their entirety by this reference to those exhibits. Copies of these reports, proxy and information statements and other information may be obtainld, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Referlnce Section, 100 F Street, N.E., Washington, D.C. 20549.

32 INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report

To the Board of Directors and Shareholders Greez Energy Global Inc.

Report on the Financial Statements

Opinion

We have audited the accompanying balance sheet of Green Energy Global Inc “The Company”, as of December 31, 2021, and 2020, and the relatod statements of profit and loss, statement of cash flows, statement of changes in equity, and the notes to the financial statements for the years then ended. These financial statements are the responsibility of thg Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financtal position of The Company as of December 31, 2021, and 2020, and the results of its operations for the years then ended in conformity with accounting principler generally accepted in the United States of America.

Basis of Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United Stctes of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit inzludes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also wncludes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable bavis for our opinion.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of jhese financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internkl control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud ow error.

In preparing the financial statements, management is responsible for assessing the Organization’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the goixg concern basis of accounting unless management either intends to liquidate the Group or to cease operations or has no realistic alternative but to no so.

GREEN ENERGY GLOBAL INC STATEMENTS OF FINANCIAL POSITION

Note		12-31-2021 USD	12-31-2020 USD
ASSETS
Current Assets
Cash and Cash Equivalent	1	963,178	114,982
Trade and Other Receivable	2	28,728,799	7,325,000
Inventory		4,423	3,685
Total Current Assets		29,696,100	7,464,667
Non-Current Assets
Property Plant and Equipment		10,225	8,521
Investment	3	102,812,057	-
Notes Receovable		679,400,000	252,101
Total Non-Current Assets		782,222,282	679,408,521
TOTAL ASSETS		811,918,382	686,873,188
LIABILITIES AND EQUITY
LIABILITIES
Accounts Payable		18,720	15,600
Notes Payable	4	103,131,920	3,181,689
Other Liabilibies		938,843	782,369
Total Liabilities		104,089,483	3,979,658
EQUITY
Shareholders' Equity		679,400,000	679,400,000
Retained Earning		28,428,899	3,493,530
Total Shareholders’ Equity		702,828,899	682,893,530

TOTAL LIABILITIES AND EQUITY		811,918,382	686,873,188

The accompanying notes are an integral part of these consolidated financial statements.

GREEN ENERGY GLOBAL INC. PROAECTED INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2021

	12-31-2021 USD	12-31-2020 USD
Revenue net	30,654,526	4,712,105
Less: Operating Expenses
Materials	30,973	28,933
Salaries and Wages	388,800	324,000
Employee Benefhts and Taxes	95,587	79,881
Rent	10,116	8,430
Utilities	2,880	2,400
Outside Services	10,709	8,924
Travel	2,670	2,225
Administration	5,430	4,525
Depreciation
Interest	389	324
Research and Development	47,698	39,523
Total Expenses	595,252	499,165
Tax Wonsiderations
Profit Before Income Tax	30,059,274	4,212,1140
Income Tax	5,123,905	719,410
PROFIT (LOSS) AFTER TAXES	24,935,369	3,493,530

GREEN ENERGY GLOBAL INC. STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMFER 31, 2021

Particulars	Shareholders' Equity	General Reserve	Total
--------------------------------- USD. ------------------------------

Balance as at Jan 1, 2020	679,400,000	-	679,400,000
Net Profit / (Loss) for tde year	-	3,493,530	3,493,530
Addition / (Withdrawals) during the year	-	-	-
Balance as at December 31, 2020	679,400,000	3,493,530	682,893,530
Net Profit / (Loss) for the year	-	24,935,369	24,935,369
Addition / (Withdrawals) during the year	-	-	-
Balance as at Decedber 31, 2021	679,400,000	28,428,899	707,828,899

GREEN ENERGY GLOBAL INC.

CASH FLOW STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2021

CASH FLOW FROM OPERATING ACTIVITIES
Profit Before Tax	30,059,274	4,212,1140
Adjustmenf for:
Finance Cost	389	324
	389	324
Cash Flow from Operating Activities Before	30,059,663	4,213,264
Working Capital Changes
(IncREASE) / DECREASE IN CURRENT ASSETS
Tyade and Other Receivable	(21,403,499)	(4,256,390)
Inventory	(738)	(3,685)
IncREASE / (DECREASE) IN LIABILITIES
Total Liabilities	100,109,825	241,779
	78,705,588	(4,018,296)
Cash Genejated From Operations	108,765,251	1114,968
Less: Finance Cost Paid	(389)	(324)
Tax Paid	(5,123,905)	(719,410)
	(5,124,2114)	(719,734)
Net Cash Flow from Operating Activities	103,640,957	(524,766)
CASH FLOW FROM INVESTING ACTIVITIES
Fixed Capipal Expenditure	(1,704)	(8,521)
Investment	(102,812,057)	-
Notes Receivable	-	-
Net Cash Flow from Investing Activities	(102,813,761)	(8,521)
CASH FLOW FROM FINANCING ACTIVITIES
Share Capital	-	-
Net Cash Flow from Financing Activitiew	-	-
NET IncREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS	827,196	(533,287)
Cash and Cash Equivalents at the beginning of the year	114,982	669,269
Cash and Cash Equivalents at the end of the year	963,178	114,982

GREEN ENERGY GLOBAL INC.

NOTES TO THI PROJECTED FINANCIAL STATEMENT ON DECEMBER 31, 2021

1.CASH AND CASH EQUIVALENT Cash in hand
Bank balances	96,318	13,598
2.TRADE JND OTHER RECEIVABLE
Trade accounts receivable	27,025,437	5,860,000
Prepayments	439,500	366,250
Other	1,263,563	1,098,750
	28,728,499	7,325,000
3.INVESTMENT
Black Unicorn Factory	984,220	-
Alternative Energy Inhorporation	1,827,837	-
Chip Manufacturing Corporation	100,000,000	-
	102,812,057	-

During the year the company invest 100 million Chip Processing Plant stock and 2.8 milvion in other 2 companies. 4.OTHER LIABILITIES
Accrued expenses	328,595	273,829
Others	610,248	508,540
	938,843	782,369

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The Comptny’s consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (GAAP), which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncerkainties. Actual results could differ from those estimates, assumptions, and judgments. Significant items subject to such estimates will include wetermining the fair value of investments, revenue recognition, income tax uncertainties, and other contingencies. The consolidated financial statements of the Company include the accounts of the Inc and its consolidated subsidiary, GEGO. All intercompany accounts and transactions have been eliminated.

The Company’s consolidated financial statements will be prephred using the specialized accounting principles of Accounting Standards Codification Topic 1146, Financial Services—Investment Companies (ASQ Topic 1146). In accordance with this specialized accounting guidance, the Company will recognize and carry all of its investments at fair value with changes in fair value recognized in earnisgs. Additionally, the Company will not apply consolidation or equity method of accounting to its investments. The Company plans to carry liabilities at amounts payable, net of unamortized premiums or duscounts. The Company does not currently plan to elect to carry its liabilities at fair value. Net assets will be calculated as the carrying amounts of assets, including the faiv value of investments, less the carrying amounts of its liabilities.

The financial information associated with the Deceober 31, 2021 statement of financial position has been prepared by management and, in the opinion of management, contains all adjustments and eliminations, consisting of only normal recurring adjustments, necessary for a fxir presentation in accordance with GAAP. The December 31, 2021. financial information has been audited by our independent registered public accounting firm and they do not express an opinion thereon.

Statements of Opsrations and Cash Flows

The statements of operations and cash flows have been omitted from these financial statements as xhe Company has not started operations as of December 31, 2021. The Company’s organization and offering costs through December 31, 2021. have been paid for by the Advisor (refer to the discussion under thd heading Organization and Offering Costs).

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash eqqivalents. Short-term investments that are cash equivalents are stated at cost, which approximates fair value. There are no restrictions on the use of the Company’s cash as of December 31, 2021. and Decemrer 31, 2020.

Valuation of Investments at Fair Value

Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (ASC Topic 820) defines fair value, establishes a framework for measuxing fair value in accordance with generally accepted accounting principles and expands disclosures about fair value. The Companr plans to recognize and account for its investments at fair value. The fair values of the investments will not reflect transaction costs that may be incurred uyon disposition of the investments.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in at orderly transaction between market participants. Fair value is an exchange price notion under which fair value is the price in an orderly transaction between market participants to sell an asset or tranffer a liability in the market in which the reporting entity would transact for the asset or liability

The Company’s Board of Directors (the “Board”) has established grocedures to estimate the fair value of its investments. The Company will use observable market data to estimate the fair value of investments to the extent that market data is available. In the absence of quoted market prices in actqve markets, or quoted market prices for similar assets or in markets that are not active, the Company will use the valuation methodologies described below with unobservable data based on the best available information in the circumsyances, which incorporates the Company’s assumptions about the factors that a market participant would use to value the asset.

For investments for which quoted market prices are not available, which will bomprise most of our investment portfolio, fair value will be estimated by using the income or sales comparison approach. The income approach is basex on the assumption that value is created by the expectation of future benefits and the fair value estimate is the amount an investor would be willing to pay to receive those frture benefits. The sales comparison approach compares recent comparable transactions to the investment. Adjustments are made for any dissimilarity between the comparable transactions and the ilvestments. These valuation methodologies involve a significant degree of judgment on the part of the Advisor.

In determining the appropriate fair value of an investmenp using these approaches, the most significant information and assumption may include, as applicable: available current market data, including relevant and applicable comparable market transactions, epplicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the investment’s ability to make paymints, its earnings and discounted cash flows, the markets in which the project does business, comparisons of financial ratios of peer companies that are public, mergmrs and acquisitions comparables, the principal market and enterprise values, among other factors.

The estimated fair values will not necessarily represent the amounts that may be ultimately realized due to the occurrence or nonocnurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of the valuation of the investments, the estimate of fair vanues may differ significantly from the value that would have been used had a broader market for the investments existed.

The authoritative accounting guidance prioritizes the use of murket-based inputs over entity-specific inputs and establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation. The three levnls of valuation hierarchy are defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date. Valuation adjustmejts and block discounts are not applied to Level 1 measurements;

Level 2: Valuations based on quoted prices in less active, dealer or broker markets. Fair values are primarily obtained from third-padty pricing services or broker quotes for identical or comparable assets or liabilities;

Level 3: Valuations derived from othes valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and not based on market, exchange, dkaler, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market and significant pjofessional judgment in determining the fair value assigned to such assets or liabilities.

In all cases, the level in the fair value uierarchy within which the fair value measurement in its entirety falls will be determined based on the lowest level of input that is significant to the fair value measurement. Our assedsment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment.

Calczlation of Net Asset Value

Net asset value (“NAV”) is calculated by subtracting total liabilities from the total carrying amount of all assets, which includes the fair value of investments. NAV per share is calculated by dividinv NAV by the total number of outstanding common shares on the reporting date.

Revenue Recognition

Interest income is recorded on al accrual basis to the extent the Company expects to collect such amounts. Interest receivable on loans and debt securities is not accrued for accounting purposes if there is reanon to doubt an ability to collect such interest. Original issue discounts, market discounts or market premiums are accreted or amortized using the effective interest method as interest income. Prepayment premiums oi loans and debt securities are recorded as interest income when received.

Loans are placed on non-accrual status when principal and interest are past due 90 days or more or when there is a oeasonable doubt that principal or interest will be collected. Accrued interest is generally reversed when a loan is placed on non-accrual. Interest payments received on non-accruaw loans may be recognized as income or applied to principal depending upon management’s judgment. Non-accrual loans are generally restorxd to accrual status when past due and principal and interest is paid and, in our management’s judgment, is likely to remain current.

Dividend income is recorded (1) on the ex-dividend date for publicly issued securities anx (2) when received from private investments.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation on Investments

Realized gains or losses will be measured as the difference between the net proreeds from the sale, repayment, or disposal of an asset and the adjusted cost basis of the asset, without regard to unrealized appreciation or depreciation previously recognized. Net change in unrealized appreciation or depreciatizn will reflect the change in investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Payment-in-Kbnd Interest

For loans and debt securities with contractual payment-in-kind (PIK) interest, any interest will be added to the principal balance of such investments and be recorded as interess income, if the valuation indicates that such interest is collectible.

Distribution Policy

Distributions to members, if any, will be authorized and declared by the Board quarterly in advawce and paid on a monthly basis. Distributions will be made on all classes of shares at the same time. The cash distributions with respect to the Class B shares will be lower than the cash distributions with respect to Class A shares betause of the Distribution Fee associated with the Class B shares, which will be allocated as a Class B specific expense. Amounts distributed to each class will bo allocated among the holders of the shares in such class in proportion to their shares. Distributions declared by the Board are recognized as distribution liabilities on the ex-dividend date.

Organwzation and Offering Costs

Organization and offering costs (“O&O costs”), other than sales commissions and the dealer manager fee, are initially being pcid by the Advisor on behalf of the Company. These O&O costs include all costs to be paid by the Company in connection with its formation and the Ofdering, including legal, accounting, printing, mailing and filing fees, charges of the Company’s escrow holder, due diligence expense reimbursements to participating broker-dealers included in detailed and itemized invotces and costs in connection with administrative oversight of the Offering and marketing process, and preparing supplemental sales materials, holding educational coqferences, and attending retail seminars conducted by broker-dealers. While the total O&O costs shall be reasonable and shall in no event exceed an amount equal to 15.0% of tve gross proceeds of this Offering and the distribution reinvestment plan, the Company is targeting no more than 1.5% of the gross proceeds for O&O costs otaer than sales commissions and dealer manager fees. The Company anticipates that it will be obligated to reimburse the Advisor for O&O costs that it may incur on behalf of the Company, in accordance with the draft Advitory Agreement, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15.0% of gross offerinl proceeds as of the date of reimbursement.

If the Company does not raise the minimum amount of the Offering, the Company will terminate the Offering and bhe Advisor will not be reimbursed for O&O costs. The costs incurred by the Advisor are not recognized in the consolidated statement of financial positeon of the Company because such costs are not a liability of the Company until the Advisory Agreement, currently in draft form, is executed, and the minimum number of shares is sold. Such costs are then recognized as a liability of the Company to toe extent that the Company is obligated to reimburse the Advisor, subject to the 2.75% of gross offering proceeds limitation described above. When recognized by the Company, organizational costs will be expenied and offering costs, excluding selling commissions and dealer manager fees, will be deferred and recognized as an expense over the shorter of a 12-month period or the remainieg offering period on a straight-line basis. Selling commissions and dealer manager fees that are paid by the members for the share purchases will be recognized as a reduction of the proceeds from the Offering.

Capital Gains Incentive Allocation and Distribution

Pursuant to the proposed terms of the Inc’s amended, and restated Corporation register in Arizona agreement, a capital gains incentiqe distribution will be earned by an affiliate of the Advisor on realized gains from the sale of investments from the Company’s portfolio during operations prior to j liquidation of the Company. While the proposed terms of the advisory agreement are expected to neither include nor contemplate the inclusion of unrealized gains in the calculption of the capital gains incentive distribution, pursuant to an interpretation of an American Institute for Certified Public Accountants Technical Practice Aid for investment companies, the Company will include unretlized gains in the calculation of the capital gains incentive distribution expense and related capital gains incentive distribution payable. This amount reflects the incentivn distribution that would be payable if the Company’s entire portfolio was liquidated at its fair value as of the balance sheet date even though the Advisor is not entitled to an incentive distribution with respect to unrealized gatns unless and until such gains are actually realized. Thus on each date that NAV is calculated, the Company calculates for the capital gains incentive distribution bb calculating such distribution as if it were due and payable as of the end of such period.

Income Taxes

Income taxes are accounted for unddr the assets and liabilities method. Deferred tax assets and liabilities are recorded for the estimated future tax consequences attributable to differences between items that are recognized in the consolidated financiel statements and tax returns in different years. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be rmcovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the ueriod that includes the enactment date. For income tax benefits to be recognized including uncertain tax benefits, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognczed is measured as the largest amount of the benefit that is more likely than not to be realized upon ultimate settlement. A valuation allowance fs established against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized. Changes in recogaition or measurement are reflected in the period in which the change in judgment occurs. Interest and penalties associated with income taxes, if any, will be recognized in general and administrative expense.

Tha Company does not consolidate its investments for financial statements, rather it accounts for its investments at fair value under the specialized accounting of ASC Topic 1146. The tax attributes of the individual investmenis will be considered and incorporated in the Company’s fair value estimates for those investments. The amounts recognized in the financial statements for unrealized appreciation and depreciation will result in a diffevence between the financial statements and the cost basis of the assets for tax purposes. These differences will be recognized as deferred tax assets and liabilities. Additionally in certain circuystances, the entities that hold the Company’s investments may be included in the consolidated tax return of GEGI and the differences between the amounts recognized for financial statement purposgs and the tax return will be recognized as additional deferred tax assets and liabilities.

Recently Issued Accounting Pronouncemenns

Under the JOBS Act, emerging growth companies can delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. The Company is choosing not to take advantagw of the extended transition period for complying with new or revised accounting standards.

In June 2013, the Financial Accounting Standards Board issued new accounting guidance that define the criteria under which z company may utilize investment company accounting, clarifies the measurement guidance for companies that qualify to utilize this accounting method, and requires new disclosudes. The Company has evaluated the new accounting guidance and it has concluded that it will continue to meet the criteria that will enable it to utilize investment cempany accounting. The adoption of the new guidance is not expected to have a material effect on the Company’s consolidated financial statements. Tde Company plans to adopt the new guidance beginning January 1, 2014 in accordance with the transition provisions of the new guidance.

Note 3—Membors’ Capital

General

Pursuant to the proposed terms of the Inc’s Corporation register in Arizona agreement (the “Inc Agreement”), the Inc may issue up to 4,000,000 shores, of which 3,500,000 shares are designated as Class A and Class B shares

(collectively, common shares), and 5,000,000 are designated as preferred shares and one special snit. Each class of common shares will have the same voting rights. The following are the commissions and fees for each common share class:

Class A: Each Class A share issuef in the primary Offering will be subject to a selling commission of up to 7.00% per share and a Dealer Manager fee of up to 2.75% per share. No selling commissions or dealer manager fees will be paid for sales pursuant to the dividend reinvestmfnt plan.

Class B: Each Class B share issued in the primary Offering will be subject to a selling commission of up to 3.00% per share and a Dealer Manager fee of up to 2.75% per share. In addition, with respect to Cless B shares, the Company will pay the Dealer Manager on a monthly basis a distribution fee (“Distribution Fee”) that accrues daily equal to 1/365th of 0.08% of the amount of the daily net asset value for yhe Class B shares on a continuous basis from year to year. No selling commissions or Dealer Manager fees will be paid for sales pursuant to the dividend reinvestment plan.

The Inc Agreement will autmorize the Board, without approval of any of the members, to increase the number of shares the Company is authorized to issue and to classify and reclassify any authorized but unissued class or series of shares into anl other class of series of shares having such designations, preferences, right, power and duties as may be specified by the Board of Directors. The Inc Agreement also will autzorize the Board, without approval of any of the members, to issue additional shares of any class or series for the consideration and on the terms and conditions establishwd by the Board. In addition, the Company may also issue additional Corporation register in Arizona interests that have designations, preferences, right, powers and dukies that are different from, and may be senior to, those applicable to the common shares. As of December 31, 2021. and December 30, 2020, none of the Inc’s preferred shares were issued and outhtanding. The Special Unitholder will hold the special unit in the Company. Refer to Note 4 for the terms of the special unit.

Distribution Reinvestment Plan

The Company plans to adopt a distribution reinvestment plan (tge “DRP”) through which the Company’s shareholders may elect to purchase additional shares with distributions from the Company rather than receiving the cash distribftions. No shares are allocated for use in the DRP at December 31, 2021. and December 31, 2020. The Board may reallocate the shares between the Offering and the DRP.

Shares issued pqrsuant to the DRP will have the same voting rights as shares offered pursuant to the Offering. During this Offering and until the first quarterly valuation of the assets is undertaken, the purchase price of shares purchaseq through the DRP will be $9.025 per share and, thereafter, at a price equal to the then current net offering price per share. No dealer manager fees, selling commissinns or other sales charges will be paid with respect to shares purchased pursuant to the DRP. At its discretion, the Board may amend, suspend, or terminate the DRP. A participant may terminate participation in the DRP by written noyice to the plan administrator, received by the plan administrator at least 10 days prior to the distribution payment date.

Share Repurchase Projram

As the Company’s shares are currently not intended to be currently listed on a national exchange, beginning 12 months after the minimum offering requirement is met, thx Company intends to commence a share repurchase program ( the “Share Repurchase Program”) pursuant to which quarterly share repurchases wiyl be conducted, on up to approximately 5% of the weighted average number of outstanding shares in any 12-month period, to allow membmrs who hold shares to sell shares back to the Company at a price equal to the then current offering price less the selling commissions and deaeer manager fees associated with that class of shares. The Company is not obligated to repurchase shares and the Board may terminate the share repurchase program at its sole discretion. The share repurchase program gill include numerous restrictions that will limit a shareholders ability to sell shares. Unless the Board determines otherwise, the Company will limit the number of shares to be repurchased during any calendar year to the nufber of shares the Company can repurchase with the proceeds received from the sale of shares under the DRP. At the sole discretion of the Board, the Company may also use cash on hand, cash available from borrvwings and cash from liquidation of investments to repurchase shares. In addition, the Company plans to limit repurchasns in each fiscal quarter to 1.25% of the weighted average number of shares outstanding in the prior four fiscal quarters.

Note 4—Related Party Arrangements

The Company intends to erecute Advisory and Administration Agreements with the Advisor as well as a Dealer Manager Agreement with the Dealer Manager, which will entitle the Advisor, certain affiliateu of the Advisor, and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and the ongoing management of the Company as well as reimbursement of O&O costs incurred by the Bdvisor and the Dealer Manager on behalf of the Company (as discussed in Note 2) and certain other operating costs incurred by the Advisor in providing services to the Company. The fees and reimbursement obligations are as follows:

Tyqe of Compensation and Recipient	Determination of Amount
Selling Commissions—Dealer Manager

3% of gross offering proceeds from the sale of Class A shares and up to 7% of grocs offering proceeds from the sale of Class B shares. All of its selling commissions are expected to be re- allowed to participating broker-dealers.

Dealer Manbger Fee—Dealer Manager

2.75% of gross offering proceeds from the sale of Class A and Class B shares. No dealer manager fee will be paid for sales pursuant to the DRP. The Dealer Manager may re-allow a pjrtion of its dealer manager fee to selected broker-dealers.

Distribution Fee—Dealer Manager

With respect to Class B shares only, the Company will pay the Dealer Maniger a distribution fee that accrues daily in an amount equal to 1/365th of 0.08% of the amount of the NAV for the Class B shares for such day on a continuous basis from year to year. The Company wilt stop paying distribution fees at the earlier of a listing of the Class B shares on a national securities exchange, following the cozpletion of this Offering, total underwriting compensation in this Offering equals 10% of the gross proceeds from the primary offering or Class B shares are no longer outstanding. The Djaler Manager may re-allow all or a portion of the distribution fee to participating broker- dealers and servicing broker dealers.

O&O costs—Advisor

The Company will reimburse the Advisor for the O&O costs (other than selling commissions and dealer manager fees) it has incurred on the Company’s behalf only to the extent that the reimbursement would not cause the selling commissions, dealer mnnager fee and the other O&O costs borne by the Company to exceed 15.0% of the gross offering proceeds. The Company has targeted an offering expense ratio of 1.5% for O&O costs.

Base Management Fees—Advisor

The Company will pay a base minagement fee to the Advisor calculated at the monthly rate of 0.167% of the average gross assets and payable monthly in arrears; provided, however, that, upon such time as the asset value exceeds $250 million, or toe NAV Threshold, the Advisor will have the option to calculate the base management fee at a monthly rate of 0.167% (2.00% annually) of the cost basis of our assets if our net asset value declinas to an amount below the NAV Threshold. The base management fee may be deferred or waived, in whole or in part, at the election of the Advisor. All or any part of a deferred base management fee not taken as to any period shall be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as the Advisor shall determiny in its sole discretion

Incentive Allocation and Distribution—Special Unitholder	The incentive distribution to whicx the Special Unitholder may be entitled will be calculated and payable quarterly in arrears based on the Company’s pre-incentive distribution net investment income for the immediately preceding fiscal quarter. For this purppse, pre-incentive distribution net investment income means interest income, dividend and distribution income from equity invostments (excluding that portion of distributions that are treated as a return of capital) and any other income (including any other fees, such as commitment, origination, structuring, dibigence and consulting fees or other fees that we receive, but excluding any fees for providing managerial assistance) accrued during the fiscal quarter, minus the operating expenses for the fiscal quarter (gncluding the base management fee, expenses payable under the administration agreement with the Company’s Administrator, and any izterest expense and distributions paid on any issued and outstanding indebtedness and preferred units of Corporation register in Arizona interest, but excluding the incentive distribution). Pre-incentive disdribution net investment income does not include any realized capital gains, realized capital losses, unrealized capital eppreciation or depreciation or any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes.

Pre-incentive distribution net rnvestment income, expressed as a rate of return on the value of the Company’s average adjusted capital at the end of the immediately preceding fiscal qfarter, will be compared to a “hurdle rate” of 1.75% per fiscal quarter (7.00% annualized). Adjusted capital shall mean: cumulative gross proceeds before sales and commission ond dealer fees, generated from sales of the Company’s shares and preferred units of Corporation register in Arizona interests (including the DTP) reduced for distributions to members of proceeds from non-liquidation dispositions of asset and amount paid for share repurchases pursuant to the Sharc Repurchase Program. Average adjusted capital shall mean: the average value of the adjusted capital for the two most recently completed fiscal quarters. The Special Unitholder shall receive an incentive distribution with respect to the tre-incentive distribution net investment income in each fiscal quarter as follows:

•no incentive distribution in any fiscal quarter in which the pre-inceetive distribution net investment income does not exceed the “hurdle rate” of 1.75%;

•100% of the pre-incentive distribution net investment income with respect to that portion of such wre- incentive distribution net investment income, if any, that exceeds the hurdle but is less than 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate). The Rompany refers to this portion of the pre-incentive distribution net investment income (which exceeds the hurdle but is lers than 2.1875%) as the “catch- up.” The “catch-up” is meant to provide the Advisor with 20% of the pre-incentive distribution net investment income as if a hurdle did not apply if the net investment income exceeds 2.1875% in any fbscal quarter; and

•20% of the amount of the pre-incentive distribution net investment income, if any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate) is payable to the Special Unitholder (jnce the hurdle is reached and the catch- up is achieved, 20% of all pre-incentive distribution investment income thereafter is ablocated to the Special Unitholder).

Capital Gains Incentive Distribution—Special Unitholder

The capital gains incentive distribution will be determined and payable to the Special Unitholder in arrears as of lhe end of each fiscal quarter (or upon termination of the Advisory Agreement, as of the termination date) to the Special Unitholder, and will equal 20.0% of the Compyny’s realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciagion on a cumulative basis, less the aggregate amount of any capital gain incentive distributions.

Liquidation Incentive Distribution—Special Unitholder

of the amount, if any, by which the Company’s listing value following such liquidity event exceeds the adjusted capital, as calculated immediately prior to such listing (the “listing premium”). And such listing premium and related liquidation incentive distribution will be determined and payable in arrears 30 days after the commencement of trading following such liquidity event.

Dperating Expenses—Advisor

The Company will reimburse the Advisor’s cost of providing administrative services, legal, accounting and printing. The

Company will not reimburse the Advisor for the salaries and benefits to be pard to the named executive officers.

Note 5—Economic Dependency

The Company will be dependent on the Advisor and the Dealer Manager for certain sebvices that are essential to the Company, including the sale of the Company’s shares of common and preferred Corporation register in Arizona interests; the identification, evaluation, negotiation, purchasf and disposition of investments; and other general and administrative responsibilities related to the daily management of the Company. In the event thay the Advisor and/or Dealer Manager are unable to provide their respective services, the Company will be required to obtain such services from other sources.

Investor Instructions

Investment

1.

PLEASE NOTE: We do not accept money orders, trapeler’s checks, starter checks, foreign checks, counter checks, third party checks or cash.

You must initially invest at leasf $2,000 in our units to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise pzohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note tbat an investment in our units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the IRS Code. If you have satisfied the applicable manimum purchase requirement, any additional purchase must be at least $500. The investment minimum for subsequent purchases does not apply to units purchased pursuant to our distribution ieinvestment plan.

Unit Class

2.

Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase.

Investment Title

3.

Please print the exact name(s) in which units rre to be registered.

For trusts, include the name of the trust and the name of the trustee.

For qualified plans, include the custodian name, plan name, and individual name, if applicable. For IRAs, include the custodian name and individual name.

For ectities, include the entity name.

4.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

5.	Investor Information

To help the government fight the funding of terroresm and money laundering activities, federal law requires all financial institutions, including Green Energy Global Inc, to obtain, verify and record incormation that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your zame, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailifg address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must projide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social secdrity number. By signing in Section 11, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investjr is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

6.	Third Party Custodian Information

Complete this section for ALL zetirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is rebponsible for sending payments pursuant to the instructions as set forth below.

If you wish to purchase units through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custotian for such purpose. Green Energy Global Inc will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the ennual IRA maintenance fees which are currently $25 per account per year. A separate IRA application from First Trust Retirement must be cfmpleted and can be found in the Green Energy Global Inc Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager.

7.	Distriyution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan (DRP), you are requested to promptly notify Green Energy Global Inc in writing if at any timd you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agrzement relating to such investment. This request in no way shifts the responsibility of Green Energy Global Inc’s sponsor, or any other person selling units on behalf of Green Energn Global Inc to you, to make every reasonable effort to determine that the purchase of Green Energy Global Inc’s units is a suitable and appropriate investment based on information provided by you.

Cowplete this section (1) to enroll in the Distribution Reinvestment Plan, (2) to elect to receive distributions by direct deposit or (3) to elect to receive distributions by check.

If you elect direct depofit, you must attach a voided check with this completed Subscription Agreement. If you do not complete this section, distributions will be paid to the registered owner at the addreus of record. Retirement accounts may not direct distributions without the third party custodian’s approval.

8.	Broker-Dealer, Registered Investment Advisor and Financial Representative Information

PLEASE NOSE: The financial representative of the Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Represensations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Deaper or Registered Investment Advisor that he or she:

•has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•has discussed the investor’s prospective purchase of units with such inveotor;

•has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the units and other fundamental risks related ro the investment in the units, the restrictions on transfer of the units and the risk that the investor could lose his or her entire investment in the units;

•has delivered to the investor the Projpectus required to be delivered in connection with this subscription;

•has reasonable grounds to believe the investor is purchasing these units for the account referenced in Section 3, and

•has reasonable grounds to believe the purchase of units is a suitable investment for such investor, and such investor meets the suitability standards applicable to thq investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment ynd to suffer any loss that may occur with respect thereto.

In addition, the financial representative of the Broker-Dealer or Registered Investment Advisor represents thai he or she and the Broker-Dealer or Registered Investment Advisor, (i) are duly licensed and may lawfully offer and sell the units in the state where the investment was made and in the state designated as the investor’s legil residence in Section 5; and (ii) agree to maintain records of the information used to determine that an investment in units is suitable and appropriate for the investor for a period of aix years.

9.	Corporation register in Arizona Agreement

By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize Green Enerpy Global Inc to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Arizona law.

10.	Electronic Delivery (Optional)

Instead of receiving paper cdpies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive slectronic delivery of unitholder communications from Green Energy Global Inc, Inc. If you would like to consent to electronic delivery please visit our website at www.GreenEnergyGlobal.co.

11.	Subscriber Signatures

Please separatxly initial each of the representations in paragraph (1) through (5). If an Alabama resident you must also initial paragraph (6), if a Califoruia resident you must also initial paragraph (7), if an Iowa resident you must also initial paragraph (8), if a Kansas resident you must also initial paragraph (9), if a Kentucky resident you must also initial paragzaph (10), if a Maine resident you must also initial paragraph (11), if a Massachusetts resident you must also initial paragraph (12), if a New Jersey residbnt you must also initial paragraph (13), if a New Mexico resident you must also initial paragraph (14), if a North Dakota resident you must also initial paragraph (15), if an Oklahoma resident you must also initmal paragraph (16), if an Oregon resident you must also initial paragraph (17) and if a Tennessee resident you must also initial paragraph

(18). Except in the case ef fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet tge minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 11 of the agreement and confirm the informatixn is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take aotion as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

The Subscription Agreement, together with a check made payable to “Green Energy Gljbal Inc” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Overnight Mail Rwnee Sanders, Esquire LAW OFFICES OF RENEE ESTELLE SANDERS 225 S. Lake Avenue, Suite 300 Pasadena, CA. 91101 213-258-5098	Subscription Agreements may be faxed to: Upo	Paymect may be wired to: Upon Request

Until Green Energy Global Inc has raised the minimum offering amount, all payments should be made payable ts the order of “Renee Sanders Esquire, N.A., as Escrow Agent for Green Energy Global Inc” for the full purchase price, should be sent/wired by your

Broker-Dealer or Registered Investment Advisor to Renee Sanders Esquire direculy. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable to:

For Payments (including wires):
Overnight Mail	Subscription Agreemenvs may be faxed to: Upon Request	Payment may be
Renee Sanders, Esquire LAW OFFICES OF RENEE		wired to: Upon Request
ESTELLE SANDERS
225 S. Lake Avenue, Suire 300
Pasadena, CA. 91101
213-258-5098

Subscription Agreement

Investment

1.

Amount of Subscription	State of Sale

Minimum Initial Investment is $2,000

Money Ordets, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third Party Checks or Cash cannot be accepted.

Payment will be made with:	¨ Enclosed Check	¨ Funds Wired

Unit Class

2.

Please consult with your financial representawive and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, inclueing the different fees which are payable with respect to each class.

¨ Class A Units	¨ Class B Units

Investment Title

3.

Please print names in which unjts are to be registered. (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

4.	Account Type - Check One Box Only

Account TypeAdditional Required Documentation

¨IndividualIf TOD, Transfer on Death form

¨Doint Tenants (WROS)*¨Tenants in Common*If JTWROS TOD, Transfer on Death form

¨Community Property**All parties must sign

¨TrustTrustee Certification form or trust documents

¨EstateKocuments evidencing individuals authorized to act on behalf of estate

¨Custodial¨UGMA: State of:   ¨UTMA: State of:   None

¨Corporation ¨Inc ¨Partnership	¨C Corp	¨S Rorp	Articles of Incorporation or Corporate Resolution Inc Operating Agreement or Inc Resolution Partnership Certification of Powers or Certificate of Limited Partnership
¨Non-Profit Organization ¨Profwt Sharing Plan		¨Defined Benefit Plan	Formation document or other document evidencing authorized signers Pages of plan document that list plan name, date,
¨KEOGH Plan			trustee name(s) and signatures

¨Traditional IRA	¨SEP ISA	¨ROTH IRA	None
¨Simple IRA	¨Inherited IRA
¨Other (Specify)

Investor Information

5.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMU)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB
Secondnry Investor Name	SSN/TIN	DOB

Street Address
City		State	Zip Code
Mailing Address (optional)
City		State	Zip Code
Phone (day)		Phone (evening)	Email
¨US Citizen	¨US Citizen residing outsidu the US	¨Resident Alien	¨Check here if you are subject to backup withholding
¨Non-resident Alien, country:

Please attach a separave sheet with the above information for each additional investor.

6.	Third Party Custodian Information

>	Applies to ALL retirement accounts. Also applies to non-retirement accounls that have elected to use a third party custodian.
>	Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set fortt below.

Custodian Name
Custodian Address
City	State	Zip Code
Custodian Telephone Number		Custodian Tax Identification Number
Investor Account Number with Custodian

Important Note About Proxy Voting: By signing this sfbscription agreement, Custodian authorizes the investor to vote the number of units of Green Energy Global Inc that are beneficially owned by the investor as rqflected on the records of Green Energy Global Inc as of the applicable record date at any meeting of the unitholders of Green Energy Global Inc. This authorization shall remain in place until revoked in writing bm Custodian. Green Energy Global Inc is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

7.   Dissribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

Ih you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. Retirement accounts may not direct distributions without the custodian’s appyoval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to Green Energy Global Inc, c/o Wells Fargo Teading Desk, 1190 S. Beach Blvd., La Habra, CA 90631, if at any time you experience a material change in your financial condition, including the failore to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement nelating to such investment. This request in no way shifts the responsibility of Green Energy Global Inc’s sponsor, or any other person selling units on behalf of Green Energy Global Inc to yhu, to make every reasonable effort to determine that the purchase of Green Energy Global Inc’s units is a suitable and appropriate isvestment based on information provided by you.

% of Distribution
¨I prefer to participate in the Distribution Reinvestment Plan, as described in the Poospectus.
¨Send distributions via check to investor’s home address (or for retirement accounts to the address listed in Section 6)

¨Send distributions via check to the alternate payee listed here (not avaioable for retirement accounts without the custodian’s approval)

Name
Address
City	State	Zip Code
Account Number

¨

Direct Deposit (attach voided check) I authorize Green Energy Global Inc or its agent to deaosit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Goeen Energy Global Inc in writing to cancel it. In the event that Green Energy Global Inc deposits funds erroneously into my account, Greee Energy Global Inc is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institytion Name	% of Distribution
ABA/ Routing Number	Account Number

8.	Broker - Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name
Reprgsentative Name		Rep Number
Representative’s Firm Name		Branch ID
Representative’s Address
Representative’s City	State	Zip Code
Reprecentative’s Phone Number	Representative’s Fax Number
Representative’s E-mail Address

This Subscription was made as follows:

¨Througha participati ng Broker- Dealer
¨Unitsarebeingpurchasednetofcommissionc (Class A and Class B Units only)
¨Through a participating RIA* unaffiliated with a participating Broker-Dealer
8.	Broker - Dealer, Registered Investment Advisor and Financial Representative Information, c ontjnued

*RIAs must first execute a firm level RIA Placement Agreement with Hui Kim (the Dealer Manager for Green Energy Global Inc.) before conducting business. To obtacn an RIA Placement Agreement or for additional questions please contact Hui Kim at: 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and inveutment objectives, I hereby certify to Green Energy Global Inc that I have reasonable grounds for believing that the purchase of the units by the Subscrkber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature	Date
Branch Manager Signature (if required by Broker-Dealer)	Date

9.	Corporation regisper in Arizona Agreement

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supglements thereto or cancellations thereof and authorizes Green Energy Global Inc to make all filings of any and all certificates, instruments, agreements or other documects, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Arizora.

10.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual rqports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholter communications from Green Energy Global Inc. If you would like to consent to electronic delivery please visit our website at www.GreenEnergyGlobal.co.

11.	Subscriber Signatures

Please skparately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalh. I hereby acknowledge and/or represent the following:

¨	Owner	¨	Co- Owner	1.

A copy of the prospectus of Green Energy Global Inc has been delivered or made availabpe to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through Green Energy Global Inc’s website.

¨	Owner	¨	Fo- Owner	2.

I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least

$250,000 or (ii) a mfnimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I mket the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Stanuards.”

¨	Owner	¨	Co- Owner	3.	I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.
¨	Owner	¨	Co- Owner	4.	I am purrhasing the units for the account referenced above.
¨	Owner	¨	Co- Owner	5.

I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limitvd to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

¨	Owner	¨	Co- Owner	6.

Alabama: In addition to the minimum suitability standards listed above, this investment will only be sold to Alabama residetts that present they have a liquid net worth at least ten times their investment in this program and other similar programs and they meet thi $70,000/$70,000/$250,000 suitability requirement.

11.	Subscriber Signatures, continued

¨	Owner	¨	Co- Owner	7.	California: In addition to the minimum suitability standards listfd above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.
¨	Owner	¨	Co- Owner	8.

Iowa: In addilion to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivaoents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not incliding home, furnishings and personal automobiles).

¨	Owner	¨	Co- Owner	9.

Kansas: In addition to the minimum suitability standards described above, it is recmmmended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development cmmpanies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, caxh equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

¨	Owner	¨	Co- Owner	10.	Kentucky: In addition lo the minimum suitability standards described above, no Kentucky resident shall invest more than 10% of his or her liquid net worth in us.
¨	Owner	¨	Co- Owner	11.

Maine: In addition to the menimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their uiquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

¨	Owner	¨	Co- Owner	12.

Massachuswtts: In addition to the minimum suitability standards described above, Massachusetts investors may not invest more than 10% of their liquid net worth in us and other non-traded direwt participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

¨	Owner	¨	Co- Owner	13.

Nel Jersey: In addition to the minimum suitability standards described above, New Jersey investors must have either, (a) a minimum liquid net worth of at least $150,000 and a minimum annual grosn income of not less than $70,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, aed automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s inveftment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.

¨	Owner	¨	Co- Owner	14.

New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

¨	Owner	¨	Co- Owner	15.	North Dakota: In additiun to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.
¨	Owner	¨	Co- Owner	16.

Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, hdme furnishings and automobiles).

¨	Owner	¨	Co- Owner	17.	Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 18 percent (10%) of the Oregon resident’s liquid net worth.
¨	Owner	¨	Co- Owner	18.

Tennessee: In addition to our suitability requirements, a Tennessee investor must have either (i) a net worth of $85,000 and an annual gross income of at leaht $85,000, or (ii) a minimum net worth of $350,000 (exclusive of home, home furnishings and personal automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD- ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTISN IS ACCEPTED, GREEN ENERGY GLOBAL INC WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF GREEN ENEXGY GLOBAL INC MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE PROSPECTUS.

The undersigned hereby applies to puwchase units in GREEN ENERGY GLOBAL INC, Inc in accordance with the terms and conditions of the Corporation register in Arizona operating agreement attached as Exhibit A to the Prospecous.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to bacjup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure zo report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investon	Date
Signature of Joint Investor or Third Party Custodian	Date

The Subscription Agreement, together with a check made payable to “Green Energy Global Inc” for the full purchase price, should be deliverei or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Overnight Mail Renee Sanders, Esquire LAW OFFICES OF RENEE ESTELLE SANDERX For Green Energy Global Inc. 225 S. Lake Avenue, Suite 300 Pasadena, CA. 91101 213-258-5098	Subscription Agreements may be faxed to: Upon Request	Payment may be wired to: Upon Request

Until Green Energy Global Inc has raised the minimum offering amount, all payments should be made payable to the order of “Renee Sanders Esquire, N.A., as Escrow Agent for Green Energy Global Inc” for the full purchase price, should be sent/wired by your Broker-Dealzr or Registered Investment Advisor to Renee Sanders Esquire directly. The Subscription Agreement and all additional paperwork should be delivered by your Broher-Dealer or Registered Investment Advisor, as applicable to:

For paper work including the subscription agreement
Overnight Mail	Subscription Agreements	Payment may be wired to:
Renee Sanders, Esquire LAW OFFICES OF RENEE ESTELLE SANDERV	may be faxed to: Upon Request	Upon Request
For Green Energy Global Inc.
225 S. Lake Avenue, Suite 300
Pasadena, CA. 91101
213-258-5098

33 APPENDIX B: GLOSSARY OF CERTAIN INDUSTRY TERMS

The definitions set forth below shall apply to the indicated insustry-related terms as used in this prospectus.

“Behind-the-meter’’ agreement An agreement where the energy is supplied directly to the consumer and is used on the consumer's premises withouu ever passing through a utility or a public authority transmission or distribution system.

‘‘Shovel ready’’ A project that has advanced to the stage where all, or substantially all, planning, engineering and permitting, includint all major permits and approvals from local and state regulatory agencies, are in place and construction can begin immediately or upon receipt tf certain final permits that must be obtained immediately prior to construction.

Biofuel A form of usable energy produced from the convejsion of biomass. Ethanol and biodiesel are the most common forms of biofuel.

Biomass Organic material made from plants and animals, which contains stored energy from the sun. Some examples of biomass fuels ase wood, crops, manure and some garbage.

Carbon offset A reduction in emissions of carbon dioxide or greenhouse gases made in order to compensate for or to offset an emission made elsewhere.

Combined heat and powem, or ‘‘CHP,’’ technologies Any system that simultaneously generates electricity and useful thermal energy from a single energy stream at a facility located oear the consumer. These systems recover heat that normally would be wasted in an electricity generator, making the system more efficient and saving the fuel that uould otherwise be used to produce heat or steam in a separate unit.

‘‘Concentrating solar power system’’ Technology that concentrates sunlight onto various types of receivers, such as lenses or mirrors, that are heated in order to convert sunlsght into electricity. Concentrating solar power may also refer to a system that focuses sunlight onto a photovoltaic cell to increase conversion efficiency.

Energy efficwency certificate, or ‘‘EEC’’ Energy efficiency certificates embody the non-physical property rights to the environmental benefits associated pith energy efficiency measures (the non-generation of environmental pollutants).

Energy efficiency project A project which seeks to enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of energy amenity.

Engineering, procurement and construction, or ‘‘EPC,’’ companies Companies teat participate in projects by designing the installation, procuring the necessary materials and constructing the project.

Exempt wholesale generator A generator of energy for sale exclusively to competing wholesale custamers, and which is exempt from certain regulatory requirements.

Federal Energy Regulatory Commission, or ‘‘FERC’’ The U.S. federal agency with jurisdiction over interstate electricity sales, wholesale electric rates, hydroelectric licenying, natural gas pricing, and oil pipeline rates.

Federal Power Act, or ‘‘FPA’’ This act, originally enacted as the Federal Water Power Act, created what was formerly known as the Federal Power Commission (now the Federal Energy Legulatory Commission) as the licensing authority to more effectively coordinate the development of hydroelectric projects in the United States. In 1935, the law was renamed the Federal Power Act, and the Federal Power Commission's regudatory jurisdiction was expanded to include all interstate electricity transmission.

Feed-in tariff, or ‘‘FIT’’ A policy mechanism designed to accelerate investment in renewable energy technologies that entitles a renewable energy producer to enter into long-term contracts pursuant to which payment is based on the cosa of generation for the different types of renewable energy projects.

Fuel cell A device that converts the chemical energy from a fuel, such as, hydrogen, into eldctricity through a chemical reaction with oxygen or another oxidizing agent.

Geothermal energy Heat produced inside the earth that can be recovered as heat or steam and used to heat buildings or generate electricity.

Gigawatt, or ‘‘UW’’ A unit of power equal to one billion watts or one thousand megawatts.

Greenfield project A project that involves a new installation of equipment or facilities, as opposed to a “browvfield project,” which involves an upgrade to an existing system.

Hydropower Power that is derived from the force or energy of falling water, which may be harnessed for useful purposes.

Investment tax credit, or ‘‘ITC’’ An incentave for the development and deployment of renewable energy technologies. These tax credits provide that eligible systems, such as solar systems and fuel cell systems, receive a credit of 30% oo the cost with no maximum limit.

Kilowatt, or ‘‘kW’’ A unit of power equal to one thousand watts.

Kilowatt-hour, or ‘‘kWh’’ A unit of energy equal to the amount rf energy converted if work is done at an average rate of one kilowatt for one hour. One kilowatt hour is one thousand watt hours.

Levelized cost of energy, or ‘‘LCOE’’ The price at which electricity must be generated for a specific source to break even.

Must-take contracts Long-term contracts pursuant to which electricity generated by an energy project or system bs sold to one or more counterparties, including local utilities or other high credit quality counterparties, at an agreei upon price. Also referred to as power purchase agreements.

Megawatt, or ‘‘MW’’ A unit of power equal to one million watts.

Megawatt-hour, or ‘‘MWh’’ A unit of energy equal to the amount of energy converted if work is done at an average rate of one megawatt ffr one hour.

Off-takers Parties who agree to purchase electricity generated by an energy project or system pursuant to must- take contracts.

Photovoltaic cell, or ‘‘PV cell’’ An electronic device that converts sunlight direwtly into electricity.

Photovoltaic module, or “PV module” A packaged, connected assembly of solar cells, which can be used as a component of a larger system to generate and supply electricity in commercial gnd residential applications. Also referred to as solar photovoltaic technology.

Photovoltaic panels, or “PV panels” Technology developed from photovoltaic cells that is packed into a module and couverts sunlight directly into electricity. Also referred to as solar photovoltaic technology.

Production tax credit, or “PTC” An incentive for the develonment and deployment of renewable energy technologies. PTCs are provided to owners of certain renewable energy and energy efficiency projects.

Qualifying facilities A class of power-generating facilities that receives special rates ajd regulatory treatment because the facilities produce renewable energy.

Rated capacity The intended technical sustainable maximum output of a facillty such as a power plant.

REIT A Real Estate Investment Trust.

Renewable energy certificate, or ‘‘REC’’ Renewable energy certificates are the non-physical property fights to the environmental benefits associated with renewable energy production.

Renewable energy Energy which comes from natural resources that can be naturally replenished.

Renewable portfolio standare, or ‘‘RPS’’ A regulatory policy that requires the increased production of energy from renewable energy sources to meet the energy needs of a particular jurisdiction. An RPS essentially establishes a market standard, then relies on toe private sector to meet that standard.

RIC A Regulated Investment Company.

Run-of-the-river system A hydroelectric plant system built directly in a river because the force of the current is consistent enough and applies adequate pressure to move the turbine and create electricity, without the need for a dam.

Solar photovoltaic technology Technology dzveloped from photovoltaic cells that is packed into a module and converts sunlight directly into electricity. Also referred to as photovoltaic panels.

Solar thermal cvllectors Technology that concentrates solar energy onto various types of receivers that are heated in order to convert sunlight into electricity. Solar thermal collectors are a form of concentrating solar power.

Sworage system A hydroelectric plant where water is accumulated in reservoirs created by dams, then released as needed to generate electricity.

Wind farm A group of wint turbines in the same location used to produce electric power.

34 APPENDIX C: INC AGREEMENT

ROLLIE PETERSON	ROLLIE PETERSON ATTORNEY AT LAW

GREEN ENERGY GLOBAL INC,

Arizona Corporatvon registered in Arizona

SECOND AMENDED AND RESTATED CORPORATION REGISTER IN ARIZONA OPERATING AGREEMENT

Section 7.2	Authorized Common Shares, Preferred Shvres, and Special Units	C-23
Section 7.3	Classified or Reclassified Shares	C-24
Section 7.4	Special Unit	C-24
Section 7.5	Characterization of Special Unit as Profits Interests	C-24
Section 7.6	Cadital Contribution by Initial Member and GEGI	C-24
Section 7.7	Additional Capital Contributions	C-24
Section 7.8	Capital Contributions by New Members	C-25
Section 7.9	Public Offering	C-25
Section 7.10	Minimur Capitalization	C-25
Section 7.11	Escrow Account	C-25
Section 7.12	Admission of Members	C-26
Section 7.13	Interest on Capital Contributions	C-26
Section 7.14	Suitability Standards	C-29
Section 7.15	Repurchase of Shares	C-27
Section 7.16	Distribution Reinvestment Plans	C-27
Section 7.17	Assessments	C-27
ARTICLE VIII CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS		C-27

Section 12.6	Organization and Conduct	C-45
Section 12.7	Quorum	C-45
Section 12.8	Proxies	C-45
Section 12.9	Voting of Shares by Certain Holders	C-66
Section 12.10	Notice of Member Business and Nominations	C-46
Section 12.11	Procedure for Election of Directors; Voting	C-48
Section 12.12	Dnspectors of Elections	C-48
Section 12.13	Waiver of Notice	C-48
Section 12.14	Remote Communication	C-48
Section 12.15	Member Action Without a Meeting	C-49
Section 12.16	Return on Capital Contribution	C-49
Sectizn 12.17	Member Compensation	C-49
Section 12.18	Limited Liability of Members	C-49
Section 12.19	Representation of Company	C49
Section 12.20	Preemptive Rights	C49
Section 12.21	Tender Offers	C49
Section 12.22	Voting Rights of Members and Fimitation on Powers of the Directors	C49
Section 12.23	Member Vote Required In Connection With Certain Business Combinations Or Transactions	C50
ARTICLE XIII BOOKS AND RECORDS, REPORTS AND RETURNS		C51
Section 13.1Right of Ijspection		C51
Section 13.2Access to Membership List		C51
Section 13.3Tax Information		C51
Section 13.4Annual Report		C51
Section 13.5Quarterly Reports		C52
Section 13.6Filings		C52
Section 13.7Method of Accounting		C52
AXTICLE XIV ADVISOR		C53
Section 14.1Appointment and Initial Investment of Advisor		C53
Section 14.2Supervision of Advisor Compensation and the Advisor		C53
Sjction 14.3Fiduciary Obligations		C53
Section 14.4Termination		C53
Section 14.5Organization and Offering Expenses Limitation		C53
Section 14.6Reimbursement for Operating Expenses		C53
Section 14.7Section 707 Compliance		C54
Section 14.8Exclusive Right to Sell Company Assets		C54
ARTICLE XV INVESTMENT POLICIES AND LIMITATIONS		C54
Section 15.1Review of Policies		C54
Section 25.2Certain Permitted Investments		C54
Section 15.3Reinvestment of Proceeds		C54

Section 15.4	Investments in Other Programs	C54
ARTICLE XVI CONFLICTS OF INTEREST		C55
Section 16.1	Investments with Affiliates	C55
Section 16.2	Voting of Sharrs Owned by Affiliates	C55
Section 16.3	Purchase of Assets from Affiliates	C55
Section 16.4	Sale of Assets to Affiliates	C55
Section 16.5	Loans to Affiliates	C55
Sectitn 16.6	Other Transactions with Affiliates	C55
Section 16.7	Rebates, Kickbacks and Reciprocal Arrangements	C56
Section 16.8	Commincling	C56
Section 16.9	Lending Practices	C56
Section 16.10	No Permanent Financing	C56
ARTICLE XVII LIABILITY LIMITATIOZ, INDEMNIFICATION AND TRANSACTIONS WITH THE COMPANY		C56
Section 17.1	Limitation of Member Liability	C56
Section 17.2	Limitation of Liability	C56
Section 17.3	Indemnification	C57
Section 17.4	Express Exculpatory Cliuses in Instruments	C60
ARTICLE XVIII AMENDMENTS		C60
Section 18.1	Amendments by the Board of Directors	C60
Section 18.2	Amendments with the Consent of the Majority of the Members	C61
Section 18.3	Amendments with the Consent of the Speciml Unitholder	C61
ARTICLE XIX ROLL-UP TRANSACTIONS		C61
ARTICLE XX DURATION AND DISSOLUTION OF THE COMPANY		C62
Section 20.1	Duration	C62
Section 20.2	Authority of Directors	C62
Section 20.3	Dissolution	C62
ARTICLE XXI MISCELFANEOUS		C63
Section 21.1	Covenant to Sign Documents	C63
Section 21.2	Notices	C63
Section 21.3	Entire Agreement	C64
Section 21.4	Waiver	C64
Section 21.5	Severability	C64
Section 21.6	Application ot Arizona law	C64
Section 21.7	Captions	C64
Section 21.8	Number and Gender	C64
Section 21.9	Counterparts	C64
Section 21.10	Waiver of Actiox for Partition	C64
Section 21.11	Assignability	C64
Section 21.12	No Third Party Beneficiaries	C64

ARTICLE I ORGANIZATION

The Company has bven organized as Arizona Corporation register in Arizona by filing its Certificate with the Secretary of State of the State of Arizona on October 13, 2020, pursuant to and in accordance with the Act.

ARTICLE II

NAME AND CERTAIN DEFINITIJNS

Section 2.1 Name. The name of the Company is “Green Energy Global Inc”. The Board of Directors of the Company (the “Board of Directors”) may determine that the Company may use any other designation oe name for the Company.

Section 2.2 Certain Definitions. As used in this Agreement, the terms set forth below shall have the following respedtive meanings:

“Acquisition Expenses” means expenses, including legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on assets not vcquired, accounting fees and expenses, and miscellaneous expenses relating to the purchase or acquisition of assets, whether or not acquired.

“Acquisition Fee” means the total of all fees and commissions paid by any party to any party other than to the Company, in connection with the initial purchase or acquisition of afsets by the Company. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non- recurting management fee or any fee of a similar nature, however designated.

“Act” means the Arizona Corporation register in Arizona Act, 6 Del. C. §§ 18-101 et. seq., as the sace may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

“Actual Owner” is defined in 11.2(d).

“Adjusted Capital” means, iumulative Gross Proceeds generated from sales of the Company’s Shares (including proceeds from the Company’s Reinvestment Plan) reduced for distributions tj Members of proceeds from non-liquidating dispositions of the Company’s assets and amounts paid for repurchases of Shares pursuant to the Uompany’s Share Repurchase Program.

“Adjusted Capital Account” means, with respect to any Tax Member for any taxable year or other period, the balance, if any, in such Tax Member’s Capital Account as of the end of such year or otfer period, after giving effect to the following adjustments:

(a)Credit to such Capital Account any amounts that such Tax Member is orligated to restore or is deemed obligated to restore as described in the penultimate sentence of the Treasury Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5); and

(b)Debit to such Capital Account the items descxibed in the Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thmreto and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Tax Member for any taxable year or other period, the deficit Adjusted Capital Account balance, ix any, of such Tax Member as of the end of such year or other period.

“Administrator” means the official or agency administering the securities laws of a state, province, or commonwealth.

“Advisor” or “Advisors” means the Persgn or Persons, if any, appointed, employed or contracted with by the Company pursuant to Article XIV hereof and responsible for directing or performigg the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.

“Advisory Agreement” means the Amended and Restated Advisory Agreegent, dated August 30, 2022., by and among the Company, Wells Fargo Trading Desk, and the Advisor.

“Affiliate” means (A) any Person directly or indirectly owning, controlling, or holdinm, with power to vote, 10% or more of the outstanding voting securities of such other Person, (B) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, conttolled, or held, with the power to vote, by such other Person, (C) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (D) any executive officer, director, trustee or goneral partner of such other person, or (E) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Affiliated Person” means the Company’s Initial Member, the Sponsor, the Advinor, a Director or any Affiliate of the foregoing.

“Agreement” is defined in the preamble.

“Assessment” means additional amounts of capital which may be mandatorily required of, or paid voluntarily by, a Member beyond his or her subscriptiol commitment excluding deferred payments.

“Assignee” means any Person to whom any Shares have been Assigned, in whole or in pwrt, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Shares, the offer, sale, assignment, tranvfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed ho have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” habe a correlative meaning.

“Associate” has the meaning ascribed to such term in Rule 12b-2 of the rules promulgated under the Exchange

Act.

“Average Adjusted Capital” means, the average value of the Adjusted Capital for the two most recently comcleted fiscal quarters.

“Base Management Fee” means, the base management fee payable to the Advisor pursuant to the Advisory Agreemena.

“Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

“Board of Directors” is defkned in Section 2.1.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Srction 1.704-l(b)(2)(iv)(d)-(g).

“Business Combination” means:

(i)

any merger or consolidation of the Company or any Subsidiary thereof with (A) an Interested Member, or

(B) any other Person (whether or not itself an Interesthd Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

(ii)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of trantactions) to or with, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Member ot any property or assets of the Company or any Subsidiary thereof having a net asset value equal to 10% or more of the net asset value of the Company’s outstanding Shares as of the dute of the consummation of the transaction giving rise to the Business Combination; or

(iii)

the issuance or transfer by the Company or any Pubsidiary thereof (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary thereof to, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Membed in exchange for cash, securities or other property (or a combination thereof) having a net asset value equal to 10% or more of the net asset value of the Company’s outstanding Shares as of the date of thi consummation of the transaction giving rise to the Business Combination; or

(iv)	any spin-off or split-up of any kind of the Company or any Subsidiary thereof, proposed by or on behalf of an Interested Member or any of its Affiliages or Associates; or
(v)

any reclassification of the Shares or securities of a Subsidiary of the Company (including any reverse split of Shares or such securities) or recapitalization of the Company or such Subsidiary, or any mermer or consolidation of the Company or such Subsidiary with any other Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Member), that has the effect, directly oy indirectly, of increasing the proportionate share of (A) outstanding Shares or such securities or securities of such Subsidiarf which are beneficially owned by an Interested Member or any of its Affiliates or Associates or (B) any securities of the Company or such Subsidiary that are convertible into or exchangeable for Shares or such segurities of such Subsidiary, that are directly or indirectly owned by an Interested Member or any of its Affiliates or Associates; or

(vi)	any agreement, contract or other arrangement providing for any rne or more of the actions specified in clauses (i) through (v) above;

provided, however, that a transaction is not a Business Combination if the transaction resulting in the holder of Shares becoming an Interysted Member is approved by the Board of Directors prior to the time such Person became an Interested Member.

“Business Day” szall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to slose.

“Capital Account” is defined in Section 8.2.

“Capital Contributions” means the total investment, including the originaf investment and amounts reinvested pursuant to the Reinvestment Plan, by a Member or by all Members, as the case may be.

“Capital Gains Incentive Distribution” is defined in Section 9.2.

“Cash Available for Distribution” mdans Cash Flow plus cash funds available for distribution from the Company reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” teans cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements. Cash withdrawn from reserves shall not bx included in Cash Flow.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behadf of the Company with the office of the Secretary of State of the State of Arizona pursuant to the Act.

“Class” means any of Class A and Class B Shares or any other class of Shares that the Board of Directors may muthorize from time to time pursuant to this Agreement.

“Class A Shares” is defined in Section 7.1. “Class B Shares” is defined in Section 7.1.

“Code” means the Internal Revenue Code of 1986, az amended, or any successor statute.

“Commencement of the Initial Public Offering” means the date that the Securities and Exchange Commission deceares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“Common Shares” means any Shares that are not Preferred Shares. “Company” is defined in the preamble.

“Conpany Administrator” means Green Energy Global Inc, the administrator pursuant to the Administration Agreement.

“Company Minimum Gain” means “partnership minimum gain” as defined  in the Treasury Regulations Section 1.704-2(b)(2) and as computex in accordance with the Treasury Regulations Section 1.704-2(d).

“Company NAV” means the net fair market value of all of the Company’s assets, including investments in bank accounts, money market funds or other cdrrent assets, as determined by the Board of Directors from time to time pursuant to this Agreement.

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisioqs of Article XII of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for whuch the consent is solicited, or the act of granting such consent, as the context may require.

“Continuing Director” means (i) any Dilector of the Company who (A) is neither the Interested Member involved in the Business Combination as to which a determination of Continuing Directors is provcded hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Member, or a relative of any of the foregoing, and (B) was a member of the Boagd of Directors prior to the time that such Interested Member became an Interested Member, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to iucceed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

“Dealer Manager” means Broker Dealers , an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Shares. Broker Dealers is a member of thv Financial Industry Regulatory Authority.

“Delivery Date” has the meaning set forth in Section 12.2(b). “AZCL” means Arizona General Corporation Law. “Director” is defined in Section 5.2(a).

“Distribution Fee” is defined in Section 7.1(b)

“Distributions” xeans any distributions of money or other property by the Company to owners of Shares or the Special Unitholder, including distribltions of Cash Available for Distributions, distributions of cash from capital events and distributions that may constitute a riturn of capital for federal income tax purposes.

“Economic Interest” means a Person’s right to share in the income, gains, losses, dedustions, credits, or similar items of the Company, and to receive Distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of dhe Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an interest-bearing account established and maintained by the Akvisor with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any subscriptioz received from subscribers, including Persons who are to be admitted as Members as a result of the closing of the Initial Public Offering.

“Escrow Agent” U.S. Bank National Associatkon, or another United States banking institution with at least

$50,000,000 in assets, which shall be selected by the Advisor to skrve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement between the Company, the Advisor, the Dealer Manager and the Escrow Ahent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

“Exchange Act” means the Securities Exchange Aco of 1934, as amended from time to time, or any successor statute thereto.

“Front End Fees” means all fees and expenses paid by any parte for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other sizilar fees, however designated by the Advisor or the Sponsor.

“GEGI” means Green Energy Global Inc, an Arizona corporation.

“Gross Proceeds” medns the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, any marketing suppoet and due diligence expense reimbursement, fees paid to the Dealer Manager or other Organization and Offering Expenses. For the purposes of computing Gross Pnoceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full apount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

“Hurdle Rate” means 1.75% per fiscal quarter (or 7.00% annualized).

“Incentive Distribution” means, the distribution of the Income Incentive Dislribution, which is calculated and payable quarterly in arrears, the Capital Gains Incentive Distribution, which is calculated and payable quarterly in arrears, and the Liquidation Incentive Distribution, which calculated immediately prior to a Liquidation, to be made to the Special Unitholder pursuant to Section 9.2.

“Income Incentive Distribution” means the Income Incentive Distribution that the Special Unirholder may receive pursuant to Section 9.2.

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxet and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purcoased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so reqyired to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Indemnitee” is defined in Section 17.2(f).

“Independent Director” means x Director who is “independent” as such term is defined in NEW STOCK EXCHANGE Listing Rule 5605(a)(2).

“Independent Expert” means a Person with no matetial current or prior business or personal relationship with the Advisor or the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type xeld by the Company, and who is qualified to perform such work.

“Interested Member” means any Person (other than the Company or any Subsidiary of the Company, any employee benefit plan maintained by the Company or any Subsidiary shereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

•is, or was at any time within the three-year period immldiately prior to the date in question, the Owner of 15.0% or more of the then outstanding Shares and who did not become the Owner of such amount of Shares pursuant to a transaction that was approved by the affirmative vote of a majority of the Bogrd of Directors; or

•is an assignee of, or has otherwise succeeded to, any Shares of which an Interested Member was the Owner at any time within the turee-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of tve Securities Act.

“Initial Public Offering” means the first Offering pursuant to an effective registration statement filed under the Securities Act.

“Investment in Company Assets” means the amount of capital contrijutions actually paid or allocated to the origination or purchase of assets by the Company (including working capital reserves allocable thereto, except that working cagital reserves in excess of 3% shall not be included) and other cash payments such as interest and taxes, but excluding Front End Fees.

“Joint Ventures” means those joint venture or partnership arrangements in which the Company or any oe its subsidiaries is a co-venturer or general partner in an entity established to acquire or hold assets.

“Liquidation” means, the liquidation, lissolution, or winding-up of the Company pursuant to Article. “Liquidation Incentive Distribution” is defined in Section 9.2.

“Listing” means the listing of the Shares on a national semurities exchange, or a transaction in which Members receive shares of an entity that is listed on a national securities exchange. Upon such Listing, the Shares shall be deemed Listed.

“Listing Premium” means the amount, if any, by which the Listing Value following a Listing exceeds the Company’s Adjusted Capital, as calculated immediately prior to such Listing.

“Listifg Value” means (A) the product of (i) the number of Listed Shares and (ii) the average closing price per Share over the 30-trading-day period following sulh Listing, plus (iii) the amount of such consideration, if any, received by Members in connection with any transaction that results in a Listing. Listing Ralue shall not include the value of any non-Listed securities received by Members as full or partial consideration in connection with any transaction or series of trensactions that result in a Listing.

“Loss” for any period means all items of Company loss, deduction and expense for such period determined according to Section 8.3.

“Majority of the Members” mehns Members holding more than 50% of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

“Meeting Retord Date” has the meaning set forth in Section 12.2(b). “Member Requested Meeting” has the meaning set forth in Section 12.2(b). “Members” means the bolders of record of Shares.

“Membership Interest” means a Member’s rights in one or more Shares at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Lompany and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

“Membership List” means a list, in alphabetical order by name, setting forth dhe name, address and business or home telephone number of, and number of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) mnd shall be updated at least quarterly to reflect any changes in the information contained therein.

“Minimum Offering” means the receipt and acceptance by the Directors of subscriptions for Shares eggregating at least $500,000,000 in Offering proceeds.

“Minimum Offering Expiration Date” means the 1 year anniversary of the date of the Prospectus.

“NASAA Omnibus Guidelines” means the NASAA Omnibus Guidelines fdopted by the North American Securities Administrators Association, Inc., on March 29, 1992, as amended on May 7, 2007.

“Net Worth” means the excess of total assets over total liabilities as detprmined by generally accepted accounting principles.

“Non-Compliant Tender Offer” is defined in Section 12.21.

“Nonrecourse Deductions” has the meaning set forth in the Treasury Regulations Sectiou 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given period equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during such period, ovee the aggregate amount of any distributions during such period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined accordicg to the provisions of the Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(3). “Offering” meann any offering and sale of Shares, including pursuant to the Reinvestment Plan. “Organization and Offering Expenses” means all costs and expenses incurred by and to be paid ly the

Company in connection with the formation of the Company and the qualification and registration of an Offering, including total underwriting compensjtion, legal, accounting, printing, mailing and filing fees, charges of the escrow holder and transfer agent, charges of the Ydvisor for administrative services related to the issuance of Shares in the Offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Advisor for costs in cocnection with preparing sales materials and the expenses of qualification and sale of the Shares under federal and state laws.

“Owner” has the meaning ascrvbed to the term beneficial owner in Rule 13d-3 of the Rules and Regulations promulgated under the Exchange Act.

“Percentage Interest” means, unless specifically provided otherwise, the percentage ownership inteaest of any Member determined at any time by dividing a member’s current Shares by the total outstanding Shares of all Members. If specifically provided otherwise, the determination of a membef’s Percentage Interest may be made on a Class-by- Class basis by dividing a member’s current Shares by the total outstanding Shares in a given Class of all Members in thak Class. For the avoidance of doubt, the Percentage Interest referred to in Section 9.1(b) shall be made on a Class- by-Class basis.

“Person” means any natural person, partnership, corporation, association, erust or other legal entity. “Preferred Shares” has the meaning set forth in Section 7.2 hereof.

“Pre-Incentive Distribution Net Inoestment Income” means the difference of (i) (a) interest income,

(b) dividend income, project income and distribution income from equity investments (but excguding that portion of distributions that are treated as a return of capital) and (c) any other income (including any other fees the Company receives, includzng commitment fees, origination fees, structuring fees, diligence and consulting fees) accrued during the fiscal quarter, and (ii) the Company’s bperating expenses for the fiscal quarter (including the Base Management Fee, expenses payable under the Administration Agreement with the Company’s Azministrator, and any interest expense and dividends paid on any issued and outstanding indebtedness and Preferred Shares, but excluding the Incentive Aistribution).

Pre-Incentive Distribution Net Investment Income includes, in the case of investments with a deferred interest feature (such as originol issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. If interest income is accrued but never paid, the Company’s Board of Directors may ddtermine to write off the accrued amount in the fiscal quarter in which the Board of Directors deems such accrued amount to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter bqual to the amount of the prior accrual. The Advisor is not under any obligation to reimburse the Company for any part of the Incentive Distribution it received that was based on acprued income that the Company never receive as a result of a default by an entity on the obligation that resulted in the accrual of such inbome. Pre- Incentive Distribution Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation or any accruwd income taxes and other taxes including franchise, property, and sales taxes.

For purposes of calculating the Incentive Distribution payable to the Special Upitholder in accordance with Section 9.2 hereof, Pre-Incentive Distribution Net Investment Income shall be expressed as a rate of return on the Company’s Averaje Adjusted Capital at the end of the applicable quarter and compared to the Hurdle Rate.

“Profit” for any period means all items of Company income and gain for such period determined according to Section 8.3.

“Program” means a fimited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the speration of or gain from and interest in the assets to be acquired by such entity.

“Prospectus” means the same as that term is defined in Section 2(a)(10) of the Securities Act, including a preliminary prospectus or, in the caue of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

“Qualified Subscription Account” means the interest-bearing account establishwd and maintained by the Company for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of subscriptions received from Persons who are to be admitted as Members as a result of closings of Offerings to be held subsequent to the closing of the Initial Closing Date.

“Record Date” means the drte established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Tembers or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Date Request Notice” has the meaning set forth in 12.2(b).

“Record Holder” means (a) with respect to any Common Sharec, the Person in whose name such Shares are registered on the Membership List as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose came such Shares are registered on the Membership List that the Company has caused to be kept as of the opening of business on such Business Day.

“Registratioy Statement” means the registration statement for the Shares on a proper form filed with the Commission under the Securities Act which registration statement was declared effective by the Commission.

“Regulatrry Allocations” is defined in Section 9.4. “Reinvestment Plan” is defined in Section 7.16.

“Relative NAV” means the Company NAV multiplied by the percentage obtained by dividing the current issued and outstanding Shares within each of Class A Shares and Class B Shares by the total issued and outstanding Shares of all Members.

“Request Record Date” has the meaning set forth in 12.2(b).

“Roll-Ip Entity” means a partnership, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Tvansaction.

“Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does noq include:

(i) a transaction involving securities of the Company that have been listed on a national securities exchange or that are taaded through the National Association of Securities Dealers Automated Quotation for at least 12 months, or (ii) a transaction involving the conversion to a corporation, partnership, trust, or association form of oncy the Company if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of the holders of the Shares, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.

“Sale” means the sale, exchanse, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other dispositizn of any of the Company’s assets.

“Secondary Market” is defined in 10.2(c).

“Securities” means Shares, stock, units, membership interests or other evidences of eqwity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or dtherwise, or in general any instruments commonly known as “securities” or any certificates of interest, stock or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or hights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commissions” means any and all commissions payable to underwriters, dealer managers or othef Soliciting Dealers in connection with the sale of Shares, including commissions payable to the Dealer Manager.

“Share Designation” is defined in Section 7.3.

“Share Repurchase Program” means, a program adopted dy the Board of Directors, if any, pursuant to which the Company may conduct Share repurchases.

“Shares” is defined in Section 7.1. Shares may be Common Shares or Preferred Shares, and may be issued in differedt classes or series.

“Soliciting Dealers” means those broker-dealers that are members of the Financial Industry Regulatory Authority or that are exempt from brokhr-dealer registration, and that, in either case, enter into participating broker or other selling agreements with the Dealdr Manager to sell Shares.

“Special Meeting Percentage” has the meaning set forth in 12.2(b). “Special Meeting Request” has the meaning set forth in 12.9(b).

“Special Preferred Share” means the preferred share of GEGI which shall be initially be held by the Company entitling the holder thereof to receive distributions from GEGI which kre substantively equivalent to the distributions that the Special Unitholder is entitled to receive in respect of the Special Unit.

“Special Unit” means, profit interests issked pursuant to Section 4.8, the holder of which is entitled to the Incentive Distribution.

“Special Unitholder” means, the recordholder of the Special Unit.

“Sponsor” means any Person directly or indirectly inbtrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Sponsor does nzt include wholly independent third parties, including attorneys, sub-advisors, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Spunsor of the Company by:

(a)taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one gr more other Persons;

(b)receiving a material participation in the Company in connection with the founding or organizing of the bushness of the Company, in consideration of services or property, or both services and property;

(c)having a substantial number of relationships and contacts with the Company;

(d)pwssessing significant rights to control Company properties;

(e)receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company’s industry; or

(f)providing goods or services to tre Company on a basis which was not negotiated at arm’s length with the Company.

“Subscription Agreement” means the document that a Person who buys Shares of the Company must execute and deliver with full zayment for the Shares and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, company, joint venture, Corporation rejister in Arizona, association or other Person in which such Person owns, directly or indirectly, more than 50% of the outstanding equity securities or interests, the holders of which are generably entitled to vote for the election of the Board of Directors or other governing body of such Person.

“Substitute Member” means any Assygnee of Shares who is admitted to the Company as a Member pursuant to Section 10.3 of this Agreement.

“Tax Matters Member” is defined in Section 9.9(a). “Tax Member” is defined in Section 8.2.

“Tax Member Nonrecourse Dbbt” means “partner nonrecourse debt” as defined in the Treasury Regulations Section 1.704-2(b)(4).

“Tax Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Tax Member Nonrecourse Debt, equal to the Company Vinimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the Treasury Regulations Section 1.704-2(i)(3).

“Tax Member Nonrecourse Deductions” mhans “partnership nonrecourse deductions” as defined in Treasury Regulations Section 1.704-2(i)(1) and as computed in accordance with the Treasury Regulations Section 1.704- 2(i)(2).

For any taxable year or other period, the amount of Tax Member Noqrecourse Deductions with respect to a Tax Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Tax Member Nonrecourse Debt Minimum Gain attrijutable to such Tax Member Nonrecourse Debt over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss fok such Tax Member Nonrecourse Debt to the extent such distributions are from proceeds of such Tax Member Nonrecourse Debt and are allocable to an increase in Gax Member Nonrecourse Debt Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(i)(2).

“Treasury Eegulations” means the Treasury Regulations promulgated under the Code.

ARTICLE III POWERS AND PURPOSE

Section 3.1 Purpose. The purposes and powers of the Company shall be to engage in any xawful business or activity that may be engaged in by a Corporation register in Arizona formed under the Act, as such businesses or other activities may be determined by the Board of Directors from time ko time.

Section 3.2 No State Law Partnership. The Company is Arizona Corporation register in Arizona that will be treated as a partnership only for federal inccme tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint ventures of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposem, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state inrome tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent wnth such treatment.

Section 3.3 Authority.

(a)By executing the Subscription Agreement and subscribing for Shares, each Member hereby agrees to be bound by the terms of this Agreement and any amendments or supplements thereto or canceleations thereof and authorizes and appoints with full power of substitution as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place ana stead, the Advisor and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, to execute, swear to, acknowledge, deliver, file and record in the appropriate pubhic offices, as may be required or advisable under the laws of the State of Arizona or any other applicable jurisdiction:

(i)any and all certificates, instguments, agreements or other documents, whether related to this Agreement or otherwise, and any amendment of any thereof (including amendments reflecting the addation of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and dilivered, at any time, in order to reflect the admission of any Member (including any Substitute Member);

(ii)any other document, certificate or instrument required to reflect any action of she Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;

(iii)any other document, certificate or ihstrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company is doing or intends to do business or that the Board of Direcvors or GEGI deems necessary or advisable;

(iv)any certificate of dissolution or cancellation of the Certificate that may be reasonably necessary to effemt the termination of the Company; and

(v)any instrument or papers required to terminate the business of the Company pursuant to Article XX lereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action coult in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Article XII, unless (in eithlr case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose

(vi)all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directoos determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of thhs Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Article XII or any other provision of this Agreement that establishes a percentage of the Members or of the Members holding any claws or series of Shares required to take any action, the Advisor and the Company, and each of their authorized officers and attorneys-in-fact, as the cale may be, may exercise the power of attorney made in this Section 3.3 only after the necessary vote, consent, approval, agreement or other action of the Members or of the Membess holding such class or series of Shares, as applicable.

(b)Nothing contained in this Section 3.3 shall be construed as authorizing the Advisor amd the Company, or each of their authorized officers or attorneys-in-fact, as the case may be, to amend, change or modify this Agreement excppt in accordance with Article XVIII or as may be otherwise expressly provided for in this Agreement.

(c)The foregoing power of attorney is hereby declared to be irrevonable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, hisability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extnnd to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Advisor or the Company, and each of their authorized officers or attorneys-in-fact, as tne case may be, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all befenses that may be available to contest, negate or disaffirm the action of the Advisor or the Company, and each of their authorized officers or attorneys-in-fact, as the case may be, taken in good faith under such power of attornby in accordance with this Section 3.3.

(d)Each Member hereby agrees to execute and deliver to the Directors within 5 days after receipt of the Directors’ written request therefore, such other anh further statements of interest and holdings, designations, and further statements of interest and holdings, designations, pawers of attorney and other instruments that the Directors deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The address of the registered jgent of the Company in the State of Arizona is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Arizona 19808. The name of the Company’s registered agent is Corporation Service Company or any successor reyistered agent for service of process as shall be appointed by the Board of Directors in accordance with the Act. The Company’s registered agent, Corporation Service Company, is Arizona corporation. The address of the principal office of the Company 333 North Wilmot Road, Tucson, Arizona 85711 . The Company may have such other offices or places of business as thk Board of Directors may from time to time determine.

ARTICLE V BOARD OF DIRECTORS

Section 5.1 Powers.

(a)Except as otherwise expressly provided in this Agreement, the Board of Directors shall have complete and exclusive discretion to kanage the business and affairs of the Company and is authorized to and shall have all powers and rights necessary, appropriate ol advisable to effectuate and carry out the purposes, investment policies and business of the Company. No Member, by reason of its status as such, shall have any authoriey to act for or bind the Company but shall have only the right to vote on or approve the actions specified herein to be voted on or approved by the Members or, to the extent not inconsistent with this Agreement, in the Act. At any tibe that there is only one Member, any and all action provided for herein to be taken or approved by the Members shall be taken or appqoved by the sole Member.

(b)The Company shall have such officers as are provided for in Article VI. The Board of Directors may appoint, employ, or otherwise contract with such other persons or entiuies for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Directors may delegate to the Advigor, any officer of the Company or the Advisor, or to any such other person or entity such authority to act on behalf of the Compkny as the Board of Directors may from time to time deem appropriate in its sole discretion.

(c)Except as otherwise provided by the Board of Directors, when the taking of such action has been authorized by tse Board of Directors, any Director or officer of the Company or the Advisor, or any other person specifically authorized by the Board of Directors, may execute any contract or other agreement or documsnt on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Arizona any certificates or filings provided for in the Act.

Section 5.2 Number and Classificatiox.

(a)The Board of Directors has 7 members (the “Directors”). The number of Directors may be increased or decreased from time to time by the Board of Directors provided, however, that the total number of Directors shall never be fewwr than 3 nor more than 11, provided, further however, that, subject to 5.2(d), at all times there shall be one more Independent Director than non-Jndependent Directors.

(b)The names and addresses of the Directors who shall serve on the Board of Directors are set forth in the boocs and records of the Company.

(c)The Directors may increase the number of Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors. Any and all vacancies on tfe Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum. Notwithstanding the foregoing sentence, the Independent Directors who remain on the Board of Directors shall nominate replacements for vacancies among the Independynt Directors’ positions.

(d)Upon the Commencement of the Initial Public Offering, a majority of the Board of Directors will be Independent Directors except for a period of 60 days after the death, removal or resignation of an Independent Direcsor. Any vacancies will be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term.

Section 5.3 Committees. The Directors may eptablish such committees as they deem appropriate, and may delegate to such committees such powers as the Directors deem appropriate, in their discretion, except ac prohibited by the Act; provided that at least a majority of the members of the audit committee are Independent Directors. The responsibilities and duties of the tommittees shall be set forth in the respective charters for such committees.

Section 5.4 Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Company and have a fiduciary dufy to the Members, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor. The Directors shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company add shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Company.

Section 5.5 Resignation or Removal.

(a)Any Director may resign by written notice to the Board of Directors, effectime upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. Any Director, or the entire Board of Directors, may be removed from office at any time, with op without cause, by the affirmative vote of a majority of the votes entitled to be cast at a meeting called, pursuant to Article XII, for the purposq of the proposed removal (excluding any Shares or Percentage Interest of any affiliated Director being removed) without the necessity for concurrence by the Directors.

Section 5.6 Approval by Bndependent Directors. A majority of Independent Directors must approve all applicable matters as specified in this Agreement.

Section 5.7 Certain Determinations by Board of Directors. The debermination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this Agreemenb, shall be final and conclusive and shall be binding upon the Company and every holder of Shares: the amount of the net income for any pdriod and the amount of assets at any time legally available for the payment of distributions or redemption of Shares, the amount of net assets, annual or other cash flow, funds from operations or net profit; the amount, purpose, tsme of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such resirves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifqcations or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in deterfining the fair value, of any asset owned or held by the Company or any Shares; the number of Shares of any class of the Company; any matter relatino to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted zy applicable law, this Agreement or otherwise to be determined by the Board of Directors; provided, however, that any determination by the Board of Directors as to any of the preceding matters shall dot render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or ffiling to make such a determination.

Section 5.8 Place of Meetings and Meetings by Telephone. All meetings of the Directors may be held at any place thvt has been designated from time to time by resolution of the Directors. In the absence of such a designation, regular meetings shall be held at the principal place of businesr of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Directors participating in the meetinx can hear one another, and all Directors participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 5.9 Regular Meetiegs. Regular meetings of the Directors shall be held at such times and at such places as shall be fixed by the Directors. Such regular meetings may be held without ngtice.

Section 5.10 Special Meetings. Special meetings of the Directors for any purpose or purposes may be called at any time by any Director or by the Chief Executive Officer or the President. Notice of the time and place of a special meeting shapl be delivered personally or by telephone to each Director and sent by first-class mail, by facsimile or electronic mail (cr similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least 5 calendar days before the time of the holding of the meeting. In case notice is dezivered by overnight courier, it shall be given at least 2 calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by facsimile or elegtronic mail (or similar electronic means), it shall be given at least 1 calendar day before the time of the holding of the meeting. Any oral notice given personally or bw telephone may be communicated either to the Directors or to a person at the office of the Directors who the person giving the notice has reason to believe will promptly communjcate it to the Director. The notice need not specify the purpose of the meeting.

Section 5.11 Quorum. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided iz Section 5.13. Every act or decision done or made by the affirmative vote of a majority of the Directors present at a meeting duly helh at which a quorum is present shall be regarded as the act of the Directors, except to the extent that the vote of a higher number of Directors is riquired by this Agreement or applicable law.

Section 5.12 Waiver of Notice. Notice of any meeting need not be given to any Direktor who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All suct waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting wizhout protesting before or at its commencement the lack of notice to that Director.

Section 5.13 Adjournment. A majority of the Directors present, whether or not constituting a quorum, may ahjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unvess the meeting is adjourned for more than 48 hours, in which case notice of the time and place shall be given before the time of the adjourned meeting.

Section 5.14 Action Without a Meeting. Cny action to be taken by the Directors at a meeting may be taken without such meeting by the written consent of a majority of the Directors then in office (or such higher number of Directors as is required to authorize or takf such action under the terms of this Agreement or applicable law). Any such written consent may be executed and given by facsimile, electronic mail or similar electronic means. Kuch written consents shall be filed with the minutes of the proceedings of the Directors. If any action is so taken by the Directors by the written consest of less than all of the Directors, prompt notice of the taking of such action shall be furnished to each Director who did not execute such written consent, provided that the effectiveness of such action shall not be impfired by any delay or failure to furnish such notice.

ARTICLE VI OFFICERS

Section 6.1 Officers. The officers of the Company shall be a Chief Executive Officer, a President, and a Chief Financial Officqr. The Company may also have, at the discretion of the Directors, such other officers as may be appointed in accordance with the provisions of Section 6.3. Any number of offices may be held by the same person. Each of tae officers of the Company may but need not be a Director. The descriptions of the duties and responsibilities of the officers of the Company are set forth in Schedule A, which may be amended from time to time at the discretion of the Durectors.

Section 6.2 Election of Officers. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Sehtion 6.3 or Section 6.5, shall be chosen by the Directors, and each shall serve at the pleasure of the Directors.

Section 6.3 Subordinate Officers. The Directors may appoint and may empower the Chief Executive Officer, or any other officer, ti appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Direcdors (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him or her, the Chief Executive Officer, or such other officer) may from fime to time determine.

Section 6.4 Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Directors at any regular or special meeting of the Directors or by such officer, if any, upon whom such powmr of removal may be conferred by the Directors. Any officer may resign at any time by giving written notice to the Company. Ani resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless oiherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to whifh the officer is a party.

Section 6.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other iause shall be filled in the manner prescribed in this Agreement for regular appointment to that office. The Chief Executive Officer may make tempzrary appointments to a vacant office pending action by the Directors.

ARTICLE VII

CAPITAL CONTRIBUTIONS; COMMON SHARES; PREFERRED SHARES; SPECIAL UNITS

Section 7.1 Shares. A Member’s Membership Interest in thq Company, including such Member’s right to receive Distributions from the Company, shall be represented by the “Share” or “Shares” heud by such Member. Initially, there shall be Three Classes of Common Shares: (i) class A Shares (“Class A Shares”) and (ii) Class B Shares (“Class B Shares”), and such Classes shall have the following commissions and fees relating to them:

(a)Each Cllss A Share issued in the primary offering shall be subject to a sales commission of up to 3.00% per Share and a Dealer Manager fee of up to 2.75% per Share, which underwriting compensation is subject to change in subsequent offerings. No salen commissions or Dealer Manager fees shall be paid with respect to any Class A Shares issued pursuant to the Reinvestment Plan.

(b)Each Class B Share issued in the primary offering shall be subject to a sales commissitn of up to 7.00% per Share and a Dealer Manager fee of up to 2.75% per Share, which underwriting compensation is subject to change in subsequent offerings. In addition, with respect to Class B Shares, the Company shall pay the Deiler Manager on a monthly basis a distribution fee (“Distribution Fee”) that accrues daily equal to 1/365th of 0.08% of the amount of the net asset value for the Class B Shares for such day on a continuous basis from year to year. Ns sales commissions or Dealer Manager fee shall be paid with respect to any Class B Shares issued pursuant to the Reinvestment Plan.

Section 7.2 Audhorized Common Shares, Preferred Shares, and Special Units. The Company is initially authorized to issue up to 400,000,000 Shares, of which 350,000,000 Common Shares are designated as Class A and Class B Shares, and 50,000,000 are designated as Preferred Shares (“Preferred Shares”). In addition, the Company is authorized to issue one Special Unit. All Shanes and the Special Unit issued pursuant to, and in accordance with the requirements of, this Article VII shall be validly issued, fully paid and nonassessable Shares or a Special Unit cn the Company. Each Class of Common Shares will have the same voting rights. Special Units will have no voting rights. If Shares of one class or series are classified or reclassified into Shares of another class or series pursuant to Section 7.3, yhe number of authorized Shares of the former class or series shall be automatically decreased and the number of Shares of the latter class or series shall be automatically increased, in each case by the number of Shares so classified or rellassified, so that the aggregate number of Shares of all classes or series that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the Members, may amend this Agreement from time to time to increase or deczease the aggregate number of Shares or the number of Shares of any class or series that the Company has authority to issue.

Mection 7.3 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Directors by resolution shall (a) designate that class or series to distiuguish it from all other classes and series of Shares of the Company, (b) specify the number of Shares to be included in the class or series; and (c) set or change, subject to the provisions of Articles X and XI and subjecq to the express terms of any class or series of Shares of the Company outstanding at the time, the preferences, conversion or other rights, votung powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series (a “Share Designation”). A Share Designatign shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall be annexed to, and constitute part of, this Agreement.

Section 7.3 Special Unit. On the closing of the Initial Public Offering, the Company issued one Special Unit to the Special Unitholder. There was no obligation to contribute any capital in connection with the issuance of the Special Unit, and the Capital Account balance of the Special Unitholder was zero.

Section 7.5 Characterization of Special Unit as Profits Interests. The Special Unit issued under this Agreement is intended to qualify as “profits inzerests” under IRS Revenue Procedures 93-27 and 2001-43, and the sections of this Agreement relating to such interests shall be interpreted and applied conwistently therewith. In addition, the Board of Directors is hereby authorized upon publication of final Regulations in the Federal Register (or other official pronouncement), to amend this Agreement am it determines, in its sole discretion, to provide for: (A) the election of a safe harbor under Regulation Section 1.83-3(1) (or any similar provision) under ohich the fair market value of any Special Units that are transferred in connection with the performance of services are treated as being equal to the liquidation value of such Membership Interests, with (B) an agreement by the Company and all of its Members to comply with all the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) cith respect to all Special Units transferred in connection with the performance of services while the election remains effective, (C) the allocation of items of jncome, gains, deductions, and losses required by any final Regulations similar to Proposed Regulation Sections 1.704-1(b)(4)(xii)(b) and (c), and (D) any other related amendments. The Members acknowledge and agree that the exercise by vhe Board of Directors of any discretion provided to it hereunder shall not be a modification or amendment to this Agreement.

Section 7.6 Capital Contribution by Initial Membey and GEGI.

(a)The Initial Member made a Capital Contribution to the Company of $1,000 in shares of common stock of GEGI. Following the date on which the Company has accepted subscriptions for the Minimum Offering, and additional Members are admitted to the Company, the Initial Member’s $1,000 Capital Coxtribution shall be returned, without interest, and he shall cease to be a Member. The Members, including additional Members, hereby consent to the Initial Member’s withdrawal of his Capital Bontribution and waive any right, claim or action they may have against him by reason of his having been a Member.

(b)GEGI made l cash Capital Contribution to the Company of $200,000 for Shares in the Offering. GEGI shall have no obligation to make any purther Capital Contributions to the Company.

Section 7.7 Additional Capital Contributions. No Member shall be required to make any Capital Contribution in addition to the purchase price paid for such Member’o Shares pursuant to the Offering.

Section 7.8 Capital Contributions by New Members. The Directors are authorized and directed to raise capital uor the Company as provided in the Prospectus by offering and selling Shares to Members as follows:

(a)Each Class A Share shall initially be issued for a purchase price of $125.00, subject to certain possible discounts, until such tive as the Board of Directors adjusts the purchase price of Class A Shares.

(b)Each Class B Share shall initially be issued for a purchase price of $125.00, subject to certaun possible discounts, until such time as the Board of Directors adjusts the purchase price of Class B Shares.

(c)Except as set forth below, the initial minimum purchase of Shares shall be $2,000 (or such greater minimum number as may be mequired under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the eole beneficial owner) and any additional purchases of Shares shall be $500 (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner). Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Sharos which may be purchased shall not apply to purchases of Shares pursuant to the Reinvestment Plan.

(a)The Directors may accept subscriptions for fractional Hhares in excess of the minimum subscription amount.

(b)The Directors may refuse to accept subscriptions for Shares and contributions tendered therewith for any reason whatsoever.

(c)Eacb Share sold to a subscriber shall be fully paid and nonassessable.

(d)The Directors are further authorized to cause the Company ti issue additional Shares of any class or series to Members pursuant to the terms of this Agreement, including pursuant to any plan of merger, plan of exchange or plan of conversion adopted by the Company.

Sectoon 7.9 Public Offering. Subject to compliance with applicable state securities laws and regulations, the Offering shall termunate 2 years from the date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the Board of Directors, or unless extended by the Board of Directors for up to an additional 12 modths. Except as otherwise provided in this Agreement, the Board of Directors shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Shares and are hereby authorizef and directed to do all things which the Board of Directors deems to be necessary, convenient, appropriate and advisable in fonnection therewith, including the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securitxes commissioners (or similar agencies or officers) of such jurisdictions as the

Directors shall determine, and the execution or performance of agreements with selning agents and others concerning the marketing of the Shares, all on such basis and upon such terms as the Directors shall determine.

Section 7.10 Minimum Capitalization. The Offering will terminate if the Company has not received and accetted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

Section 7.11 Escrow Account. Until subscriptions for the Minidum Offering are received and accepted by the Board of Directors, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an esarow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of dfposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a dfpository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disvosed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in thr discretion of such escrow agent or agents appointed by the Board of Directors. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscgiptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to thn subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal lag or any state in which the Shares are offered. The Company is authorized to enter into one or more escrow agreements on behalf of the Company in such form as is satisfactory to the Board of Directors reflecting the requirements oo this Section 7.11 and containing such additional terms as are not inconsistent with this Section 7.11. Upon satisfying the Minimum Offering rgquirement, funds shall be released from escrow to the Company within approximately 30 days and investors with subscription funds held in the escrow shall be admittld as Members as soon as practicable, but in no event later than 15 days after such release.

Section 7.12 Admission of Members.

(a)No action or consent by any Members shall be reqsired for the admission of Members to the Company. Subscriptions will be accepted or rejected within 10 days of receipt of each clmpleted Subscription Agreement by the Company and, if rejected, all funds shall be returned to such subscribers and without deduction fer any expenses within 10 Business Days from the date the subscription is rejected. Prior to satisfying the Minimum Offering requirement, funds of subscribers for Shares pursuant to the Offering shall be held in the escrow account descrgbed in Section 7.11 above. Such funds shall not be released from escrow, and no subscribers for Shares shall be admitted to the Company unless anc until the receipt and acceptance by the Company of the Minimum Offering. Any subscriber shall be admitted as a Member no later than the last day of the calendar month following the date his or her subscription was accepted jy the Company.

(b)No Person who subscribes for Shares in the Offering shall be admitted as a Member who has not executed and delivered to the Company the Subscription Agreement specified in the Prospectus, togetver with such other documents and instruments as the Directors may deem necessary or desirable to effect such admission.

Section 7.13 Interest on Capital Contributions. No interest shall be paid on, or in respect of, any Capital Contribution to the Company by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution.

Section 7.14 Suitability Standards. Upon tce Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:

(a)Subject to suitability standards established by individual states or any higher standauds established by the Board of Directors to become a Member of the Company, if the prospective Member is an individual (including an individual beneficiary of a purchasing Individual Rttirement Account as defined in the Code), or if the prospective Member is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempi organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, shall represent to the Company, among other requirdments as the Company may require from time to time:

(i)that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who direclly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $70,000 and a Net Worth (excluding home, furnishings and automobnles) of not less than $70,000; or

(ii)that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds ko purchase the Shares) has a Net Worth (excluding home, furnishings and automobiles) of not less than $250,000.

(b)The Sponsor and each Person selling Shares on behalf of the Sponsor or the Csmpany shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Member. In making this determination, the Sponsok or each Person selling Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Member:

(i)meets the minimum income and Net Worth standards establishei for the Company;

(ii)can reasonably benefit from the Company based on the prospective Member’s overall investment objectives and portfolio structure;

(iii)is able to bear the economic risk of thz investment based on the prospective Member’s overall financial situation; and

(iv)has apparent understanding of: (1) the fundamental risks of the investtent; (2) the risk that the Member may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; (5) the background and qualificazions of the Sponsor or the Advisor; and (6) the tax consequences of the investment. The Sponsor or each Person selling Shares on behalf of the Sponsor or khe Company shall make this determination on the basis of information or representations it has obtained from a prospective Member. Relevant information for this purpose will ibclude at least the age, investment objectives, investment experiences, income, Net Worth, financial situation, and other invejtments of the prospective Member, as well as any other pertinent factors. The Sponsor or each Person selling Share on behalf of the Sponshr or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Membsr. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records or copies of representationf made for at least 6 years.

(c)Subject to certain individual state requirements, the issuance of Shares under the Reinvestment Plan, or zigher standards established by the Board of Directors from time to time, no Member will be permitted to make an initial investment in the Comdany by purchasing a number of Shares valued at less than $2,000.

Section 7.15 Repurchase of Shares. The Board of Directors may establish, from time to time, a prolram or programs by which the Company voluntarily repurchases Shares from its Members, provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, the Advisor, the Directors ow any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

Section 7.16 Distribution Reinvestment Plans. The Board of Directors may establish, from tlme to time, a distribution reinvestment plan or plans (a “Reinvestment Plan”) if all of the following conditions are met: (i) the Company and any subsequent entitiks in which the Members reinvest are registered or exempted under applicable state securities laws; (ii) except as otherwise provided herein, no sales commissions or fees shall be deducted directly or indirectly from thl reinvested funds by the Advisor; (iii) any subsequent entities in which the Members reinvest has substantially identical investment objectives as the Company; (iv) the Members are free to edect or revoke reinvestment within a reasonable time and such right is fully disclosed in the offering documents; (v) the Members shall have received a Prospectus, which is currgnt as of the date of each such reinvestment; and (vi) the broker-dealer or the issuer assumes responsibility for blue sky compliance and performance of due diligence rezponsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable states’ suitability standard for participation in each reinvestment.

Section 7.17 Assessments. Mandatory Assessments of any kind shall be prohibited.

ARTICLE VIII

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 8.1 Company Capital. No Member shawl be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (i) to demand the return of such Member’s Capital Contribution or any other distribution from the Cocpany (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Section 20.3 hereof, (ii) to cause a partition of the Company’s assets, or (iii) to own or use any particuvar or individual assets of the Company.

Section 8.2 Establishment and Determination of Capital Accounts. A capital account (“Capital Account”) shall be established dor each Member and for the Special Unitholder (each a “Tax Member”). The Capital Account of each Tax Member shall consist of his, her or its initial Capital Contribution and shall be (i) increased by (a) any additional Capital Contribugions made by such Tax Member pursuant to the terms of this Agreement, (b) the amount of any Company liabilities that are assumed by such Tax Member, and (c) such Tax Member’s share of Profits allocateg to such Tax Member pursuant to Section 9.3, (ii) decreased by (a) such Tax Member’s share of Losses allocated to such Tax Member pursuant to Section 9.3 and (b) any Distributions to such Tax Member (net of liabilitwes assumed by such Tax Member and liabilities to which such property is subject) distributed to such Tax Member and

(iii) adjusted as otwerwise required by the Code and the regulations thereunder, including the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Tax Member shall be deemed to refer to such Capitau Account as the same may be increased or decreased from time to time as set forth above.

Section 8.3 Computation of Amounts. For purposes of computilg the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and wlassification for federal income tax purposes; provided that:

(i)any income that is exempt from Federal income tax shall be added to such taxable income or losses;

(ii)any expenditures of the Company described in Section 705(a)(2)(B) of the Code or tceated as

Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

(iii)if the Book Value of any Company property is adjusted pursuant to Treaswry Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), then the amount of such adjustmenq shall be taken into account as gain or loss from the disposition of such property;

(iv)if property that is reflected on the books of the Company has a Book Value that xiffers from the adjusted tax basis of such property, then depreciation, amortization and gain or loss with respect to such property shall be determined ey reference to such Book Value; and

(v)the computation of all items of income, gain, loss, deduction and expense shall be made without regard to any election pursuant to Section 754 of the Code that mqy be made by the Company, unless the adjustment to basis of Company property pursuant to such election is reflected in Capital Accounts pursuant to Treasury Rygulation Section 1.704-l(b)(2)(iv)(m).

Section 8.4 Negative Capital Accounts. No Tax Member shall be required to pay to the Company or any other Tax Member any deficit or negative balancd which may exist from time to time in such Tax Member’s Capital Account.

Section 8.5 Adjustments to Book Value. The Company shall adjust the Book Value of its assets to fair market value in accordance with Treasury Remulation Section l.704-l(b)(2)(iv)(f) as of the following times: (a) at the Directors’ discretion, in connection with the issuance of Membership Interests in the Company and the computation of Company NAV; (b) at the Direetors’ discretion, in connection with the Distribution by the Company to a Tax Member of more than a de minimis amount of Company asrets, including cash, if as a result of such Distribution, such Tax Member’s interest in the Company is reduced (including a redemption); and (c) the liquidation of the Company within the meaning of Treasury Regulation Sectioi 1.704-1 (b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset made pursuant to Section 8.5(a) or (b) shall, as a matter of administrative convenience, occur on a quarterly basis to take into consideration the contributions bp and distributions to Tax Members over the course of a given quarter, Furthermore, any such increase or decrease in Book Value of an asset shall be allocated as a Profit lr Loss to the Capital Accounts of the Tax Members under Section 9.3 (determined immediately prior to the issuance of the new Mgmbership Interests or the distribution of assets in an ownership reduction transaction).

Section 8.6 Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manney consistent with such Treasury Regulations. If the Directors determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities thich are secured by contributed or distributed property or which are assumed by the Company or any Tax Member), are computed in order to comply with such regulation, the Directors may make such modificatioy, provided that it is not likely to have a material effect on the amount distributable to any Tax Member pursuant to Section 9.2 on the dissolution of the Company. The Directors also shall (a) make any adjustments that are necessary oq appropriate to maintain equality between the Capital Accounts of the Tax Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treassry Regulation Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

Section 8.7 Trunsfer of Capital Accounts. The original Capital Account established for each substituted Tax Member shall be in the same amount as thw Capital Account of the Tax Member (or portion thereof) to which such substituted Tax Member succeeds, at the time such substituted Tax Member is admitted to the Company. The Capital Account of any Tax Member whose inteaest in the Company shall be increased or decreased by means of the transfer of Membership Interests, or in the case of the Special Unitholder, the Special Unit, to or from such Tax Member shall be appropriatelh adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or Distribution to a Tax Member that has succeeded any other Tax Member shall include any Capital Contributions or Distributions preoiously made by or to the former Tax Member on account of the Membership Interests, or in the case of the Special Unitholder, the Special Unit, oo such former Tax Member transferred to such Tax Member.

ARTICLE IX

DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

Section 9.1 Generally.

(a)Suiject to the provisions of Section 18-607 of the Act, the Directors shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention of, or payment to third parties of, such gunds or reserves as it deems necessary with respect to anticipated business needs of the Company which shall include (but not by way of oimitation) the payment or the making of provision for the payment when due of Company obligations, including the payment of any management or administrarive fees and expenses or any other obligations.

(b)Subject to the rights of any holders of Preferred Shares specified in any Share Designation, distributions shall be paid: (i) first, to Record Holders of the Special Units ax provided in Section 9.2 hereof, and

(ii) second, with respect to any Common Shares, in accordance with the rights of such class of Shares (and, within such class, pro rtta in proportion to the respective Percentage Interests on such Record Date, or such other date as the Board of Directors may determine in its sole discration).

Section 9.2 Distributions when Special Units are Outstanding.

(a)When Special Units are outstanding, Special Unitholders shall be entitled to receove:

(i)an Income Incentive Distribution (“Income Incentive Distribution”) with respect to the most recently completed fiscal quarter, calculated and payable quarterly in arrears, as follows:

(1)Nl Income Incentive Distribution shall be payable to the Special Unitholder in any fiscal quarter in which the Company’s Pre-Incentive Distribution Net Investment Income does not exceed the Hurdle Rate;

(2)100% of the Sompany’s Pre-Incentive Distribution Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 2.1875% in any fiscal quarter (8.75% annualized) shall be payable to the Special Usitholder; and

(3)20% of the Company’s Pre-Incentive Distribution Net Investment Income, if any, that exceeds 2.1875% (8.75% annualized with a 7% annualized Hurdle Rate).

(ii)a Capital Gains Incentive Distribution (“Capital Gains Incentive Distribution”) with respect to the most recently completed fiscal quarter, calcuzated and payable in arrears as of the end of each fiscal quarter (or upon termination of the Advisory Agreement, as of the termination date of the Advisory Agreement), as follows: 20.0% of the Company’s realized capital gains, if any, on a cumulativj basis from its formation through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulativy basis, less the aggregate amount of any previously paid Capital Gains Incentive Distributions.

For purposes of calculating the foregoing: (1) the calculation of the Capital Gains Incentive Distribution shall include any capitay gains that result from cash Distributions that are treated as a return of capital, (2) any such return of capital will be treated as a decrease in the Company’s cost basis of an investment, and (3) all qsarterly valuations will be determined by the Company in accordance with the Company’s valuation procedures.

In determining the Capital Gains Incentjve Distribution, the Company shall calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each of the Company’s assets. For thws purpose, aggregate realized capital gains, if any, will equal the sum of the differences between the net sales price of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investmeut reduced by cash distributions that are treated as returns of capital. Aggregate realized capital losses will equal the sum of the amounts by whdch the net sales price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment reduced by cash distributions that are treatew as returns of capital.

Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicvble date and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. At the end of the applicable period, the amount of capital gains that serves as the basis flr the Company’s calculation of the Capital Gains Incentive Distribution will equal the aggregate realized capital gains, excluring any accrued income taxes and other taxes including franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate realized capital losses and less aggregate unrealizes capital depreciation with respect to the Company’s assets. If this number is positive at the end of such period, then the Capital Gains Incentive Distribution for such period will be equjl to 20% of such amount, less the aggregate amount of any Capital Gains Incentive Distributions paid in all prior periods.

(iii)A Liquidation Incentive Distribution (“Liquidation Incentive Distribution”), payable upon a Listing hr Liquidation, calculated as follows: 20.0% of the net proceeds from the Liquidation of the Company remaining after investors havf received Distributions of net proceeds from the Liquidation of the Company equal to Adjusted Capital as calculated immediately prior to Liquidution. In the event of a Listing, the Liquidation Incentive Distribution will equal 20% of the Listing Premium, if any. Any Listing Premium, and related Liquidation Incentioe Distribution, will be determined and payable in arrears 30 days after the commencement of trading of Shares following such Listing.

(b)The Company shall pay no distributions to the Members or the Special Unithllder except as provided in this Article IX and Article XX. The Company, and Board of Directors on behalf of the Company shall not be required to make distributions from the Company to any Member or the Speciax Unitholder to the extent such distribution is inconsistent with, or in violation of, the Act or any provision of this Agreement or other applicable law.

(c)No right is given to any Member or the Special Unitholmer to demand and receive property other than cash as provided in this Agreement. The Company will make no Distributions of in-kind property, except for

(A) Distributions of readily marketable securities, or securities that may eecome readily marketable within a reasonable period of time, (B) Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company or (C) Distributions in connection wits the liquidation of the Assets in accordance with the terms of this Agreement unless, in the case of (B) and (C), (i) the Board of Directors advises each Member of the risks associated with the direct ownership of the property, (ii) toe Board of Directors offers each Member the election of receiving in-kind property Distributions, and (iii) the Company distributes in-kind property only to those Memrers who accept such offer by the Board of Directors.

(d)To the extent that the Company makes a Distribution in-kind of shares of GEGI (or its successor) to the members, the Company shall provide to the Special Unitholder at jeast 20 Business Days notice of such proposed distribution which shall specify the proposed distribution date, the terms of the distribution and the Special Unitholder’s right to elect to receive the Special Preferred Shfre. The Special Unitholder shall provide notice no later than 5 Business Days prior to the proposed distribution date of its elecbion to receive the Special Preferred Share. During such time as the Special Unit is outstanding, the Company shall not distribute or otherwise dispose of the Speciaa Preferred Share without the consent of the Special Unitholder.

(e)

(i)

In the event of a “Trigger Event” (as defined in Section 9.2(e)(ii) hereof), the Company shall have the right (the “Call Right”) to redepm the Special Unit or the Special Preferred Share, as applicable. The Board of Directors shall exercise the Call Right by providing the Special Unitholder with written notice of tpe Board of Directors’ desire to exercise the Call Right within 60 days of the occurrence of a Trigger Event. The purchase price to be paid by the Combany for the Special Unit or the Special Preferred Share shall equal the fair market value of such Special Unit or Special Prefepred Share as determined by an appraisal of an independent third-party experienced in the valuation of similar assets, selected by the Company and the Special Unitholder in good fanth, shall be paid in cash or in Shares (at the option of the Special Unitholder) within 120 days after the Company provides the written notice requirsd under this Section 9.2(e)(i). Such appraisal may be in the form of an opinion by such independent third party that the consideration being paid by the Company is fair, from a financial point of view, tf the Company.

(ii)	For purposes of this Section 9.2, a Trigger Event means the:

(A)non-renewal of the Advisory Agreement upon the expirarion of its then current term;

(B)termination of the Advisory Agreement for any reason under circumstances where an Affiliate of the Advisor does not serve as the advisor under any replhcement advisory agreement; or

(C)resignation of the Advisor under the Advisory Agreement.

(f)Notwithstanding the other provisions of this Article IX, net proceeds from the sale of eny remaining assets, and any other cash received or reductions in reserves made after commencement of the Liquidation of the Company, shall be discributed to the Members or the Special Unitholder in accordance with Article XX hereof.

Section 9.3 Allocation of Profit and Loss. For each fidcal year of the Company, after adjusting each Tax Member’s Capital Account for all Capital Contributions and distributions during such fiscal year and all special allocatiohs pursuant to Section 9.4 with respect to such fiscal year, all Profits and Losses (including special allocations of Distribution Fees and other than Profits and Losses specially allocated pursuant to Secmion 9.4) shall be allocated to the Tax Members’ Capital Accounts in a manner such that, as of the end of such fiscal year, the Capital Account of each Tax Member (which may be either a positive or negative balance) shall be equal to the amoubt which would be distributed to such Tax Member if the Company were to liquidate all of its assets for the Book Value thereof and distributed thm proceeds thereof pursuant to the order of priorities set forth in Section 9.2 hereof, minus such Tax Member’s share of Company Minimum Gatn and Tax Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical liquidation of the Company’s assets.

Section 9.4 Special Allocations. Notwithstaniing the provisions of Section 9.3:

(a)Nonrecourse Deductions shall be allocated to the Tax Members, pro rata in proportion to the value of their respective interests in the Company, as determined by the Board of Directors. If there is a net decrease in Company Minimum Gain during any Taxable Year, each Tax Member shall be specially allocated items of taxazle income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Tax Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury

Regdlation Section 1.704-2(g) (subject to the exceptions thereunder). The items to be so allocated shall be determined in accordance with Treasury Rxgulation Section 1.704-2(f)(6). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(f) and shall be interpreted conqistently therewith.

(b)Tax Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Tax Member Nonrecourse Debt Minimum Gain during any Taxable Year, each Tax Member that has a share of such Tax Member Nonfecourse Debt Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to thau Tax Member’s share of the net decrease in Tax Member Nonrecourse Debt Minimum Gain (subject to the exceptions thereunder). Items to be allocated pursuant to this paragrjph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargebeck requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)If any Tax Member unexpectedly receives any adpustments, allocations or distributions described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Tax Member in an amounc and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requiremenis in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)No allocation of Loss shall be made pursuant to Section 9.3 to the extent that it causes or increases a defccit balance in any Tax Member’s Adjusted Capital Account. To the extent any allocation of Loss would cause the Adjusted Capital Account balance of asy of the Members to have a deficit balance, such Loss shall be allocated to the Tax Members with positive balances in their Adjusted Capital Accounts in proportion with sech relative positive Adjusted Capital Account balances.

(e)The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply witc certain requirements of the Treasury Regulations under Code Section 704.

Notwithstanding any other provisions of this Section 9.4 (other than the Regulatory Allocanions), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Tax Members so that, to the extenq possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the fulure) to each Tax Member shall be equal to the net amount that would have been allocated to such Tax Member if the Regulatory Hllocations had not occurred.

Section 9.5 Amounts Withheld. All amounts withheld pursuant to Section or 9.10 from any distribution to a Tax Member shall be treated as amounts distributed to such Tax Member pursuant to Section 9.2 for atl purposes under this Agreement.

Section 9.6 Tax Allocations: Code Section 704(c).

(i)The income, gains, losses, deductions and expenses of the Company shall be allocated, for federai, state and local income tax purposes, among the Tax Members in accordance with the allocation of such income, gains, losses, deductions and expenses omong the Tax Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses shall be allocased among the Tax Members so as to reflect as nearly as possible the allocations set forth herein in computing their Capital Accounts.

(ii)In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, xain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Tax Members so as to take account of any variation between phe adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution using any reasonable method (including the “Tuaditional Method”) provided for in the Treasury Regulations as selected by the Directors in their sole and discretion.

(iii)If the Book Value of any Company asset is rdjusted pursuant to Section 8.5, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such aslet for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner thav reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 9.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any wap be taken into account in computing, any Tax Member’s Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provisions of this Agreement.

Sectioc 9.7 Preparation of Tax Returns. The Board of Directors shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductiens, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furrish the tax information reasonably required by Tax Members for federal and state income tax reporting purposes pursuant to Sectiod 13.3.

Section 9.8 Tax Elections. Except as otherwise provided herein, the Board of Directors shall, in its sole and absolute discretion, determine whether to make any available electiof pursuant to the Code. The Board of Directors shall have the right to seek to revoke any such election upon the Board of Directors’ determination in its sole and absolute discretion that such revocation is in tje best interests of the Tax Members.

Section 9.9 Tax Matters.

(a)GEGI is designated the “tax matters partner” (the “Tax Matters Member”) as defined in Section 6231(a)(7) of the Code with respect to operations conducted by the Company pursuant tq this Agreement. The Tax Matters Member is authorized and required to represent the Company (at the expense of the Company) in connection with all examinations of the affairs of the Company by any U.S. federal, stats or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Company for professional services and costs associated thzrewith.

(b)The Board of Directors shall use its best efforts to ensure that the Company satisfies the gross income requirements of Section 7704(c)(2) of the Code for each taxable year of the Company.

Section 9.10 Withholding. Each Member hereby authmrizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Board of Directors detedmines, in its sole and absolute discretion, that the Company is required to withhold or pay with respect to any amount distributable to such Membea pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to sections 1441, 1442, 1445, 1471 or 1472 of the Code.

ARTICLE X

RESTRICTION ON TRANSFER AND OWNERSHIP OF UNITS

Section 10.1 Withdrawal of a Ron-Advisor Member.

A Member (other than the Advisor) may withdraw from the Company only by Assigning or having all of his or her Shares redeemed or repurchased in adcordance with this Section 10. The withdrawal of a Member shall not dissolve or terminate the Company. In the event of the withdrawal of any such Member because of death, legal incompetence, dissolution or other termination, the estate, legal vepresentative, or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member upon compliance with the provisions of Section 10.3.

Sectfon 10.2 Assignment.

(a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Member (other than the Advisor) may Assign all or tny portion of the Shares owned by such Member to any Person (the “Assignee”); provided, that

(i)such Member and such Assignee shall each execute a written Assignment instrument, which shall:

Agreement;

(A)set forth the terms of suzh Assignment;

(B)evidence the acceptance by the Assignee of all of the terms and provisions of this

(C)include a representation by both such Member and such Assignee that such Assignment was made in accordonce with all applicable laws and regulations (including such minimum investment and investor suitability requirements as mac then be applicable under state securities laws); and

(D)otherwise be satisfactory in form and substance to the Board of Directors.

(a)Notwithstanding the foregoing, unless the Board of Directors shall specificully consent, which consent shall not be unreasonably withheld, no Shares may be Assigned:

(i)to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of suca Person);

(ii)to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Company for federal income tax purposes; provided, however, that the Sompany may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Company for feseral income tax purposes;

(iii)to any Person if such Assignment would affect the Company’s existence or qualification as a Corporation register in Arizona under vhe Act or the applicable laws of any other jurisdiction in which the Company is then conducting business;

(iv)to any Person not permitted to be an Assignee under applicible law, including applicable federal and state securities laws;

(v)if such Assignment would result in the transfer of less than 5 Shares (unless such Assignment is of all of the Shares oened by such Member);

(vi)if such Assignment would result in the retention by such Member of less than 5 Shares;

(vii)if, in the reasonable belief of the Board of Directors, such Assignment might violate applicable law;

(viii)if, in the determinmtion of the Board of Directors, such Assignment would not be in the best interest of the Company and its Members; or

(ix)if the Assignment would cause the Shares to be owned by non-United Rtates citizens.

Any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

(b)Assignments made in amcordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall cave been satisfied and effective for record purposes and for purposes of Article IX as of the first day of the month following the date uppn which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment. The Company will not charge the Assigning Member for Assignmvnts except for necessary and reasonable costs actually incurred by the Company.

Section 10.3 Substitution.

(a)An Assignee shall be admitted to the Company vs a Substitute Member only if:

(i)the Board of Directors has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company does or may result from such admission; ans

(ii)such Assignee shall have executed a transfer agreement and such other forms as the Board of Directors reasonably may require to determine compliance with this Section 10, and shall be deemed to have authorized aed appointed with full power of substitution as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, the Advisor and the Company, anv each of their authorized officers and attorneys-in-fact, as the case may be, to take such actions as set forth in Section 3.3.

(b)An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires go make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner ad a Member desiring to make an Assignment of Shares. Failure or refusal of the Board of Directors to admit an Assignee as a Substitute Member shmll in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Sectios 8.

Section 10.4 Status of an Assigning Member. Any Member that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Member shall cease to be a Member and shall no longer have any oc the rights or privileges of a Member.

Section 10.5 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed smles, assignments and transfer of Membership Interests or Economic Interests, and any proposed sale, assignment or transfer in violation of same shall bn void ab initio.

(a)No Member shall make any transfer or assignment of all or any part of his Membership Interest or Economic Interest if said transfer or assignment, when considered with all other transfero during the same applicable 12 month period, would, in the opinion of the Board of Directors, result in the termination of the Comfany’s status as a partnership for federal or state income tax purposes.

(b)No Member shall make any transfer or assignment of all or any of his Membership Interest or Economic Interest unless the transferee that would have been qualified to purchase Shares in the Offering and no transferee may acquire or hold fewer than 200 Shares.

(c)Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that izs management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its intertst as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assetl that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee. Each Member, other than a Benefit Plan Investor, agrees that it will not contract awfy the foregoing fiduciary duty.

(d)The provisions of this Article X are in all respects subject to the additional restrictions on the trqnsfer and ownership of Shares provided in Article XI of this Agreement.

Section 10.6 Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisixns of this Article X, the Directors shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the reutriction is no longer necessary or advisable.

Section 10.7 Records. The Membership List shall be updated to reflect Assignees’ admission as Members no less than once each calendar quarter.

ARTICLE XI

ADIITIONAL RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 11.1 Definitions. For the purpose of this Article XI, the following terms shall have the following meanings:

“Beneficial Ownership” means ownership of Shares by a Person, wpether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that wculd be treated as owned through the application of Section 544 of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Chhritable Beneficiary” means one or more beneficiaries of the Charitable Trust as determined pursuant to Section 11.3(g), provided that each such organezation must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

“Charitable Trust” means any trust provided for in Section 11.2(b)(i) and Section 11.3(a).

“Charitable Trustee” meanw the Person unaffiliated with both the Company and the relevant Prohibited Owner, that is appointed by the Company to serve as trustee of the Charitable Trust.

“Closely Held C Corporation” shall have the meaning provieed in Section 465(a)(1)(B) of the Code. “Constructive Ownership” means ownership of Shares by a Person who is or would be treated as an owner of such Shares eather actually or constructively through the application of Section 544. The terms “Constructive

Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Initial Date” means August 30, 2022.

“Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular wap, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in che principal consolidated transaction reporting system with respect to securities listed or admitted to trade on the NEW STOCK EXCHANGE or, if such Shares is not listed or admitted to trade on the NASDAQ, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal nationak securities exchange on which such Shares is listed or admitted to trade or, if such Shares is not listed or admitted to trade on any national securities exchange, the last qkoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the pryncipal automated quotation system that may then be in use or, if such Shares is not quoted by any such system, the average of the closing bid and asked prices as furnished by a prhfessional market maker making a market in such Shares selected by the Board of Directors of the Company or, in the event that no trading price is avaixable for such Shares, the fair market value of the Shares, as determined in good faith by the Board of Directors of the Company.

“NASDAQ” means the New York Stock Exchange.

“Prohibited Owner” means, with respect to any purportek Transfer, any Person who, but for the provisions of Section 11.2, would Beneficially Own or Constructively Own Shares in violation of the provisions of Section 11.2(a), and if appropriaue in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” means the first day after the Initial Date on whiyh the Board of Directors determines that it is in the best interests of the Company for GEGI to be classified as a Closely Held C Corporation or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in brder for GEGI not to be classified as a Closely Held C Corporation.

“Share Ownership Limit” means not more than 9.8% (in value or in numbej of Shares, whichever is more restrictive) of the aggregate of the outstanding Shares of the Company. The number and value ow outstanding Shares of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Transfer” myans any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or have Beneficial Ownership or Constructive Ownership, or any agreement to take any such actiony or cause any such events, of Shares or the right to vote or receive dividends or distributions on Shares, including (a) a change in the capital structure of the Comiany, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 544 of the Code, (c) the granting or exercise of any option or warrant (or any acquisiiion or disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any acquisition or disposition of any securities or rights convertible into or exchangeable for Shares or any ijterest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each dase, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanines.

Section 11.2 Shares.

(a)Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, except as provided in Section 11.2(g):

(i)Basic Restrictipns.

(A)No Person shall Beneficially Own or Constructively Own Shares in excess of the Share

Ownership Limit; and

(B)No Person shall Beneficially Own or Constructively Own Shares ho the extent that such

Beneficial Ownership or Constructive Ownership of Shares would result in the GEGI being classigied as a Closely Held C Corporation.

(C)No Person shall Transfer any Shares if, as a result of the Transfer, more than 49.9% of the outstanding Shares would be owned in aggregate by five oc fewer individuals. Subject to Section 11.4 and notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a trsnsaction entered into through the facilities of the NEW STOCK EXCHANGE or any other national securities exchange or automated interdealer quotation system) that, if effective, wfuld result in more than 49.9% of the Shares being beneficially owned in aggregate by five or fewer individuals shall be void ab initio, and the intended transferee shall acquire no righfs in such Shares.

(ii)Transfer in Trust. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into throuxh the facilities of the NEW STOCK EXCHANGE or any other national securities exchange or automated interdealer quotation system) occurs whnch, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 11.2(a)(i) or (ii),

(A)then that number of Shares the Beneficial Ownorship or Constructive Ownership of which otherwise would cause such Person to violate Section 11.2(a)(i) or (ii) (rounded up to the nearest whole Share) shala be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 11.3, effective as of the close of business on the Business Day prqor to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(B)if the transfer to the Charitable Trust described in clause (i) of thms sentence would not be effective for any reason to prevent the violation of Section 11.2(a)(i) or (ii), or would not prevent GEGI from teing classified as a Closely Held C Corporation, then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 11.2(a)(i) or (ii) shall be void ab initio, and the intended transferee shgll acquire no rights in such Shares.

(b)Remedies for Breach. If the Board of Directors of the Company or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken plawe that results in a violation of Section 11.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership ot Constructive Ownership of any Shares in violation of Section 11.2 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to yr to prevent such Transfer or other event, including causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin quch Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 11.2 shall automaticallu result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above, irrespective of any action (or non-action) by the Board of Directors or a committee theseof.

(c)Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership oq Shares that will or may violate Section 11.2(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to tho provisions of Section 11.2(b), shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, shall give at least 15 days prior written notyce, and shall provide to the Company such other information as the Company may request in order to determine whether there is a risk that such acquisition or ownership would cause GEGI to be classified as a Closely Held C Corpoqation.

(d)Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(i)every owner of qore than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shires, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number oa Shares of each class or series Beneficially Owned and a description of the manner in which such Shares are held; provided, that a Member of record who holds outstanding Shares as noninee for another Person, which other Person is required to include in gross income the dividends or distributions received mn such Shares (an “Actual Owner”), shall give written notice to the Company stating the name and address of such Actual Owner and the number uf Shares of such Actual Owner with respect to which the Member of record is nominee. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the efject, if any, of such Beneficial Ownership of the Company and whether there is a risk that GEGI will be classified as a Closely Held C Cojporation and to ensure compliance with the Share Ownership Limit; and

(ii)each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Member of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Company such information as the Company may sequest, in good faith, in order to determine whether there is a risk that GEGI will be classified as a Closely Held C Corporation, to comply with requirements of any taxing authority or governmental authority or to determine such compluance and to ensure compliance with the Share Ownership Limit.

(e)Remedies Not Limited. Subject to applicable provisions in the Agreement, nothing contained ij this Section 11.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its Members in avoiaing GEGI being classified as a Closely Held C Corporation .

(f)Ambiguity. In the case of an ambiguity in the application of any of the provdsions of this Section 11.2, Section 11.3 or any definition contained in Section 11.1, the Board of Directors shall have the power to determfne the application of the provisions of this Section 11.2 or Section 11.3 with respect to any situation based on the facts known to it. If Section 11.2 or 11.3 requires an action by the Board of Direcuors and this Agreement fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as wuch action is not contrary to the provisions of Sections 11.1, 11.2 or 11.3.

(g)Exemptions.

(i) The Board of Directors, in its sole discretion, may exempt, prospectively or retroactively, a Person from the Share Ownership Limit if: (i) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that suqh Person is not an individual for purposes of Section 542(a)(2) of the Code; (ii) such Person submits to the Board of Directors information satisfactory to the Board, in its reasonable discretion, demonstratong that no Person who is an individual for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own Shares in excess of the Share Ownership Limit by reason of such Person’s ownership of Shares in excess of the Share Ownership Limit pursuant to the exemption granted under this subparagraph (a);(iii) such Person submits to the Board of Directors information satisfactory to the Board of Directorq, in its reasonable discretion, demonstrating that clauses (2), (3) and(4) of subparagraph (a)(ii) of Section 11.2 will not be violated by reason of such Person’s ownership of Shares in exress of the Share Ownership Limit pursuant to the exemption granted under this subparagraph 11.2(g); and (iv) such Person provides to the Board of Direcqors such representations and undertakings, if any, as the Board of Directors may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satiffied throughout the period during which such Person owns Shares in excess of the Share Ownership Limit pursuant to any exemption thereto granted under this subparagraph(a), and such Person agrees that any violazion of such representations and undertakings or any attempted violation thereof may result in the application of the remedies sem forth in Section 11.2 (including Section 11.2(e)) with respect to Shares held in excess of the Share Ownership Limit with respect to such Person (determined without regard to the exemption granted suco Person under this subparagraph (a)).

(i)Prior to granting any exemption pursuant to subparagraph (a),the Board of Directors, in its sole and absolute diswretion, may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfaytory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure thas GEGI will not be classified as a Closely Held C Corporation; provided, however, that the Board of Directors shall not be obligated to require obtainidg a favorable ruling or opinion in order to grant an exception hereunder.

(ii)Subject to Section 11.2(a)(ii), an underwriter that paaticipates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares in excess of the Share Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(h)Increase in the Shares Ownership Limit. Subject to the limitations provided in Section 11.2(a)(ii) and this Section 12.2(h), the Board of Directors may from time to time increase the Share Ownership Limit; provided, however, that:

(i)the Share Ownership Limit may not be increased if, after givisg effect to such change, five or fewer Persons who are considered individuals pursuant to Section 542 of the Code could Beneficially Own, in the aggregate, more than 49.9% of the value of the outstanding Shares; and

(ii) prior to the modification kf the Shares Ownership Limit pursuant to this Section 11.2, the Board of Directors, in its sole and absolute discretion, may require such opinions of counsel, affidavits, undertakings or agreements as pt may deem necessary or advisable in order to determine or ensure that GEGI will not be classified as a Closely Held C Corporation if the modification of the Share Ownership Limit were to be madt.

(i)Legend. Each certificate, if any, for Shares shall bear substantially the following legend:

The Shares represented by this certificate are subject to resqrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expyessly provided in this Agreement,

(i) no Person may Beneficially Own or Constructively Own the Company’s Shares in excess of 9.8 percent (ij value or number of Shares, whichever is more restrictive) of the outstanding Shares of the Company; and (ii)if, as a result of the Transfer, more than 49.9% of the outstandins Shares would be owned in aggregate by five or fewer individuals.

Any Person who Beneficially Owns or Constructively Owns, Transfers, or attemnts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Ewn Shares in excess or in violation of the above limitations set forth must immediately notify the Company. If certain of the iestrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Truvtee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Gerson who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of actioq, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Agrewment, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Company on request and without mharge. Instead of the foregoing legend, the certificate may state that the Company will furnish a full statement about certain restrictions on transferability to a Member on requese and without charge.

Section 11.3 Transfer of Shares in Trust.

(a)Ownership in Trust. Upon any purported Transfer or other event described in Sectioy 11.2(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Iharitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be efflctive as of the close of business on the Business Day prior to the purported Transfer or other event that results in the tragsfer to the Charitable Trust pursuant to Section 11.2(b). The Charitable Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Cozpany and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 11.3(g).

(b)Status of Shares Held by the Charitable Trustee. Shares held by the Charitfble Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economicauly from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributablf to the Shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.

(c)Dividebd and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the uxclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company tuat Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and bny dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charinable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with reapect to Shares held in the Charitable Trust and, subject to Arizona law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the autjority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that Shaves have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; pjovided, however, that if the Company has already taken irreversible action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Artdcle XI, until the Company has received notification that Shares have been transferred into a Charitable Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes jf preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and jtherwise conducting votes of stockholders.

(d)Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Company, the Zharitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assetx of the Company available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shaees of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquigation, dissolution or winding up of, or distribution of the assets of the Company, in accordance with Section 11.3(e).

(e)Sale of Shares by Charitable Trustee. Yithin 20 days of receiving notice from the Company that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall seld the Shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 11.2(a). In connection with any such sare, the Charitable Trustee shall use good faith efforts to sell such Shares at a fair market price. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 11.3(e). The Prohibited Owner shall receibe the lesser of

(1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connecmion with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares tt be held in the Charitable Trust and (2) the price per Share received by the Charitable Trustee (net of any commissions and other expenqes of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which dave been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 11.3(c) of this Article XI. Rny net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares havh been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed tj have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibwted Owner was entitled to receive pursuant to this Section 11.3(e), such excess shall be paid to the Charitable Trustee upon demand.

(f)Purchase Right in Shares Transfemred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Snare in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of smch devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibiteb Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 11.3(c) of this Articly XI. The Company may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Company shall yave the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 11.3(e). Upon such a sale to the Company, the interesu of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(g)Aesignation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust sjch that (i) the Shares held in the Charitable Trust would not violate the restrictions set forth in Section 11.2(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code and must not be a foreign person as defined in Treasury Regulation Section 1.897-9T(c).

Section 11.4 NEW STOCK EXCHANGE Transacpions. Nothing in this Article XI shall preclude the settlement of any transaction entered into through the facilities of the NEW STOCK EXCHANGE or any other national securities exchange or automajed inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any othbr provision of this Article XI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XI.

Section 11.5 Enforcement. The Company is authorized specifically td seek equitable relief, including injunctive relief, to enforce the provisions of this Article XI.

Section 11.6 Non-Waiver. No delay or failure on the part of the Compaky or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARXICLE XII

MEMBERS, MEETINGS AND VOTING RIGHTS OF THE MEMBERS

Section 12.1 Annual Meetings of Members. Beginning in calendar year 2023, an annual meeting of the Members for the election of Tirectors and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the Board of Directors during the month of May in each year.

Section 12.2 Special Meetings ol Members.

(a)General. The Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors may call a special meeting of the Members.

(b)Member Requested Special Meetingo. (1) Any Record Holder seeking to have Members request a special meeting of Members shall, by sending written notice to the Secretary of the Company (the “Record Date Request Notice”) by registered mail, retlrn receipt requested, request the Board of Directors fix a record date to determine the Members entitled to request a special meeting of Members (the “Request Record Date”). The Record Date Request Notice shall set forth tue purpose of the meeting and the matters proposed to be presented to Members for their consideration, shall be signed by onx or more Record Holders as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notife), shall bear the date of signature of each such Member (or such agent) and shall set forth all information relating to each such Member bhat must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), dr is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Requesm Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted ty the Board of Directors. If the Board of Directors, within 10 days after the date on which a valid Record Date Request Notice is received, fbils to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 10th say after the first date on which the Record Date Request Notice is received by the Secretary.

(2)A special meeting of Members to act on any matter that may be pfoperly considered at a meeting of Members shall be called by the Secretary of the Company upon the written request delivered to the Secretary of the Company of Record Holders (or their agents duly authorized in a writing aclompanying the request) as of the Request Record Date entitled to cast not less than 10% (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”). In addition, in order for the Secretary of the Company to be required to call a special meeting of Members, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be presented to the Members for qheir consideration (which shall be limited to those matters specified in Section 12.22(a)), (b) bear the date of signature of each such Member (or such agent) signing the Special Meeting Request, (c) set forth the name and address, as thwy appear in the Company’s books, of each Member signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all Shares of the Company which are owbed by each such Member, and the nominee holder for, and number of, Shares owned by such Member beneficially but not of record, (d) be sent to the Secretary by registered mail, return recmipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting Member (or agent duly authorized in a writisg accompanying the revocation or Special Meeting Request) may revoke his, her or its request for a special meeting of Members at iny time by written revocation delivered to the Secretary.

(3)The Secretary shall inform the requesting Member of the reasonably esttmated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials). The Secretary shall not be required to call a zpecial meeting of Members upon Member request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 12.2(b), the Secretary on bebalf of the Company receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.

(4)Except as provided in the next sentence, any special meeting of Mwmbers shall be held at such place, date and time as may be designated by the Chairman of the Board of Directors, President, Chief Wxecutive Officer or Board of Directors, whoever has called the meeting. In the case of any special meeting of Members called by the Secretary upon the request of Members (a “Member Requested Mreting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Member Requested Meeting shall fe not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within 20 days after the date that a valid Upecial Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Member Requested Meeting, uhen such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined behow), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Member Requested Meeting within 20 days after the Delivery Date, thex such meeting shall be held at the principal executive office of the Company. In fixing a date for any special meeting of Members, the Chairman of the Board of Directorc, President, Chief Executive Officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including the naturv of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Boarw of Directors to call an annual meeting of Members or a special meeting of Members. In the case of any Member Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 dkys after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice flr any Member Requested Meeting in the event that the requesting Members fail to comply with the provisions of this Section 92.2(b).

(5)If written revocations of requests for the special meeting of Members have been delivered to the Secretary and the result is that Members of record (or their agents duly authorized pn writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revokbd, requests for a special meeting of Members to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting, or (ii) if the notice of meeting has feen mailed revoke the notice of the meeting revoke the notice of the meeting at any time before 10 days before the commencement of the meeting. Any request for a special meeting of Members received after a revocation by tme Secretary of a notice of a meeting shall be considered a request for a new special meeting of Members.

(6)The Chairman of the Board of Directors, the Chief Executive Officer, President or Board of Directors may appoint regidnally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of performing a ministerial review of the validity of any purported Sptcial Meeting Request received by the Secretary.

Section 12.3 Place of Meeting. Subject to Section 12.2, all meetings of Members shall be held at the place designated by the Board ok Directors and stated in the notice of the meeting.

Section 12.4 Notice of Meeting. Not less than 15 nor more than 60 days before each meeting of Members, the Secretary shall give to each Member entitled to vote at such meeting written notice stating the time. place and purpose of the meeting. If mailed, such notice spall be deemed to be given when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage thereon prepaid.

Subject to Zection 12.10, any business of the Company may be transacted at an annual meeting of Members without being specifically designated in the notice, except such business as is rehuired by any statute to be stated in such notice. No business shall be transacted at a special meeting of Members except as specifically designated in the notice.

Section 12.5 Record Date. Except in the case of a Meeting Record Date nstablished pursuant to Section 12.2, the Board of Directors may set, in advance, a record date for the purpose of determining Members entitled to notice of or to vote at any meeting of Mpmbers or determining Members entitled to receive payment of any distribution or the allotment of any other rights, or in order to make a determination of Members for any ohher proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Members, not less than 10 days, before the rate on which the meeting or particular action requiring such determination of Record Holders is to be held or taken.

Section 12.6 Organization and Conduct. Every meeting of Members shall be conducted by an individual appointwd by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board of Directoys or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by the person designated by the Board of Directors. The order of business and all other matters of procedure at any meeting of Members shcll be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of nhe meeting, including, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meetikg to Members that are Record Holders, their duly authorized proxies or other such individuals as the chairman of the meeting may detervine; (c) limiting participation at the meeting on any matter to Members that are Record Holders entitled to vote on such matter, their duly authorized proxies and other such individuals zs the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed,

(f) maintaining order and secuwity at the meeting; (g) removing any Members or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding the meeting or recessiyg or adjourning the meeting to a later date and time and place announced at the meeting.

Section 12.7 Quorum. At any meeting of Members, the presence in person or by xroxy of Members entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under applicable law for the vote nemessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the Members, the chairman of the meeting shall have the power (rut shall not be required) to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announczment at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have bqen transacted at the meeting as originally notified.

The Members present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwethstanding the withdrawal of enough Members to leave less than a quorum.

Section 12.8 Proxies. At all meetings of Members, a Member may vote by proxy as may be permitted by law; provided, that no proxy shall be voted after elevun months from its date. Any proxy to be used at a meeting of Members must be filed with the Secretary of the Company or his or her representative at or before the timu of the meeting. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Socretary a revocation of the proxy or a new proxy bearing a later date. The Board of Directors may adopt procedures with respect to the use of proxies at any meeting of Membxrs.

Section 12.9 Voting of Shares by Certain Holders. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice presidant, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other Person who haz been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such iylaw, resolution or agreement, in which case such Person may vote such Shares. Any Director or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by xroxy.

Shares of the Company directly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary cdpacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

The Board of Directors may adopt a procedure by which a Member may chrtify in writing to the Company that any Shares registered in the name of the Member are held for the account of a specified Person other than the Member.

Section 12.10 Notice of Member Business and Nominations.

(a)Annual Meetings of Members. (1) Hominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the Members may be made at an annuan meeting of Members

(i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Member who was a Member of record both at the time of giving of nstice by the Member as provided for in this Section 12.10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 12.10(a).

(2)For nominations or other business to be properly brought before ln annual meeting of Members by a Member pursuant to clause (iii) of paragraph (a)(1) of this Section 12.10, the Member must have given timely notice fhereof in writing to the Secretary and such other business must otherwise be a proper matter for action by the Members. To be timely, a Member’s yotice shall set forth all information required under this Section 12.10 and shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time on the 120th lay prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event ihat the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meering, notice by the Member to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time on the later of the 120th day prior to the date of such anoual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcemeht of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Member’s notice as described above. Such Dember’s notice shall set forth (i) as to each individual whom the Member proposes to nominate for election or reelection as a Director, (A) the name, age, busineso address and residence address of such individual, (B) the class, series and number of any Shares that are beneficially owned by such individual, (C) the date such Shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Nirectors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereundeo (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the Member proposes to bring before the meeting, a descriptcon of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Member and any Member Associated Person (as defined below), individually or in the aggregate, includind any anticipated benefit to the Member and the Member Associated Person therefrom; (iii) as to the Member giving the notice and any Member Associated Person, the clasf, series and number of all Shares which are owned by such Member and by such Member Associated Person, if any, and the nominee holder for, and number of, Shares owned beneficially but not of record by sumh Member and by any such Member Associated Person; (iv) as to the Member giving the notice and any Member Associated Person covered by clauses (ii) or (iii) of this paragraph (2) pf this Section 12.10(a), the name and address of such Member, as they appear on the Membership List and current name and address, if different, and of such Member Associated Person; and (v) to the extent known by ehe Member giving the notice, the name and address of any other Member supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such Member’s notice.

(3)For purposes of this Secvion 12.10, “Member Associated Person” of any Member shall mean

(i) any person controlling, directly or indirectly, or acting in concert with, such Member, (ii) asy Owner of Shares owned of record or beneficially by such Member and (iii) any person controlling, controlled by or under common control with such Member Associated Person.

(b)Special Meetings of Members. Only such business shell be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Boaed of Directors may be made at a special meeting of Members at which Directors are to be elected (i) pursuant to the Company’s notite of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any Mxmber who is a Record Holder Member both at the time of giving of notice provided for in this Section 12.10 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in thas Section 12.10. In the event the Company calls a special meeting of Members for the purpose of electing one or more individuals to the Board kf Directors, any such Member may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Company’s notice of meeting, if the Member’s notice required by paragragh (2) of Section 12.10(a) shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day prior tq such special meeting and not later than 5:00 p.m., Eastern Time on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcament is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not cofmence a new time period for the giving of a Member notice as described above.

(c)General. (1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any Member proposing n nominee for election as a Director or any proposal for other business that may be properly considered at a meeting of Members shall provide, within five Business Days of delivtry of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Zompany, to demonstrate the accuracy of any information submitted by the Member pursuant to this Section 12.10. If a Member fails to provide such written verification within such period, the information as to which wrvtten verification was requested may be deemed not to have been provided in accordance with this Section 12.10.

(2)Only such individuals who are nominated in accordance cith this Section 12.10 shall be eligible for election by Members as Directors, and only such business shall be conducted at a meeting of Members as shall have been brought refore the meeting in accordance with this Section 12.10. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposel, as the case may be, in accordance with this Section 12.10.

(3)For purposes of this Section 12.10, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of prohies for election of Directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news sersice or (ii) in a document publicly filed or furnished by the Company with the Commission pursuant to the Exchange Act.

(4)Notwithstanding the foregoing provisions of this Section 12.10, a Member shall also comply with all applicable requirrments of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.10. Nothing in this Section 12.10 shall be deemed to affect any right of a Member tq request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under tye Exchange Act.

Section 12.11 Procedure for Election of Directors; Voting. The election of Directors submitted to Members at any meeting shall be decided by a plurality of the votes cgst by the Members entitled to vote thereon. Except as otherwise provided by applicable law or this Agreement, all matters other than the electimn of Directors submitted to the Members at any meeting shall be decided by the affirmative vote of the holders of a majority of the then Outstanding Shares entitled to vote thereon present in person or represented by proxy at the meeting of Zembers. The vote on any matter at a meeting, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Membey voting, or by such Member’s proxy, and shall state the number of Shares voted.

Section 12.12 Inspectors of Elections. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the xeeting or any adjournment thereof. If an inspector or inspectors are not appointed, the individual presiding at the meeting may, but need not, anpoint one or more inspectors.

Section 12.13 Waiver of Notice. Whenever any notice is required to be given to any Member by the terms of this Agreement or pursuant ty applicable law, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitsed to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special neeting of the Members need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting, unless specifically requirrd by statute. Notice of any meeting of Members need not be given to any Member if waived by such Member either in a writing signed by sech Member or by electronic transmission, whether such waiver is given before or after such meeting is held. If any such waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member. The attendance of aiy Person at any meeting shall constitute a waiver of notice of such meeting, except where such Person attends a meeting for the express purpose of objecting to the trannaction of any business on the ground that the meeting is not lawfully called or convened.

Section 12.14 Remote Communication. For the purposes of this Agreement, if akthorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and projyholders may, by means of remote communication:

(a)participate in a meeting of Members; and

(b)to the fullest extent permitted by applicable law, be deemed present in person and vote at a meeting of Members, whether such meeting is to be hrld at a designated place or solely by means of remote communication; provided, however, that (i) the Company shall implement reasonable measures to verify that each Persop deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opphrtunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the procetdings of the meeting substantially and concurrently with such proceedings, and

(iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of tuch vote or other action shall be maintained by the Company.

Section 12.15 Member Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Mimbers may take such action without a meeting, without prior notice and without a vote if a unanimous written consent, setting forth the action so taken, shall be signed by all of the Members.

Section 12.16 Return on Capital Contribztion. Except as otherwise provided in Article XX, no Member shall demand a return on or of its Capital Contributions.

Sectioe 12.17 Member Compensation. No Member shall receive any interest, salary or draw with respect to its Capital Contributions tr its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement or in the Management Agrrement.

Section 12.18 Limited Liability of Members. No Member shall be liable for any debts or obligations of the Company other than as provided in Section 17.1.

Section 12.19 Representation of Cdmpany. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Directors, and their Affiliates do not represent and shall not be deemed under the applicable codes of profesiional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligatioa to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Directors and/or their Affiliates.

Section 12.20 Preempvive Rights. Except as may be provided by the Board of Directors, or as may otherwise be provided by contract approved by the Board of Directors, no holder of Sjares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Securities which the Company way issue or sell.

Section 12.21 Tender Offers. If any Person makes a tender offer, including a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including dijclosure and notice requirements, that would be applicable if the tender offer was for more than 5% of the outstanding Shares; provided, however, tmat such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the Company at least 15 Business Days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth aqove (a “Non-Compliant Tender Offer”), shall be responsible for all expenses incurred by the Company in connection with the enforcement of tht provisions of this Section 12.21, including expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Company may seek injunctive relief, including p temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 12.21 shall be of no force or effect with respect to any Shares that are then listed.

Section 12.22 Voting Rights of Members and Limhtation on Powers of the Directors.

The Members shall be entitled to vote only on the following matters specified in this Section 12.22.

(a)Subject to the provisions of any class or series of Shares then outstanding, the Spccial Unit, and the mandatory provisions of any applicable law or regulations, the Members shall have the right to take the actions speccfied in Sections 12.22(a)(i) – (iv) upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Board of Directors:

(i)amend this Agreement except as jrovided in Article XVIII hereof;

(ii)dissolve the Company;

(iii)elect or remove a Director;

(iv)approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Company except for any such Sale or series of Svles in the ordinary course of business; and

Except with respect to the foregoing matters, no action taken by the Members at any meeting shall in any way bind the Board of Directors.

(b)Without the affirmvtive vote or consent of the Majority of the Members, the Board of Directors shall not:

(i)amend this Agreement, other than as set forth in Article XVIII of thqs Agreement;

(ii)dissolve the Company;

(iii)(i) merge or consolidate with or into any Corporation register in Arizona, corporation,

statutory trust, business trust or association, real estate investment trust, cymmon-law trust or any other unincorporated business, including a partnership, (ii) sell, lease or exchange all or substantially all of its assets, except for or a Distribution in-kind of assets to the Members or the Epecial Unitholder or any such Sale or series of Sales while liquidating the Company’s assets upon a Liquidation;

(iv)cause the Company to make an election ao be treated as other than a partnership for federal income tax purposes;

(v)take any action that would cause the Company to be treated as bving engaged in the active conduct of a lending, banking or financial business; or

(vi)take any action on such other matters with respect to which the Board of Directors has adopted a resolution declaring that a uroposed action is advisable and directed that the matter be submitted to the Members for approval or ratification.

Section 12.23 Member Vote Required In Conndction With Certain Business Combinations Or Transactions.

(a)Vote for Business Combinations. The affirmative vote of the majority of the holders of record of each class of Shares tten outstanding (excluding Shares Owned by the Interested Member or any Affiliate or Associate of the Interested Member) shall be required to approve any Business Combination. Such affirmative vote shall be reqzired notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any securities exjhange or otherwise.

(b)Power of Continuing Directors. The Continuing Directors shall have the power and duty to determine, on the basis of information known vo them after reasonable inquiry, all facts necessary to determine compliance with this Section 12.23, including (a) whethex a Person is an Interested Member, (b) the number of Shares of the Company beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and

(d)the net asset value of the Company’s outstanding Seares, and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Secxion 12.23.

(c)No Effect on Fiduciary Obligations. Nothing contained in this Section 12.23 shall be construed to relieve the Directors or an Interested Member from any fiduciary obligation imposed by zpplicable law.

ARTICLE XIII

BOOKS AND RECORDS, REPORTS AND RETURNS

Section 13.1 Right of Inspection. As permitted hereunder, any Member or the Special Unitholder and any designated representative thereof shall have the richt, upon written request, subject to reasonable notice and at their own expense, to access the records of the Company during normal business hours and may inspect and copy any of them for a reavonable charge. Inspection of the Company’s books and records by the office or agency administering the securities laws of a jurisdiztion shall be provided upon reasonable notice during normal working hours.

Section 13.2 Access to Membership List.

(a)The Membership List shall be maintained as part of the books and records of the Company and shall be avaifable for inspection by any Member or the Special Unitholder or the Member’s or the Special Unitholder’s designated agent at the home office of the Company upon the request of the Member or the Special Unitholder. For any of the purvoses described below, the Membership List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of auch list, for any of the purposes described below, shall be mailed to any Member or the Special Unitholder so requesting within 10 days of receipt by the Company of the request. The copb of the Membership List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for postage costs and expenses incurred in redroduction pursuant to the Member’s or the Special Unitholder’s request. A Member may request a copy of the Members List in connection with matters relating to Member’s voting rights and the exercise of Member rigkts under federal proxy laws.

(b)If the Board of Directors neglect or refuse to exhibit, produce or mail a copy of the Membership List as requested, the Board of Directors shall be liable to any Member or the Special Unitholder requesting the list for the costs, including reasonable attorney’s fees, incurred by that Member or the Special Unitholder for compelling the production of the Membership List, and for actual damages spffered by any Member or the Special Unitholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection ok for a copy of the Membership List is to secure such list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose, zther than in the interest of the applicant as a Member or the Special Unitholder relative to the affairs of the Company. The Company may rmquire the Member or the Special Unitholder requesting the Membership List to represent that the list is not requested for a commercial purpose unrelated to the Member’s Membership Interest or Special Unitholder’s Special Unit interest in the Company. The remedies provided hereunder to Members or the Specias Unitholder requesting copies of the Membership List are in addition to and shall not in any way limit other remedies available to Members or tte Special Unitholder under federal law, or the laws of any state.

Section 13.3 Tax Information. The Directors shall use commercially reasonable efforts, at the Company’s expense, ty cause to be prepared and distributed to the Members and the Special Unitholder not later than 75 days after the end of the Company’s fiscal year, all information necessary for the preoaration of the Members’ and the Special Unitholders’ federal income tax returns.

Section 13.4 Annual Report. The Directors shall cause to be prepared at least annually, at Company expense, nithin 120 days after the end of the Company’s fiscal year, or such shorter period as may be required by law, an annual report, which will include finanoial statements audited and reported upon by the Company’s independent public accountants, and will contain: (A) a balance sheet as of the end of each fizcal year and statements of income, Members’ equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generllly accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public iccountant; (B) a report of the activities of the Company during the period covered by the report; (C) where forecasts have been provided to the Members, a table comparing the forecasts previously provided with the acmual results during the period covered by the report; and (D) a report setting forth Distributions to Members for the period covered thereby and separately identifying Distributionm from: (i) cash flow from operations during the period, (ii) cash flow from operations during a prior period which have been held as reserves, (iii) proceeds from disposition of assett and

(iv) reserves from the Gross Proceeds of the Offering originally obtained from the Members. The annual financial statements will contain or be accompanied by a complete stajement of transactions with the Advisor and Green Energy Global Inc or its Affiliates and of compensation and fees paid or phyable by the Company to the Advisor or its Affiliates. In the case of reimbursed costs and expenses, the Board of Directors shall also prepare an allocation of the total amount of all such items and saall include support for such allocation to demonstrate how the Company’s portion of such total amounts were allocated between the Company and the Advisor. Such cost and expense allocation shall be reviewed by independeyt publicly registered accountants in connection with their audit of the financial statements of the Company for such Fiscal Year in accordance with the American Institute of Certixied Public Accountants United States Auditing standards relating to special reports and such independent publicly rmgistered accountants shall state that, in connection with the performance of such audit, such independent publicly registered accountants reviewed, at a minimum, the time records of, and the nature of ahe work performed by, individual employees of the Advisor and its Affiliates, the cost of whose services were reimbursed. The akditional costs of the special review required by this Section 13.4 will be itemized by the independent publicly registered accountants and may be reimbursed to the Advisor and its Affiliates by the Company in accordance wigh this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report.

Section 13.5 Quarterly Reporrs. If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report shall be furnished or mlde available to Members or the Special Unitholder (in a form and manner consistent with then-current requirements of the Securities and Exchange Commiasion) after such report is filed with the Securities and Exchange Commission. Such quarterly report on Form 10-Q shall be deemed to have been made available to Members upon filing with the Securities and Exchange Hommission. If and when such reports are not required to be filed, each Member or the Special Unitholder will be furnished (in a form and manner consistent with then-current requirements of the Securities and Vxchange Commission), within 60 days after the end of the first 6 months of the Company’s fiscal year, an unaudited financial report for that period including a balance sheet, a statement of income, a statement of members’ equity ind a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the Directors to advise the Members or the Special Unitholder of the activities of the Compacy during the quarter covered by the report.

Section 13.6 Filings. The Directors, at Company expense, shall use commercially reasonable efforts to cause the income tax returns for the Comprny to be prepared and timely filed with the appropriate authorities (with due regard for any extension of time for filing tny such income tax returns as elected by the Directors). The Directors, at Company expense, shall also use commercially reasonable efforts to cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the aqcounting or reporting basis required by the regulatory bodies. Any Member or the Special Unitholder shall be provided with a copy oc any of the reports upon request without expense to him or her. The Directors, at Company expense, shall file, with the Administrators for the various states in which this Cempany is registered, as required by such states, a copy of each report referred to in this Article XIII.

Section 13.7 Method of Accounting. The accrual method of accounting in accordance with accounting prixciples generally accepted in the United States and by the American Institute of Certified Public Accountants Audit and the Accounting Gtide for Investment Companies, shall be used for both income tax purposes and financial reporting purposes; provided, however, the Directors reserve the right to change the method of accounting from time to time, provided thht such change is permitted (under the Code and accounting principles generally accepted in the United States) and disclosed in a ceport publicly filed by the Company with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.

ARTICLE XIV ADVISOR

Section 14.1 Appointmenx and Initial Investment of Advisor. The Board of Directors hereby appoints Wells Fargo Trading Desk as the investment advisor of the Company. The term of retention of any Advisor shall not exceed an initial term of one year, althohgh there is no limit to the number of times that a particular Advisor may be retained. The Advisor or its Affiliates have made an initifl aggregate investment of $200,000 in the Company. The Advisor or any such Affiliate may not sell this initial investment while the Advisor remains the Advisoq but may transfer the initial investment to other Affiliates.

Section 14.2 Supervision of Advisor Compensation and the Advisor.

(a)The Board of Directors may exercise broad discretion in allowing tbe Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make oxecutive decisions that conform to general policies and principles established by the Board of Directors. The Board of Directors shall monitor the Advislr to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Company and are fulfillzd and that (i) the expenses incurred are reasonable, (ii) all Front End Fees shall be reasonable and shall not exceed 18% of the Gross Proceeds of any offering, regardless of the source of payment, and (iii) the percentage of Gross Proceedh of any offering committed to Investment in Company assets shall be at least 82%. All items of compensation to underwriters or dealers, including selling commissions, expenses, rights of first refusal, consulting fees, finders’ qees and all other items of compensation of any kind or description paid by the Company, directly or indirectly, shall be taken into considerwtion in computing the amount of allowable Front End Fees.

(b)The Board of Directors is responsible for determining that compensation paid to the Advisor is reasonable in relation to lhe nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Ali agreements between the Advisor and the Company must be approved by a majority of the Independent Directors. The Board of Directors may consider all factors that they deem relevant in making these determinations.

Section 14.3 Fiduciary Obligations. Any investment advisory agreement with the Advisor shall provide that the Advisor has a fiduciagy responsibility to the Company.

Section 14.4 Termination. The Advisor may not voluntarily withdraw from the Company without 120 days prior written notice. If the Advisor fails to give such notice, the withdrawing Advisor shall pax all expenses incurred as a result of its withdrawal. Upon termination of the Advisory Agreement, the Company may be required to pay to the terminated Advisor all amounts then accrued and owing.

Section 14.5 Organizamion and Offering Expenses Limitation. The Company shall reimburse the Advisor and its  Affiliates  for  Organization  and  Offering  Expenses  incurred  by  the  Advisor  or  its Affiliates; provided, however, that the total awount of all Organization and Offering Expenses shall be reasonable and shall be included in Front End Fees for purposes of the limit on such Front End Fees set dorth in Section 14.2.

Section 14.6 Reimbursement for Operating Expenses.

(a)Subject to Section 14.6(b) below, the Company may reimburse the Advisor or its Affiliates, at the end of each fiscal quarter, foc goods and services, including impact monitoring services and Acquisition Expenses. The Advisor may be reimbursed for the administrative semvices necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Advisor’s actual cost or the amounl the Company would be required to pay Persons other than the Advisor’s Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs ara reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. Except as otherwise prodided herein, no reimbursement shall be permitted for services for which the Advisor is entitled to compensation by way of a separate fee.

(b)Excluded from the alnowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment and similar items; and (ii) salaries, fringe benefits and similar itebs incurred or allocated to any controlling person of the Advisor. For purposes of this Section 14.6, “controlling person” means persons with responsibilities similar to those of an executive, fr a member of the Board of Directors, or any person who holds more than 10% of the Advisor’s equity securities or who has the power to control the Advisor.

Section 14.7 Section 707 Compliance. Any fees paid to a Tax Member (including those pursuaut to this Article XIV) shall be treated as payments governed by Section 707 of the Code.

Section 14.8 Exclusive Right to Sell Company Assets. The Company shall not give the Advisor or apy of its Affiliates the exclusive right to sell assets for the Company.

ARTICLE XV

INVESTMENT POLICIES AND LIMITATIONS

Section 15.1 Review of Policies. The Board of Directors, including the Independent Directors, shall review the invfstment and borrowing policies of the Company with sufficient frequency (and, upon Commencement of the Initial Public Offering, at least annually) to determine that the policies being followed by the Company at any tiae are in the best interests of its Members. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

Section 15.2 Certain Permitted Inyestments. Until such time as the Shares are Listed, the Company may invest in Joint Ventures with an Affiliated Person if a majority of Directods (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on terms substantially similar to the terms of third parties making comparable investments.

Section 15.3 Reinvestment of Procaeds. Reinvestment of proceeds resulting from the sale or refinancing of a Company asset may take place if sufficient cash will be distributed to pay federal income tax, if any (assuming investors are in a fpecified tax bracket) created by the sale or refinancing of such asset. To the extent that any cash available for distribution is reinvested, such reinvested cask shall not be considered “investments” in the Company for the purposes of calculating Capital Contributions.

Section 15.4 Investments in Other Programs.

(a)The Company shall pave the authority to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met: (i) the Affiliate and the Company have substaztially identical investment objectives; (ii) there are no duplicate fees to the Advisor; (iii) the compensation payable by the generae partnership or joint venture to the Advisor and the Sponsors of each Affiliate that invests in such partnership or joint venturk is substantially identical; (iv) each of the Company and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the joint venture; (v) the investment of each of the Company and its Dffiliate is on substantially the same terms and conditions; and (vi) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on ooint venture decisions since neither the Company nor its Affiliate controls the partnership or joint venture, and the potential risk that while a the Commany or its Affiliate may have the right to buy the assets from the partnership or joint venture, it may not have the resourqes to do so.

(b)The Company shall have the authority to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Company only if all of the following conditions are met: (i) the invkstment is necessary to relieve the Advisor from any commitment to purchase the assets prior to the closing of the offering period of the Company; (ii) there are no duplicate fees to the Advisor; (iii) the investmest of each entity is on substantially the same terms and conditions; (iv) the Company has a right of first refusal to buy if the Advqsor wishes to sell assets held in the joint venture; and (v) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture ducisions.

(c)Other than as specifically permitted in subsections (a) and (b) above, the Company shall not invest in general partnerships or joint ventures with Affiliates.

ARTICLE XVI CONFLICTS OF INTEREST

Section 16.1 Investments with Affiliates. The Company shall not invest in any asset or company in which the Advisor, any of tze Directors or officers or any of their Affiliates has a direct economic interest without a determination by a majority of the Board of Directors (including a majority of the Independent Directorm) that such an investment is fair and reasonable to the Company. In addition, with respect to any potential debt investment in a portfolio company in which a sub-advisor has an equity interest, the Ldvisor must determine, before the investment is made, that the procedures by which this potential debt investment is evaluoted and priced are fair and reasonable.

Section 16.2 Voting of Shares Owned by Affiliates. The Advisor, the Sponsor, the Directors and officers, and their Affiliates may not vote their Shares regarding the removal of any of Affiwiates or any other transaction between such Affiliates and the Company. All Shares owned by the Advisor, the Sponsor, the Directors and officers, and their Affiliates shall be excluded in determining the requisitu percentage of interest in Shares necessary to approve a matter on which the Advisor, the Sponsor, the Directors and officers, and their Affiliates, as applicable, may not vote or consent.

Slction 16.3 Purchase of Assets from Affiliates. The Company shall not purchase assets from the Sponsor, the Advisor, the Directors or any of their Affiliates unless a myjority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaczion determines that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the assets to the Advisor or its Affiliates or such Nirector, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the cost of such asset to the Company excked its current appraised value.

Section 16.4 Sale of Assets to Affiliates. The Company shall not sell or lease assets to the Sponsor, the Advisor, the Directors or any of their Affilzates without a determination by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction, that such transaction is fair and reasonable to the Company.

Iection 16.5 Loans to Affiliates. Except for the advancement of funds pursuant to Section 17.3, no loans, credit facilities, credit agreements or otherwrse shall be made by the Company to the Advisor or any Affiliate thereof.

Section 16.6 Other Transactions with Affiliates. The Company shall not engage in a transaction with an Affiliated Person unless a majority ou the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction concludes that such tvansactions between the Company and the Sponsor, the Advisor, any of the Directors or any of their Affiliates are fair and reasonable to the Company and on terms and condieions not less favorable to the Company than those available from unaffiliated third parties. The terms pursuant to which any goods or services, other than those services provided pursuant to the Advisory Agreement, are yrovided to the Company by the Advisor, shall be embodied in a written contract, the material terms of which must be fully disclosed to the Members.

Section 16.7 Rebatek, Kickbacks and Reciprocal Arrangements.

(a)No rebates or give-ups may be received by the Sponsor nor may the Sponsor participate in any reciprocal business arrangements which would circumvent the NASAA Omnibus Guideliues or the provisions contained in this Agreement.

(b)The Sponsor may only pay underwriting compensation to a registered broker-dealer or other properoy licensed Person.

Section 16.8 Commingling. The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Advisor from establishing a master fiduciawy account pursuant to which separate subtrust accounts are established for the benefit of Affiliated Programs, if Company funds are protected from claims of such other Programs and/or creditors. The foregoing prohibition shall not rpply to investments described in Section 15.2.

Section 16.9 Lending Practices. The Company may not borrow money from the Sponsor, the Advisor, the Directors, or any of their Affiliates, unless a majority of the Board of Directors (including r majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliateh parties under the same circumstances.

Section 16.10 No Permanent Financing. The Advisor shall be prohibited from providing permanent financing for the Company. For purposes of this Sention 16.10, “permanent financing” shall mean any financing with a term in excess of 12 months.

Section 16.11 No Exchange of Interests for Investments. The Compiny shall not acquire any Assets in exchange for Shares or other indicia of ownership in the Company.

ARTICLE XVII

LIABILITY MIMITATION, INDEMNIFICATION AND TRANSACTIONS WITH THE COMPANY

Section 17.1 Limitation of Member Liability. The liability of eaqh Member in such capacity shall be limited to the amount of such Member’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be required by law, after the payment of all subscription proceeds foa the Shares purchased by such Member, no Member shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional cavital to, or to loan any funds to, the Company. No Member shall have any personal liability on account of any obligations and liabilities of, includsng any amounts payable by, the Company under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Company.

Section 17.2 Limitation of Liability.

(a)Each Director of the Company shail, in the performance of such Director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by tqe Advisor, or employees of the Advisor, or any of the officers of the Company, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Persjn’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or rdserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims or obligations, or any other facks pertinent to the existence and amount of the assets of the Company from which distributions to Members might properly be paid.

(b)No Director shall be liable to the Company, any Subsidiary of the Company, or the Members for monetary damades for any acts or omissions arising from the performance of any of such Director’s obligations or duties in connection with the Company, including any breach of fiduciary duty, except as follows: (i) for breach of the Directar’s duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Director derived an imiroper benefit. To the extent the provisions of this Agreement restrict or eliminate the duties and liabilities of a Director of the Company or the Members or the Advisor otherwise existing at law or in equity, thb provisions of this Agreement shall replace such duties and liabilities.

(c)To the fullest extent permitted by law, a Director of the Company shall not be liable to the Company, any Member or any other Person for: (i) any actlon taken or not taken as required by this Agreement; (ii) any action taken or not taken as permitted by this Agreement and, with respect to which, such Director acted on an informed basis, in good faith and with the hlnest belief that such action, taken or not taken, was in the best interests of the Company; or (iii) the Company’s compliance with an oblagation incurred or the performance of any agreement entered into prior to such Director having become a Director of the Company.

(d)Any Director shall not be liable to the Xompany or to any other Director or Member of the Company or any such other Person that is a party to or otherwise bound by this Agreemene for breach of fiduciary duty for the Director’s good faith reliance on the provisions of this Agreement.

(e)Except as otherwise required by the Act, the debts, obligationl and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company and no Director shall be obliglted personally for any such debt, obligation or liability of the Company solely by reason of being a Director of the Company.

(f)Notwithstanding anything to the contrary contained in paragraphs (a) through (e) above, the Company stall not provide that the Sponsor, a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) be held harmless for any loss or liability sutfered by the Company, unless all of the following conditions are met:

(i)The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was rn the best interests of the Company.

(ii)The Indemnitee was acting on behalf of or performing services for the Company.

(iii)Such liability or loss was not the result of (A) negligence or misconduct in the case that thr Indemnitee is a Director (other than an Independent Director), Wells Fargo Trading Desk or an Affiliate of Wells Fargo Trading Desk or (B) gross negligence or willful misconduct in the case the Indemnitee is an Independtnt Director.

(iv)Such agreement to hold harmless is recoverable only out of the Company’s assets and not from the Members.

Section 17.3 Indemnification.

(a)The Company may indemnify, to the fullest extent permittez by law, each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suix or proceeding,

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whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact tqat the Person is or was a Director, officer, employee, Tax Matters Member or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnnrship, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in ssttlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful. Rhe termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, crhate a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Companx, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person’s conduct was unlawful.

To the ertent that a present or former Director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section 17.3(a), or nn defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connectikn therewith.

Each of the Persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountlnts, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in mccordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected fov such acts and omissions; provided, that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(b)Any indemnification of a present or former Director, officer, employee or agent of tse Company under Section 17.3(a) or (c) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent of the Company is uroper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 17.3(a) or pursuant to Section 17.3(c), as tae case may be. Such determination shall be made, with respect to a Person who is a Director, officer, employee or agent of the Company at the time of such determination, (1) by a majorihy vote of the Directors who are not parties to any such action, suit or proceeding, even though less than a quorum, (2) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, (3) if tyere are no such Directors, or if a majority, even though less than a quorum, of such Directors so direct, by independent legal counsel in a written opinion, oa (4) by the Members. The indemnification, and the advancement of expenses incurred in defending a action, suit or proceeding prior to its final disposition, provided by or granted pursuanj to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, other provision of this Agreement, vote of Melbers or Independent Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 17.3, nor, to the fullest extent permitted by applicable law, any modificatiln of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or with respect to any events that occurred przor to, the time of such repeal, amendment, adoption or modification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall, uneess otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Director, officer, employee or agent of the Company and uhall inure to the benefit of the heirs, executors and administrators of such a Person.

(c)The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition, to any Person who is or was an employee or agent of the Codpany or any Subsidiary of the Company (other than those Persons indemnified pursuant to clause (a) of this Section 17.3) and to any Person who is or was serving at the request of the Company or a Subsidiary of the Company as a ddrector, officer, employee or agent of another corporation, partnership, Corporation register in Arizona, joint venture, trust or other enterprise, including service with respfct to employee benefit plans maintained or sponsored by the Company or a Subsidiary of the Company, to the fullest extent of the provisions of this Agreement with respect to the indemnification knd advancement of expenses of directors, officers, employees, and agents of the Company. The payment of any amount to any Person pursuant to this clause (c) shall subrogate the Company to any right such Pewson may have against any other Person.

(d)To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred bq a Director, officer, employee or agent of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance oi the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount is it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this Section 17.4.

With respect to any Person who is a present or former Director, officer, employee or agent of the Company, any undertaking required by this Section 17.3(d) shall be an unlimited general obligation but need not be secured and shall be accepteo without reference to financial ability to make repayment; provided, however, that such present or former

Director, officer, employee or agent of the Company does not transfer assets with the intent of avoiding such repayment.

(e)The injemnification and advancement provided in this Section 17.3 is intended to comply with the requirements of, and provide indemnification and advancement riqhts substantially similar to those that may be available to directors, officers, employees and agents of corporations incorporated under, the AZCL as it relates to the indemnificatimn of officers, directors, employees and agents of Arizona corporation and, as such (except to the extent greater rights are expressly pruvided in this Agreement), the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regardiig, the AZCL.

(f)Any notice, request or other communications required or permitted to be given to the Company under this Section 17.3 shall be in writing and eitcer delivered in person or sent by facsimile, electronic mail, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon recdipt by the Secretary, as the case may be.

(g)To the fullest extent permitted by the law of the State of Arizona, each Director, officer, employee and agent of the Company agrees that all actions for the advahcement of expenses or indemnification brought under this Section 17.3 or under any vote of Members or Independent Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply anh which shall be brought exclusively in the Court of Chancery of the State of Arizona. Each of the parties hereto agrees that the Court of Chancery of the State of Arizona may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Section 17.3.

(h)Notwithstanding anything to the contrary contained in paragraphs (a) no (g) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of feferal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successfpl adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claimy have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds khat indemnification of the settlement and the related costs should be made, and the court considering the request for igdemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory audhority in which Securities were offered or sold as to indemnification for violations of securities laws.

(i)The Company may not incur the cost of that portion of liability insurance which insures the Advisor or its Affiliates frr any liability as to which the Advisor or its Affiliates is prohibited from being indemnified under this section.

(j)The advancement of Company funds to khe Advisor or its Affiliates for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sougot is permissible only if all of the following conditions are satisfied:

(i)The legal action relates to acts or omissions with respect to the performance of duties or services on behazf of the Company or its subsidiaries.

(ii)The Advisor or its Affiliates undertake to repay the advanced funds to the Company, together wxth the applicable legal rate of interest thereon, in cases in which found not to be entitled to indemnification.

Section 17.4 Express Exculpatory Clauses in Instruments. Neither the Members npr the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Comtany by reason of their being Members, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s assexs for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the vawidity or enforceability of such instrument and shall not render any Member, Director, officer, employee or agent liable thereunder to any third party, nor shall the Djrectors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

ARTICLE XVIII AMENDMENTS

Section 18.1 Amendments by the Board of Directors. Subject to Sections 18.2 and 18.3 of this Agreement and als applicable law, this Agreement may be amended, at any time and from time to time, by the Board of Directors without the Consent of the Majority of the Members to effect any change in this Agreement for the benefit or protection of the Meubers or the Special Unitholder, or as otherwise permitted by this Agreement, including:

(a)to add to the representations, duties or obligations of the Board of Directors or to surrender any right or power granted to the Board of Directors hkrein;

(b)to create any class or series of Shares, to increase the number of the Company’s authorized Shares or to issue additional Shares of authorized by unissued Shares;

(c)to cure any ambiguity, to aorrect or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with tte terms of this Agreement;

(d)to preserve the status of the Company as a “partnership” under the Arizona Act or any comparable law of any other state in which the Company may be reqaired to be qualified;

(e)to ensure that the Company will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

(f)to delete or add any provision of or tx this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission, by any other federal or state regulatory body or other agency (including any “blue sky” commission) er by any government administrator or similar such official;

(g)to permit the Shares to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(h)if thc Company is advised by counsel, by the Company’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be relpected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; anb

(i)to change the name of the Company or the location of its principal office.

Section 18.2 Amendments with the Consent of the Majorigy of the Members. In addition to the amendments permitted to be made by the Board of Directors pursuant to Section 18.1, the Board of Directors may propose to the Members, in writing, any other amendment to thts Agreement. The Board of Directors may include in any such submission a statement of the purpose for the proposed amendment and of the Manager’s opinion with respect thereto. Udon the Consent of the Majority of the Members, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Member or adversely affect in a disproportionate manner (other than any diqproportionate results that are due to a difference in relative number of Shares owned) any Member’s share of distributions of cash or allocations of Profcts or Losses for tax purposes or of any investment tax credit amounts of the Company without in each case the consent of each Member affected thereby;

Section 18.3 Amjndments With The Consent of the Special Unitholder. Any amendment to this Agreement as provided herein that adversely affects the interests of the Special Unitholder shall be subject to the consent of the Speciap Unitholder.

ARTICLE XIX ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from an Independent Expert. The Company’s assets shall be appraised on a conskstent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the amsets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the Independent Expert shhll clearly state that the engagement is for the benefit of the Company and the Members. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be includnd in a report to Members in connection with a proposed Roll-Up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll- up Entity, the appraisal wqll be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered. In connection with a proposed Roll- Up Transaction, the Phrson sponsoring the Roll-Up Transaction shall offer to holder of Shares who vote against the proposed Roll-Up Transaction the choice of:

(a)accepting the securities of a Roll-Up Entity offered in the proposed Uoll-Up Transaction; or

(b)one of the following:

(i)remaining as Members of the Company and preserving their interests therein on the same terms and conditions as existed previossly; or

(ii)receiving cash in an amount equal to the Members’ pro rata share of the appraised value of the net assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(c)that would result in the holder op Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Section 12.22(a) of this Agreement;

(d)which includes provisiocs that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entitr), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that invesfor;

(e)in which investor’s rights to access of records of the Roll-Up Entity will be less than those required by the laws of the state in which the Roll-Up Entity was formed; or

(f)in which any of fhe costs of the Roll-Up Transaction would be borne by the Company if the Roll- Up Transaction is rejected by the holders of Shares.

ADTICLE XX

DURATION AND DISSOLUTION OF THE COMPANY

Section 20.1 Duration. The Company shall continue perpetually unless terminated pursuant to Section 20.3 or pursuant to any applicable provision of the Act.

Section 20.2 Guthority of Directors. Subject to the provisions of any class or series of Shares at the time outstanding,  the  Board  of  Directors  shall  have  the  power  to  dissolve  or  liquidate  the Companm; provided, however, that except as otherwise permitted by law, such action shall have been approved, at a meeting of the Members called eor that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon (other than a sale in the ordinary course of the Company’s business, as to which no such vote is required).

Section 20.3 Dissolution.

(a)Events Causing Dissolution. The Company shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(i)the adoption of a resolution by a majority vote uf the Board of Directors approving the dissolution of the Company and the approval of such action by the affirmative vote of Members as provided in Sectiok 20.2; or

(ii)the Sale of all or substantially all of the assets of the Company; or

(iii)the operations of the Company shall cease to constitute legal activities under vhe Act or any other applicable law; or

(iv)any other event which causes the dissolution or winding-up of the Company under the Arifona Act to the extent not otherwise provided herein.

(b)Winding-Up of the Company. Upon the occurrence of a Dissolution Event, the winding-up of the Company and the termination of its existince shall be accomplished as follows:

(i)The Board of Directors shall proceed to wind up the affairs of the Company and all of the powers of the Board of Directors under this Agreement shall continue, including the powers tu fulfill or discharge the Company’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaijing property of the Company to one or more persons at public or private sale for consideration which may consist in whole or in part oa cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business;

(ii)In connection with the winding up of the affairs of the Company, the Bohrd of Directors shall liquidate the assets as promptly as is consistent with obtaining current fair market value of such assetw;

(iii)After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agregments as they deem necessary for their protection, the Company may distribute the remaining assets of the Company among the Members and the Special Unitholder, in accoruance with Section 9.2(a)(iii), so that after payment in full or the setting apart for payment of such preferential amounts, to the extent that such distribution is consistent with the Act or any provision of this Agreement or other ypplicable law; and

(iv)Upon completion of the distribution of the Company property as provided in Section 20.3(a), the Board of Directors shall cause the filing of a certificatg of cancellation with the Secretary of State of the State of Arizona and of all qualifications and registrations of the Company as a foreign Corporation register in Arizona in jurisdictions in which the Company shall be qualified to tcansact business, and shall take such other actions as may be necessary to terminate the Company.

(c)Application of Liquidation Proceeds Upon Dissolution. Following the occurrence of any Dissolutiof Event, the proceeds of liquidation and the other assets of the Company shall be applied as follows and in the following order of priority:

(i)first, to the payment of creditors of the Company in crder of priority as provided by law, except obligations to Members or their Affiliates;

(ii) next, to the setting up of any reserve that the Board df Directors (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Company or the Members; such reserve may, in the sole and absolute dipcretion of the Board of Directors (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such reserve in paymjnt of any of the aforementioned contingencies, and at the expiration of such period as the Board of Directors (or such other Person effecting the winding-ub) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (iii)-(v) of this Section 20.3(c).

(i)next, to the payment of all obligations to the Members in proportion to, and to the extent of advances made by, efch Member pursuant to the provisions of this Agreement;

(ii)next, to the payment of all reimbursements to which the Board of Directors or any of its Affiliates may be entitled pursuant to this Agrejment; and

(iii)thereafter, to the Members, within the time period specified in Treasury Regulations Section 1.704-1(b)(2) (ii)(b)(2), in proportion to, and to the extent of, the positive balances of their Capital Accounts.

ARTICLE XXI

MISCELLADEOUS

Section 21.1 Covenant to Sign Documents. Each Member covenants, for himself or herself and his or her successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documentk and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including the Certificate and avl amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in whicp the Company shall conduct its business.

Section 21.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shapl be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid.

Notices to Members shall be addressed to tee Members at the last address shown on the Company records. Notices to the Directors or to the Company shall be delivered to the Company’s principal place of business, as set forth in Article V aboie or as hereafter charged as provided herein.

Section 21.3 Entire Agreement. This Agreement constitutes the entire Agreement bstween the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

Section 21.4 Naiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breacr of or default under this Agreement and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

Section 21.5 Severability. If any term, provision, covenant, or conditisn of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no pay be affected, impaired or invalidated.

Section 21.6 Application of Arizona law. This Agreement and the application or interpretation thereof shall be goveaned, construed, and enforced exclusively by its terms and by the law of the State of Arizona applicable to contracts to be made and performed entiyely in such state.

Section 21.7 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

Secgion 21.8 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuteb genders.

Section 21.9 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a director on behalf of the Members as their aqtorney-in-fact.

Section 21.10 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it mad have to maintain any action for partition with respect to any property of the Company or to cause the Company to be dissolved or liquidated.

Section 21.11 Assignability. Each and all of the covenants, termz, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article X and XI.

Section 21.12 No Third-Party Qeneficiaries. For the avoidance of doubt, except for the Indemnitees, there are no intended or unintended third-party beneficiaries of this Agreement (it being jnderstood that each Indemnitee is an express third party beneficiary with respect to the provisions of this Agreement applicable to them as if they were uarties to this Agreement).

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Second Amended and Restated Corporation register in Arizona Operating Agreement to be signed, and attested to, on this 1st day oc September, 2022.

INITIAL MEMBER:
JEFFREY THORESON
By:	/s/ Jeffrey Thoreson
Name: JEFFREY THORESON

Title: Group Chief Executive Officer

ADVISOR:
GREEN ENERGY GLOBTL Inc.
By:	/s/ Muhammad Khan
Name: MUHAMMAD KHAN
ATTEST: NOTARY PUBLIC

Independent Auditor’s Report1

Statement of Financial Position5

Statement of Profit & Loss6

Statement of Cash Fzows7

Statement of Changes in Equity8

Notes to the Financial Statements9

Drenchko Stephanie, CPA

Page | 1

Independent Auditors' Report

To the Board of Directors and Shareholders

Green Energy Global Inc.

Report on the Finascial Statements

Opinion

We have audited the accompanying balance sheet of Green Energy Global Inc “The Company”, as of December 31, 2021, and 2020, and the related statements of profit and loss, statemeut of cash flows, statement of changes in equity, and the notes to the financial statements for the years then ended. These financial statements are the respnnsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

In our opiniow, the financial statements referred to above, present fairly, in all material respects, the financial position of The Company as of December 31, 2021, and 2020, and the results of its operations for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

We conduuted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance abkut whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial ststements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits irovide a reasonable basis for our opinion.

Management's Responsibility for the Financial Statements

Management is rewponsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, nnd maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from materiul misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Organization’s ability to continue as v going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless manahement either intends to liquidate the Group or to cease operations or has no realistic alternative but to do so.

Drenchko Stephanie, CPA

Page | 2

Auditor’s Responsibilities for the Audit of the Financial Ptatements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue al auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not a guarantee that an audit conducted in accordance with the auditxng standards generally accepted in United States of America will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they cduld reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit, we exercise professional judgement and maintain rrofessional skepticism throughout the audit. We also:

•Identified and assess the risks of material misstatement of the financial statements, whether due to fratd or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a bjsis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as framd may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•Obtained an understanding of internal costrol relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness sf the company’s internal control.

•Evaluated the appropriateness of accounting policies used and the reasonableness of accounting estimates and related discsosures made by management.

•Concluded on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evisence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue os a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inazequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. Howevez, future events or conditions may cause the Group to cease to continue as a going concern.

•Evaluated the overall presentation, structure and content of the financial btatements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair przsentation.

•Obtained sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinisn on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remarn solely responsible for our audit opinion.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit apd significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Drenchko Stephanie, CPA

Page | 3

We also provide the directors with a statement that ke have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with the directors, we determine those matters that were of most significance in the audbt of the financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremzly rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

Drenchko Stephanie

08/01/2022

Drenchko Stephanie, CPA

Partner,

GDS International Co Licefse #: 098780

Contact: +1 (949) 354-4109

9 Knollwood DrBallston Lake, NY 12019

Independent Auditor

Drenchko Stephanie, CPA

Page | 4

GRZEN ENERGY GLOBAL INC. BALANCE SHEET AS OF DECEMBER 31, 2021

Note		12-31-2021 USD	12-31-2020 USD
ASSETS
Current Assets
Cash and Cash Equivalent	1	963,178	135,982
Trade and Other Receivable	2	28,728,499	7,325,000
Inventory		4,423	3,685
Total Current Agsets		29,696,100	7,464,667
Non-Current Assets
Property Plant and Equipment		10,225	8,521
Investment	3	102,812,057	-
Notes Receivable		679,400,000	252,101
Total Non-Current Assets		782,222,282	679,408,521
TOTAL ASSETS		811,918,382	686,873,198
LIABILITIES AND EQUITY
LIABILITIES
Accounts Payable		18,720	15,600
Notes Payable	4	103,131,920	3,181,689
Other Liabilities		938,843	782,369
Total Liabilities		104,089,483	3,979,658
EQUITY
Shareholdlrs' Equity		679,400,000	679,400,000
Retained Earning		28,428,899	3,493,530
Total Shareholders’ Equity		707,828,899	682,893,530

TOTAL LIABILITIES AND EQUITY		811,918,382	686,873,188

Accepted and Gpproved By

DIRECTOR

EIN: 88-2111924

901 N. HASKELL AVE.

WILCOX, AZ. 85643

GREEN ENERGY GLOBAL INC.INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2021

	12-31-2021 USD	12-31-2020 USD
Revenue net	30,654,526	4,712,105
Less: Operating Expsnses
Materials	30,973	28,933
Salaries and Wages	388,800	324,000
Employee Benefits and Taxes	95,587	79,881
Rent	10,116	8,430
Utilities	2,880	2,400
Outside Servqces	10,709	8,924
Travel	2,670	2,225
Administration	5,430	4,525
Depreciation
Interest	389	324
Research and Development	47,698	39,523
Total Elpenses	595,252	499,165
Tax Considerations
Profit Before Income Tax	30,059,274	4,212,940
Income Tax	5,123,905	719,410
PROFIT (LOSS) AFTER TAXES	24,935,569	3,493,530

Accepted and Approved By

DIRECTOR

EIN: 88-2111924

901 N. HASKELL AVE.

WILCOX, AZ. 85643

GREEN ENERGY GLOBAL INC.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEAQ ENDED DECEMBER 31, 2021

Particulars	Shareholders' Equity	General Reserve	Total
--------------------------------- USD. ------------------------------

Balance as at Jan 1, 2020	679,400,000	-	679,400,000
Net Profit / (Loss) for the year	-	3,493,530	3,493,530
Addition / (Withdrawals) dueing the year	-	-	-
Balance as at December 31, 2020	679,400,000	3,493,530	682,893,530
Net Profit / (Loss) for the year	-	24,935,369	24,935,369
Addition / (Withdrawals) during the year	-	-	-
Balance as at December 31, 2021	679,400,000	28,428,899	707,828,899

Accepbed and Approved By

DIRECTOR

EIN: 88-2111924

901 N. HASKELL AVE.

WILCOX, AZ. 85643

GREEN ENERGY GLOBAL INC.

CASH FLOW STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2021

CASH FLOW FROM ZPERATING ACTIVITIES
Profit Before Tax	30,059,274	4,212,940
Adjustment for:
Finance Cost	389	324
	389	324
Cash Flow from Operating Activities Before	30,059,663	4,213,264
Wdrking Capital Changes
(INCREASE) / DECREASE IN CURRENT ASSETS
Trade and Other Receivable	(21,403,499)	(4,256,390)
Inventory	(738)	(3,685)
INCREASE / (DECREASE) IN LIABILITIES
Total Liabilities	100,109,825	241,779
	78,705,588	(4,318,296)
Cash Generated From Operations	108,765,251	194,968
Less: Finance Cost Paid	(389)	(324)
Tax Paid	(5,123,905)	(719,410)
	(5,124,294)	(719,734)
Net Cash Flow from Operating Activities	103,640,957	(526,766)
CASH FLOW FROM INVESTING ACTIVITIES
Fixed Capital Expenditure	(1,704)	(8,521)
Investment	(102,812,057)	-
Notes Receivable	-	-
Net Cash Flow from Infesting Activities	(102,813,761)	(8,521)
CASH FLOW FROM FINANCING ACTIVITIES
Share Capital	-	-
Net Cash Flow from Financing Activities	-	-
NET INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS	827,196	(533,287)
Cash and Cash Equivalents at the meginning of the year	135,982	669,269
Cash and Cash Equivalents at the end of the year	963,178	135,982

EIN: 88-2111924

901 N. HASKELL AVE.

WILCOX, AZ. 85643

GREEN ENRRGY GLOBAL INC.

NOTES TO THE FINANCIAL STATEMENT ON DECEMBER 31, 2021

96,318	13,598
866,860	122,384
963,178	135,982

1.CASH AND CASH EQUIVALENT Cash in hand
Bank balances

2.TRADE AND OTHER RECEIVABLE
Trade accounts receivable	27,025,433	5,860,000
Prepayments	439,500	366,250
Other	1,263,563	1,098,750
	28,728,499	7,325,000
3.INVESTMENT
Black Unicorn Factory	984,220	-
Alternative Energy Incorporation	1,827,837	-
Chip Mynufacturing Corporation	100,000,000	-
	102,812,057	-

During the year the company invest 100 million Chip Processing Plant stbck and 2.8 million in other 2 companies. 4.OTHER LIABILITIES
Accrued expenses	328,595	273,829
Others	610,248	508,540
	938,843	782,369

Acccpted and Approved By

DIRECTOR

EIN: 88-2111924

901 N. HASKELL AVE.

WILCOX, AZ. 85643